    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 1996


                                                       REGISTRATION NO. 33-65365
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              BRE PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        6798                    94-1722214
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
             of               Classification Code Number)    Identification No.)
      incorporation or
       organization)

                             ONE MONTGOMERY STREET
                           SUITE 2500, TELESIS TOWER
                      SAN FRANCISCO CALIFORNIA 94104-5525
                                 (415) 445-6530
                  (Address, including zip code, and telephone
   number, including area code, of registrant's principal executive offices)
                           --------------------------

                              HOWARD E. MASON, JR.
                              BRE PROPERTIES, INC.
                             ONE MONTGOMERY STREET
                           SUITE 2500, TELESIS TOWER
                      SAN FRANCISCO, CALIFORNIA 94104-5525
                                 (415) 445-6530
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:


   Morgan P. Guenther, Esq.         Laura K. McAvoy, Esq.           Richard E. Troop, Esq.
     Bruce Maximov, Esq.           Nordman, Cormany, Hair &          David H. Sands, Esq.
    Farella Braun & Martel                 Compton                Troop Meisinger Steuber &
    235 Montgomery Street,         1000 Town Center Drive,               Pasich, LLP
           30th Fl.                        6th Fl.                   10940 Wilshire Blvd.
 San Francisco, CA 94104-2902       Oxnard, CA 93031-9100         Los Angeles, CA 90024-3902
        (415) 954-4400                  (805) 485-1000                  (310) 824-7000


                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED          PROPOSED
                                                          MAXIMUM           MAXIMUM
                                                          OFFERING         AGGREGATE
      TITLE OF EACH CLASS OF          AMOUNT TO BE    PRICE PER SHARE    OFFERING PRICE      AMOUNT OF
   SECURITIES BEING REGISTERED       REGISTERED (1)         (2)               (2)         REGISTRATION FEE
Class A Common Stock, par value
 $0.01 per share..................     5,342,218           $18.56         $173,950,111       $59,982.80

(1) Represents the number of shares of Registrant's Common Stock issuable to shareholders of Real Estate Investment Trust of California ("RCT") upon the consummation of the merger of RCT into Registrant ("BRE") assuming an exchange ratio of 0.57 of a share of Registrant's Common Stock for each share of beneficial interest of RCT. This Registration Statement also applies to Rights under Registrant's Rights Agreement which will be attached to and tradeable only with the shares of Common Stock registered hereby; no registration fees are required for such Rights.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Section 6(b) of the Securities Act of 1933, as amended, and Rule 457(f)(1) thereunder on the basis of $18.56 per share, the average of the high and low prices of the RCT shares reported in the consolidated reporting system for the New York Stock Exchange on December 20, 1995 and the maximum of 9,372,312 such RCT shares that may be exchanged for the securities being registered.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              BRE PROPERTIES, INC.
            CROSS-REFERENCE SHEET TO FORM S-4 REGISTRATION STATEMENT
                  (PURSUANT TO ITEM 501(B) OF REGULATION S-K)
                PART I -- INFORMATION REQUIRED IN THE PROSPECTUS


FORM S-4 ITEM NUMBERS AND CAPTIONS                                         LOCATION IN JOINT PROXY STATEMENT AND PROSPECTUS
------------------------------------------------------------------------  --------------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION
                  1.  Forepart of Registration Statement and Outside      Facing Page of Registration Statement;
                       Front Cover Page of Prospectus                      Cross-Reference Sheet; Outside Front Cover Page
                                                                           of Joint Proxy Statement and Prospectus
                  2.  Inside Front and Outside Back Cover Pages of        Inside Front Cover Page of Joint Proxy Statement
                       Prospectus                                          and Prospectus; Available Information;
                                                                           Incorporation by Reference; Table of Contents
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges    Summary; Summary Financial Information; Certain
                       and Other Information                               Considerations; Incorporation by Reference
                  4.  Terms of the Transaction                            Summary; Certain Considerations; The Merger
                                                                           Agreement; Comparison of Internal Structure and
                                                                           Shareholder Rights of RCT and BRE
                  5.  Pro Forma Financial Information                     Summary Financial Information
                  6.  Material Contracts with the Company Being Acquired  Summary; The Merger Agreement
                  7.  Additional Information Required for Reoffering by   Not Applicable
                       Persons and Parties Deemed to Be Underwriters
                  8.  Interests of Named Experts and Counsel              Reasons for the Merger -- Opinion of BRE's
                                                                           Financial Advisor, and -- Opinion of RCT's
                                                                           Financial Advisor
                  9.  Disclosure of Commission Position on                Not Applicable
                       Indemnification for Securities Act Liabilities

B.  INFORMATION ABOUT THE REGISTRANT
                 10.  Information with Respect to S-3 Registrants         Available Information; Incorporation by Reference;
                                                                           Summary; Summary Financial Information; The
                                                                           Companies -- BRE, and -- The Surviving
                                                                           Corporation
                 11.  Incorporation of Certain Information by Reference   Incorporation by Reference
                 12.  Information with Respect to S-2 or S-3 Registrants  Not Applicable
                 13.  Incorporation of Certain Information by Reference   Not Applicable
                 14.  Information with Respect to Registrants Other Than  Not Applicable
                       S-2 or S-3 Registrants

FORM S-4 ITEM NUMBERS AND CAPTIONS                                         LOCATION IN JOINT PROXY STATEMENT AND PROSPECTUS
------------------------------------------------------------------------  --------------------------------------------------
C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
                 15.  Information with Respect to S-3 Companies           Available Information; Incorporation by Reference;
                                                                           Summary; Summary Financial Information; The
                                                                           Companies -- RCT, and -- The Surviving
                                                                           Corporation
                 16.  Information with Respect to S-2 or S-3 Companies    Not Applicable
                 17.  Information with Respect to Companies Other Than    Not Applicable
                       S-2 or S-3 Companies

D.  VOTING AND MANAGEMENT INFORMATION
                 18.  Information if Proxies, Consents or Authorizations  Outside Front Cover Page of Joint Proxy Statement
                       are to be Solicited                                 and Prospectus; Incorporation by Reference;
                                                                           Summary; Interests of Certain Persons in the
                                                                           Merger; BRE Annual Meeting; RCT Special Meeting;
                                                                           The Merger Agreement; Shareholder Proposals
                 19.  Information if Proxies, Consents or Authorizations  Not Applicable
                       are not to be Solicited or in an Exchange Offer


FORM S-11 ITEM NUMBERS AND CAPTIONS                                        LOCATION IN JOINT PROXY STATEMENT AND PROSPECTUS
------------------------------------------------------------------------  --------------------------------------------------

E.  INFORMATION REGARDING REAL ESTATE ACTIVITIES
                 12.  Policy With Respect to Certain Activities           Policies With Respect to Certain Activities;
                                                                           Comparison of Internal Structure and Shareholder
                                                                           Rights of RCT and BRE; Incorporation by Reference
                 13.  Investment Policies                                 Policies With Respect to Certain Activities;
                                                                           Comparison of Internal Structure and Shareholder
                                                                           Rights of RCT and BRE; Incorporation by Reference
                 14.  Description of Real Estate                          Incorporation by Reference
                 15.  Operating Data                                      Incorporation by Reference
                 16.  Tax Treatment                                       The Merger Agreement -- Certain Federal Tax
                                                                           Consequences

                             ----------------------

                              BRE PROPERTIES, INC.
                             ----------------------

                             ONE MONTGOMERY STREET
                           SUITE 2500, TELESIS TOWER
                      SAN FRANCISCO, CALIFORNIA 94104-5525
                                 (415) 445-6530


                                                                February 9, 1996


Dear Shareholder:


    It is a pleasure to invite you to attend the 1995 Annual Meeting of Shareholders of BRE Properties, Inc. ("BRE") to be held on March 12, 1996 at 10:00 a.m. Pacific time, at Wells Fargo Bank, Board Room, Penthouse Level, 420 Montgomery Street, San Francisco, California (the "Annual Meeting").


    At the Annual Meeting, you will be asked to approve the merger of Real Estate Investment Trust of California, a California real estate investment trust ("RCT"), with and into BRE (the "Merger") pursuant to an Agreement and Plan of Merger dated October 11, 1995, as amended (the "Merger Agreement"). Pursuant to the Merger Agreement, RCT will first be reorganized in Maryland and then each outstanding share of beneficial interest of the reorganized RCT, no par value, will be converted into the right to receive 0.57 of a share of BRE Class A
Common Stock, par value $0.01 per share ("BRE Common Stock"), subject to possible upward adjustment if BRE's stock price declines below $28.575 per share prior to the Special Meeting of RCT shareholders to approve the Merger. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of BRE Common Stock entitled to vote at the Annual Meeting.

    At the Annual Meeting, you will also be asked to vote on: (i) changing the state of incorporation of BRE from Delaware to Maryland, (ii) electing two Class II Directors, (iii) amending the BRE Certificate of Incorporation to authorize preferred stock, (iv) approving the Amended and Restated Non-Employee Director Stock Option Plan, (v) ratifying the selection of Ernst & Young LLP as BRE's independent auditors, and (vi) such other matters as may properly come before the meeting.


    The accompanying Joint Proxy Statement and Prospectus provides detailed information concerning the proposed Merger and certain additional information, including the information set forth under the heading "Certain Considerations," which describes, among other things, benefits to certain RCT trustees and officers and BRE officers, potential adverse effects to public shareholders and other risks inherent in the proposed Merger, all of which you are urged to read carefully. The accompanying Joint Proxy Statement and Prospectus also provides detailed information regarding the other items on the agenda at the Annual Meeting. It is important that your BRE Common Stock be represented at the Annual Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Annual Meeting. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.



    YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BRE AND ITS SHAREHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER. THE BOARD ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE EACH OF THE OTHER ITEMS TO BE VOTED ON AT THE ANNUAL MEETING.


                                          Sincerely,

                                          BRE PROPERTIES, INC.

                                          FRANK C. MCDOWELL
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

IT WILL NOT BE NECESSARY FOR BRE SHAREHOLDERS TO SURRENDER OR EXCHANGE THEIR EXISTING STOCK CERTIFICATES AT ANY TIME IN CONNECTION WITH THE MERGER OR THE REINCORPORATION OF BRE FROM DELAWARE TO MARYLAND.

                             ----------------------

                              BRE PROPERTIES, INC.
                             ----------------------

                             ONE MONTGOMERY STREET
                           SUITE 2500, TELESIS TOWER
                      SAN FRANCISCO, CALIFORNIA 94104-5525
                                 (415) 445-6530
                            ------------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 12, 1996

                            ------------------------


    Notice is hereby given that the Annual Meeting of Shareholders of BRE Properties, Inc., a Delaware corporation ("BRE"), will be held at 10:00 a.m. Pacific time, on March 12, 1996 at Wells Fargo Bank, Board Room, Penthouse Level, 420 Montgomery Street, San Francisco, California (the "Annual Meeting") for the following purposes:


        1. To consider and vote upon a proposal to approve the merger of Real Estate Investment Trust of California, a California real estate investment trust ("RCT"), with and into BRE (the "Merger") pursuant to an Agreement and Plan of Merger dated October 11, 1995, as amended (the "Merger Agreement"). Pursuant to the Merger Agreement, RCT will first be reorganized in Maryland and then each outstanding share of beneficial interest of the reorganized RCT, no par value, will be converted into the right to receive 0.57 of a share of BRE Class A Common Stock, par value $0.01 per share, subject to possible upward adjustment if BRE's stock price declines below $28.575 per share prior to the Special Meeting of RCT shareholders to approve the Merger. A copy of the Merger Agreement is attached as Appendix A to the Joint Proxy Statement and Prospectus accompanying this Notice.

        2. To consider and vote upon a proposal to change the state of incorporation of BRE from Delaware to Maryland.

        3.  To elect two Class II directors for a term of three years.

        4. To approve the amendment of BRE's Certificate of Incorporation, authorizing preferred stock.

        5. To approve the BRE Amended and Restated Non-Employee Director Stock Option Plan.

        6. To approve the selection of Ernst & Young LLP as the company's independent auditors for the ensuing fiscal year.

        7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


    BRE shareholders of record at the close of business on February 8, 1996 shall be entitled to notice of, and to vote at, the Annual Meeting. The Merger and other items on the agenda at the Annual Meeting are more fully described in the accompanying Joint Proxy Statement and Prospectus, and the Appendices thereto, which form a part of this Notice.


    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          ELLEN G. BRESLAUER
                                          SECRETARY


February 9, 1996

              ---------------------------------------------------

                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
              ---------------------------------------------------

                     12011 SAN VICENTE BOULEVARD, SUITE 707
                       LOS ANGELES, CALIFORNIA 90049-4949
                                 (310) 476-7793


                                                                February 9, 1996


Dear Shareholder:


    You are cordially invited to attend a Special Meeting of Shareholders of Real Estate Investment Trust of California ("RCT") to be held at 10:00 a.m. Pacific time, on March 12, 1996, at the Financial Plaza Hilton, 600 Esplanade Drive, Oxnard, California (the "Special Meeting").



    At the Special Meeting, you will be asked to approve the merger (the "Merger") of RCT with and into BRE Properties, Inc., a Delaware corporation ("BRE"), pursuant to an Agreement and Plan of Merger, dated October 11, 1995, as amended (the "Merger Agreement"), by and among RCT, Real Estate Investment Trust of Maryland, a newly formed, wholly owned subsidiary of RCT ("RCT/ Maryland"), and BRE. Pursuant to the Merger Agreement, RCT will first be merged with and into RCT/Maryland and, immediately thereafter, RCT/Maryland will be merged with and into BRE. As a result of the Merger, each outstanding share of beneficial interest of RCT, no par value (the "RCT Shares"), will be converted into the right to receive 0.57 of a share of BRE common stock, par value $0.01 per share, subject to possible upward adjustment if BRE's stock declines below $28.575 prior to the Special Meeting. Approval of the Merger and the transactions contemplated by the Merger Agreement, requires the affirmative vote of a majority of the outstanding RCT Shares entitled to vote at the meeting.


    YOUR BOARD OF TRUSTEES BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, RCT AND ITS SHAREHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER.


    The accompanying Joint Proxy Statement and Prospectus provides detailed information concerning the proposed Merger and certain additional information, including the information set forth under the headings "Certain Considerations" and "Interests of Certain Persons in the Merger," which describe, among other items, benefits to certain RCT trustees and officers, and to certain BRE directors and officers, and potential adverse effects to public shareholders and other risks inherent in the proposed Merger, all of which you are urged to read carefully.



    IT IS IMPORTANT THAT YOUR RCT SHARES BE REPRESENTED AT THE SPECIAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. THEREFORE, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON (AND THEREBY REVOKING YOUR PROXY) IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETING.


                                          Sincerely,

                                          JAY W. PAULY
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

              ---------------------------------------------------

                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
              ---------------------------------------------------

                     12011 SAN VICENTE BOULEVARD, SUITE 707
                       LOS ANGELES, CALIFORNIA 90049-4949
                                 (310) 476-7793
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 12, 1996

                            ------------------------


    Notice is hereby given that a Special Meeting of Shareholders of Real Estate Investment Trust of California, a California real estate investment trust ("RCT"), will be held at 10:00 a.m. Pacific time, on March 12, 1996, at the Financial Plaza Hilton, 600 Esplanade Drive, Oxnard, California (the "Special Meeting") for the following purposes:



        1. To consider and vote upon a proposal to approve the merger (the "Merger") of RCT with and into BRE Properties, Inc., a Delaware corporation ("BRE"), pursuant to an Agreement and Plan of Merger, dated October 11, 1995, as amended (the "Merger Agreement"), by and among RCT, Real Estate Investment Trust of Maryland, a newly formed, wholly owned subsidiary of RCT ("RCT/Maryland"), and BRE. Pursuant to the Merger Agreement, RCT will first be merged with and into RCT/Maryland and, immediately thereafter, RCT/Maryland will be merged with and into BRE. As a result of the Merger, each outstanding share of beneficial interest of RCT, no par value, will be converted into the right to receive 0.57 of a share of BRE common stock, par value $0.01 per share, subject to possible upward adjustment if BRE's stock declines below $28.575 prior to the Special Meeting. Approval of the Merger by the RCT shareholders will constitute approval of both the merger of RCT with and into RCT/Maryland and the merger of RCT/Maryland with and into BRE in accordance with the terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement and Prospectus accompanying this Notice.


        2. To transact such other business as may properly come before the meeting.


    The Board of Trustees has fixed the close of business on February 8, 1996 as the record date for the determination of RCT shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.


    The accompanying Joint Proxy Statement and Prospectus provides detailed information concerning the proposed Merger.

                                          By Order of the Board of Trustees

                                          LEROY E. CARLSON
                                          SECRETARY


February 9, 1996

                              BRE PROPERTIES, INC.
                                      AND
                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
                      JOINT PROXY STATEMENT AND PROSPECTUS
                            ------------------------

                              BRE PROPERTIES, INC.
                                   PROSPECTUS


    This Joint Proxy Statement and Prospectus ("Proxy Statement") is being furnished to the holders of Class A common stock, par value $0.01 per share ("BRE Common Stock"), of BRE Properties, Inc., a Delaware corporation ("BRE"), in connection with the solicitation of proxies by the management of BRE for use at the Annual Meeting of the shareholders of BRE to be held at Wells Fargo Bank, Board Room, Penthouse Level, 420 Montgomery Street, San Francisco, California, on March 12, 1996, at 10:00 a.m. Pacific time, and at any and all adjournments or postponements thereof (the "BRE Annual Meeting"). This Proxy Statement also constitutes the Prospectus of BRE with respect to the proposed issuance of up to 5,342,218 shares of BRE Common Stock, subject to increase under the circumstances described below, to holders of shares of beneficial interest, no par value ("RCT Shares"), of Real Estate Investment Trust of California, a California real estate investment trust ("RCT"), pursuant to the Merger (as hereinafter defined). BRE Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "BRE." On February 5, 1996, the closing price for BRE Common Stock, as reported by the NYSE Composite Tape, was $ per share. The RCT Shares are traded on the NYSE under the symbol "RCT." On February 5, 1996, the closing price for the RCT Shares, as reported by the NYSE Composite
Tape, was $    per share.



    This Proxy Statement is also being furnished to the shareholders of RCT in connection with the solicitation of proxies by the management of RCT for use at the Special Meeting of the shareholders of RCT to be held at the Financial Plaza Hilton, 600 Esplanade Drive, Oxnard, California, on March 12, 1996, at 10:00 a.m. Pacific time, and at any and all adjournments or postponements thereof (the "RCT Special Meeting").



    This Proxy Statement relates to the proposed merger of RCT with and into BRE (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of October 11, 1995, as amended by the First and Second Amendments to Agreement and Plan of Merger dated December 21, 1995, and January 30, 1996, respectively (the "Merger Agreement"), among BRE, RCT and Real Estate Investment Trust of Maryland, a Maryland real estate investment trust ("RCT/Maryland"), which is a newly formed, wholly owned subsidiary of RCT. As used herein, "RCT" includes RCT/Maryland unless the context indicates otherwise. Pursuant to the Merger Agreement, RCT will first be merged into RCT/Maryland, the separate existence of RCT will cease and each RCT Share will represent an equal number of shares of beneficial interest, no par value, of RCT/Maryland ("RCT/Maryland Shares"). Immediately thereafter, RCT/Maryland will be merged into BRE, the separate existence of RCT/Maryland will cease and the shareholders of RCT/Maryland (previously, the shareholders of RCT) will receive 0.57 of a share of BRE Common Stock for each RCT/Maryland Share (the "Exchange Ratio"), subject to possible increase if the market price of BRE Common Stock falls below a specified minimum or floor price per share prior to the RCT Special Meeting. See "The Merger Agreement -- Upward Adjustment of the Exchange Ratio." BRE will be the surviving company in the Merger (sometimes hereinafter referred to as the "Surviving Corporation").
Consummation of the Merger is subject to various conditions (which must be satisfied or waived), including approval of the Merger by the holders of a majority of the outstanding RCT Shares entitled to vote at the RCT Special Meeting, and approval of the Merger by the holders of a majority of the outstanding shares of BRE Common Stock entitled to vote at the BRE Annual Meeting (BRE Proxy Item No. 1).



    At the BRE Annual Meeting, the shareholders of BRE will also be asked to consider and vote upon proposals to change the state of incorporation of BRE from Delaware to Maryland (the "BRE Reincorporation") by means of a merger of BRE with and into its wholly owned subsidiary, BRE Maryland, Inc. ("BRE/Maryland") (BRE Proxy Item No. 2); elect two Class II directors of BRE (BRE Proxy Item No. 3); amend the BRE Certificate of Incorporation (or the BRE/Maryland Articles of

Incorporation, as the case may be) to authorize the issuance of preferred stock having such preferences and privileges as the BRE Board of Directors may determine from time to time (BRE Proxy Item No. 4); approve the BRE Amended and Restated Non-Employee Director Stock Option Plan (BRE Proxy Item No. 5); and ratify the selection of Ernst & Young LLP as BRE's independent auditors for the ensuing fiscal year (BRE Proxy Item No. 6). The Merger is not conditioned on any of the foregoing Items 2-6 being approved at the BRE Annual Meeting.


    FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "CERTAIN CONSIDERATIONS."

    The information contained in this Proxy Statement with respect to BRE has been provided by BRE. The information contained in this Proxy Statement with respect to RCT has been provided by RCT.


    This Proxy Statement and the accompanying forms of proxy are first being mailed to the respective shareholders of BRE and RCT on or about February 9, 1996. A shareholder who has given a proxy may revoke it at any time prior to its exercise.


                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


    This Joint Proxy Statement and Prospectus is dated February 6, 1996.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

    BRE and RCT are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, material filed by BRE and RCT can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which both the BRE Common Stock and the RCT Shares are listed.

    This Proxy Statement does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Proxy Statement is a part, and which BRE has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the Registration Statement for further information with respect to BRE and the BRE Common Stock offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an exhibit or appendix hereto.

                           INCORPORATION BY REFERENCE

    The following documents previously filed with the Commission are hereby incorporated by reference into this Proxy Statement (including documents incorporated by reference into such documents):

BRE

        1. Annual Report on Form 10-K for the fiscal year ended July 31, 1995, as amended by Form 10-K/A dated November 28, 1995.

        2. Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1995.

        3. Current Report on Form 8-K dated October 11, 1995, relating to the proposed Merger.

        4. The description of BRE Common Stock contained in BRE's Proxy Statement dated August 17, 1987, under the heading "Proposal to Incorporate the Trust in Delaware -- Description of BARI -- Delaware Common Stock," and BRE's Proxy Statement dated October 12, 1993, under the heading "Amendment of Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Class A Common Stock".

RCT

        1. Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A dated December 21, 1995.

        2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1995, as amended by Form 10-Q/A dated December 21, 1995, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.

        3. Current Report on Form 8-K dated November 9, 1995, relating to the press release announcing the execution of the Merger Agreement on October 11, 1995.


        4. Current Report on Form 8-K dated January 16, 1996, relating to the press release announcing unaudited December 31, 1995 financial results.



        5. Proxy Statement dated March 7, 1995 in connection with RCT's 1995 Annual Meeting of Shareholders.



        6. The description of RCT Shares contained in RCT's Registration Statement on Form S-2 (File No. 33-40350) as declared effective by the Commission on June 17, 1991 under the heading "Description of Shares."


    In addition, all reports and other documents filed by each of BRE and RCT pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the BRE Annual Meeting and the RCT Special Meeting, respectively, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO, IN THE CASE OF DOCUMENTS RELATING TO BRE, ONE MONTGOMERY STREET, SUITE 2500, TELESIS TOWER, SAN FRANCISCO, CALIFORNIA 94104-5525, ATTENTION:
SECRETARY (TELEPHONE NO. (415) 445-6530), OR TO, IN THE CASE OF DOCUMENTS RELATING TO RCT, 12011 SAN VICENTE BOULEVARD, SUITE 707, LOS ANGELES, CALIFORNIA 90049-4949, ATTENTION: SECRETARY (TELEPHONE NO. (310) 476-7793). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 29, 1996.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
SUMMARY....................................................................................................          1
  The Companies............................................................................................          1
  The Merger...............................................................................................          1
  Interests of Certain Persons in the Merger...............................................................          2
  Certain Considerations...................................................................................          2
  Time, Date and Place of the Shareholder Meetings.........................................................          3
  Purpose of the Meetings..................................................................................          3
  Vote Required; Record Date...............................................................................          4
  Reasons for the Merger; Recommendation of the Boards of Directors and Trustees...........................          4
  Opinions of Financial Advisors...........................................................................          6
  Conditions to the Merger.................................................................................          6
  Effective Time of the Merger.............................................................................          6
  Directors and Officers of the Surviving Corporation......................................................          6
  Exchange of RCT Stock Certificates.......................................................................          7
  No Dissenters' Rights....................................................................................          7
  No Solicitation of Other Transactions....................................................................          7
  Termination of the Merger................................................................................          7
  Upward Adjustment of the Exchange Ratio..................................................................          8
  Termination Fees and Expenses; Liquidated Damages Provisions.............................................          8
  Accounting Treatment.....................................................................................          8
  Resale Restrictions......................................................................................          9
  New York Stock Exchange Listing..........................................................................          9
  Comparative Rights of Shareholders.......................................................................          9
  Certain Federal Income Tax Consequences..................................................................         10
SUMMARY FINANCIAL INFORMATION..............................................................................         11
  BRE -- Summary Historical and Unaudited Pro Forma Financial Data.........................................         11
  RCT -- Summary Historical Financial Data.................................................................         13
  BRE -- Unaudited Pro Forma Statements of Operations......................................................         14
  BRE -- Unaudited Pro Forma Condensed Balance Sheet.......................................................         18
  Comparative Per Share Data...............................................................................         20
  Comparative Market Data..................................................................................         21
  Distribution and Dividend Policy.........................................................................         21
CERTAIN CONSIDERATIONS.....................................................................................         24
  Benefits to Certain Trustees, Directors and Officers of BRE and RCT......................................         24
  Real Estate Investment Risks.............................................................................         24
  Environmental Risks......................................................................................         27
  Stock Price Fluctuations; Fixed Exchange Ratio...........................................................         29
  Tax Risks................................................................................................         30
  Dissimilar Nature of Shareholder Rights..................................................................         31
  Provisions Which Could Limit a Change in Control or Deter a Takeover.....................................         32
  Reliance of Financial Advisors on Management's Financial Projections.....................................         33
  No Certainty of Value; Absence of Appraisals.............................................................         33
  Substantial Payments if the Merger Fails to Occur........................................................         34
THE COMPANIES..............................................................................................         35
  BRE......................................................................................................         35
  RCT......................................................................................................         35
  Recent Developments......................................................................................         36
  The Surviving Corporation................................................................................         37
  Outlook..................................................................................................         40
BACKGROUND OF THE MERGER...................................................................................         41
REASONS FOR THE MERGER.....................................................................................         49
  Recommendation of the Board of Directors of BRE..........................................................         49

  Opinion of BRE's Financial Advisor.......................................................................         51
  Recommendation of the Board of Trustees of RCT...........................................................         55
  Opinion of RCT's Financial Advisor.......................................................................         58
INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................................         62
  Service on Board of Directors of the Surviving Corporation...............................................         62
  Employment Agreements of Messrs. Pauly, Carlson and Nunn with the Surviving Corporation..................         62
  Assumption and Conversion of RCT Options Held by Messrs. Pauly, Carlson and Nunn.........................         65
  Indemnification of RCT Trustees, Officers, Employees and Agents..........................................         65
  Agreements of Messrs. McDowell and Fox...................................................................         65
THE MERGER AGREEMENT.......................................................................................         66
  Terms of the Merger......................................................................................         66
  Exchange of RCT Stock Certificates for BRE Stock Certificates............................................         67
  Representations and Warranties...........................................................................         68
  Certain Covenants........................................................................................         69
  No Solicitation of Transactions..........................................................................         70
  Stock Exchange Listing...................................................................................         71
  Indemnification..........................................................................................         71
  Directors and Officers...................................................................................         71
  Employees................................................................................................         71
  Conditions to the Merger.................................................................................         72
  Termination..............................................................................................         73
  Upward Adjustment of the Exchange Ratio..................................................................         73
  Termination Fees and Expenses............................................................................         73
  Amendment and Waiver.....................................................................................         74
  Accounting Treatment.....................................................................................         74
  Certain Federal Income Tax Consequences..................................................................         75
  Regulatory Approval......................................................................................         79
  Resale Restrictions......................................................................................         79
  No Dissenters' Rights....................................................................................         80
BRE ANNUAL MEETING.........................................................................................         81
  Purpose of the BRE Annual Meeting........................................................................         81
  Record Date; Voting Rights; Proxies......................................................................         81
  No Dissenters' Rights....................................................................................         82
RCT SPECIAL MEETING........................................................................................         83
  Purpose of the RCT Special Meeting.......................................................................         83
  Record Date; Voting Rights; Proxies......................................................................         83
  No Dissenters' Rights....................................................................................         84
COMPARISON OF INTERNAL STRUCTURE AND SHAREHOLDER RIGHTS OF RCT AND BRE.....................................         85
  Introduction.............................................................................................         85
  Similarities Between RCT and the Surviving Company.......................................................         86
  Certain Material Differences between RCT and BRE.........................................................         87
  Comparison of Provisions Relating to Potential Acquisitions of BRE or RCT................................         91
  Comparison of Provisions Relating to Liability of Governing Board and Officers...........................         94
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES................................................................         95
  Investment Policies......................................................................................         95
  Financing Policies.......................................................................................         97
  Other Policies...........................................................................................         97
APPROVAL OF REINCORPORATION OF BRE IN MARYLAND.............................................................         98
  Introduction.............................................................................................         98
  Certain Effects of the BRE Reincorporation...............................................................         99
  Significance of Differences between BRE and BRE/Maryland.................................................        103
  Significant Charter and Bylaw Provisions Not Materially Affected by the BRE Reincorporation..............        106

  Federal Income Tax Consequences of the BRE Reincorporation...............................................        107
  No Dissenters' Rights....................................................................................        107
ELECTION OF BRE DIRECTORS..................................................................................        108
  Nominees -- Class II Directors...........................................................................        108
  Other Current Members of the Board.......................................................................        109
  Proposed Members of the Board to be added following the Merger...........................................        110
  Vote Required............................................................................................        110
  Board and Committee Meetings; Compensation of Directors..................................................        110
  Compliance with Section 16(a) of the Securities Exchange Act of 1934.....................................        111
  BRE Executive Compensation and Other Information.........................................................        112
  Option Grants in Fiscal 1995.............................................................................        113
  Aggregated Option Exercises in Fiscal 1995 and Fiscal Year-End Option Values.............................        114
  BRE Employment Contracts and Termination of Employment and Change-in-Control Arrangements................        115
  Supplemental Retirement Benefits.........................................................................        117
COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS........................................        118
  Compensation Policies Affecting Executive Officers.......................................................        118
  Chief Executive Officer's Compensation...................................................................        119
  Comparative Stock Performance............................................................................        121
  Security Ownership of BRE Management.....................................................................        122
APPROVAL OF CHARTER AMENDMENT TO AUTHORIZE A CLASS OF PREFERRED STOCK......................................        124
  General..................................................................................................        125
  Reasons for and Effect of Proposed Amendment.............................................................        125
  Vote Required for Approval; Recommendation of Board of Directors.........................................        125
APPROVAL OF BRE'S AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.............................        126
  Annual Stock Options.....................................................................................        126
  Annual Incentive Grants..................................................................................        126
  Stock Options in Lieu of Director Fees...................................................................        127
  Shares Available under the Plan..........................................................................        127
  Duration of the Plan.....................................................................................        127
  Administration of the Plan...............................................................................        127
  Amendment and Termination................................................................................        127
  Federal Income Tax Consequences..........................................................................        127
  Accounting Consequences..................................................................................        127
  Options Granted to Non-Employee Directors Under the Plan.................................................        127
  Vote Required for Approval; Recommendation of Board of Directors.........................................        128
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS OF BRE...................................................        128
OTHER BUSINESS.............................................................................................        128
LEGAL MATTERS..............................................................................................        129
EXPERTS....................................................................................................        129
PRINCIPAL SHAREHOLDER OF BRE...............................................................................        129
SHAREHOLDER PROPOSALS......................................................................................        129
APPENDICES
  Appendix A -- Merger Agreement and Amendments thereto
  Appendix B -- Fairness Opinion of Dean Witter Reynolds Inc.
  Appendix C-1 -- Fairness Opinion of Prudential Securities Incorporated
  Appendix C-2 -- Restated Fairness Opinion of Prudential Securities Incorporated
  Appendix D -- Amended and Restated Certificate of Incorporation of BRE Properties, Inc.
  Appendix E -- Articles of Incorporation of BRE Maryland, Inc.
  Appendix F -- Amended and Restated Non-Employee Director Stock Option Plan

                                    SUMMARY

    The following is a brief summary of certain information contained elsewhere in this Proxy Statement and the Appendices hereto. This summary does not contain a complete statement of all material information relating to the Merger Agreement and the proposed Merger, and is subject to and qualified in its entirety by (i) the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement and (ii) the Merger Agreement, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Shareholders of BRE and RCT should read carefully this Proxy Statement in its entirety. Unless the context indicates otherwise, all references herein to BRE and RCT include their respective subsidiaries and affiliated partnerships.

THE COMPANIES


    BRE.   BRE  is  a  self-administered equity  real  estate  investment  trust
("REIT") which owns and operates apartment communities and other income producing properties in the Western United States. At January 31, 1996, BRE's portfolio consisted of 38 properties, including 25 apartment communities (aggregating 8,794 units, consisting of 5,475 wholly owned units and 3,319 units on land leased to others), four shopping centers (including two held in partnerships in which BRE is a limited partner) and nine light industrial and warehouse/distribution properties. Of these properties, 23 are located in California, 11 in Arizona, three in Washington and one in Oregon. The 38 properties contain, in the aggregate, approximately 8,650,000 net rentable square feet of improvements on approximately 511 acres of land.


    BRE's principal executive offices are located at Suite 2500, Telesis Tower, One Montgomery Street, San Francisco, California 94104-5525, and its telephone number is (415) 445-6530.


    RCT. RCT is a self-administered and self-managed equity REIT which owns and operates apartment communities and other income producing properties in the Western United States. At January 31, 1996, RCT's portfolio consisted of 41 properties, including 22 apartment communities (aggregating 3,655 units, consisting of 3,397 wholly owned units and 258 units held in a partnership in which RCT is a limited partner), five shopping centers (of which four are wholly owned and one is on land leased to others), three medical office buildings and 11 commercial/industrial properties. Of these properties, 32 are located in California, seven in Arizona and two in Nevada. The 41 properties contain, in the aggregate, approximately 3,973,000 net rentable square feet of improvements on approximately 252 acres of land.


    RCT's   principal  executive  offices  are  located  at  12011  San  Vicente
Boulevard, Suite 707, Los Angeles, California 90049-4949, and its telephone number is (310) 476-7793.

THE MERGER


    The Merger will effect a business combination between BRE and RCT in which RCT will be merged with and into BRE and the holders of RCT Shares will receive shares of BRE Common Stock. As a result of the Merger, each outstanding RCT Share will be converted into the right to receive 0.57 of a share of BRE Common Stock (the "Exchange Ratio"), subject to provisions in the Merger Agreement (the "Upward Adjustment Provisions") which provide that, if the average closing trading price per share of BRE Common Stock for the ten trading days preceding the RCT Special Meeting is less than $28.575, under certain circumstances, or less than $28.07 (as described in "The Merger Agreement -- Upward Adjustment of the Exchange Ratio"), the Merger may be terminated by RCT unless BRE increases the Exchange Ratio.


    The Exchange Ratio was determined by many factors, including analysis of:


    - the anticipated effects of the Merger on the Surviving Corporation's dividends, funds from operations ("FFO") and balance sheet;


    - the financial and economic contribution of each company to the Surviving Corporation;

    - the terms of the Merger as compared to other similar transactions; and

    - the stock trading history of BRE and RCT.

    Fractional shares of BRE Common Stock will not be issued to RCT shareholders in connection with the Merger. An RCT shareholder who would otherwise be entitled to a fractional share of BRE Common Stock will be paid cash in lieu of such fractional share.


    Based upon the number of RCT Shares and shares of BRE Common Stock outstanding at February 5, 1996, upon consummation of the Merger at the 0.57 Exchange Ratio, the former RCT shareholders will hold, immediately after the Merger, approximately 5,342,000 shares of BRE Common Stock, or approximately 33% of the aggregate number of outstanding shares of the Surviving Corporation.


    RCT shareholders should not send in their stock certificates for exchange until they receive a letter of transmittal from the Surviving Corporation's exchange agent (Chemical Mellon Shareholder Services) with instructions regarding the exchange of stock certificates. RCT shareholders will not receive dividends declared by the Surviving Corporation until they have exchanged their stock certificates in accordance with the letter of transmittal.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


    RCT shareholders should be aware that certain members of the management and of the Board of Trustees of RCT have certain interests in the Merger that are in addition to the interests of shareholders of RCT generally. In addition, BRE shareholders should be aware that certain members of the management of BRE have certain interests in the Merger that are in addition to the interests of shareholders of BRE generally. See "Interests of Certain Persons in the Merger."


CERTAIN CONSIDERATIONS

    In considering whether to approve the proposed Merger, shareholders of BRE and RCT should consider, in addition to the other information in this Proxy Statement, the matters discussed under "Certain Considerations." Such matters include:

    - Risks that the benefits, including the realization of cost savings, expected to be derived from the Merger may not be achieved.

    - Risks  that  the  proceeds  of  sales  of  properties  by  the   Surviving
      Corporation may not be reinvested at acceptable rates of return.

    - Risks relating to the sale and/or continued operation of the Surviving Corporation's non-multifamily properties.

    - Risks associated with the concentration of the Surviving Corporation's properties in the Western United States.

    - Risks associated with potential financial difficulties of tenants of the Surviving Corporation's non-multifamily properties.

    - Risks associated with real estate development activities, including delays in project completion and cost overruns.

    - Risks under environmental laws to which a property owner is subject, including the costs of remediation or removal of toxic or hazardous substances.

    - The risk that the relative stock prices of the BRE Common Stock and the RCT Shares may change prior to the time the Merger is consummated and, if certain conditions exist, that the Exchange Ratio may be increased or the Merger terminated if the stock price of BRE Common Stock falls below certain specified floor prices.

    - Certain differences between the rights of shareholders of RCT, on the one hand, and the rights of shareholders of the Surviving Corporation and BRE, on the other hand.

    - Possible payment of liquidated damages and expenses.

    - Certain federal, state and local tax considerations, including those arising under California Proposition 13.

    - The absence of appraisal or other dissenters' rights for shareholders of BRE or shareholders of RCT who vote against the Merger.

TIME, DATE AND PLACE OF THE SHAREHOLDER MEETINGS


    The BRE Annual Meeting will be held at Wells Fargo Bank, Board Room, Penthouse Level, 420 Montgomery Street, San Francisco, California, on March 12, 1996, at 10:00 a.m., Pacific time.



    The RCT Special Meeting will be held at the Financial Plaza Hilton, 600 Esplanade Drive, Oxnard, California, on March 12, 1996, at 10:00 a.m., Pacific time.


PURPOSE OF THE MEETINGS

    BRE ANNUAL MEETING. At the BRE Annual Meeting, holders of BRE Common Stock will consider and vote upon a proposal to approve the Merger, pursuant to which RCT will be merged into BRE with each outstanding RCT Share being converted into the right to receive 0.57 of a share of BRE Common Stock, subject to possible increase as discussed in UPWARD ADJUSTMENT OF THE EXCHANGE RATIO, below. BRE will be the Surviving Corporation in the Merger.


    BRE shareholders will also consider and vote upon the following, in addition to any other matters that may properly come before the BRE Annual Meeting: (i) changing the state of incorporation of BRE from Delaware to Maryland; (ii) electing two Class II directors; (iii) amending the BRE Certificate of Incorporation (or the BRE/Maryland Articles of Incorporation, as the case may be) to authorize the issuance of preferred stock having such preferences and privileges as the BRE Board of Directors may determine from time to time; (iv) approving the Amended and Restated Non-Employee Director Stock Option Plan; and
(v) ratifying the selection of Ernst & Young LLP as the company's independent auditors for the ensuing fiscal year. At the date hereof, no other matters are expected to come before the BRE Annual Meeting.


    THE BOARD OF DIRECTORS OF BRE HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT BRE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER. SEE "BACKGROUND OF THE MERGER," "REASONS FOR THE MERGER -- RECOMMENDATION OF THE BOARD OF DIRECTORS OF BRE" AND "INTERESTS OF CERTAIN PERSONS IN THE MERGER." THE BRE BOARD ALSO UNANIMOUSLY RECOMMENDS THAT BRE SHAREHOLDERS VOTE FOR APPROVAL OF EACH OF THE OTHER MATTERS TO BE SUBMITTED TO THE BRE SHAREHOLDERS, AS DESCRIBED ABOVE.

    THE RCT SPECIAL MEETING. At the RCT Special Meeting, holders of RCT Shares will consider and vote upon a proposal to approve the Merger, which will include reorganizing RCT in Maryland just prior to the Merger in order to facilitate the merger of a trust entity (RCT/Maryland) with and into a corporation (BRE). California law does not permit such a merger.

    RCT shareholders will also consider and vote upon any other matters that may properly come before the RCT Special Meeting. At the date hereof, no other matters are expected to come before the RCT Special Meeting.

    THE BOARD OF TRUSTEES OF RCT HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT RCT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER. SEE "BACKGROUND OF THE MERGER," "REASONS FOR THE MERGER -- RECOMMENDATION OF THE BOARD OF TRUSTEES OF RCT" AND "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

VOTE REQUIRED; RECORD DATE


    BRE. The Merger (BRE Proxy Item No. 1) requires approval by the affirmative vote of the holders of a majority of the outstanding BRE Common Stock entitled to vote thereon at the BRE Record Date (defined below), voting in person or by proxy. The following additional items on the agenda for the BRE Annual Meeting also require approval of the holders of a majority of the outstanding BRE Common Stock entitled to vote thereon at the BRE Record Date: reincorporation of BRE in Maryland (BRE Proxy Item No. 2) and amendment of the BRE Certificate of Incorporation (or the BRE/Maryland Articles of Incorporation, as the case may be) to authorize preferred stock (BRE Proxy Item No. 4). Approval of the Amended and Restated Non-Employee Director Stock Option Plan (BRE Proxy Item No. 5) and ratification of the auditors (BRE Proxy Item No. 6) require the affirmative vote of a majority of those voting in person or by proxy, provided a quorum is present and voting. With respect to the election of directors (BRE Proxy Item No. 3), the two nominees for director who receive the largest number of votes shall be elected as Class II directors of BRE.



    Holders of BRE Common Stock are entitled to one vote per share. Only holders of BRE Common Stock at the close of business on February 8, 1996 (the "BRE Record Date") will be entitled to notice of and to vote at the BRE Annual Meeting. As of the BRE Record Date, directors and executive officers of BRE and their affiliates, all of whom have indicated that they will vote for approval of the Merger and the other ballot items, were beneficial owners of 76,069 shares of BRE Common Stock, representing approximately 0.69% of the outstanding BRE Common Stock.



    RCT. The affirmative vote of the holders of a majority of the outstanding RCT Shares entitled to vote thereon at the RCT Record Date (defined below), voting in person or by proxy, is required for approval of the Merger (which includes the merger of RCT into RCT/Maryland). Holders of RCT Shares are entitled to one vote per share. Only holders of RCT Shares at the close of business on February 8, 1996 (the "RCT Record Date") will be entitled to notice of, and to vote at, the RCT Special Meeting. As of the RCT Record Date, trustees and executive officers of RCT and their affiliates, all of whom have indicated that they will vote for approval of the Merger, were beneficial owners of 81,716 shares of RCT, representing approximately 0.87% of the outstanding shares of RCT.


REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARDS OF DIRECTORS AND TRUSTEES

    BRE. The Board of Directors of BRE believes that the terms of the Merger are fair to and in the best interests of BRE and its shareholders, has unanimously approved the Merger, and unanimously recommends a vote FOR approval of the Merger by the BRE shareholders.

    The   primary  reasons  that   BRE's  Board  of   Directors  is  unanimously
recommending approval of the Merger are:


    - The Merger will permit BRE to acquire, in a single transaction, a portfolio of 22 multifamily properties (as of January 31, 1996, see table in "The Companies -- The Surviving Corporation"), containing 3,655 apartment units which, together with BRE's existing portfolio, will produce a combined company owning whole or partial interests in 12,449 multifamily apartment units located in nine markets within five western states.


    - The Merger will produce opportunities for net cost savings from the internalization of BRE's property management activities, the integration of office facilities, elimination of certain duplicative administrative costs, reduction in overall costs and the realization of economies of scale.


    - BRE management's belief, based in part on the analyses of its financial advisor, that the Merger will be accretive to BRE's FFO per share beginning in calendar 1996.


    - BRE  management's   belief  that   RCT's  in-house   property   management
      capabilities will result in the Surviving Corporation being a fully integrated real estate company.

    - The addition of RCT executives Jay W. Pauly, LeRoy E. Carlson and John H. Nunn as senior executives of BRE will strengthen BRE's management.

    - The Merger will materially increase BRE's relative size within the REIT industry, increase its market capitalization, substantially broaden its shareholder base and improve the liquidity of its shares.

    - The Merger will permit BRE to grow through the issuance of approximately $174 million of equity (assuming a value of $32.54 per share of BRE Common Stock, and the 0.57 Exchange Ratio), rather than through the use of cash or an offering of equity or debt securities in the open market.


    - The written opinion of Dean Witter Reynolds Inc. ("Dean Witter") dated October 11, 1995, and subsequently restated on February 6, 1996, to the effect that, as of the dates of such opinions and based upon and subject to certain matters stated therein, the proposed consideration to be paid by BRE pursuant to the Merger was fair to BRE from a financial point of view.



    The statements set forth above regarding net cost savings, FFO accretion, liquidity of BRE's shares and other expected future benefits are forward-looking statements and should be considered in light of the cautionary statements set forth under "Certain Considerations -- Real Estate Investment Risks" and "The Companies -- Outlook."


    RCT. The Board of Trustees of RCT believes that the terms of the Merger are fair to and in the best interests of RCT and its shareholders, has unanimously approved the Merger, and unanimously recommends a vote FOR approval of the Merger by the RCT shareholders.

    The primary reasons that RCT's Board of Trustees is unanimously recommending approval of the Merger are:

    - The premium expected to be realized by RCT's shareholders under the Exchange Ratio as compared to the market price for the RCT Shares on the day before the public announcement of the proposed Merger.

    - The terms of the Merger Agreement, including the Exchange Ratio and the equity interest in the Surviving Corporation to be received by RCT's shareholders, and RCT management's belief, based in part upon its financial advisor's review of estimated asset values, that the Merger will result in an increase in asset value per RCT Share.

    - The ability of the Surviving Corporation to access capital markets to raise debt and equity financing and the Board of Trustees' belief that RCT, as a stand-alone entity, might experience difficulty in accessing the capital markets on terms as favorable as the Surviving Corporation in order to fund future growth.

    - The presence of three of RCT's trustees on the board of the Surviving Corporation and of three of RCT's senior officers among the top senior officers of the Surviving Corporation.


    - The Merger should permit RCT and BRE to take advantage of each other's strengths, diversify their respective portfolios and provide opportunities for economies of scale, reduction in overall costs and operating efficiencies.


    - The fact that the structure of the Merger will allow shareholders of RCT to receive shares of BRE Common Stock on a tax free basis.

    - The provisions of the Merger Agreement which provide that if BRE's average stock price falls below a minimally acceptable level prior to the RCT Special Meeting, RCT may terminate the Agreement without liability unless BRE agrees to increase the Exchange Ratio.

    - The absence of significant "lock-up" arrangements in the Merger Agreement.


    - The written opinions of Prudential Securities Incorporated ("Prudential Securities") dated October 11, 1995, and subsequently restated on February 6, 1996, to the effect that, as the date of such opinions and based upon and subject to certain matters stated therein, the consideration to be received by the RCT shareholders pursuant to the Merger was fair to such shareholders from a financial point of view.



    The statements set forth above regarding increases in asset value per RCT Share, financing, net cost savings and other expected future benefits are forward-looking statements and should be considered in light of the cautionary statements set forth under "Certain Considerations -- Real Estate Investment Risks" and "The Companies -- Outlook."


OPINIONS OF FINANCIAL ADVISORS


    BRE'S FINANCIAL ADVISOR. On October 11, 1995, BRE's financial advisor, Dean Witter, delivered its written opinion to BRE's Board of Directors to the effect that, as of such date, the proposed consideration to be paid by BRE pursuant to the Merger was fair to BRE from a financial point of view. It subsequently restated such opinion in writing on February 6, 1996. See "Reasons for the Merger -- Opinion of BRE's Financial Advisor" and Appendix B for the full text of Dean Witter's opinion.



    RCT'S FINANCIAL ADVISOR. On October 11, 1995, RCT's financial advisor, Prudential Securities, delivered its written opinion to RCT's Board of Trustees to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be received by the shareholders of RCT pursuant to the Merger was fair to such shareholders from a financial point of view. Prudential Securities subsequently restated this opinion in writing on February 6, 1996. See "Reasons for the Merger -- Opinion of RCT's Financial Advisor" and Appendices C-1 and C-2 for the full text of Prudential Securities' opinions.


    The opinions of Dean Witter and Prudential Securities do not constitute a recommendation as to how any shareholder should vote at the BRE Annual Meeting or the RCT Special Meeting.

CONDITIONS TO THE MERGER

    The obligations of BRE and RCT to consummate the Merger are subject to the prior satisfaction of certain conditions, including, among others, (i) the obtaining of BRE and RCT shareholder approval; (ii) the reorganization of RCT in Maryland; (iii) the absence of any Material Adverse Effect (as defined in the Merger Agreement) in the financial condition, business, assets or operations of the other party (other than any such change that affects both parties in a substantially similar manner); (iv) the absence of any injunction prohibiting consummation of the Merger; (v) the receipt of certain legal opinions with respect to the tax consequences of the Merger and of "comfort" letters from the companies' accountants with respect to certain accounting matters; (vi) the effectiveness of employment agreements to be entered into by the Surviving Corporation with Jay W. Pauly, LeRoy E. Carlson and John H. Nunn, each of whom is currently an RCT executive (see "Interests of Certain Persons in the Merger"); (vii) the obtaining of all material consents, authorizations, orders and approvals of governmental agencies and third parties; and (viii) the truth and accuracy in all material respects, as of the date of the Merger, of each party's representations and warranties contained in the Merger Agreement. BRE and RCT each has the right to waive any conditions to its obligation to consummate the Merger. See "The Merger Agreement -- Conditions to the Merger." Shareholder approval of the proposed reincorporation of BRE in Maryland is not a condition to consummation of the Merger, but if it is approved by BRE's shareholders the reincorporation is expected to be consummated immediately following the Merger. See "Approval of Reincorporation of BRE in Maryland."

EFFECTIVE TIME OF THE MERGER


    The Merger will become effective (the "Effective Time") upon the filing of a Certificate of Merger in Delaware, or at such later time which the parties shall have agreed upon and designated in such filings in accordance with applicable law as the effective time of the Merger. Subject to the satisfaction (or waiver) of the other conditions to the obligations of BRE and RCT to consummate the Merger, it is currently expected that the Merger will be consummated on March 15, 1996 or as soon thereafter as such conditions are satisfied (or waived).

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION


    Upon completion of the Merger, (i) the Board of Directors of BRE will be increased from six to nine members by BRE Board action, and William E. Borsari, Roger P. Kuppinger and Gregory M. Simon, each of whom is currently a trustee of RCT, will be appointed as Class III, Class I and Class II directors, respectively, of BRE, and (ii) Messrs. Pauly, Carlson and Nunn will become, respectively, Senior Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, and Senior Vice President -Property Management of BRE. See "Interests of Certain Persons in the Merger."


EXCHANGE OF RCT STOCK CERTIFICATES


    Upon completion of the Merger, each holder of a certificate or certificates representing RCT Shares outstanding immediately prior to the Merger ("Certificates") will, upon the surrender thereof (duly endorsed, if required) to Chemical Mellon Shareholder Services (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of whole shares of BRE Common Stock into which such RCT Shares will have been automatically converted as a result of the Merger. After the consummation of the Merger, the Exchange Agent will mail a Letter of Transmittal and instructions to all holders of record of RCT Shares as of the Effective Time for use in surrendering their Certificates in exchange for certificates representing BRE Common Stock. Certificates should not be surrendered until the Letter of Transmittal and instructions are received. See "The Merger Agreement -- Exchange of Certificates."


NO DISSENTERS' RIGHTS

    Neither the holders of RCT Shares nor the BRE shareholders will be entitled to dissenters' rights in connection with the Merger (including the merger of RCT into RCT/Maryland) or the BRE Reincorporation. See "The Merger Agreement -- No Dissenters' Rights" and "Approval of Reincorporation of BRE in Maryland -- No Dissenters' Rights."

NO SOLICITATION OF OTHER TRANSACTIONS

    BRE and RCT have each agreed that, pending the Merger, it will not initiate discussions or engage in negotiations with, or provide any non-public information to, any person relating to the possible acquisition of such party or any of its subsidiaries; provided that, if required by its Board's fiduciary obligation to its shareholders, (i) RCT may respond to and pursue an unsolicited acquisition proposal for RCT which its Board has reasonably determined in good faith, with the advice of its outside financial advisors, is reasonably likely to be consummated, is reasonably likely to be financially more favorable to RCT and its shareholders than the terms of the Merger and acceptance of which would be in the best interests of RCT and its shareholders (a "Superior Proposal"), and (ii) BRE may respond to and pursue an unsolicited acquisition proposal for BRE which its Board has reasonably determined in good faith, with the advice of its outside financial advisors, is reasonably likely to be consummated and the acceptance of which would be in the best interests of BRE and its shareholders (an "Acceptable Proposal"). See "The Merger Agreement -- No Solicitation of Transactions." The withdrawal or modification by the Board of RCT or BRE of such party's recommendation to approve the Merger Agreement (or its failure to make the recommendation) following the receipt of an unsolicited Superior Proposal, in the case of RCT, or an unsolicited Acceptable Proposal, in the case of BRE, may result in the payment of termination fees and expenses. See TERMINATION FEES AND EXPENSES; LIQUIDATED DAMAGES PROVISIONS, below.

TERMINATION OF THE MERGER


    The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of BRE and RCT, in a number of circumstances, which include, among others, (i) by both parties upon mutual agreement of the Board of Directors of BRE and the Board of Trustees of RCT; (ii) by either party upon the failure to consummate the Merger by March 29, 1996; (iii) by either party upon the failure of BRE's or RCT's shareholders to approve the Merger; (iv) by the non-breaching party upon a breach of the other party's representations, warranties or covenants under the Merger Agreement which is not curable or, if curable, is not cured prior to February 29, 1996; and (v) by either party upon the approval or recommendation by RCT's Board of Trustees of a Superior Proposal or by BRE's Board of Directors of an Acceptable Proposal. See "The Merger Agreement -- Termination."


UPWARD ADJUSTMENT OF THE EXCHANGE RATIO

    The Merger Agreement may also be terminated by RCT upon a decrease in the market value of the BRE Common Stock such that the average price of a share over the ten trading days preceding the RCT Special Meeting is either (A) less than $28.575, if the decline in the stock price of BRE Common Stock since September 11, 1995 is at least 10% greater than the percentage decline in the NAREIT Equity REIT Index over the same period, or (B) less than $28.07 regardless of the change in the NAREIT Equity REIT Index over the period; provided that BRE may avoid a termination under this provision by agreeing to increase the Exchange Ratio so that the RCT shareholders will receive, through the issuance of additional shares of BRE Common Stock, the same aggregate dollar value as they would have received had the price per share of BRE Common Stock at the Effective Time been $28.575 or $28.07, as the case may be. See "The Merger Agreement -- Upward Adjustment of the Exchange Ratio."

TERMINATION FEES AND EXPENSES; LIQUIDATED DAMAGES PROVISIONS

    If the Merger Agreement is terminated by BRE or RCT due to the failure of the other's shareholders to approve the Merger, the party whose shareholders approved the Merger will receive reimbursement from the other party of all of the approving party's reasonable out-of-pocket expenses incurred after August 14, 1995, relating to the Merger up to a maximum of $500,000 ("Termination Expenses").

    If the Merger Agreement is terminated by BRE or RCT due to the other's breach of any of its representations, warranties, covenants or agreements under the Merger Agreement, the terminating party will receive from the breaching party its Termination Expenses, and the breaching party will remain liable for any additional damages caused by its breach.

    If the Merger Agreement is terminated by BRE or RCT because the other party, following receipt of a Superior Proposal or an Acceptable Proposal, as the case may be, either approves, accepts or recommends the proposal to its shareholders or fails to recommend, or modifies its recommendation, that its shareholders approve the Merger, the terminating party will receive from the other party its Termination Expenses plus $1,750,000.


    If BRE or RCT, within 270 days following the termination of the Merger Agreement for any reason other than mutual consent or due to the other party's breach of the Merger Agreement or the other party's failure to obtain shareholder approval of the Merger, approves, accepts or recommends to its shareholders an acquisition proposal and thereafter consummates the acquisition, the other party will receive from the party consummating the acquisition an amount which, when added to any other expenses and fees it previously received on account of termination of the Merger Agreement, is equal to its Termination Expenses plus $1,750,000.


    All termination fees and expenses set forth above, except those payable due to a party's breach of the Merger Agreement, will constitute liquidated damages which, in the absence of fraud or bad faith, will be in lieu of any other damages or remedy the recipient of such fees and expenses might otherwise seek.

    Except for the termination fees and expenses described above and certain fees and expenses incurred in connection with the printing and filing of this Proxy Statement and the Registration Statement, which are to be shared equally by the parties, all expenses incurred in connection with the Merger Agreement shall be paid by the party incurring the expenses.

    See also "The Merger Agreement -- Termination Fees and Expenses."

ACCOUNTING TREATMENT

    The Surviving Corporation will account for the Merger in accordance with the purchase method of accounting. See "The Merger -- Accounting Treatment."

RESALE RESTRICTIONS

    All shares of BRE Common Stock received by RCT shareholders in the Merger will be freely transferable except that BRE Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of RCT at the time of the RCT Special Meeting, or by persons who may thereafter be deemed affiliates of BRE, may be resold by them only in certain permitted circumstances. See "The Merger -- Resale Restrictions."

NEW YORK STOCK EXCHANGE LISTING

    BRE Common Stock is listed on the NYSE. It is a condition to RCT's obligation to consummate the Merger that the BRE Common Stock to be issued to RCT shareholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

COMPARATIVE RIGHTS OF SHAREHOLDERS


    The comparative rights of shareholders will depend, in part, on the outcome of two other proposals submitted for approval to the BRE shareholders which are also presented in this Proxy Statement. These proposals are, first, the proposal to change the corporate domicile of BRE from Delaware to Maryland pursuant to a reincorporation merger of BRE with BRE Maryland, Inc. ("BRE/Maryland") (see "Approval of Reincorporation of BRE in Maryland") and, second, the proposal to authorize 10,000,000 shares of preferred stock in one or more classes or series and otherwise on such terms as the Board of Directors may determine at the time of any proposed issuance (see "Approval of Charter Amendment to Authorize a Class of Preferred Stock").


    The rights of shareholders of RCT currently are governed by California law, the RCT Declaration of Trust and the RCT Trustees' Regulations. Upon completion of the Merger, shareholders of RCT will become shareholders of BRE, and their rights as shareholders of BRE will be governed by Delaware corporation law, the BRE Certificate of Incorporation and the BRE Bylaws or, if the BRE
Reincorporation is consummated following the Merger (see "Approval of Reincorporation of BRE in Maryland"), Maryland corporation law and the Articles of Incorporation and Bylaws of BRE/Maryland.

    Certain material differences between the rights of shareholders of BRE or BRE/Maryland, as the case may be, and the rights of shareholders of RCT include the following: (i) the ability of holders of BRE Common Stock to amend the articles of incorporation and bylaws of BRE or BRE/Maryland, as the case may be, are not as limited as the ability of the holders of RCT Shares to amend the RCT Declaration of Trust and the RCT Trustees' Regulations; (ii) the bylaws of BRE or BRE/Maryland, as the case may be, require a greater percentage of the outstanding shares to call a special meeting of shareholders compared to the percentage of outstanding RCT Shares so required; (iii) the RCT Declaration of Trust restricts RCT from issuing more than one class of shares, whereas BRE's Certificate of Incorporation authorizes the issuance of 10,000 shares of Class B common stock and, subject to BRE shareholder approval of BRE Proxy Item No. 4 at the BRE Annual Meeting (See "Approval of Charter Amendment to Authorize a Class of Preferred Stock"), the charter of BRE or BRE/Maryland, as the case may be, will authorize the issuance of 10,000,000 shares of one or more classes or series of preferred stock; (iv) the RCT Declaration of Trust provides holders of RCT Shares with certain rights to information and rights of inspection which are provided to a lesser extent in the charter documents of BRE or BRE/Maryland, as the case may be; (v) the charter documents of BRE and BRE/Maryland provide for a classified board of directors and do not permit cumulative voting in the election of directors, whereas the RCT Declaration of Trust does permit cumulative voting and does not provide for a classified board; (vi) the RCT Declaration of Trust permits holders of RCT Shares to take action by written consent, whereas in general BRE and BRE/Maryland shareholders may not take action by written consent; and (vii) both BRE and BRE/Maryland prohibit the use of corporate assets to purchase or redeem shares from any person who holds five percent or more of the outstanding shares subject to certain exceptions based on shareholder approval and the price of the shares, whereas the RCT Declaration of Trust does not place similar restrictions on such redemptions. See "Comparison of Internal Structure and Shareholder Rights of RCT and BRE." The material similarities and differences between Delaware corporation law and the BRE Certificate of Incorporation and Bylaws, on the one hand, and Maryland corporation law and the BRE/Maryland Articles of Incorporation and Bylaws, on the other, which should be considered in connection with the BRE Reincorporation, are summarized in "Approval of Reincorporation of BRE in Maryland."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    Troop Meisinger Steuber & Pasich, LLP, counsel to RCT, has delivered its opinion, substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger of RCT into RCT/Maryland and the Merger will each be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986 (the "Code"), and that, accordingly, (i) no gain or loss will be recognized by RCT or RCT/Maryland as a result of the merger of RCT into RCT/Maryland or the Merger, and (ii) no gain or loss will be recognized by a shareholder of RCT who receives RCT/Maryland Shares as a result of the merger of RCT into RCT/Maryland or who receives BRE Common Stock for RCT/ Maryland Shares in the Merger (except with respect to any cash received in lieu of a fractional interest in BRE Common Stock).


    Farella Braun & Martel, counsel to BRE, has delivered its opinion, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger and the BRE Reincorporation will each be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, (i) no gain or loss will be recognized by BRE as a result of the Merger or the BRE Reincorporation, and (ii) no gain or loss will be recognized by a shareholder of BRE who receives shares of BRE/Maryland as a result of the BRE Reincorporation.

    No ruling has been or will be sought from the Internal Revenue Service. See "The Merger -- Certain Federal Income Tax Consequences" and "The Merger Agreement -- Conditions to the Merger."

                         SUMMARY FINANCIAL INFORMATION

BRE -- SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA


    The following tables set forth financial information for BRE on a historical and a pro forma basis and should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of BRE incorporated by reference into this Proxy Statement and by the unaudited pro forma financial statements presented in UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS and UNAUDITED PRO FORMA CONDENSED BALANCE SHEET, below.



    The unaudited pro forma operating, balance sheet and other data are presented as if the Merger had been consummated on August 1, 1994. This data further assumes that BRE was reincorporated in Maryland, distributed at least 95% of its taxable income and met all other requirements to qualify as a REIT and, therefore, incurred no federal or state income tax expense during the period from August 1, 1994 to October 31, 1995. The data also assumes that BRE received approval of its Amended and Restated Non-Employee Director Stock Option Plan and that available cash balances of the Surviving Corporation are applied to pay down RCT's outstanding short term debt. The unaudited pro forma balance sheet data are presented as if the Merger had been consummated on October 31, 1995. The Merger will be accounted for as an acquisition by BRE under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16.


    The unaudited pro forma operating and other data are presented for comparative purposes only and are not necessarily indicative of what the actual results of operations of BRE would have been for the periods presented had the Merger occurred, nor does such data purport to represent the results for future periods.

BRE PROPERTIES, INC.
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

                                                                                          YEAR ENDED JULY 31
                                                                    --------------------------------------------------------------
                                                                                                     HISTORICAL
(Dollars in thousands,                                                            ------------------------------------------------
except per share data)                                                              1995      1994      1993      1992      1991
                                 QUARTER ENDED OCTOBER 31                         --------  --------  --------  --------  --------
                          ---------------------------------------
                                               HISTORICAL
                           PRO FORMA    -------------------------    PRO FORMA
                          -----------      1995          1994       -----------
                             1995       -----------   -----------      1995
                          -----------                               -----------
                                        (UNAUDITED)   (UNAUDITED)
                          (UNAUDITED)                               (UNAUDITED)
OPERATING DATA:
Revenues:
  Rental................   $ 24,306      $ 16,084      $ 14,110       $92,208     $ 60,158  $ 51,374  $ 42,504  $ 37,736  $ 37,768
  Interest and other....        971           631           579         3,796        2,436     2,205     2,191     1,903     2,572
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
    Total revenues......     25,277        16,715        14,689        96,004       62,594    53,579    44,695    39,639    40,340
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
Expenses:
  Real estate
   expenses.............      8,746         5,837         4,767        30,333       19,643    16,970    12,886    11,026    10,785
  Depreciation and
   amortization.........      3,411         1,988         1,785        12,872        7,658     6,674     5,453     4,629     4,666
  Interest..............      3,731         2,075         1,451        13,686        7,117     4,547     6,551     6,130     6,272
  General and
   administrative.......        819           915         1,229         4,708        4,991     3,631     3,192     3,259     3,275
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
    Total expenses......     16,707        10,815         9,232        61,599       39,409    31,822    28,082    25,044    24,998
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
Income before gains on
 investments............      8,570         5,900         5,457        34,405       23,185    21,757    16,613    14,595    15,342
Net gain (loss) on sales
 of investments.........       (899)         (899)       --             2,370        2,370       548     9,869     5,697     --
Provision for possible
 investment losses......                   --            --            (2,000)      (2,000)    --        --        --        --
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
Net income..............   $  7,671      $  5,001      $  5,457       $34,775     $ 23,555  $ 22,305  $ 26,482  $ 20,292  $ 15,342
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
Net income per common
 share..................   $   0.47      $   0.46      $   0.50       $  2.14     $   2.15  $   2.04  $   3.02  $   2.56  $   1.94
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
                          -----------   -----------   -----------   -----------   --------  --------  --------  --------  --------
Weighted average number
 of common shares
 outstanding............     16,337        10,984        10,932        16,264       10,941    10,933     8,774     7,920     7,912

OTHER DATA
Funds from operations
 (1)....................   $ 11,981      $  7,888      $  7,242       $47,277     $ 30,843  $ 28,431  $ 22,116  $ 19,224  $ 19,858
Cash flow provided by
 (used in):
  Operating
   activities...........                    7,626         8,321                     29,333    28,092    21,013    19,429    19,754
  Investing
   activities...........                    2,689       (20,595)                   (26,656)  (36,203)  (50,617)   (4,176)    5,690
  Financing
   activities...........                    4,309        (6,554)                   (27,153)   (8,060)   64,867   (19,852)  (20,578)

Cash dividend paid or
 declared per share.....   $   0.63      $   0.63      $   0.60       $  2.46     $   2.46  $   2.40  $   2.40  $   2.40  $   2.40

PROPERTY INFORMATION
  Total Apartment
   Units................     12,449         8,794                      12,209        8,554     7,253     6,289     5,621     5,421
                          -----------   -----------                 -----------   --------  --------  --------  --------  --------
                          -----------   -----------                 -----------   --------  --------  --------  --------  --------
  Number of Apartment
   Properties...........         47            25                          46           24        18        12        10         9
  Number of Other
   Properties...........         33            13                          35           15        17        19        19        21
                          -----------   -----------                 -----------   --------  --------  --------  --------  --------
  Total Number of
   Properties...........         80            38                          81           39        35        31        29        30
                          -----------   -----------                 -----------   --------  --------  --------  --------  --------
                          -----------   -----------                 -----------   --------  --------  --------  --------  --------


                                                                                                      JULY 31,
                                                                                  ------------------------------------------------
                                                                                                     HISTORICAL
                                                                                  ------------------------------------------------
                                                                                    1995      1994      1993      1992      1991
                                                                                  --------  --------  --------  --------  --------
                                        OCTOBER 31,
                          ---------------------------------------
                                               HISTORICAL
                           PRO FORMA    -------------------------
                          -----------      1995          1994
                             1995       -----------   -----------
                          -----------
                                        (UNAUDITED)   (UNAUDITED)
                          (UNAUDITED)
BALANCE SHEET DATA
Real estate owned, at
 cost...................   $585,740      $371,278      $360,237                   $378,356  $326,628  $284,134  $221,965  $213,871
Total assets............    615,121       357,761       337,358                    347,886   322,895   299,932   208,882   210,005
Mortgages and other
 notes payable..........    194,346       112,519        88,579                    100,828    73,944    46,692    62,974    65,636
Shareholders' equity....    412,461       241,151       244,666                    242,942   245,485   249,252   142,295   140,850



(1) Funds from operations ("FFO") is defined as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after similar adjustments to income from unconsolidated partnerships and joint ventures. BRE considers FFO in evaluating property acquisitions and operating performance, and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of BRE's operating performance and liquidity. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. BRE is in compliance with the FFO White Paper adopted by the National Association of Real Estate Investment Trusts in 1995.

RCT -- SUMMARY HISTORICAL FINANCIAL DATA

    The following tables set forth historical financial and property information for RCT, which should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of RCT incorporated by reference into this Proxy Statement.

REIT OF CALIFORNIA
SUMMARY HISTORICAL FINANCIAL DATA

                                                                        YEAR ENDED DECEMBER 31
                                                    --------------------------------------------------------------
(Dollars in thousands, except per share data)                       1994      1993      1992      1991      1990
                                                                  --------  --------  --------  --------  --------
                                                       1995
                                                    -----------
                                                    (UNAUDITED)
OPERATING DATA
Revenues:
  Rental..........................................   $ 32,024     $ 27,695  $ 20,126  $ 16,297  $ 13,740  $ 11,624
  Interest and other..............................      2,023        1,453     2,125     2,041     3,050     3,164
                                                    -----------   --------  --------  --------  --------  --------
    Total revenues................................     34,047       29,148    22,251    18,338    16,790    14,788
                                                    -----------   --------  --------  --------  --------  --------
Expenses:
  Real estate expenses............................     10,854        8,521     5,714     3,847     2,327     1,428
  Depreciation and amortization...................      5,396        4,231     3,185     2,561     2,135     1,677
  Interest........................................      6,952        4,856     1,988     1,193     1,856     1,814
  General and administrative......................        997        1,064     1,054     1,081     1,020     1,116
                                                    -----------   --------  --------  --------  --------  --------
    Total expenses................................     24,199       18,672    11,941     8,682     7,338     6,035
                                                    -----------   --------  --------  --------  --------  --------
Income before gains on investments................      9,848       10,476    10,310     9,656     9,452     8,753
Net gain on sales of investments..................      9,378          272       146     2,106     --        --
                                                    -----------   --------  --------  --------  --------  --------
Net income........................................   $ 19,226     $ 10,748  $ 10,456  $ 11,762  $  9,452  $  8,753
                                                    -----------   --------  --------  --------  --------  --------
                                                    -----------   --------  --------  --------  --------  --------
Net income per common share.......................   $   2.06     $   1.16  $   1.13  $   1.28  $   1.14  $   1.19
                                                    -----------   --------  --------  --------  --------  --------
                                                    -----------   --------  --------  --------  --------  --------
Weighted average number of common shares
 outstanding......................................      9,340        9,267     9,219     9,168     8,285     7,381
OTHER DATA
Funds from operations (1).........................   $ 15,339     $ 14,793  $ 13,571  $ 12,285  $ 11,648  $ 10,484
Cash flow provided by (used in):
  Operating activities............................     17,146       14,434    14,655    12,485    11,481    10,007
  Investing activities............................     (6,022)     (58,145)  (19,326)   (7,895)   (5,495)     (843)
  Financing activities............................    (10,998)      44,361     4,730    (5,957)   (9,488)   (9,994)
Cash dividend paid or declared per share..........   $   1.42     $   1.38  $   1.29  $   1.35  $   1.42  $   1.42
PROPERTY INFORMATION
  Number of Apartment Units.......................      3,655        3,655     2,274     1,826     1,281       773
                                                    -----------   --------  --------  --------  --------  --------
  Number of Apartment Properties..................         22           22        13        11         7         6
  Number of Other Properties......................         19           20        21        22        23        24
                                                    -----------   --------  --------  --------  --------  --------
  Total Number of Properties......................         41           42        34        33        30        30
                                                    -----------   --------  --------  --------  --------  --------


                                                                             DECEMBER 31
                                                    --------------------------------------------------------------
                                                                    1994      1993      1992      1991      1990
                                                                  --------  --------  --------  --------  --------
                                                       1995
                                                    -----------
                                                    (UNAUDITED)
BALANCE SHEET DATA
Real estate owned, at cost........................   $212,286     $206,228  $148,956  $119,850  $110,254  $ 82,055
Total assets......................................    207,673      198,965   143,167   127,726   121,990   106,702
Mortgages and other notes payable.................     89,717       88,675    32,750    16,982    11,000    20,224
Shareholders' equity..............................    112,250      105,090   106,157   106,845   106,718    83,148


----------------------------------

(1) Funds from operations ("FFO") is defined as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after similar adjustments to income from unconsolidated partnerships and joint ventures. RCT considers FFO in evaluating property acquisitions and operating performance, and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of RCT's operating performance and liquidity. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. RCT is in compliance with the FFO White Paper adopted by the National Association of Real Estate Investment Trusts in 1995.

BRE -- UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS



    The following unaudited pro forma statements of operations for BRE are presented as if the Merger had been consummated on August 1, 1994. This data further assumes that BRE was reincorporated in Maryland, distributed at least 95% of its taxable income and met all other requirements to qualify as a REIT and, therefore, incurred no federal or state income tax expense during the period from August 1, 1994 to October 31, 1995. The data also assumes that BRE received approval of its Amended and Restated Non-Employee Director Stock Option Plan and that available cash balances of the Surviving Corporation were applied to pay down RCT's outstanding short term debt. The Merger will be accounted for as an acquisition by BRE under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of BRE's management, all material adjustments necessary to reflect the effects of these transactions have been made.


    The unaudited pro forma statements of operations are presented for comparative purposes only and are not necessarily indicative of what the actual results of operations of BRE would have been for the periods presented had the Merger occurred, nor do they purport to represent the results for future periods. The unaudited pro forma condensed statements of operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of BRE and RCT incorporated by reference into this Proxy Statement.


                                                                      QUARTER ENDED OCTOBER 31, 1995
                                                         --------------------------------------------------------
                                                                                         PRO FORMA
                                                                                          MERGER          BRE
(Dollars in thousands, except per share data)                                           ADJUSTMENTS   AS ADJUSTED
                                                              BRE            RCT       -------------  -----------
                                                          HISTORICAL     HISTORICAL
                                                              (A)            (B)
                                                         -------------  -------------
                                                          (UNAUDITED)    (UNAUDITED)
Revenues:
  Rental...............................................   $    16,084     $   8,222    $    --         $  24,306
  Interest and other...................................           631           340         --               971
                                                         -------------  -------------     ------      -----------
    Total revenues.....................................        16,715         8,562         --            25,277
                                                         -------------  -------------     ------      -----------
Expenses:
  Real estate expenses.................................         5,837         2,795          114(D)        8,746
  Depreciation and amortization........................         1,988         1,381           42(E)        3,411
  Interest expense.....................................         2,075         1,709          (53)(F)       3,731
  General and administrative...........................           915           228         (324)(G)         819
                                                         -------------  -------------     ------      -----------
    Total expenses.....................................        10,815         6,113         (221)         16,707
                                                         -------------  -------------     ------      -----------
Income before gain on sales of investments.............         5,900         2,449          221           8,570
Net loss on sales of investments.......................          (899)       --             --              (899)
                                                         -------------  -------------     ------      -----------
Net income.............................................   $     5,001     $   2,449    $     221       $   7,671
                                                         -------------  -------------     ------      -----------
                                                         -------------  -------------     ------      -----------
Net income per share...................................   $      0.46                                  $    0.47
                                                         -------------                                -----------
                                                         -------------                                -----------
Net income.............................................   $     5,001     $   2,449    $     221       $   7,671
Plus: Net loss on sales of investments.................           899        --             --               899
Plus: Depreciation and amortization....................         1,988         1,381           42           3,411
                                                         -------------  -------------     ------      -----------
Funds from operations (H)..............................   $     7,888     $   3,830    $     263       $  11,981
                                                         -------------  -------------     ------      -----------
                                                         -------------  -------------     ------      -----------
Weighted average shares outstanding....................        10,984                                     16,377



[FOOTNOTES APPEAR ON FOLLOWING PAGES]

                                                                         YEAR ENDED JULY 31, 1995
                                                          ------------------------------------------------------
                                                                              RCT
                                                                          HISTORICAL
                                                                              (C)
                                                                         -------------   PRO FORMA
                                                                          (UNAUDITED)     MERGER         BRE
(Dollars in thousands, except per share data)                                           ADJUSTMENTS  AS ADJUSTED
                                                               BRE                      -----------  -----------
                                                           HISTORICAL
                                                               (A)
                                                          -------------
                                                            (AUDITED)
Revenues
  Rental................................................   $    60,158    $    32,050    $  --        $  92,208
  Interest and other....................................         2,436          1,360       --            3,796
                                                          -------------  -------------  -----------  -----------
    Total revenues......................................        62,594         33,410       --           96,004
                                                          -------------  -------------  -----------  -----------
Expenses:
  Real estate expenses..................................        19,643         10,234          456(D)     30,333
  Depreciation and amortization.........................         7,658          5,059          155(E)     12,872
  Interest expense......................................         7,117          6,836         (267)(F)     13,686
  General and administrative............................         4,991          1,013       (1,296)(G)      4,708
                                                          -------------  -------------  -----------  -----------
    Total expenses......................................        39,409         23,142         (952)      61,599
                                                          -------------  -------------  -----------  -----------
Income before gain on sales of investments..............        23,185         10,268          952       34,405
Net gain on sales of investments........................         2,370        --            --            2,370
Provision for possible investment losses................        (2,000)       --            --           (2,000)
                                                          -------------  -------------  -----------  -----------
Net income..............................................   $    23,555    $    10,268    $     952    $  34,775
                                                          -------------  -------------  -----------  -----------
                                                          -------------  -------------  -----------  -----------
Net income per share....................................   $      2.15                                $    2.14
                                                          -------------                              -----------
                                                          -------------                              -----------
Net income..............................................   $    23,555    $    10,268    $     952    $  34,775
Less: Net gain on sales of investments..................        (2,370)       --            --           (2,370)
Plus: Depreciation and amortization.....................         7,658          5,059          155       12,872
     Provision for possible investment losses...........         2,000        --            --            2,000
                                                          -------------  -------------  -----------  -----------
Funds from operations (H)...............................   $    30,843    $    15,327    $   1,107    $  47,277
                                                          -------------  -------------  -----------  -----------
                                                          -------------  -------------  -----------  -----------
Weighted average shares outstanding.....................        10,941                                   16,264



[FOOTNOTES APPEAR ON FOLLOWING PAGES]

PRO FORMA MERGER ADJUSTMENTS:

(A) Historical operating results of BRE for the periods indicated.


(B) Historical operating results of RCT for the three months ended October 31, 1995 (to correspond to BRE's quarter ended October 31, 1995).


(C) Historical operating results of RCT for the twelve month period from August 1, 1994 to July 31, 1995 (to correspond to BRE's fiscal year ended July 31,
    1995).


(D) Net increase in real estate expenses as a result of the Merger as follows:



                                                                    QUARTER ENDED   YEAR ENDED
                                                                   ---------------  -----------
Property management fees paid to outside firms by BRE............     $    (363)     $  (1,450)
Labor and related costs from internalization of property
 management which would have been incurred by BRE................           179            713
Elimination of amortization of prepaid leasing commissions
 eliminated by purchase accounting...............................           (19)           (77)
Cost of additional earthquake insurance for RCT properties.......            75            300
Unit enhancement costs (for items such as carpets and draperies)
 capitalized by RCT which would have been expensed under BRE's
 accounting policy...............................................           212            850
Property tax increase due to California Proposition 13
 reassessments of RCT properties acquired by BRE.................            30            120
                                                                         ------     -----------
Pro forma adjustment.............................................     $     114      $     456
                                                                         ------     -----------
                                                                         ------     -----------



    The foregoing data constitutes forward-looking information and should be considered in light of the cautionary statements set forth under "Certain
    Considerations -- Real Estate Investment Risks" and "The Companies -- Outlook."



(E) Increase in depreciation charges due to recording the properties acquired from RCT at BRE's purchase price, and the related depreciation utilizing an estimated useful life of 40 years and a cost basis of approximately $261 million (allocated 80% to buildings and improvements in accordance with BRE's accounting policies), as follows:



                                                                   QUARTER ENDED   YEAR ENDED
                                                                   --------------  -----------
Pro forma depreciation expense on cost of depreciable assets
 acquired........................................................         1,423     $   5,214
Less: RCT historical depreciation................................        (1,381)       (5,059)
                                                                        -------    -----------
Pro forma adjustment.............................................    $       42     $     155
                                                                        -------    -----------
                                                                        -------    -----------



[FOOTNOTES CONTINUE ON FOLLOWING PAGE]

(F) Decrease in interest expense as follows:


                                                                    QUARTER ENDED   YEAR ENDED
                                                                   ---------------  -----------
Elimination of amortization of loan fees included in interest expense related to deferred loan fees eliminated by purchase
 accounting......................................................     $      35      $     196
Reduction in interest expense related to reduction to RCT
 short-term debt of $5 million assumed to have been paid down with BRE cash balances, net of investment income, based on
 estimates of available cash reserves throughout the period
 assuming the Merger occured August 1, 1994......................            18             71
                                                                         ------     -----------
Pro forma adjustments............................................     $      53      $     267
                                                                         ------     -----------
                                                                         ------     -----------



(G) Net general and administrative cost savings derived from the actual historical costs for those items which are expected to be eliminated or reduced as a result of the Merger, the internalization of property management for BRE multifamily and commercial investments, and the changes proposed in the BRE Amended and Restated Non-Employee Director Stock Option Plan, as follows:



                                                                    QUARTER ENDED   YEAR ENDED
                                                                   ---------------  -----------
Costs related to internal property management charged to real
 estate expenses above...........................................     $      92      $     369
Professional fees................................................            27            108
Elimination of RCT's corporate office............................            50            200
Salaries and benefits............................................            41            165
Trustees' fees...................................................            30            119
Franchise taxes (assumes reincorporation in Maryland)............            37            150
Shareholder reporting............................................            19             75
Other............................................................            28            110
                                                                         ------     -----------
Pro forma adjustment.............................................     $     324      $   1,296
                                                                         ------     -----------
                                                                         ------     -----------



    The foregoing data constitutes forward-looking information and should be considered in light of the cautionary statements set forth under "Certain
    Considerations -- Real Estate Investment Risks" and "The Companies -- Outlook."



(H) Funds from operations ("FFO") is defined as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after similar adjustments to income from unconsolidated partnerships and joint ventures. BRE and RCT each considers FFO in evaluating property acquisitions and operating performance, and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company's operating performance and liquidity. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. BRE and RCT are in compliance with the FFO White Paper adopted by the National Association of Real Estate Investment Trusts in 1995.

BRE -- UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

    The following unaudited pro forma condensed balance sheet is presented as if the Merger had been consummated on October 31, 1995. The Merger will be accounted for as an acquisition by BRE under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of BRE's management, all material adjustments necessary to reflect the effects of this transaction have been made as explained in the notes to the condensed balance sheet.

    The unaudited pro forma condensed balance sheet is presented for comparative purposes only and is not necessarily indicative of what the actual financial position of BRE would have been at October 31, 1995, nor does it purport to represent the future financial position of BRE. The unaudited pro forma condensed balance sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of BRE and RCT incorporated by reference into this Proxy Statement.


                                                                OCTOBER 31, 1995
                                                          ----------------------------
                                                               BRE            RCT        PRO FORMA
                                                           HISTORICAL     HISTORICAL      MERGER       BRE AS
                                                               (A)            (B)       ADJUSTMENTS   ADJUSTED
                                                          -------------  -------------  -----------  -----------
ASSETS
  Equity investment in real estate, net.................   $   324,548    $   186,711    $  75,133(C)  $ 586,392
  Other assets, including cash..........................        33,213         14,786       (2,836)(C)
                                                                                              (908)(C)
                                                                                            (2,234)(D)
                                                                                           (13,000)(E)     29,021
                                                          -------------  -------------  -----------  -----------
    Total assets........................................   $   357,761    $   201,497    $  56,155    $ 615,413
                                                          -------------  -------------  -----------  -----------
                                                          -------------  -------------  -----------  -----------
LIABILITIES
  Accounts payable and other liabilities................   $     4,091    $     1,923    $   2,300(C)  $   8,314
  Mortgages and other notes payable.....................       112,519         94,827      (13,000)(E)    194,346
                                                          -------------  -------------  -----------  -----------
    Total liabilities...................................       116,610         96,750      (10,700)     202,660
                                                          -------------  -------------  -----------  -----------
SHAREHOLDERS' EQUITY
  Common shares.........................................           109        --                54(F)        163
  Additional paid-in capital............................       212,246        116,140       57,642(F)
                                                                                            (2,234)(D)    383,794
  Distributions less than/(in excess of) earnings and
   realized gain on sales of properties.................        28,796        (11,393)      11,393(F)     28,796
                                                          -------------  -------------  -----------  -----------
  Total shareholders' equity............................       241,151        104,747       66,855      412,753
                                                          -------------  -------------  -----------  -----------
Total liabilities and shareholders' equity..............   $   357,761    $   201,497    $  56,155    $ 615,413
                                                          -------------  -------------  -----------  -----------
                                                          -------------  -------------  -----------  -----------



[FOOTNOTES APPEAR ON FOLLOWING PAGE]

PRO FORMA MERGER ADJUSTMENTS:

(A) Historical Balance Sheet of BRE as of October 31, 1995.

(B) Historical Balance Sheet of RCT as of October 31, 1995.

(C) Adjustments to record the assets acquired and liabilities assumed in the Merger in accordance with the purchase method of accounting, based upon a purchase price of $275.7 million, which assumes a value of $32.54 per share of BRE Common Stock issued as consideration, as follows:


                                                                   PURCHASE PRICE
                                                      PRIOR BASIS    ADJUSTMENT       TOTAL
                                                      -----------  --------------  -----------
Issuance of shares of BRE Common Stock..............   $  --        $    173,836   $   173,836
Assumption of mortgage and other notes payable......      94,827         --             94,827
Other liabilities assumed or incurred...............       1,923           2,300         4,223
Property acquisition costs, including title, legal
 and environmental due diligence....................                       2,836         2,836
                                                      -----------  --------------  -----------
  Basis in acquired assets..........................   $  96,750    $    178,972       275,722
                                                      -----------  --------------  -----------
                                                      -----------  --------------  -----------
  Less historical cost of $201,497 net of $908 of
   unamortized leasing costs and loan fees
   eliminated by purchase accounting................                                  (200,589)
                                                                                   -----------
Excess of basis in net assets acquired over
 historical cost....................................                               $    75,133
                                                                                   -----------
                                                                                   -----------
Composition of pro forma adjustment:
  Equity investment in real estate, net.............                               $    75,133
  Payment of property acquisition costs (assumed
   paid on merger date).............................                                    (2,836)
  Other liabilities incurred........................                                    (2,300)
  Elimination of unamortized leasing costs and loan
   fees.............................................                                      (908)
                                                                                   -----------
Net equity resulting from acquisition...............                               $    69,089
                                                                                   -----------
                                                                                   -----------



(D) Adjustment to record payment of $2,234 of the costs of stock issuance charged to equity.


(E) Adjustment to reflect paydown of $13,000 of RCT short-term debt assumed to be paid off with available BRE cash balances as of merger date.


(F) Adjustments to BRE capital accounts to record the issuance of 5,342,218 shares of BRE Common Stock at $32.54 per share, in exchange for all of the outstanding RCT Shares.



                                                                      DISTRIBUTIONS
                                             COMMON       PAID IN     IN EXCESS OF
                                             SHARES       CAPITAL       EARNINGS       TOTAL
                                           -----------  ------------  ------------  ------------
Issuance of BRE Common Stock.............   $      54   $    173,782   $   --       $    173,836
RCT Shares...............................      --           (116,140)      11,393       (104,747)
                                           -----------  ------------  ------------  ------------
                                            $      54   $     57,642   $   11,393         69,089
                                           -----------  ------------  ------------
                                           -----------  ------------  ------------
Less: Costs of stock issuance............                                                 (2,234)
                                                                                    ------------
Net adjustment to Shareholders' equity...                                           $     66,855
                                                                                    ------------
                                                                                    ------------

COMPARATIVE PER SHARE DATA

    The following table sets forth BRE's and RCT's historical per share data, unaudited pro forma per share data giving effect to the Merger using the purchase method of accounting, and the equivalent pro forma per share amounts of RCT. The pro forma data are not necessarily indicative of the actual financial position or future operating results or that which would have occurred or will occur upon consummation of the Merger.


                                                  THREE MONTHS ENDED
                                                   OCTOBER 31, 1995                    YEAR ENDED JULY 31, 1995
                                         -------------------------------------  --------------------------------------
                                         HISTORICAL                             HISTORICAL
                                         -----------                            -----------   PRO FORMA       RCT
                                                       PRO FORMA       RCT                   -----------   EQUIVALENT
                                                      -----------  EQUIVALENT                             ------------
                                                          (A)      -----------                   (A)          (B)
                                                                       (B)
Net Income Available for Shareholders:
  BRE..................................   $     .46    $     .47    $      --    $    2.15    $    2.14   $      --
  RCT..................................         .26           --          .27         1.10           --        1.22
Cash Distributions/Dividends:
  BRE..................................         .63          .63           --         2.46         2.46          --
  RCT..................................         .35           --          .36         1.41           --        1.40(C)
Book Value:
  BRE..................................       21.98        25.26           --        22.16        25.44          --
  RCT..................................       11.18           --        14.40        11.27           --       14.50


------------------------

(A) The pro forma per share data for BRE and RCT have been prepared assuming that in the Merger each RCT Share is converted into 0.57 of a share of BRE Common Stock, using the average number of shares outstanding during the period for purposes of calculating Net Income Available for Shareholders and Cash Distributions/Dividends per share, and the total number of shares outstanding at the end of the period for purposes of calculating Book Value per share.



(B) The equivalent pro forma per share amounts of RCT are calculated by multiplying pro forma Net Income Available for Shareholders per share of BRE Common Stock, pro forma Cash Distributions/Dividends per share of BRE Common Stock and pro forma Book Value per share of BRE Common Stock by the Exchange Ratio of 0.57 so that the per share amounts are equated to the comparative values for each RCT Share.


(C) The calculation of the RCT Equivalent Cash Distribution for the year ended July 31, 1995, includes two quarters at the prior BRE quarterly dividend rate of $0.60. Applying the 0.57 Exchange Rate to BRE's current quarterly dividend rate of $0.63 results in an annual RCT Equivalent Cash Distribution of $1.44.

COMPARATIVE MARKET DATA


    The BRE Common Stock has traded on the NYSE (symbol "BRE") since 1980. The RCT Shares have traded on the NYSE (symbol "RCT") since 1987. The table below sets forth, for the calendar quarters indicated, the high and low closing prices per share reported by the NYSE Composite Tape and distributions and dividends paid for the BRE Common Stock and the RCT Shares.



                                                            BRE COMMON STOCK                      RCT SHARES
                                                    ---------------------------------  ---------------------------------
                                                      HIGH        LOW      DIVIDENDS     HIGH        LOW      DIVIDENDS
                                                    ---------  ---------  -----------  ---------  ---------  -----------
1993:
  First Quarter...................................  $  39.750  $  32.500   $   0.600   $  18.000  $  13.500   $   0.320
  Second Quarter..................................     38.250     34.125        .600      17.750     16.000        .320
  Third Quarter...................................     35.625     34.375        .600      17.250     15.875        .320
  Fourth Quarter..................................     35.625     33.125        .600      19.125     17.250        .330
1994:
  First Quarter...................................     34.625     31.750        .600      18.625     16.500        .330
  Second Quarter..................................     31.750     30.375        .600      18.000     16.625        .345
  Third Quarter...................................     31.375     30.000        .600      17.375     16.250        .345
  Fourth Quarter..................................     31.250     30.125        .600      16.875     15.875        .355
1995:
  First Quarter...................................     31.875     30.500        .630      16.500     14.875        .355
  Second Quarter..................................     31.125     29.875        .630      17.250     15.750        .355
  Third Quarter...................................     33.750     30.750        .630      17.000     15.875        .355
  Fourth Quarter..................................     36.125     31.750        .630      19.875     16.250        .355



    The following table sets forth the last reported sales prices per share of BRE Common Stock and RCT Shares on October 11, 1995, the last trading day preceding public announcement of the proposed Merger, and on February 5, 1996, the most recent date for which prices were available prior to printing this Proxy Statement. The table also indicates, as of each such date, the market value on an equivalent per share basis of RCT Shares, based on the proposed Exchange Ratio of 0.57 share of BRE Common Stock for each RCT Share.



                                                                               BRE        RCT       RCT COMMON
                                                                             COMMON     COMMON        STOCK
                                                                              STOCK     SHARES      EQUIVALENT
                                                                            ---------  ---------  --------------
October 11, 1995..........................................................  $  33.375  $  16.375    $   19.024
February 5, 1996..........................................................


    BECAUSE THE EXCHANGE RATIO IS FIXED, SUBJECT TO THE UPWARD ADJUSTMENT PROVISIONS, AND THE MARKET PRICE OF BRE COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE BRE COMMON STOCK THAT HOLDERS OF RCT SHARES WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR BRE COMMON STOCK AND RCT SHARES.

DISTRIBUTION AND DIVIDEND POLICY


    BRE. Effective with the dividend payable March 23, 1995, BRE increased its regular quarterly distribution from $0.60 per share of BRE Common Stock to $0.63 per share, which, if annualized, would equal $2.52 per BRE share. The dividends paid for the year ended July 31, 1995 were approximately 87% of BRE's FFO during such period. Based on the unaudited pro forma statements of operations for the year ended July 31, 1995, as set forth in this Proxy Statement under BRE -- UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS, above, the dividends that would have been paid by BRE on a pro forma basis (assuming pro forma dividends were the sum of BRE and RCT dividends actually paid for the period) would have been approximately 85% of BRE's FFO on a pro forma basis during such period. The following table illustrates BRE's computation of FFO (in thousands):


                                                                                 PRO FORMA       HISTORICAL YEAR
                                                                                YEAR ENDED        ENDED JULY 31,
                                                                               JULY 31, 1995           1995
                                                                            -------------------  ----------------
Net income................................................................      $    34,775         $   23,555
Less: Net gain on sales of investments....................................           (2,370)            (2,370)
    Nonrecurring income received..........................................          --                  --
Plus: Provision for depreciation and amortization.........................           12,872              7,658
    Provision for possible investment losses..............................            2,000              2,000
                                                                                   --------           --------
Funds from operations (FFO)...............................................      $    47,277         $   30,843
                                                                                   --------           --------
                                                                                   --------           --------
Dividends paid............................................................      $    40,011         $   26,885
                                                                                   --------           --------
                                                                                   --------           --------
Payout ratio on FFO.......................................................              85%                87%



    Further distributions by BRE will be at the discretion of its Board of Directors and will depend on the actual cash flow and FFO of BRE, BRE's financial condition, capital requirements and annual distribution requirements under the REIT provisions of the Code, and such other factors as the BRE Board of Directors deems relevant. However, BRE currently intends to continue to pay a regular quarterly distribution of $0.63 per share of BRE Common Stock. BRE management believes that, based in part on unaudited pro forma per share data after giving effect to the Merger, there will be sufficient cash available to make such distributions. The foregoing is a forward-looking statement, and future dividends are subject to the factors noted above. Assuming BRE continues to make regular quarterly distributions at its current rate of $0.63 per share of BRE Common Stock, each holder of a RCT Share converted into 0.57 of a share of BRE Common Stock in the Merger would be entitled to receive a quarterly distribution of $0.359 per each RCT Share held prior to the Merger, contrasted with $0.355 per each RCT Share held currently.



    RCT. RCT currently pays a regular quarterly dividend of $0.355 per RCT Share (which, if annualized, would equal $1.42 per RCT Share). The dividends for the nine months ended September 30, 1995 were approximately 84% of RCT's FFO during such period. If the Merger does not occur, the RCT Board of Trustees currently intends to continue to pay quarterly dividends of $0.355 per RCT Share. However, any such distributions by RCT would be at the discretion of the Board of Trustees and would depend on the actual cash flow and FFO of RCT, RCT's financial condition, capital requirements and distribution requirements under the REIT tax provisions of the Code, and such other factors as the RCT Board of Trustees deems relevant. In addition, if the Merger is not consummated, the RCT Board of Trustees intends to reinstate RCT's Dividend Reinvestment and Stock Purchase Plan ("DRIP"). As of October 2, 1995, the DRIP was suspended and, if the Merger is consummated, the DRIP will be terminated. At this time, BRE has no plan comparable to RCT's DRIP and it is not contemplated that the Surviving Corporation will implement such a plan in the near future.


    SPECIAL CLOSING DIVIDEND. Pursuant to the Merger Agreement, BRE and RCT will each declare, on the last business day before the Merger, a special dividend to their shareholders of record as of that date in an amount based upon each company's then current quarterly dividend rate, pro rated for the portion of each company's fiscal quarter completed since its last dividend. The dividend payable by RCT shall be reduced by $0.01 per RCT Share to permit RCT to redeem (at $0.01 per right) all rights outstanding under the RCT Rights Agreement dated May 29, 1990. See "The Merger Agreement -- Certain Covenants."

                                 [B]

                             CERTAIN CONSIDERATIONS

    In considering whether to approve the Merger, the shareholders of BRE and RCT should consider, in addition to the other information in this Proxy Statement, the following factors:

BENEFITS TO CERTAIN TRUSTEES, DIRECTORS AND OFFICERS OF BRE AND RCT


    In considering the recommendation of the respective boards with respect to the Merger and the transactions contemplated thereby, shareholders of BRE and RCT should be aware that certain members of the respective boards and the management have certain interests in the Merger that are in addition to the interests of shareholders generally, which may result in conflicts of interest in determining whether their companies should consummate the Merger. See "Interests of Certain Persons in the Merger."


REAL ESTATE INVESTMENT RISKS

    GENERAL


    Real property investments are subject to varying degrees of risk. The yields available from equity investment in real estate depend upon the amount of income generated and expenses incurred. If properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the owner's income and ability to make distributions will be adversely affected. An owner's income from properties may be adversely affected by a variety of factors, including the general economic climate, local conditions, such as oversupply of the particular category of real estate owned or controlled by the owner, whether it be apartments, shopping centers, warehouses or office buildings, or reduction in demand for any such properties, competition from properties owned by others, or the ability of the owner to provide adequate facilities maintenance, services and amenities. With respect to shopping centers, industrial properties and office buildings, maintaining income at desired levels can be affected by a number of factors, including the ability of the owner to locate desirable replacements for key tenants at sustaining rent levels following expiration of leases, and the costs of re-letting and providing tenant improvements required to attract and maintain suitable tenants at desirable rentals. With respect to shopping centers, maintaining a proper mix of tenants is important to the patronage of the center generally and the rental income to the owner, and because of competition, general location of the center, changing traffic patterns and other factors, the owner may not be successful in this respect.



    Operating costs, including real estate taxes, insurance and maintenance costs, do not, in general, decline when circumstances cause a reduction in income from a property. If a property is mortgaged to secure payment of indebtedness, and the owner is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property. In addition, income from properties and real estate values are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.



    In the normal course of business, the Surviving Corporation will continually evaluate potential acquisitions, enter into non-binding letters of intent, and may, at any time, enter into contracts to acquire and may acquire additional properties. In view of the foregoing, and as discussed below, no assurance can be given that the Surviving Corporation will have the financial resources to make suitable acquisitions on favorable terms or that properties that satisfy the investment policies of the Surviving Corporation will be available for acquisition.


    RISKS OF COMBINED COMPANY PORTFOLIO AND OPERATIONS


    It is currently anticipated that, as a result of the Merger, the Surviving Corporation should be able to realize certain operating synergies and reductions in costs. For example, approximately $1 million in annual savings are estimated from the internalization of property management, reduction in overall interest costs and the net reduction in general and administrative expenses. See "Summary Financial Information." These estimates constitute forward-looking information and are inherently unreliable. Shareholders are cautioned that the realization of operating synergies and cost savings are subject to numerous contingencies, including the cost and timing of integrating the companies and a constantly changing operating environment. Because all material events and circumstances cannot be predicted, and unanticipated events and circumstances are likely to occur, there may be differences between the expected synergies and cost savings and the actual results, and these differences could be material. Even if the estimated cost savings are achieved, no assurance can be given as to when such cost savings will be realized.



    Following the Merger, it is expected that the Surviving Corporation will continue to focus on the acquisition of multifamily apartment communities and on the orderly disposition of commercial/ industrial properties ("non-core properties"). Management of both BRE and RCT believe that the demand for the non-core properties, generally, is lower than the demand for multifamily properties and that such non-core properties are often sold at higher capitalization rates than multifamily properties.


    ILLIQUIDITY OF REAL ESTATE AND REINVESTMENT RISK


    Real estate investments are relatively illiquid and, therefore, tend to limit the ability of the owner to adjust its portfolio in response to changes in economic or other conditions. Additionally, the Code places certain limits on the number of properties a REIT may sell without adverse tax consequences. To effect its current operating strategy, the Surviving Corporation expects to raise additional acquisition funds, in part, through the orderly disposition of non-core properties and, depending upon interest rates, current acquisition opportunities and other factors, generally to reinvest the proceeds in multifamily properties. In this respect, in the markets targeted for future acquisition of multifamily properties by the Surviving Corporation, there is considerable buying competition from other real estate companies, many of whom will have greater resources, experience or expertise than the Surviving Corporation. In many cases, this competition for acquisition properties has resulted in an increase in prices and a decrease in yields. Due to the capitalization rates currently prevailing in the pricing of potential acquisitions of multifamily properties which meet the Surviving Corporation's investment criteria, no assurance can be given that the proceeds realized from the disposition of the non-core properties can be reinvested to produce economic returns comparable to those being realized from the non-core properties.



    In furtherance of its policy to dispose of non-core properties from time to time and to acquire additional multifamily properties, BRE and RCT have recently completed, or have entered into contracts for, the sale of various of their respective non-core properties (including, with respect to RCT, the recently completed sale of the Target/Ralphs property and, with respect to BRE, the proposed sale of Westlake Village). See "The Companies -- Recent Developments." If completed under the terms currently contemplated, the proceeds expected to be realized from these dispositions are estimated to be approximately $65 million. In addition, the Surviving Corporation is expected to continue to seek the orderly disposition of other non-core properties, which will increase the proceeds available to the Surviving Corporation for reinvestment. It is intended that the sale of Target/Ralphs and Westlake Village will each be treated as a tax-deferred exchange and that the Surviving Corporation will seek to structure future dispositions as tax-free exchanges, where appropriate, utilizing the nonrecognition provisions of Section 1031 of the Code to defer income taxation on the disposition of the exchanged property.



    For  an exchange of such properties  to qualify for tax-free treatment under
Section 1031 of the Code, certain technical requirements must be met. For example, both the property exchanged and the property acquired must be held for use in a trade or business or for investment, and the property acquired must be identified within 45 days, and must be acquired within 180 days, after the transfer of the exchanged property. If the technicial requirements of Section 1031 of the Code are not met, then the exchanged property will be treated as sold in a taxable transaction for a sales price equal to the fair market value of the property received, in which event a distribution of cash to the shareholders may be required to avoid a corporate-level income tax on the resulting capital gain. Given the competition for properties meeting the Surviving Corporation's investment criteria, it may be difficult for the Surviving Corporation to identify suitable properties within the foregoing time frames in order to meet the requirements of Section 1031. Even if a suitable tax-deferred exchange can be structured, as noted above, no assurance can be given that the proceeds of any of these dispositions will be reinvested to produce economic returns comparable to those currently being realized from the properties which were disposed.


    COMPETITION


    All of the properties currently owned by BRE and RCT are located in developed areas. There are numerous other multifamily properties and real estate companies within the market area of each of the properties which will compete with the Surviving Corporation for tenants and development and acquisition opportunities. The number of competitive multifamily properties and real estate companies in such areas could have a material effect on (i) the Surviving Corporation's ability to rent the apartments at the rents charged and (ii) development and acquisition opportunities. The Surviving Corporation will compete for tenants and acquisitions with others who may have greater resources.


    DEPENDENCE ON WESTERN UNITED STATES REGIONS


    BRE's multifamily portfolio is principally located in the San Francisco Bay Area, San Diego, Tucson, Phoenix/Scottsdale and Seattle, while RCT's is focused in Phoenix, the Los Angeles Metropolitan Area, San Diego, Sacramento and Las Vegas. To the extent general economic conditions in any of these areas deteriorates or any of these areas experiences natural disasters, the value of the respective portfolios and the FFO of the Surviving Corporation could be adversely affected.


    RISKS OF COMMERCIAL/INDUSTRIAL TENANT FINANCIAL DIFFICULTIES


    The ability of the Surviving Corporation to make expected distributions to its shareholders could be adversely affected if tenants at non-core properties are unable to meet their rental obligations or if the Surviving Corporation is unable to lease on economically favorable terms, or collect rental payments on, a significant amount of space in its non-core properties. At such times as a recessionary environment exists, there is an increased risk that tenants will be unable to meet their obligations to the Surviving Corporation and/or will seek protection of the bankruptcy laws (which could result in the rejection and termination of the debtor's lease). No assurance can be given that tenants at non-core properties will not experience a downturn in their businesses or file for protection under the bankruptcy laws (and, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner). Historically, bankruptcies of tenants at non-core properties have not had a material adverse effect on either RCT or BRE; however, no assurance can be given that future bankruptcies of commercial tenants will not have such adverse effects.


    RISKS OF REAL ESTATE DEVELOPMENT AND ACQUISITION


    BRE is currently developing two properties in Arizona into which BRE expects to invest a total of approximately $37,000,000, all of which is expected to be invested during the 1996 calendar year. RCT has no properties under development.



    Real estate development involves significant risks in addition to those involved in the ownership and operation of real estate. While BRE's policies with respect to development activities are intended to limit some of the risks otherwise associated with such activities, BRE nevertheless is subject to certain risks, including lack of financing, construction delays, budget overruns and lease-up. See "Policies With Respect To Certain Activities." The Surviving Corporation will be subject to similar risks in connection with any future development of its properties. The occurrence of any of the risks noted in this paragraph could have a material adverse effect on the Surviving Corporation's business, financial condition or results of operations.



    It is expected that, in the future, the Surviving Corporation's evaluation of real property acquisition opportunities will be based, in part, upon the cost to finance the acquisition and the yield expected to be derived from the ongoing ownership of such real property. If the Surviving Corporation is unable to obtain sufficient capital on acceptable terms, its ability to acquire new real estate or implement other aspects of its objectives and strategies will be impaired. In addition, even if sufficient capital is available on reasonable terms, no assurance can be given that the costs to maintain the property so acquired or the yields actually derived from the property will not deviate materially from expectations.

    UNINSURED LOSS; LIMITED COVERAGE


    Upon consummation of the Merger, the Surviving Corporation will carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties with certain policy specifications, limits and deductibles. RCT does not carry earthquake insurance with respect to its properties. While BRE carries earthquake coverage for its properties with an aggregate annual limit of $5 million and it is anticipated that the Surviving Corporation will obtain earthquake coverage for all of its properties, no assurance can be given that such coverage will be available on acceptable terms or at an acceptable cost, and if obtained, that the limits of those policies will cover the full cost of repair or replacement of covered properties. Even if the Merger is consummated, there may be certain extraordinary losses (such as civil unrest) that are not generally insured (or fully insured against) because they are either uninsurable or not economically insurable. Should an uninsured or underinsured loss occur to a property, the Surviving Corporation could be required to use its own funds for restoration or lose all or part of its investment in, and anticipated revenues from, the property and would continue to be obligated on any mortgage indebtedness on the property.


    LAWS BENEFITING DISABLED PERSONS


    A number of Federal, state and local laws (including the Americans with Disabilities Act) and regulations exist that may require modifications to existing buildings or restrict certain renovations by requiring improved access to such buildings by disabled persons. Legislation or regulations adopted in the future may impose further burdens or restrictions on owners with respect to improved access by disabled persons. The costs of compliance with these laws and regulations may be substantial, and limits or restrictions on completion of certain renovations may limit implementation of the Surviving Corporation's investment strategy in certain instances or reduce overall returns on its investments. The Surviving Corporation intends to review its properties periodically to determine the level of compliance and, if necessary, take appropriate action to bring such properties into compliance. Although the managements of BRE and RCT have concluded, based on their property reviews to date, that the costs of such compliance should not have a material adverse effect on the Surviving Corporation. Such conclusions are based upon currently available information and data, and no assurance can be given that future legal interpretations or legislative changes will not significiantly increase the costs of compliance.


ENVIRONMENTAL RISKS

    GENERAL


    Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances in, on, around or under such property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of, or failure properly to remediate, such substances may adversely affect the owner's or operator's ability to sell or rent the affected property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials. In connection with the current or former ownership (direct or indirect), operation, management, development and/or control of real properties, the Surviving Corporation may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines, and claims for injuries to persons and property brought by private plaintiffs.


    All of the properties currently owned directly by RCT and all of the properties currently owned directly by BRE have been subject to either a Phase I environmental assessment or limited environmental review (which involves general on-site inspections and record reviews without soil sampling or groundwater analysis) or an environmental transaction screen (which involves computerized database reviews and, in some cases, regulatory file reviews, but not on-site inspections, soil sampling or groundwater analysis) (collectively, "Environmental Reviews") completed by independent environmental consultants, either in connection with the Merger or in connection with ownership or acquisition of each property. Further physical testing has been performed on several of RCT's and BRE's properties in connection with the Merger, including soil gas surveys, soil sampling and/or groundwater sampling.

    RCT PROPERTIES


    In November 1994 a soil sampling program was conducted at the Santa Fe Springs Shopping Center. The assessment indicated the presence of soil contamination from solvents associated with dry cleaning operations underlying a dry cleaning operation on the property. RCT proceeded with and is currently conducting a remediation program to remove such contamination. In connection with the Merger, RCT conducted a groundwater investigation of the Santa Fe Springs property, which revealed groundwater contamination underlying the property, in part attributable to the dry cleaners. RCT has reported its findings to the appropriate regulatory agencies, and intends to address these groundwater issues with the agencies, in addition to continuing its existing remediation program for soil contaminated from the dry cleaning operation.



    Until November 30, 1995 RCT was the lessee and the sublessor of the Just Gas/American Gas site in Oxnard, California. In 1987, the County of Ventura initially notified the sublessee that its underground fuel tank required assessment and possible replacement. The sublessee made only minimal efforts to comply with the requirements, all subject to the approval of the County of Ventura. While RCT believes the sublessee is responsible for all compliance and cleanup costs, in the last months of the term of RCT's lease, RCT undertook additional assessment work to evaluate the conditions at the site. Petroleum hydrocarbon contamination in the soil and groundwater underlying the property has been confirmed. RCT intends to undertake further site assessment and implement an interim soil vapor extraction program for the site.



    In connection with the Merger, RCT caused a soil gas survey and soil sampling to be performed at the location of the dry cleaning facility in the Central Shopping Center, Ventura, California. This investigation revealed the presence of solvents associated with dry cleaning operations in the soil underlying the dry cleaning facility. In addition, based upon this investigation, RCT concluded that no groundwater contamination is present beneath the site. RCT is proceeding with preparation and commencement of an appropriate soil remediation program.


    Based upon information provided to management of both companies, it has been estimated that the costs of remediation of known environmental liabilities on the RCT properties noted above could range from approximately $450,000 to $1.8 million. These estimates are based on information available at the time and actual costs may vary.

    BRE PROPERTIES

    Testing of the properties owned by BRE has revealed the presence of soil and/or groundwater contamination, consisting of solvents associated with dry cleaning operations at two properties. One shopping center (El Camino) has been determined to have trace levels of solvents in soil and groundwater under the site. Further investigation is being conducted to determine the source and extent of these solvents. No estimate of remediation costs can be made until additional information is obtained. Another shopping center (The Hub) has been determined to have solvents associated with dry cleaning operations in the soil underlying the site. BRE intends to perform limited groundwater investigation to confirm existing data and to seek a no further action letter from regulatory authorities with respect to this site.

    In or about May 1995, BRE was served with a Complaint filed in the New York Supreme Court, entitled PADEN, ET AL. V. GENERAL INDUSTRIES, ET AL., Case No. 95-05058. The plaintiffs-homeowners allege that, together with other defendants, BRE is responsible for the discharge of hazardous waste from a dry cleaners in the Baldwin Place Shopping Center (Baldwin Place) located in the Town of Somers,

New York, contaminating their downgradient real properties and drinking water wells located near Baldwin Place. Plaintiffs have requested injunctive relief and compensatory and punitive damages. The litigation is currently in the discovery stage. BRE is of the opinion that the likelihood of a material adverse effect from this litigation is remote. BRE is currently seeking to confirm insurance coverage for such litigation with its applicable insurance carriers, although no assurance can be given that insurance coverage will be available.
BRE was previously sued for contribution under CERCLA for groundwater contamination at this site. The litigation was settled.

    POTENTIAL LIABILITIES

    The   Environmental  Reviews  have   not  revealed  potential  environmental
liability that, in the judgment of BRE's and RCT's management, would have a material adverse effect on either BRE's or RCT's business, consolidated financial position, liquidity or results of operations prior to the Merger or the Surviving Corporation's business, consolidated financial position, liquidity or results of operation after the Merger. Due to the risk that the actual costs of remediation may substantially exceed the estimated costs noted above, and the fact that the ownership of real estate generally can result in significant environmental and other liabilities, in order to provide for the potential impact that the realization of these risks and contingencies could have on the Surviving Corporation's consolidated financial position, results of operation or liquidity, management has established a reserve of $2.3 million as part of the acquisition costs.

    In connection with its ownership and operation of the properties, BRE, RCT or the Surviving Corporation, as the case may be, potentially may be liable for damages, or cleanup, investigation or remediation costs, substantially greater than described above. No assurance can be given that existing environmental studies with respect to any of the properties reveal all or the full extent of the potential environmental liabilities, that the actual costs or liabilities associated with the remediation activities and properties will not materially exceed current estimates, that any prior owner or operator of a property did not create any material environmental condition unknown to BRE or RCT, or that a material environmental condition does not otherwise exist as to any one or more of the properties.

STOCK PRICE FLUCTUATIONS; FIXED EXCHANGE RATIO

    The relative stock prices of the BRE Common Stock and the RCT Shares at the Effective Time may vary significantly from the prices as of the date of the execution of the Merger Agreement, the date hereof or the date on which the shareholders vote on the Merger, due to (i) changes in the business, operations and prospects of BRE or RCT; (ii) market assessments of the likelihood that the Merger will be consummated and the timing thereof; and (iii) general market and economic conditions and other factors.

    The Exchange Ratio was fixed at the time of execution of the Merger Agreement by the parties but is subject to upward adjustment under certain circumstances if the BRE Common Stock price falls below certain specified floor prices. See "The Merger Agreement -- Upward Adjustment of the Exchange Ratio." Consequently, if the market price of the BRE Common Stock decreases from the price on the date of execution of the Merger Agreement, BRE may pay, and the RCT shareholders may receive, less consideration in the Merger (measured by the market value on the date shares of BRE Common Stock are issued in connection with the Merger) than if the market price of the BRE Common Stock had remained unchanged or had increased over that period. Conversely, if the market price of the BRE Common Stock increases over that period, BRE may pay, and the RCT shareholders may receive, more consideration in the Merger (as so measured) than if the market price had remained unchanged or had decreased. In addition, in the event the price of the BRE Common Stock were to fall below the floor prices and RCT elected to terminate the Merger Agreement, there is no assurance that BRE would elect to increase the Exchange Ratio so as to permit the Merger to be consummated. Moreover, any increase to the Exchange Ratio caused by the Upward Adjustment Provisions would have a dilutive effect on the pro forma FFO per share and other share-based measurements of the

Surviving Corporation's financial performance. If the BRE Board of Directors were to prevent termination by increasing the Exchange Ratio, such action may be taken without resoliciting proxies from BRE's shareholders.

TAX RISKS

    TAX LIABILITIES AS A CONSEQUENCE OF THE FAILURE OF THE MERGER TO QUALIFY AS A TAX-FREE REORGANIZATION


    The Merger is intended to be a tax-free reorganization for federal income tax purposes. Although neither BRE nor RCT will request a ruling from the Internal Revenue Service ("IRS") that the Merger qualifies as a tax-free reorganization for United States federal income tax purposes, BRE and RCT will receive opinions of Farella Braun & Martel, counsel to BRE, and Troop Meisinger Steuber & Pasich, LLP, counsel to RCT, that, based on certain assumptions and representations of BRE and RCT, the Merger will so qualify. In addition, BRE and RCT will receive (i) the opinion of Troop Meisinger Steuber & Pasich, LLP that, based on certain assumptions and representations of RCT, the merger of RCT into RCT/Maryland will qualify as a tax-free reorganization for such purposes, and
(ii) the opinion of Farella Braun & Martel that, based on certain assumptions and representations of BRE, the BRE Reincorporation will qualify as a tax-free reorganization for such purposes. See "The Merger Agreement -- Certain Federal Income Tax Consequences." Persons receiving this Proxy Statement should be aware that opinions of counsel are not binding on the IRS or any court. If the Merger fails to qualify as a tax-free reorganization, such transaction would be treated for federal income tax purposes as a taxable sale by RCT of its assets to BRE. In that event, the tax liabilities of RCT that may result from such deemed sale would be assumed by the Surviving Corporation as a result of the Merger, which could have a material adverse effect on the Surviving Corporation's financial position. In addition, in such event the shareholders of RCT could be treated as disposing of their shares in a fully taxable transaction. If either the merger of RCT into RCT/Maryland or the BRE Reincorporation fails to qualify as a tax-free reorganization, then similar adverse tax consequences could occur to RCT, BRE and their respective shareholders.


    TAX LIABILITIES AS A CONSEQUENCE OF FAILURE TO QUALIFY AS A REIT

    BRE believes that it has operated so as to qualify as a REIT under the Code since its formation in 1970. Although management of BRE believes that BRE is organized and is operating in such a manner, no assurance can be given that BRE will be able to continue to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within BRE's control. For example, in order to qualify as a REIT at least 95% of BRE's taxable gross income in any year must be derived from qualifying sources and BRE must make distributions to shareholders aggregating annually at least 95% of its REIT taxable income (excluding net capital gains). In addition, no assurance can be given that new legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. BRE, however, is not aware of any currently pending tax legislation that would adversely affect its ability to continue to operate as a REIT.


    If BRE fails to qualify as a REIT, BRE will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, BRE would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of BRE available for investment or distribution to shareholders because of the additional tax liability to BRE for the year or years involved. In addition, distributions would no longer be required to be made. To the extent that distributions to shareholders would have been made in anticipation of BRE's qualifying as a REIT, BRE might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax.

    RCT believes that, since its formation in 1968, it has operated so as to qualify as a REIT under the Code. The failure of RCT to qualify as a REIT would have consequences generally similar to the consequences of any failure by BRE to qualify as a REIT, as described above.

    CALIFORNIA PROPOSITION 13

    Under Article XIIIA of the California Constitution and related provisions of California's Revenue and Taxation Code (collectively "Proposition 13"), real property in California is generally subject to reassessment whenever the property undergoes a "change in ownership." Upon such reassessment, the property is revalued at its current fair market value for purposes of computing applicable property taxes. Thus, a change in ownership of California real property can often trigger a significant change in the level of property taxes payable.

    BRE has obtained an opinion letter from the California State Board of Equalization ("SBE") concerning the Proposition 13 impact of the Merger. According to such opinion, (i) the merger of RCT into RCT/Maryland will not create a change in ownership with respect to RCT's California properties; (ii) the Merger of RCT/Maryland into BRE will create a change in ownership with respect to RCT's California properties, but not with respect to BRE's existing California properties; and (iii) the redomestication of BRE from Delaware to Maryland pursuant to the BRE Reincorporation will not be deemed to constitute a change in ownership with respect to the California properties owned by BRE before the BRE Reincorporation.


    The ruling letter received by BRE from the SBE as to the BRE or RCT properties in California is not binding upon Assessors in the California counties in which BRE's or RCT's real property is located. Assessors will often follow the legal analysis of the SBE on such matters, but there can be no assurance that Assessors in one or more California counties in which BRE owns real property will necessarily agree with the SBE's conclusions regarding such change in ownership analysis or that such Assessors will not attempt to reassess BRE's California properties following the Merger.


    OTHER TAX LIABILITIES

    Even if the Surviving Corporation continues to qualify as a REIT, it will be subject to certain federal, state and local taxes on its income and property.

DISSIMILAR NATURE OF SHAREHOLDER RIGHTS

    The rights of the holders of RCT Shares are presently governed by California law, the RCT Declaration of Trust and the RCT Trustees' Regulations. Upon consummation of the Merger, the RCT Shares will be converted into BRE Common Stock and the holders thereof will be governed by Delaware corporation law, the BRE Certificate of Incorporation and the BRE Bylaws or, if the reincorporation of BRE in Maryland is approved by the BRE shareholders, Maryland corporation law and the Articles of Incorporation and Bylaws of BRE/Maryland.

    Certain material differences between the rights of shareholders of BRE and BRE/Maryland, on the one hand, and the rights of shareholders of RCT, on the other hand, include the following: (i) the ability of holders of BRE Common Stock to amend the articles of incorporation and bylaws of BRE or BRE/Maryland, as the case may be, is not as limited as the ability of the holders of RCT Shares to amend the RCT Declaration of Trust and the RCT Trustees' Regulations;
(ii) the RCT Declaration of Trust provides that 10% of the outstanding RCT Shares may call a special meeting of shareholders whereas the bylaws of BRE or BRE/Maryland, as the case may be, require a greater percentage of the outstanding shares to call a special meeting of shareholders; (iii) the RCT Declaration of Trust restricts the types of investments RCT may make and the amount of debt RCT may incur whereas BRE's charter documents contain no such restrictions; (iv) the RCT Declaration of Trust restricts RCT from issuing more than one class of shares whereas the BRE Certificate of Incorporation permits the issuance of 100,000 shares of Class B Common Stock and, if the amendment to BRE's Certificate of Incorporation submitted herein for consideration to BRE's shareholders (BRE Proxy Item No. 4) is approved by the BRE shareholders, the charter of BRE or BRE/Maryland, as the case may be, will authorize the issuance of one or more classes of preferred stock; (v) the RCT Declaration of Trust provides holders of RCT Shares with certain rights to information and rights of inspection which are provided to a lesser extent in the charter documents of BRE or BRE/Maryland, as the case may be; (vi) the charters of BRE and BRE\Maryland provide for a classified board of directors and do not permit cumulative voting, whereas the RCT Declaration of Trust does not provide for a classified board and does permit cumulative voting; (vii) the RCT Declaration of Trust permits holders of RCT Shares to take action by written consent, whereas in general BRE and BRE/Maryland shareholders may not take action by written consent; and (viii) both BRE and BRE/Maryland prohibit use of corporate assets to purchase or redeem shares from any person who holds 5% or more of the outstanding shares subject to certain exceptions based on shareholder approval and the price of the shares, whereas the RCT Declaration of Trust does not place similar restrictions on such redemptions. Additional differences between RCT, on the one hand, and BRE and BRE/Maryland, on the other, are described in "Comparison of Internal Structure and Shareholder Rights of RCT and BRE." The material similarities and differences between Delaware corporation law and the BRE Certificate of Incorporation and Bylaws, on the one hand, and Maryland corporation law and the BRE/Maryland Articles of Incorporation and Bylaws, on the other, which should be considered in connection with the BRE Reincorporation, are summarized in "Approval of Reincorporation of BRE in Maryland."


PROVISIONS WHICH COULD LIMIT A CHANGE IN CONTROL OR DETER A TAKEOVER


    The charter documents of all three organizations (i.e., RCT, BRE and BRE/Maryland) contain limitations on the ownership of their shares in order to maintain their status as REITs, I.E., not more than 50% in value of the outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the organization's fiscal year. In addition, the charter documents provide that, if the governing board at any time and in good faith determines that direct or indirect ownership of shares have or may become concentrated to an extent that would prevent the organization from qualifying as a REIT, the governing board has the power to prevent the transfer of stock or to call for redemption (by lot or by other means affecting one or more shareholders selected in the sole discretion of the governing board) of a number of shares sufficient in the opinion of the governing board to maintain or bring the direct or indirect ownership of the organization into conformity with the requirements for maintaining REIT tax status. These limitations may have the effect of precluding acquisition of control of the organization by a third party without consent of the governing board.



    If approved by the shareholders of BRE at the BRE Annual Meeting, the charter of BRE or BRE/ Maryland, as the case may be, will authorize the BRE Board of Directors to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. See "Approval of Charter Amendment to Authorize a Class of Preferred Stock." The issuance of preferred stock by BRE could have the effect of delaying or preventing a change of control of BRE even if a change in control were in the shareholders' interest; however, the BRE Board of Directors has adopted a policy that no shares of preferred stock will be issued if the principal purpose of such issuance would be to discourage an unsolicited takeover of BRE. No such shares are issued or outstanding as of the date of this Proxy Statement, and none will be outstanding upon consummation of the Merger.



    Certain other provisions of BRE's and BRE/Maryland's charter documents may have the effect of deterring a takeover of BRE or BRE/Maryland. These provisions include (i) the requirement that 70% of the outstanding shares of voting stock approve certain mergers, sales of assets or other business combinations with any shareholder owning 10% or more of the outstanding shares, unless the transaction is recommended by a majority of the disinterested directors or meets certain fair price criteria; (ii) limitations on shareholder action by written consent without a meeting and a minimum ownership requirement for shareholders to call special meetings of shareholders of at least 25% in the case of BRE/Maryland and a majority of the shares in the case of BRE; (iii) a provision that BRE directors may be removed by the shareholders only for "cause" and that vacancies in the Board of Directors may be filled only by action of the remaining directors; (iv) a vote requirement of 70% of the outstanding shares to amend certain provisions of the charter; (v) the classification of BRE's Board of Directors into three classes serving staggered three-year terms and the absence of cumulative voting for the election of directors; and (vi) an anti-greenmail prohibition on certain stock repurchases from a 5% or greater shareholder for a price exceeding fair market value.

    In addition, BRE has issued certain common share purchase rights (the "Rights") to its shareholders pursuant to its Shareholder Rights Plan. The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire BRE without conditioning the offer on redemption of the Rights by the Board of Directors or on the acquisition by such person or group of a substantial number of Rights.


    Subject to prior board approval and other exceptions, the Delaware General Corporation Law bars business combinations such as mergers, consolidations and asset purchases where the business acquired was, or the assets belonged to, a Delaware corporation, such as BRE, and where the acquiror beneficially owns or controls 15% or more of the voting stock of the public corporation before the date of the transaction. The law is very broad in scope and is designed to inhibit unfriendly acquisitions, but it does not apply to a corporation whose certificate of incorporation or bylaws contain a provision not to be covered by this section. Neither BRE's Certificate of Incorporation nor its Bylaws contains such an opt-out provision.


RELIANCE OF FINANCIAL ADVISORS ON MANAGEMENT'S FINANCIAL PROJECTIONS

    The opinions of the BRE and RCT financial advisors are based, in part, upon projected information prepared by the BRE and RCT managements. Dean Witter and Prudential Securities relied upon the companies' managements for the reasonableness of the assumptions underlying the projections; however, no representation or warranty was made by either BRE or RCT that such projections will be realized. Financial projections are subject to contingencies beyond the control of management, and realization of the projections depends on numerous factors, including among other things, the cost of integrating the companies, the completion of pending developments, the actual costs in relation to such projects and decisions by management to modify business plans to address changing needs and a changing operating environment. All material events and circumstances cannot be predicted, and unanticipated events and circumstances are likely to occur. Accordingly, there may be differences between the projected and actual results of operations of the respective companies, and such differences could be material. In the event that the actual financial results are materially different from projected results, the conclusions reached in the opinions of the financial advisors could be materially affected.

NO CERTAINTY OF VALUE; ABSENCE OF APPRAISALS


    In negotiating the Exchange Ratio established in the Merger Agreement, the parties considered the relative values of BRE's and RCT's properties as well as a number of other factors, including the anticipated effects of the Merger on the dividends, FFO and balance sheet of the Surviving Corporation, the market value of the BRE Common Stock and the RCT Shares, the economies of scale and other synergies that the parties expect to be generated by the Merger, the direct and indirect costs of alternative means of growth for both companies, and the value to BRE of acquiring RCT's internal property management function and adding to BRE's management the experience and skill of the members of RCT's executive team who would become part of the Surviving Corporation's management. See "Background of the Merger," "Reasons for the Merger -- Recommendation of the Board of Directors of BRE," "-- Recommendation of the Board of Trustees of RCT," "-- Opinion of BRE's Financial Advisor," and "-- Opinion of RCT's Financial Advisor." The management of both BRE and RCT performed property reviews and compiled information relating to the value of the assets involved in the transaction. In addition, BRE engaged an outside party to assist BRE's management in collecting data in this process. However, no independent appraisals of the properties of BRE or RCT were obtained by either company or their advisors, and no assurance can be given that the valuation implied by the market price of the stock of BRE and RCT does not exceed the aggregate appraised value of such properties. All determinations of value considered by the parties are subject to uncertainty. There is no assurance that the liquidation value of the RCT assets would equal or exceed the price to be paid for the RCT Shares if a liquidation event such as a voluntary or involuntary dissolution were to occur following the Merger. Similarly, there is no assurance that the proportionate liquidation value of the BRE assets would equal or exceed the value assigned to the BRE Common Stock to be delivered to the RCT shareholders in the Merger.

SUBSTANTIAL PAYMENTS IF THE MERGER FAILS TO OCCUR

    No assurance can be given that the Merger will be consummated. If the Merger does not occur, under certain circumstances BRE or RCT will be entitled to receive a termination fee from the other party of $1.75 million. If the Merger is not consummated, BRE and RCT will have incurred substantial expenses which either may endeavor to collect from the other party pursuant to their respective reimbursement obligations under certain circumstances up to a maximum of $500,000. See "The Merger Agreement -- Termination Fees and Expenses."

                                 THE COMPANIES

BRE


    BRE is a self-administered equity REIT which owns and operates apartment communities and other income producing properties in the Western United States. At January 31, 1996, BRE's portfolio consisted of 38 properties, including 25 apartment communities (aggregating 8,794 units, consisting of 5,475 wholly owned units and 3,319 units on land leased to others), four shopping centers (including two held in partnerships in which BRE is a limited partner) and nine light industrial and warehouse/ distribution properties. Of these properties, 23 are located in California, 11 in Arizona, three in Washington and one in Oregon. The 38 properties contain, in the aggregate, approximately 8,650,000 net rentable square feet of improvements on approximately 511 acres of land.


    BRE's mission is to maximize shareholder value through the acquisition, ownership and management of apartment communities in the Western United States. BRE has an operating strategy designed to increase the performance of the properties in its portfolio through a program of property renovation and maintenance, tenant retention and expense control. BRE has publicly announced its intention to shift from external to internal management of its properties.

    BRE (formerly named BankAmerica Realty Investors) was organized as a California business trust in 1970 and was reorganized as a Delaware corporation in 1987. BRE has paid 101 consecutive quarterly dividends to shareholders since it commenced operations. BRE's principal executive offices are located at One Montgomery Street, Suite 2500, Telesis Tower, San Francisco, CA 94104-5525, and its telephone number is (415) 445-6530.

RCT


    RCT is a self-administered and self-managed equity REIT which owns and operates apartment communities and other income producing properties in the Western United States. At January 31, 1996, RCT's portfolio consisted of 41 properties, including 22 apartment communities (aggregating 3,655 units, consisting of 3,397 wholly owned units and 258 units held in a partnership in which RCT is a limited partner), five shopping centers (of which four are wholly owned and one is on land leased to others), three medical office buildings and 11 commercial/industrial properties. Of these properties, 32 are located in California, seven in Arizona and two in Nevada. The 41 properties contain, in the aggregate, approximately 3,973,000 net rentable square feet of improvements on approximately 252 acres of land.


    The current goals of RCT are to focus its investments on apartment communities in different geographic areas and, in that respect, to divest a majority of its shopping centers and other commercial investments in an orderly manner and to redeploy the proceeds of those investments in apartment communities. The current operating strategy of RCT is to emphasize FFO by enhancing the performance of its properties through a program of property improvement and expense control, rather than the realization of capital gains through property dispositions.

    RCT was organized as a California business trust in 1968. RCT has paid 111 consecutive quarterly dividends to its shareholders since it commenced operations. RCT's principal executive offices are located at 12011 San Vicente Boulevard, Suite 707, Los Angeles, California 90049-4949, and its telephone number is (310) 476-7793.

RECENT DEVELOPMENTS


    BRE has entered into an agreement to sell its Westlake Village property, consisting of 47.2 acres of land located in Daly City, California to the ground lessee of the property for a cash purchase price of $58 million. The book value of the property at July 31, 1995 was $7,425,000. The sale is subject to certain contingencies, including a five month due diligence period during which the purchaser may review the property, seek to arrange financing and, at the purchaser's election without penalty, terminate the purchase agreement. Assuming satisfaction of closing conditions, the purchase agreement contemplates a closing of the sale between June 14 and September 14, 1996, with the sale intended to be treated by BRE as a tax-deferred exchange. On December 29, 1995, RCT disposed of its Target/Ralphs property, a retail shopping center. The total proceeds realized from the sale of Target/ Ralphs was approximately $10.2 million, which are intended to be reinvested in one or more multi-family properties in transactions intended to be treated by RCT as tax-deferred exchanges. No assurance can be given that suitable properties will be identified in order that the proposed sale of the Westlake Village by BRE or the sale of Target/Ralphs by RCT will qualify as tax-deferred exchanges or, even if suitable properties can be identified, that tax-deferred exchange transactions could be structured under terms acceptable to BRE or RCT. See "Certain Considerations -- Real Estate Investment Risks."

THE SURVIVING CORPORATION


    The following table sets forth the portfolio of the Surviving Corporation as of January 31, 1996:


                       PORTFOLIO OF SURVIVING CORPORATION


                                             YEAR        COMPANY'S       TYPE       LAND AREA    TOTAL NUMBER    OCCUPANCY AT
PROPERTY NAME/LOCATION                       BUILT       OWNERSHIP     INTEREST      (ACRES)       OF UNITS        1/31/96
-----------------------------------------  ---------  ---------------  ---------  -------------  -------------  --------------
APARTMENTS
CALIFORNIA
  SAN FRANCISCO BAY AREA
    Westlake Village*....................    1951-71          100%          Land         47.2          2,983             96%
    Villa Serra..........................       1970          100%          Land         21.2            336             99%
    Sharon Green.........................       1970          100%           Fee         15.7            296            100%
    Verandas.............................       1989          100%           Fee          6.5            282             99%
                                                                                        -----    -------------          ---
      TOTAL SAN FRANCISCO BAY AREA.......                                                90.6          3,897             99%
  SAN DIEGO
    Montanosa............................    1989-90          100%           Fee         25.7            472             93%
    Lakeview Village.....................       1985          100%           Fee         22.6            300             97%
    Terra Nova Villas....................       1985          100%           Fee         12.8            232             91%
    Hacienda.............................    1985-86          100%           Fee          5.8            192             95%
    Cimmaron.............................    1985-86          100%           Fee          5.6            184             97%
    Canyon Villas........................       1981          100%           Fee          8.6            183             93%
    Winchester...........................       1987          100%           Fee          5.2            144             97%
    Countryside Village..................       1989          100%           Fee          4.8             96             94%
    Westpark.............................    1985-86          100%           Fee          3.0             96             96%
                                                                                        -----    -------------          ---
      TOTAL SAN DIEGO....................                                                94.1          1,899             95%
  LOS ANGELES METRO
    Windrush Village.....................       1985          100%           Fee         16.2            366             90%
    Village Green........................       1971          100%           Fee         10.0            272             96%
    Chateau de Ville.....................       1970                 21% Limited          8.8            258             95%
                                                                     Partnership
    Park Glenn...........................       1963          100%           Fee          5.3            150             90%
    The Summit...........................       1989          100%           Fee          6.1            125             99%
    Santa Paula Village..................       1970          100%           Fee          1.7             56             96%
                                                                                        -----    -------------          ---
      TOTAL LA METRO.....................                                                48.1          1,227             94%
  SACRAMENTO
    Selby Ranch..........................    1971-74          100%           Fee         24.5            400             94%
    Hazel Ranch..........................       1985          100%           Fee          9.9            208             96%
    Canterbury Downs.....................       1993          100%           Fee          8.6            173             97%
    Shaliko..............................       1990          100%           Fee         10.8            151             97%
    Rocklin Gold.........................       1990          100%           Fee          7.1            121            100%
    Quail Chase..........................       1990          100%           Fee          7.6             90             95%
                                                                                        -----    -------------          ---
      TOTAL SACRAMENTO...................                                                68.5          1,143             97%
ARIZONA
  PHOENIX
    Scottsdale Cove......................    1992-94          100%           Fee         11.0            316             96%
    Fairway Crossings....................       1985          100%           Fee         14.1            310             95%
    Newport Landing......................       1987          100%           Fee          9.1            240             98%
    Brentwood............................       1980          100%           Fee          7.8            224             95%
    Posada del Este......................       1981          100%           Fee          8.1            148             99%
    Park Scottsdale......................       1979          100%           Fee          5.5            128             96%
    Los Senderos.........................       1980          100%           Fee          6.9            120             97%
    Shadow Bend..........................       1982          100%           Fee          5.5            108             98%
    Monte Vista..........................       1972          100%           Fee          1.9             60             97%
                                                                                        -----    -------------          ---
      TOTAL PHOENIX......................                                                69.9          1,654             97%


* See "The Companies -- Recent Developments" for information regarding the proposed sale of Westlake Village.

                                             YEAR        COMPANY'S       TYPE       LAND AREA    TOTAL NUMBER    OCCUPANCY AT
PROPERTY NAME/LOCATION                       BUILT       OWNERSHIP     INTEREST      (ACRES)       OF UNITS        1/31/96
-----------------------------------------  ---------  ---------------  ---------  -------------  -------------  --------------
  TUCSON
    Hacienda del Rio.....................       1983          100%           Fee         11.0            248             96%
    Springhill...........................       1987          100%           Fee          8.1            224             95%
    Fountain Plaza.......................       1975          100%           Fee          5.7            197             93%
    Colonia del Rio......................       1985          100%           Fee          8.0            176             88%
    Camino Seco Village..................       1984          100%           Fee          6.7            168             96%
    Casas Lindas.........................       1987          100%           Fee         11.9            144             88%
    Oracle Village.......................       1983          100%           Fee          8.8            144             85%
                                                                                        -----    -------------          ---
      TOTAL TUCSON.......................                                                60.2          1,301             92%
WASHINGTON
  SEATTLE
    Shadowbrook..........................       1986          100%           Fee         20.9            352             95%
    Parkwood.............................       1989          100%           Fee         15.0            240             96%
    Citywalk.............................       1988          100%           Fee          2.6            102             91%
                                                                                        -----    -------------          ---
      TOTAL SEATTLE......................                                                38.5            694             94%
OREGON
  PORTLAND
    Brookdale Glen.......................       1985          100%           Fee         23.3            354             94%
NEVADA
  LAS VEGAS
    Cypress Springs II...................       1993          100%           Fee          7.2            144             96%
    Tango................................       1990          100%           Fee          7.2            136             96%
                                                                                        -----    -------------          ---
      TOTAL LAS VEGAS....................                                                14.4            280             96%
                                                                                        -----    -------------          ---
TOTAL APARTMENTS.........................                                               507.6         12,449             95%
                                                                                        -----    -------------          ---
                                                                                        -----    -------------          ---

                                                                                                 TOTAL NUMBER
                                             YEAR        COMPANY'S       TYPE       LAND AREA      OF SQUARE     OCCUPANCY AT
PROPERTY NAME/LOCATION                       BUILT       OWNERSHIP     INTEREST      (ACRES)         FEET          1/31/96
-----------------------------------------  ---------  ---------------  ---------  -------------  -------------  --------------
SHOPPING CENTERS
CALIFORNIA
  NORTHERN CALIFORNIA
    The Hub, Fremont.....................    1961-87          100%           Fee         33.9        490,000             93%
  SOUTHERN CALIFORNIA
    Santa Fe Springs Plaza, Santa Fe
     Springs.............................       1985          100%           Fee         17.3        169,079             97%
    El Camino, Woodland Hills............       1970          100%           Fee         11.7        125,000             99%
    Elsinore Valley Center, Lake
     Elsinore............................       1981          100%           Fee          7.9         68,506             98%
    Central Shopping Center, Ventura.....       1985          100%           Fee          5.7         62,630             90%
    Lucky Center, Orange.................       1980          100%           Fee          4.0         50,121            100%
    Vista Village Center, Valencia.......       1989          100%           Fee          4.7         37,405             90%
                                                                                        -----    -------------          ---
      TOTAL SOUTHERN CALIFORNIA..........                                                51.3        512,741             96%
ARIZONA
                                                                 33% Limited
    Westbar, Phoenix.....................    1973-75             Partnership             89.0                            99   %
     (Land under 2 hotels and 949,000
     s.f. of retail and other buildings)
                                                                     38% Limited
    Metro Village, Phoenix...............    1975-80                 Partnership         14.3        136,000             93   %
                                                                                        -----    -------------          ---
      TOTAL ARIZONA......................                                               103.3        136,000             96   %
                                                                                        -----    -------------          ---
      TOTAL SHOPPING CENTERS.............                                               188.5      1,138,741             95   %
                                                                                        -----    -------------          ---
                                                                                        -----    -------------          ---

                                                                                                 TOTAL NUMBER
                                             YEAR        COMPANY'S       TYPE       LAND AREA      OF SQUARE     OCCUPANCY AT
PROPERTY NAME/LOCATION                       BUILT       OWNERSHIP     INTEREST      (ACRES)         FEET          1/31/96
-----------------------------------------  ---------  ---------------  ---------  -------------  -------------  --------------
COMMERCIAL/INDUSTRIAL
  NORTHERN CALIFORNIA
    525 Almanor, Sunnyvale...............    1967-92          100%           Fee          6.2         86,000            100%
    LSI Logic, Fremont...................    1982-84          100%           Fee          4.2         74,000            100%
    Fremont 3, Fremont...................    1982-84          100%           Fee          3.7         64,000            100%
    Peppertree, Hayward..................       1981          100%           Fee          3.4         54,000            100%
    Oak Creek II, Milpitas...............       1980          100%           Fee          2.7         40,000            100%
    Oak Creek I, Milpitas................       1980          100%           Fee          2.2         30,000            100%
    Santa Clara County Office, Santa
     Clara...............................       1971          100%           Fee          1.9         27,000            100%
                                                                                        -----    -------------          ---
      TOTAL NORTHERN CALIFORNIA..........                                                24.3        375,000            100%
  SOUTHERN CALIFORNIA
    Sorrento Technology, San Diego.......       1985          100%           Fee          8.3         93,000            100%
    Santa Maria Business Park, Santa
     Maria...............................       1981          100%           Fee          4.3         77,703             96%
    Grossman's Warehouse.................       1970          100%           Fee          5.3         71,000            100%
    Mini-Cal Storage, Bakersfield........       1975          100%           Fee          3.0         61,230             94%
    Montalvo Industrial, Oxnard..........    1965-84          100%           Fee          2.4         53,528             65%
    Westridge, San Diego.................       1984          100%           Fee          4.4         52,000             69%
    Psicor, Rancho Bernardo..............       1985          100%           Fee          2.2         45,860            100%
    Santa Ana Industrial, Santa Ana......       1985          100%           Fee          1.0         35,993            100%
    Coast Auto Center, Ventura...........       1992          100%           Fee          1.6         20,545             71%
    Hawthorne/Del Amo Retail, Torrance...       1985          100%           Fee          1.6         15,950            100%
    Distribution Facility, Santa Fe
     Springs.............................       1982          100%           Fee          0.6         10,000            100%
    Santa Paula Commercial, Santa Paula..       1992          100%           Fee          0.7          6,692             71%
    Vagabond Motor Hotel, Ventura........       1960          100%          Land          1.3                           100%
                                                                                        -----    -------------          ---
      TOTAL SOUTHERN CALIFORNIA..........                                                36.7        543,501             90%
                                                                                        -----    -------------          ---
      TOTAL COMMERCIAL/INDUSTRIAL........                                                61.0        918,501             93%
                                                                                        -----    -------------          ---
                                                                                        -----    -------------          ---

MEDICAL OFFICE BUILDINGS
  SOUTHERN CALIFORNIA
    Buenaventura Medical Clinic, Ventura,
     CA..................................       1960          100%           Fee          1.2         31,000            100%
    Skypark Professional Building,
     Torrance, CA........................       1978          100%           Fee          2.4         40,882             90%
    Valencia Medical Center, Valencia,
     CA..................................       1985          100%           Fee          1.6         36,500             84%
                                                                                        -----    -------------          ---
      TOTAL MEDICAL OFFICE BUILDINGS.....                                                 5.2        108,382             91%
                                                                                        -----    -------------          ---
                                                                                        -----    -------------          ---

OUTLOOK


    Following the Merger, the Surviving Corporation intends to conduct its operations substantially in the same manner as currently conducted by BRE, with the added capacity to operate as a fully integrated real estate company through the in-house property management expertise of RCT obtained through the Merger.


    In this regard, it is expected that promptly following the Merger, the Surviving Corporation will commence the termination of its third-party property management contracts. The net cost savings resulting from the internalization of property management and other operating synergies are estimated to be approximately $1 million. This estimate constitutes forward-looking information. Due to, among other things, the time believed to be necessary to fully integrate the operations of the two companies, it cannot be estimated with any certainty as to when the expected cost savings will be realized. See "Certain Considerations -- Real Estate Investment Risks."



    In addition, following the Merger, the Surviving Corporation is expected to continue the objectives of both BRE and RCT to focus its portfolio investments in multifamily properties and to dispose of its non-core properties in an orderly manner. In connection with its investment focus, the Surviving Corporation is expected to carefully evaluate all of its non-core properties and dispose of those properties if and to the extent acceptable terms for sale can be negotiated. Because the terms under which the non-core properties may be sold will depend upon numerous factors outside of the Surviving Corporation's control (including, among other things, the interest rate environment, zoning and environmental laws and conditions, general economic conditions and demographic trends), while management is expected to seek the disposition of selected non-core properties, no assurance can be given as to the timing of such dispositions, or the terms under which such dispositions will occur. It is expected that the net proceeds resulting from the disposition of these properties will be invested in additional multifamily properties. See "Certain Considerations -- Real Estate Investment Risks."


    As is consistent with its past practices, future acquisitions, sales, development projects and financings will be subject to the approval of BRE's Board of Directors or the executive committee of the Board of Directors. Upon completion of the Merger, (i) the Board of Directors of BRE will be increased to nine members and Messrs. Borsari, Kuppinger and Simon will be elected as directors, (ii) Jay W. Pauly will become Senior Executive Vice President and Chief Operating Officer, LeRoy E. Carlson will become Executive Vice President and Chief Financial Officer and John H. Nunn will become Senior Vice President -- Property Management of BRE pursuant to employment contracts with BRE (see "Interests of Certain Persons in the Merger"), and (iii) BRE will retain substantially all of the management personnel of RCT.


    Regardless of the time or terms of disposition of the non-core properties, it is expected that the Surviving Corporation will continue to invest in multifamily properties located in the Western United States. While management of BRE and RCT believe that the Surviving Corporation will have access to additional debt financing which, if accessed on acceptable terms, could be used for property acquisitions, due to changes that may occur in interest rates generally, in the operating results and financial condition of the Surviving Corporation and other factors, no assurance can be given that such additional financing will be available on terms acceptable to the Surviving Corporation. See "Certain Considerations -- Real Estate Investment Risks." On a pro forma basis, assuming consummation of the Merger, the Surviving Corporation expects to have approximately $194 million in outstanding debt. In addition, on a pro forma basis, assuming consummation of the Merger, the Surviving Corporation will have approximately $48 million of existing revolving credit facilities, of which approximately $40 million is expected to be available. The Surviving Corporation intends to seek to increase the amount, and improve the terms, of its credit facilities through its existing or additional lenders.

                            BACKGROUND OF THE MERGER


    In mid-1994, the BRE Board of Directors began to examine a need for a change in the strategic direction of BRE. Toward that end, in December 1994 the Board adopted a strategic plan the focal point of which was to continue, on an accelerated basis, the repositioning of the BRE portfolio toward that of a multifamily REIT, to increase BRE's assets in order to attract more institutional investment interest, to strengthen the BRE management team, and to develop an in-house property management capability. The BRE strategic plan also addressed the issue of hiring a new Chief Executive Officer as successor to Arthur G. von Thaden, who had served as Chief Executive Officer of BRE since its inception.


    Because of the emergence of several fully integrated multifamily REITs with total market capitalizations of over $500 million, the BRE Board was concerned that BRE's relatively small market capitalization of approximately $340 million would impede the implementation of the Strategic Plan. Consequently, at the regular BRE Board meeting in December of 1994, the directors decided to engage Dean Witter, one of BRE's long-time investment bankers and financial advisors, to assist in further development and implementation of the Strategic Plan, and subsequently Dean Witter was formally engaged as financial advisor.


    Since mid-1994, the Board of Trustees of RCT had been considering a number of alternatives to achieve its goal of increasing its equity and its asset size through the acquisition of additional multifamily properties and the disposition of various of its non-core properties. In considering these alternatives, the Board of Trustees was faced with a number of difficulties, including the following: the concern that a public or private offering might dilute RCT's FFO per share and its funds available for distribution to shareholders; the belief of the Board, based in part upon discussions with a number of different investment bankers, that a public or private offering of RCT Shares could be difficult to complete on terms favorable to RCT's shareholders and RCT's overall market capitalization (which was viewed as insufficient to attract large institutional investors); and the provisions of RCT's Declaration of Trust which limit the amount of indebtedness RCT may have outstanding at any time.


    At the January 23, 1995 meeting of the BRE Board, representatives of Dean Witter discussed with the Board certain options to implement the BRE Strategic Plan and outlined the tasks Dean Witter would perform as financial advisor, including, without limitation, looking at potential alternatives. The alternatives included a possible merger of BRE with another multifamily REIT. The Board authorized Dean Witter to begin an examination of potential candidates for a business combination, and it also engaged an executive search firm to identify possible CEO candidates for BRE.

    Beginning in the first quarter of 1995, Dean Witter approached selected candidates, including RCT, to inquire whether these companies might be interested in entering into a business combination with BRE. At the same time, RCT was evaluating the possibilities of entering into a business or portfolio acquisition as one method of further maximizing shareholder value and addressing some of the objectives of RCT's business plan, although RCT had not yet identified any particular candidates.

    As a result of their respective interests in exploring a business combination, BRE and RCT initiated preliminary discussions in February 1995. These discussions were reviewed and the advantages and disadvantages of a merger discussed by the boards of both RCT and BRE at their regular monthly meetings in March 1995.

    Discussions between the companies continued in April 1995. However, these discussions were sporadic as a result of certain issues, including, with respect to RCT, its concerns that BRE was continuing to search for a new chief executive officer (being uncertain as to who might be Mr. von Thaden's successor) and, with respect to BRE, the fact that BRE was engaged in active discussions with another candidate with respect to a possible business combination. Nevertheless, the boards of the two companies continued to evaluate available information concerning the other and the possibility of a business combination. In early May 1995, due to the continued uncertainty regarding the identity of BRE's new chief executive officer and other factors, RCT elected to terminate discussions with BRE.


    In June 1995, BRE appointed Frank McDowell as its new President and Chief Executive Officer. Thereafter, in June and July, 1995, BRE inquired as to whether RCT might be interested in reopening discussions. At the same time, the Board of Directors of BRE began to question whether continued discussions with the other merger candidate were beneficial, and such discussions were subsequently terminated.

    On July 24, 1995 Messrs. Borsari and McDowell and John McMahan, one of BRE's independent directors, met in San Diego to discuss the renewed possibility of a merger between BRE and RCT. The meeting included a review of the potential benefits of such a combination, a discussion of the companies' respective properties, business plans and operating philosophies and the proposed role of RCT's management in the combined company.


    During the first half of August 1995, Mr. McDowell and Mr. Pauly had a series of conversations with respect to how a merger of the two companies might be accomplished and how the combined entity could benefit from the companies' complementary strengths. As a result of these conversations, Mr. McDowell, in consultation with Dean Witter, prepared a term sheet, which proposed that there would be a merger of RCT into BRE at an exchange ratio of 0.5635 of a share of BRE Common Stock for each RCT Share and, in connection therewith, that the BRE Board would be increased from six to eight with the addition of two members designated by RCT; that Messrs. Pauly and Carlson would become, respectively, Chief Operating Officer and Chief Financial Officer of the combined company (with Mr. McDowell retaining his positions as President and Chief Executive Officer and Byron M. Fox remaining as Chief Acquisitions Officer); that the property management organization and systems of RCT, managed by John Nunn, Vice President of RCT, would be expanded and utilized as the property management function of the combined company; and that the location of the combined company's corporate headquarters would be the San Francisco Bay Area. The term sheet also contemplated that the combined company, to be called BRE Properties, would be able to pay, and the exchange ratio would provide for, dividends initially at a rate at least equal to the dividends then being paid by RCT and that the merger would be structured in a manner so as to be accretive in terms of FFO per share of BRE Common Stock on a pro forma basis. Mr. Pauly responded by stating his belief that two board seats for RCT designees would not be adequate and that the exchange ratio proposed by BRE was too low. In addition, Mr. Pauly noted that the Board of RCT, as a condition to the merger, would require BRE to agree not to make any other public company acquisitions for a period of time after the Merger. Mr. Pauly also noted that BRE would have to provide further evidence of BRE's future commitment to the multifamily property business and the manner of disposition of non-core properties.


    At a regular meeting on August 14, 1995, the Board of Trustees of RCT discussed the background of the proposed merger and the history and status of negotiations with BRE as described above. Mr. Pauly reported on BRE's properties, management, business philosophy and operating focus and discussed the summary of merger terms prepared by BRE. There was extensive discussion by all RCT Board members present concerning the proposed terms as well as the potential advantages of a merger, including the operating efficiencies that could be derived. The Board also addressed the potential drawbacks, including the expenses that could be incurred during the negotiation process. At the end of the meeting, the RCT Board formed an Acquisition Committee consisting of Messrs. Borsari and Kuppinger to conduct further investigations and negotiations with BRE and authorized the Acquisition Committee to retain a financial advisor to advise the Board with regard to the potential transaction.

    On August 16, 1995, the RCT Acquisition Committee met with RCT management and legal counsel to discuss the proposed transaction and the terms offered by BRE. The Acquisition Committee determined that RCT should have four of the eight seats on the Board of the combined company. The Acquisition Committee discussed management's role in the combined company and what steps could be taken to ensure that management would have a significant role in the ongoing operations of the combined company. The Acquisition Committee also reviewed the offered exchange ratio, which the Committee believed to be low, and decided that further diligence was required to determine an appropriate exchange ratio. As a result of the concerns that BRE might engage in other acquisitions, thereby diluting the percentage of shares in the combined company to be held by RCT's shareholders after the merger, the Acquisition Committee determined that BRE must agree not to make acquisitions of other public companies pending, and for a fixed period of time after, closing of the merger. At the end of this meeting, the RCT Acquisition Committee engaged Prudential Securities as the financial advisor to the Board of Trustees and directed the legal and financial advisors of RCT to commence the due diligence process.



    On August 18, the BRE Board and representatives from Dean Witter held a telephonic meeting to discuss, among other things, the points raised by the RCT Acquisition Committee. The Board agreed to offer three of nine Board seats to RCT designees. As to the exchange ratio, the BRE Board concluded that its offer was fair to the RCT shareholders. Also discussed were the integration of the RCT executives and "collar" provisions, which would allow the respective companies a right to terminate if material share price increases or decreases occurred prior to consummation of the merger, and termination fees and expenses that would be due under certain circumstances.


    On August 21, 1995, the RCT Acquisition Committee met with RCT management and with its financial and legal advisors to discuss the merger terms proposed by BRE. During that meeting, Prudential Securities reviewed a number of factors that would support increasing the proposed exchange ratio of 0.5635, including the large number of multifamily properties located in California then owned by RCT and the difficulty that a third party would have in acquiring a similar portfolio, and the fact that, while it was essential that any transaction between the two entities be accretive to the shareholders of the combined entity, the proposed merger would remain accretive at a higher exchange ratio (i.e., with more BRE shares outstanding following the merger). The Acquisition Committee directed Prudential Securities to conduct further diligence and to obtain further information concerning the advantages and disadvantages of a potential transaction and, specifically, to formulate additional reasons why the exchange ratio should be increased.


    On August 23, 1995, Mr. Pauly met with Mr. McDowell in San Francisco. During the meeting, Mr. McDowell offered to increase RCT's representation on the Board of the combined company to three directors (of a nine member Board) and agreed to present a proposal which would address the concern of RCT that its management have a significant role in the combined entity. However, Mr. McDowell stated that he and the BRE Board of Directors believed the proposed exchange ratio was equitable and should not be changed.



    At a meeting on August 28, 1995, the BRE Board and representatives from Dean Witter continued their discussions of the proposed merger. The Board discussed the fact that the exchange ratio BRE had proposed (0.5635) valued RCT at $18 per share, which would provide RCT shareholders with a 13% premium over the current market value of their stock. Mr. McDowell reported, however, that the RCT Board of Trustees was requesting a higher exchange ratio. The consensus of the Board was that BRE should continue to propose the 0.5635 exchange ratio. The BRE Board also discussed environmental due diligence on the RCT properties; whether the transaction would be accounted for as a purchase or as a pooling of interests; the plans for disposition of the non-core properties; the status of RCT's liability insurance; and the fact that RCT had no earthquake insurance.



    On August 30, 1995, the RCT Acquisition Committee met with its financial and legal advisors to review the results of their due diligence investigation to date. The group discussed the complementary strengths of the two companies and the quality of properties and various other issues concerning BRE's investments. The Acquisition Committee then discussed the principal terms of BRE's proposal. Specifically, the Acquisition Committee viewed the offer to increase RCT's board representation to three as favorable. However, the Acquisition Committee continued to believe that the exchange ratio needed to be increased. The Acquisition Committee then discussed whether BRE's proposal with respect to termination fees might be acceptable. In addition, and in order to eliminate any dilutive impact that a merger might have on the dividends payable to RCT's shareholders, the Acquisition Committee determined that provision must be made for a final dividend payment to be declared to RCT's shareholders immediately prior to the consummation of the merger. Thereafter, a discussion ensued as to the need to structure the merger in a manner to permit RCT's shareholders to participate in the benefits resulting from any upward movement of BRE's stock price following announcement of the transaction, and to be protected from any significant downward movement of the BRE stock price below a minimally acceptable level. Finally, the Acquisition Committee reviewed some of the potential benefits of the merger, including the strong balance sheet and high debt rating that BRE would bring to the combined company and BRE's access to the capital markets. The Acquisition Committee compared these benefits with the potential risks, including the costs involved in consummating the merger and the substantial management time and effort required to effectuate the merger and to integrate the businesses of BRE and RCT, and it concluded that the potential benefits were sufficient to continue negotiations with BRE and that the negative factors were not sufficient, either individually or collectively, to outweigh the perceived benefits of the merger. At the end of this meeting, the Acquisition Committee reminded management and its advisors that RCT was prepared to remain independent if an acceptable agreement with BRE could not be negotiated.


    Between August 30 and September 4, 1995, representatives of Dean Witter and Prudential Securities discussed a number of major issues on which the companies had not yet reached agreement.

    On September 5, 1995, the RCT Acquisition Committee met by teleconference with its financial and legal advisors. During the meeting, the Acquisition Committee instructed Prudential Securities to inform BRE that the proposed merger could proceed on the following terms: an exchange ratio of 0.5850, three of the nine board members of the combined company designated by RCT, a prohibition on certain acquisitions by the combined entity without the consent of RCT's directors, termination fees of $1 million and a special closing dividend to be declared by both parties immediately prior to closing.


    On September 8, the BRE Directors and Dean Witter representatives met by telephonic conference to address the issue of the exchange ratio increase requested by RCT and to review certain other issues. Representatives from Dean Witter advised the Board, based on projections supplied by BRE's and RCT's managements, that an increase to 0.57 would still leave the transaction accretive to the combined entity. The Board authorized an increase in the exchange ratio to 0.57. BRE management was also instructed to conduct further analysis of the prospects for the non-core properties of RCT.


    Later on September 8, Mr. McDowell telephoned Mr. Pauly to inform him of the results of the BRE Board meeting. Mr. McDowell stated that while agreement appeared to be possible on substantially all of the terms proposed by RCT, the Board of Directors of BRE was unlikely to increase the exchange ratio. Mr. Pauly responded that, based upon instructions received from the RCT Acquisition Committee, unless the exchange ratio was increased, the Board of Trustees of RCT would not approve the transaction. On September 9, Mr. McDowell informed Mr. Pauly that the Board of Directors of BRE had agreed to increase the exchange ratio to 0.57.


    On September 11, 1995, the Board of Trustees of RCT met to discuss the proposed merger. At the meeting, the Acquisition Committee reported on the progress that had been made in the negotiations with BRE. Prudential Securities advised the Board of Trustees that the newly proposed exchange ratio would result in a meaningful premium to RCT's shareholders. Based upon BRE's closing stock price of $31.625 per share on September 8, 1995, the 0.57 exchange ratio would result in a value of $18.03 per RCT Share, or approximately 10.08% above RCT's closing stock price of $16.375 on September 8, 1995. Prudential Securities reported that, in addition to the exchange ratio, substantial progress had been made with respect to the resolution of the other open issues. RCT's legal advisors provided a detailed summary of the Board of Trustees' fiduciary obligations. Prudential Securities then reviewed the elements of the fairness opinion it expected to render to the Board of Trustees and informed the Board that based upon the current exchange ratio and other terms of BRE's offer, a fairness opinion could in all likelihood be rendered. The management of RCT then presented the results of its preliminary due diligence findings. The Board, in consultation with its financial and legal advisors, reviewed the potential benefits of the proposed merger, including the strong balance sheet, borrowing capacity and access to capital markets of the combined company, the potential realization of economies of scale through, among other things, internalized property management, and the overall size of the combined entity, which the Board believed could attract additional coverage by research analysts and increased interest from potential investors, and the fact that the transaction would be tax-free to RCT shareholders. The RCT Board also noted that the Board and management of RCT would have a significant role in the operations of the combined company. The Board also discussed some of the drawbacks of proceeding with the proposed merger, including the risk that the value of BRE's Common Stock could decline, that there could be no assurance that management of RCT would remain with the combined company after expiration of their employment contracts (see "Interests of Certain Persons in the Merger -- Employment Agreements of Messrs. Pauly, Carlson and Nunn with the Surviving Corporation"), that the contemplated accretion expected from the merger might not be realized, and that if the merger were not consummated, RCT would incur substantial expenses. In addition, the Board discussed the expected objective of the combined company to dispose of all non-core properties as quickly as possible and the possibility that the proceeds of the disposition of the non-core properties could not be reinvested at acceptable rates of return or in properties of an acceptable quality. The Board noted that while RCT could remain viable and continue its existing operations as an independent entity, the transaction with BRE as described above could provide significant benefits to the RCT shareholders. The Board then reviewed other strategies for achieving the access to capital markets and borrowing capacity that would be offered by the combined company and determined that a combination with BRE could yield many of the benefits the Board was seeking in order to maximize value for its shareholders. On that basis, the Board of Trustees voted to proceed with the merger, and instructed Prudential Securities to inform BRE that the proposed exchange ratio of 0.57 would be acceptable if the remaining open issues were satisfactorily resolved and a mutually acceptable agreement between the parties could be negotiated.



    From September 11, 1995 through September 27, 1995, the parties negotiated and reached agreement on a number of remaining open issues, including the fees and expenses that would be due upon termination, the terms of the Upward Adjustment Provisions and the payment of a special dividend at closing to the shareholders of RCT and BRE. However, the parties were unable to resolve their differences over the terms of employment to be offered to RCT's management. The RCT Acquisition Committee viewed the satisfactory resolution of this issue as significant because the continuity of RCT's management was believed to be a material factor in the success of the combined entity. As a result, on September 27, 1995, the RCT Acquisition Committee instructed its legal counsel to cease any further work on the Merger Agreement. Thereafter, on September 30, 1995, RCT and BRE reached a mutually acceptable compromise on the terms of employment to be offered to RCT's management and negotiations on the Merger Agreement recommenced.


    On October 2, 1995, the BRE Board of Directors met with its legal and financial advisors to discuss the status of the transaction. Mr. McDowell led the discussion. He began by summarizing the potential benefits of the proposed merger, which he identified as including, among others, (i) significant growth in BRE's portfolio of multifamily properties without weakening its balance sheet, (ii) acquisition and implementation within BRE of RCT's internal property management system and operations, (iii) strengthened management from the addition of Messrs. Pauly, Carlson and Nunn as senior executive officers of BRE, and (iv) the expansion of BRE's equity and shareholder base. Mr. McDowell reminded the Board that there was no necessity that BRE merge with RCT and that BRE had alternative strategies and approaches for achieving its growth and internal property management goals. He cautioned the Board, however, that without a transaction such as the proposed merger, achieving growth, at least in terms of moving BRE into the ranks of the largest multifamily REITs, would be difficult since single property acquisitions can be time-consuming and the top nine multifamily REITs (ranked by asset size) had been growing over the past 18 months at annual rates of 40% and 25% in terms of apartment units owned and equity market capitalization, respectively.

Mr. McDowell then advised the Board that, as a result of the proposed merger, BRE would also acquire a substantial number of non-core assets which are not consistent with BRE's long-term goal of concentrating on multifamily properties. While management's analysis indicated that the non-core properties had, in the aggregate, sufficient net operating incomes so as not to adversely affect the combined entity's financial performance, nevertheless BRE intends to dispose of the non-core properties in an orderly manner over time. Mr. McDowell informed the Board that there could be no assurance that sales at projected values could be achieved, and in addition, disposition would probably be through a series of single asset sales, which would likely increase the overall transaction costs of disposing of the properties. Mr. McDowell further cautioned the Board that, in view of the capitalization rates currently prevailing in the pricing of potential acquisitions of apartment properties suitable for BRE, there could be no assurance that reinvestment of the proceeds realized from the disposition of the non-core assets would produce economic returns comparable to those being realized from the non-core assets. Mr. McDowell then discussed management's determination of the accretive effect of the merger on BRE's FFO per share, both with and without the cost savings synergies expected from the transaction, and management's valuations of the RCT properties. McDowell then noted that, if viewed just in terms of RCT's tangible assets, the RCT price could be viewed as containing a premium based on the valuations and assumptions management had used in analyzing the transaction. He then discussed the strategic benefits BRE expected to realize from the transaction that justify paying such a premium, including the access to a valuable internal property management operation, the added strength to BRE's executive management team, and the opportunity to increase significantly BRE's portfolio of multifamily properties without weakening BRE's balance sheet.

    At the October 2 meeting, Mr. McDowell also discussed with the BRE Board (i) the basis of the anticipated cost saving synergies from the transaction, (ii) a comparison of RCT's internal management of certain apartment properties to BRE's external contractual management of comparable properties in the same market, which indicated the benefits that could be derived from converting BRE's operations to internal property management, (iii) the advantages that larger multifamily REITs (i.e., those with market capitalizations greater than $500 million) appear to have over smaller REITs in the public markets, and (iv) the estimated costs of the transaction. The discussion then shifted to a comparison of the proposed merger to other recent REIT mergers and to the costs of achieving BRE's growth goals through a "go it alone" plan utilizing public equity or debt financings, on the basis of which comparisons the proposed merger appeared to be favorable and advantageous to BRE.


    After discussion among the BRE Board members of the matters presented by Mr. McDowell, the Dean Witter representatives gave a detailed discussion of the fairness opinion that Dean Witter was prepared to provide to the Board assuming no material changes to the Merger Agreement and the analyses and assumptions Dean Witter used in reaching its opinion. (A summary of the Dean Witter presentation is set forth in "Reasons for the Merger -- Opinion of BRE's Financial Advisor.") Following these two presentations, BRE's legal counsel addressed matters relating to the fiduciary duties of the Board, the status of corporate, real estate, environmental and other due diligence of RCT and key deal points and remaining negotiation issues in the proposed transaction. The Board members then engaged in discussions of all of the relative benefits and risks of the proposed merger based on the preceding presentations. The Board also discussed the fact that environmental due diligence of the RCT properties might not be completed prior to the first public announcement of the proposed merger, and, therefore, the Board approved the execution of the Merger Agreement subject to a provision that would allow for a downward adjustment of the exchange ratio should estimated environmental liabilities in excess of $1 million be discovered, and termination of the Merger Agreement should estimated liabilities of over $10 million be discovered.


    On October 2, 1995, the Board of Trustees of RCT also met to discuss the status of the transaction and, in particular, the status of the due diligence that had been conducted by its management and advisors on BRE's portfolio and operations. During this meeting, the Board of Trustees was informed of the on-site and environmental due diligence that had been conducted as well as the results of the financial due diligence review. Management of RCT summarized, in detail, the actual and projected data made available by BRE both on a property-by-property and company-wide basis, and discussed various tax and accounting issues. Specifically, management and the Board discussed the components and likelihood of anticipated cost savings for the combined entity and the significant number and nature of the non-core properties owned by BRE as well as the risk that, given BRE's proposed property disposition plan, the proceeds of the sales of these properties could not be quickly reinvested at rates of return acceptable to the combined entity. See "Certain Considerations -- Real Estate Investment Risks." Management also noted that BRE relied upon three properties in particular for a significant amount of its overall revenues and the risk that the loss of or impairment to any of those assets could be material to BRE's condition and also noted the risk to which BRE was exposed as a result of its development activities in Arizona. See "Certain Considerations -- Real Estate Investment Risks." The Board discussed these risks and the expected costs to RCT if the merger were not consummated. The Board of Trustees determined that further due diligence would be necessary and instructed management and its advisors to complete the due diligence process as quickly as possible.


    On October 3, 1995, Mr. McDowell informed Mr. Pauly that the Board of BRE had approved the terms of the merger and authorized execution of the Merger Agreement, subject to the $1 million - $10 million environmental due diligence provision discussed above. Mr. Pauly and RCT's legal counsel rejected the proposal on the grounds that announcing the Merger Agreement with a specific environmental termination provision would make RCT appear to be a company generally available for sale (contrary to the RCT Board's intentions) and could potentially subject both companies' properties to perceived environmental uncertainties. The parties agreed that their preference would be to complete all environmental due diligence so as to sign the Merger Agreement without a specific environmental "out". They recognized, however, that based on market, publicity or other factors, they might choose to sign and announce the transaction before completing the environmental assessments and testing then underway and that, under those circumstances, a continuing due diligence provision would be required. The parties agreed to continue their respective environmental investigations on as accelerated a schedule as possible while monitoring closely whether circumstances might lead them to an earlier execution of the Agreement, assuming all other issues were resolved.

    Over the following two days, Mr. Pauly and RCT's legal counsel reiterated to Mr. McDowell and BRE's legal counsel the RCT Acquisition Committee's strongly held position that the environmental due diligence should proceed as expeditiously as possible and the Merger Agreement should not include a provision permitting termination of the Agreement on the basis of potential environmental liabilities discovered from due diligence occurring after execution of the Agreement unless the liabilities would have a material adverse effect. During the same period, it became clear that completion of each party's environmental due diligence would require at least several additional weeks.

    On October 5, 1995, after conferring with several of the BRE directors, Mr. McDowell discussed with Mr. Pauly the proposal that, assuming satisfactory resolution of the open deal points, the Merger Agreement be executed, following the RCT Board meeting scheduled for October 11, with a provision permitting either party to terminate the Agreement if, based on continuing environmental (or other) due diligence, it discovered potential liabilities that would cause a Material Adverse Effect (as defined in the Merger Agreement) to the business, assets, financial condition or results of operations of the other party. Messrs. McDowell and Pauly agreed that such a provision offered a mutually acceptable resolution.


    On October 11, 1995, the Board of Trustees of RCT met to review the final terms of the proposed merger. During that meeting, the Board of Trustees discussed the background of the proposed merger, as described above, the terms of the Merger Agreement, the potential benefits of the proposed merger, including the combination of complementary strengths of BRE and RCT (in particular, BRE's property acquisition and capital market expertise and RCT's property management and overall management capabilities), the equity interest in the combined company to be held by RCT's existing shareholders, the structure of the proposed merger as a "stock for stock" tax-free transaction and the significant management responsibility of RCT's officers in the combined company. The Board also reviewed the potential risks, including the fact that a decline in the value of BRE's Common Stock would reduce the value of the consideration which would be received by RCT's shareholders, the risk that the anticipated benefits of the proposed merger would not be realized, and the risk that RCT might be required, under certain circumstances, to pay a termination fee to BRE and/or reimburse BRE for certain out-of-pocket expenses and, as described above in the summary of the RCT Board meeting on October 2, the risks inherent in BRE's portfolio. Prudential Securities made a financial presentation to the Board of Trustees in which it explained the analysis it performed in connection with the proposed merger, including (i) an analysis of the stock trading history of BRE and RCT;
(ii) a comparison of selected publicly traded companies; (iii) an analysis of the resulting pro forma asset value per RCT Share based upon estimates provided by BRE, RCT and selected research analysts; (iv) a comparison of the proposed merger to comparable transactions; and (v) a pro forma FFO per share analysis. See "Reasons for the Merger -- Opinion of RCT's Financial Advisor." Prudential Securities concluded its presentation by delivering to the Board of Trustees of RCT its written opinion that, as of that day, and based upon and subject to certain matters stated therein, the consideration to be received by RCT's shareholders pursuant to the Merger was fair to such shareholders from a financial point of view. RCT's legal advisors then reviewed and explained the material terms of the Merger Agreement to the Board of Trustees and advised the Board of their fiduciary obligations. The legal advisors then reviewed the results of their ongoing due diligence investigation. Following a long discussion concerning the proposed merger, including the perceived benefits and drawbacks, the Board unanimously approved the Merger and the transactions contemplated by the Merger Agreement and authorized RCT's management to execute the Merger Agreement.



    Later on October 11, 1995, Dean Witter delivered its written fairness opinion to the BRE Board of Directors, following which the Merger Agreement was executed by both parties.

                             REASONS FOR THE MERGER

RECOMMENDATION OF THE BOARD OF DIRECTORS OF BRE


    The BRE Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of BRE and its shareholders. Accordingly, BRE's Board of Directors has unanimously approved the Merger Agreement and unanimously recommends approval of the Merger by the shareholders of BRE. In reaching its determination, the BRE Board consulted with its management, as well as its financial advisors, legal counsel and accountants, and considered a number of factors in separate discussions with BRE management and at meetings of the Board of Directors. The primary reasons that BRE's Board of Directors is recommending approval of the Merger are set forth below:



    - The Merger will permit BRE to acquire, in a single transaction, a portfolio of 22 multifamily properties, containing 3,655 apartment units which, together with BRE's existing portfolio, will produce a combined company owning whole or partial interests in 12,449 multifamily apartment units. Management believes that the apartment units to be acquired generally are of a quality and maintenance level consistent with BRE's historical standards and are located primarily in markets which management has identified for expansion, such as Phoenix, San Diego, Sacramento and Los Angeles. The Board views this as favorable, particularly given the length of time and amount of effort on the part of management it takes to locate and consummate the acquisition of a substantial number of acceptable properties on an individual basis in desirable markets.



    - The Merger provides opportunities for net cost savings from internal management of BRE's properties, the closing of RCT's corporate offices, elimination of certain duplicative administrative costs, reduction in overall interest costs and realization of economies of scale. The Board views this as favorable based in part on management's estimate that the Merger will result in approximately $1 million in net overall cost savings.



    - Management believes, based in part on analyses provided by its financial advisor, that the Merger will be accretive to BRE's FFO per share beginning in calendar 1996. The Board views this as favorable because it would most likely increase BRE's cash available for distribution per share to shareholders.



    - Management believes that RCT's in-house property management capabilities will result in the combined entity being a fully integrated real estate company. The Board views this as favorable for three reasons: first, because it believes that RCT runs an efficient property management operation which can be applied to BRE's existing portfolio and which is consistent with the type of in-house property management system BRE desires to implement; second, because it believes it would be more efficient, expeditious and cost-effective to add BRE's apartment units to an existing property management organization than to establish independently such a property management organization; and third, because it believes that the market in general, and institutional investors in particular, view in-house property management as a desirable component of multifamily REITs that are being considered for investment.



    - In connection with the Merger, Messrs. Pauly, Carlson and Nunn will join BRE as, respectively, Senior Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, and Senior Vice President -- Property Management. The Board views this as favorable because it believes that each of these executives is a seasoned and skilled manager who will make a valuable contribution to the Surviving Corporation's management capabilities.


    - The Merger will materially increase BRE's relative size within the multifamily REIT industry and substantially broaden its shareholder base and market float. The total market capitalization of BRE following the Merger (based on BRE's stock price of $33.375 per share on October 11, 1995, the date the Merger Agreement was signed, as applied to the pro forma number of outstanding  shares of BRE Common Stock  following the Merger based on the
      0.57 Exchange Ratio) would be $544 million. Such market capitalization would place BRE among the ten largest multifamily REITs as measured by market capitalization, whereas it currently ranks 15th on that basis. The Merger will increase the BRE Common Stock outstanding by approximately 5,342,000 shares at the 0.57 Exchange Ratio. The Board views this as favorable for two related reasons: first, because of management's belief, based in part on discussions with advisors, investment banking firms and potential investors and lenders, that it would provide BRE shareholders with enhanced liquidity and make BRE Common Stock a potentially more attractive investment for institutional investors, thereby enhancing BRE's ability to raise additional equity in the future; and second, because of management's analysis indicating that large multifamily REITs (with equity market capitalizations greater than $500 million) in general appear to be viewed by the market more favorably than smaller capitalization multifamily REITs.



    - The Merger will permit BRE to grow through the issuance of up to approximately $174 million of equity (assuming a value of $32.54 per share of BRE Common Stock, and the 0.57 Exchange Ratio), rather than through the use of cash or an offering of equity or debt securities on the open market. The Board views this as favorable in part because it would result in BRE having a stronger balance sheet.



    - The written opinion of Dean Witter given on October 11, 1995 (and restated on February 6, 1996) concludes that, as of such dates, the proposed consideration to be paid by BRE pursuant to the Merger was fair to BRE from a financial point of view. While the BRE Board of Directors did not explicitly adopt Dean Witter's opinion, it relied on such opinion and Dean Witter's analyses in its overall evaluation of the Merger and views Dean Witter's opinion as favorable because the independent conclusion reached by Dean Witter is consistent with the opinion of BRE's management. Dean Witter is an internationally recognized investment banking firm with extensive experience with REITs and analyzing mergers of public companies.



    - The Merger will be accounted for under the purchase method of accounting and will be a tax-free reorganization for federal income tax purposes. The Board views this as favorable because no gain or loss will be recognized by BRE or RCT as a result of the Merger or by a shareholder of RCT who receives BRE Common Stock in exchange for RCT Shares (except with respect to any cash received in lieu of a fractional interest in BRE Common Stock).



    - The Board also views as favorable the overall terms of the Merger Agreement because it believes them to be fair to BRE.


    The Board of Directors believes that these reasons are relevant to and support its ultimate conclusion to recommend the Merger because they are consistent with BRE's previously stated mission of maximizing long-term profitability for its shareholders while maintaining quality housing for its residents. BRE attempts to achieve its mission by acquiring apartment properties at favorable prices, applying effective management and operating techniques, and maintaining a conservative capital structure. The RCT properties and RCT's management capabilities and capital structure are consistent with these goals. The BRE Board of Directors believes, based in part on discussions with its advisors, investment banking firms and potential investors and lenders, that by substantially increasing the size of BRE's portfolio with quality multifamily properties and adding in-house property management capabilities, BRE will have greater access to the capital markets, thereby enabling it to improve its results of operations and financial position. In addition, by acquiring the RCT assets in a single transaction and realizing certain operating efficiencies going forward, the BRE Board believes that BRE will recognize certain cost savings because of the management time and effort required to acquire a substantial number of properties on an individual basis and management's estimated net cost savings resulting from the Merger.

    The foregoing estimates and beliefs may constitute forward-looking information and should be considered in light of the cautionary statements set forth under "Certain Considerations -- Real Estate Investment Risks" and "The Companies -- Outlook."



    The BRE Board of Directors has also considered certain potentially negative factors which could arise from the proposed Merger. These include, among others,
(i) the fact that the RCT properties include a significant number of commercial, industrial and other non-multifamily properties which, although income-producing, will likely need to be sold over time because they are not consistent with BRE's strategic goal of concentration on multifamily apartment properties, and (ii) the significant costs involved in connection with consummating the Merger and the substantial management time and effort required to effectuate the Merger and integrate the businesses of BRE and RCT. In addition, the Board of Directors has considered the possible adverse effects upon the market for BRE Common Stock and upon BRE's ability to raise capital and issue equity in both the public and private markets which might result if the Merger were not consummated after being announced. Finally, the BRE Board of Directors has considered the risk that the anticipated benefits of the Merger might not be fully realized. In the view of the BRE Board of Directors, the negative factors are not sufficient, either individually or collectively, to outweigh the advantages of the Merger.


    In view of the wide variety of factors considered in connection with its evaluation of the Merger, the BRE Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

    The Board of Directors of BRE notes that a substantial portion of Dean Witter's compensation is contingent upon consummation of the Merger and does not view such contingency as unfavorable to the Board of Directors' determination or the Board of Directors' view of Dean Witter's analysis and opinion. The reason the Board of Directors did not view such potential conflicts of Dean Witter unfavorably were: (i) the Board of Directors' belief that Dean Witter would adhere to high standards of professionalism in connection with its engagement; and (ii) the fact that contingencies for financial advisors are common in mergers and acquisitions.

              THE BOARD OF DIRECTORS OF BRE UNANIMOUSLY RECOMMENDS
                THAT BRE SHAREHOLDERS VOTE TO APPROVE THE MERGER

OPINION OF BRE'S FINANCIAL ADVISOR


    On October 11, 1995, Dean Witter delivered its written opinion to the BRE Board of Directors to the effect that, as of such date, the proposed consideration to be paid by BRE pursuant to the Merger was fair to BRE from a financial point of view. It subsequently restated such opinion in writing on February 6, 1996. A copy of the opinion dated February 6, 1996 is attached hereto as Appendix B and incorporated herein by reference. Shareholders of BRE are urged to read in its entirety the opinion of Dean Witter, which sets forth the assumptions made and matters considered.


    Dean Witter's opinion to the BRE Board addresses only the fairness from a financial point of view of the consideration to be paid by BRE pursuant to the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Merger. The Exchange Ratio was determined on the basis of negotiations between BRE and RCT.

    In connection with the preparation of its opinion, Dean Witter, among other things:

        (i) reviewed the Merger Agreement;


        (ii) reviewed BRE's Annual Reports on Form 10-K and related publicly available financial information of BRE for the fiscal years ended July 31, 1993, July 31, 1994, and July 31, 1995, as amended by Form 10-K/A in the case of the fiscal year ended July 31, 1995, and the Quarterly Reports on Form 10-Q for the periods ended October 31, 1994, January 31, 1995, April 30, 1995 and October 31, 1995;

       (iii) reviewed RCT's Annual Reports on Form 10-K and related publicly available financial information of RCT for the fiscal years ended December 31, 1993 and December 31, 1994, as amended by Form 10-K/A in the case of the fiscal year ended December 31, 1994, the Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995, as amended by Forms 10-Q/A in the case of the quarters ended March 31, 1995 and June 30, 1995 and the Current Report on Form 8-K dated January 16, 1996;



       (iv) reviewed certain other information, including publicly available information, relating to the business, earnings, cash flow, assets and prospects of BRE and RCT, respectively;


        (v) reviewed income statement and balance sheet projections of BRE for the fiscal year 1996 as prepared, and furnished to Dean Witter, by BRE;

       (vi) reviewed cash flow projections of RCT for the 1995 and 1996 fiscal years, as prepared, and furnished to Dean Witter, by RCT;

       (vii) conducted discussions with members of senior management of BRE and RCT concerning the past and current business, operations, assets, present financial condition and future prospects of BRE and RCT, respectively;

      (viii) reviewed the historical reported market prices and trading activity for the BRE Common Stock and RCT Shares;

       (ix) compared certain financial information, operating statistics and market trading information relating to selected public companies that Dean Witter deemed to be reasonably similar to BRE and RCT, respectively;

        (x) compared the proposed financial terms of the Merger with certain terms, to the extent publicly available, of selected other recent mergers that Dean Witter deemed to be relevant; and

       (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Dean Witter deemed necessary.


    In preparing its opinion, Dean Witter relied on the accuracy and completeness of all information supplied or otherwise made available to it by BRE and RCT or that is publicly available, and did not independently verify such information or undertake an independent appraisal or evaluation of the assets or liabilities of BRE or RCT.


    At the meeting of the BRE Board of Directors on October 2, 1995, Dean Witter presented certain financial analyses accompanied by written materials in connection with the delivery of its fairness opinion. The principal analyses and other considerations presented by Dean Witter to the BRE Board of Directors at the time are summarized below.

    ANALYSIS OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES. Dean Witter compared selected financial ratios for both BRE and RCT with a group of 30 publicly listed companies engaged in the acquisition, operation and management of multifamily properties which Dean Witter considered reasonably comparable to BRE and RCT for the purpose of its analysis (the "Comparable Companies"), and with a subgroup of nine of these Comparable Companies having a market capitalization greater than $500 million (the "Subgroup Comparable Companies") using estimates of FFO (as defined below) for such Comparable Companies published by First Call, an on-line data service available to subscribers which compiles such estimates developed by research analysts. The estimates published by First Call were not prepared in connection with the Merger or at Dean Witter's request. All multiples and ratios were based on closing stock prices at September 27, 1995. Dean Witter's calculations resulted in the following ranges for the Comparable Companies and the Subgroup Comparable Companies, and for BRE and RCT: a range of debt (as of June 30, 1995 in the case of the Comparable Companies and the Subgroup Comparable Companies and as of August 31, 1995 for BRE and RCT) to total market capitalization (defined as the sum of equity market capitalization, the implied value of convertible partnership interests in UPREIT or other partnership structures, implied value of convertible preferred stock outstanding, as applicable, and total debt outstanding) of 17.4% to 62.6%, with a mean of 40.6% for the Comparable Companies and 17.4% to 46.6%, with a mean of 34.6% for the Subgroup Comparable Companies (with BRE at 22.0% and RCT at 36.3%); a range of dividend yields of 6.1% to 12.3%, with a mean of 8.3% for the Comparable Companies and 6.1% to 8.2%, with a mean of 7.0% for the Subgroup Comparable Companies (with BRE at 7.7% and RCT at 8.6%); a range of payout ratios (each, a "Payout Ratio"), i.e., the ratio of dividends to estimated funds from operations ("FFO," defined as net income plus depreciation and amortization), for 1995 of 71.9% to 95.4%, with a mean of 82.9% for the Comparable Companies and 74.6% to 85.5%, with a mean of 79.6% for the Subgroup Comparable Companies (with BRE at 89.4% and RCT at 84.5%), and a range of payout ratios for 1996 of 65.4% to 87.9% with a mean of 76.3% for the Comparable Companies and 69.1% to 80.0%, with a mean of 73.2% for the Subgroup Comparable Companies (with BRE at 84.8% and RCT at 78.9%), in each case based on the then current indicated annual dividend; and equity market capitalization as a multiple of projected 1995 FFO of 7.3x to 13.0x, with a mean of 10.2x for the Comparable Companies and 9.8x to 13.0x, with a mean of 11.4x for the Subgroup Comparable Companies (with BRE at 11.6x and RCT at 9.8x), and equity market capitalization as a multiple of projected 1996 FFO of 7.0x to 11.5x, with a mean of 9.4x for the Comparable Companies and 9.1x to 11.5x, with a mean of 10.5x for the Subgroup Comparable Companies (with BRE at 11.0x and RCT at 9.2x). Dean Witter observed that the Subgroup Comparable Companies trade at higher multiples to FFO than the larger group of Comparable Companies, and that BRE's ratios of equity market capitalization to projected 1995 and 1996 FFO were above the mean for both the Comparable Companies and the Subgroup Comparable Companies and that RCT's ratios were below the means.


    None of the companies utilized in the above analysis for comparative purposes is, of course, identical to BRE or RCT. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading value of the Comparable Companies as well as that of BRE or RCT. In addition, the multiples of equity market capitalization to projected 1995 and 1996 FFO for the Comparable Companies and for BRE (other than FFO for 1995) and RCT are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

    ADJUSTED PUBLIC MARKET EQUITY VALUATION ANALYSIS. Dean Witter also calculated various adjusted public market equity valuations of RCT using the range of dividend yields and FFO multiples within which the majority of the Comparable Companies were observed at the time of Dean Witter's presentation. Dean Witter based such calculations on (i) assumed dividend yields ranging from 6.1% to 12.3%, with a mean of 8.3%, based on the then current indicated annual dividend for the Comparable Companies; (ii) projected FFO multiples ranging from 7.3x to 13.0x, with a mean of 10.2x, for 1995, and 7.0x to 11.5x, with a mean of 9.4x, for 1996; and (iii) estimated FFO of RCT published by First Call of $1.68 for 1995 and $1.80 for 1996.

    This analysis resulted in a range of adjusted public market equity valuations of RCT of (i) $11.54 to $23.31 per RCT Share, with a mean of $17.11, based on dividend yields, (ii) $12.27 to $21.87 per RCT Share, with a mean of $17.12, based on 1995 FFO multiples, and (iii) $12.61 to $20.72 per RCT Share, with a mean of $16.90, based on 1996 FFO multiples. These adjusted valuations were compared to the implied offer value of $18.596 per share in the Merger, i.e., the product of (x) the exchange ratio of 0.57 of a share of BRE Common Stock for each RCT Share and (y) a closing price of $32.625 per share of BRE Common Stock on September 27, 1995.

    GOING-IN CAPITALIZATION RATE ANALYSIS. Dean Witter also performed going-in capitalization rate analyses (i.e., analyses of the equity values of BRE and RCT based on the projected 1995 net operating income ("NOI") of RCT provided by RCT management, 1995 NOI of RCT based on the results for the six months ended June 30, 1995 annualized, and the actual fixed 1995 NOI of BRE, in each case divided by the capitalization rates indicated less total debt). Assuming capitalization rates of 8.5% to

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
9.5%, the going-in capitalization rate analysis indicated an equity value for RCT of $16.714 to $19.787 per share based on projected 1995 NOI and $17.299 and $20.441 based on annualized NOI, and an equity value for BRE of $30.714 to $35.409 per share based on actual 1995 NOI.

    PRO FORMA COMBINATION ANALYSIS. Dean Witter also analyzed the pro forma effects of the Merger on BRE's FFO per share, the accretion to BRE's FFO per share resulting from the Merger and BRE's Payout Ratio, in each case with and without giving effect to estimated synergy savings of $1 million per year resulting from the Merger that were supplied to Dean Witter by BRE and RCT (the "Assumed Synergies"). This analysis included scenarios based on First Call estimates of RCT's FFO for 1995 and 1996 (the "First Call Scenario"), and based on actual FFO of RCT for the last twelve months ended June 30, 1995 (the "LTM Scenario"). Actual FFO of BRE for fiscal 1995 was used for both scenarios.

    Under both the First Call and the LTM Scenarios, incorporating the Assumed Synergies into the pro forma adjustments, Dean Witter observed that the Merger would be accretive in 1995 and 1996 to BRE's FFO per share on a fully diluted basis. Under the First Call Scenario, the accretion per share was estimated at $0.09 for 1995 ($0.07 after certain adjustments to give effect to amounts that BRE management would expense after giving effect to the Merger that RCT management would capitalize absent the Merger) and $0.11 for 1996 ($0.10 after such adjustments). Under the LTM Scenario, the accretion per share was estimated at $0.07. Dean Witter also observed that, under either scenario, the pro forma Payout Ratio in 1995 and 1996 would be less than the Payout Ratio for these years before giving effect to the Merger.

    Without giving effect to the Assumed Synergies, Dean Witter observed that the Merger was still accretive to 1995 and 1996 FFO per share under the First Call Scenario, with the amount of accretion per share estimated at $0.03 and $0.05, respectively. Under the LTM Scenario, the Merger had no pro forma effect on BRE's 1995 FFO per share on a fully diluted basis. The Payout Ratios also declined slightly for both years under either scenario from the Payout Ratios for those years before giving effect to the Merger.

    CONTRIBUTION ANALYSIS. Dean Witter reviewed certain operating and financial information (including total revenues, NOI, earnings before interest, depreciation and amortization ("EBIDA") and FFO) for BRE, RCT and the pro forma combined company (excluding the Assumed Synergies). The analysis indicated that RCT shareholders would receive 32.9% of the outstanding BRE Common Stock pursuant to the Merger. Dean Witter also analyzed the relative income statement and operating contributions of BRE and RCT to the combined company based on results for the last twelve months ended June 30, 1995 for both BRE and RCT (the "LTM Comparison") and on results for the twelve months ended June 30, 1995 for BRE and RCT projections for RCT's fiscal year ending December 31, 1995 (the "1995 Comparison"). Dean Witter observed that, under the LTM Comparison and the 1995 Comparison, RCT would contribute 34.6% and 34.9% to combined revenues, respectively, 34.6% and 35.8% to combined NOI, respectively, 33.2% and 33.6% to combined FFO, respectively, and 33.1% and 34.2% to combined EBIDA, respectively. Dean Witter observed that the range of RCT's pro forma contributions exceeded the proportion of BRE Common Stock to be received by RCT shareholders in the Merger in all cases.

    STOCK TRADING HISTORY. Dean Witter also reviewed and analyzed the history of the trading prices and volume for the BRE Common Stock and RCT Shares. Dean Witter observed that between September 30, 1985 and September 27, 1995, RCT had traded in the range of $20.50 and $11.75 per share, and that, between January 1, 1995 and September 27, 1995, RCT had traded in the range of $17.25 and $14.875 per share. Dean Witter also discussed the historical stock price ratio of the two stocks for the period from September 28, 1990 to September 27, 1995.

    PRECEDENT TRANSACTION ANALYSIS. Dean Witter also reviewed publicly available information for three selected acquisition and merger transactions involving real estate investment trusts (the "Precedent Transactions"). Dean Witter calculated the premium of the implied price per share for each Precedent Transaction (i.e., the product of the acquiring company's stock price one day prior to the announcement of the applicable transaction and the applicable exchange ratio) over the acquired company's closing stock price on the day prior to the announcement of the transaction. Dean Witter's calculations resulted in a range of such premiums of 0.6% to 38.1%, with a mean of 16.3%, compared to a premium of the implied equity purchase price per share in the Merger of 11.3% based on the closing prices of BRE and RCT for the ten trading days ended September 27, 1995, and the 0.57 Exchange Ratio.

    Dean Witter believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to summary description. In its analyses, Dean Witter made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond BRE's and Dean Witter's control. Any estimates contained in Dean Witter's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which companies or their securities may be sold in the future and such estimates are inherently subject to uncertainty.


    Projected financial and other information concerning BRE and RCT and the impact of the Merger upon the holders of BRE Common Stock is not necessarily indicative of future results. All projected financial information is subject to numerous contingencies beyond the control of management, including those risks and uncertainties discussed under "Certain Considerations -- Real Estate Investment Risks."



    Pursuant to an agreement dated as of February 23, 1995 and amended as of September 29, 1995, BRE has paid Dean Witter an advisory fee of $25,000 per month from February 1995 through August 1995, a fee of $200,000 in connection with the delivery of its opinion dated October 11, 1995, and a fee of $150,000 in connection with its opinion dated February 6, 1996, and is obligated to pay Dean Witter an additional fee based on the aggregate transaction value of the Merger (i.e., the fair market value of BRE Common Stock to be issued pursuant to the Merger plus debt of RCT assumed in or repaid in connection with the Merger), which additional fee is contingent and payable upon consummation of the Merger. Based on the price of BRE Common Stock on February 5, 1996, the additional fee
would be approximately $       . The fees paid or payable to Dean Witter are not
contingent upon the contents of the opinion delivered. BRE has agreed to indemnify Dean Witter against certain liabilities arising out of or in conjunction with its rendering of services under its engagement. In addition, BRE has agreed to reimburse Dean Witter for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of legal counsel, with a limit of $75,000 in the case of the fees and expenses of its counsel.


    Dean Witter has in the past provided financial advisory and financing services to BRE and RCT and has received fees for the rendering of such services. In the ordinary course of its business, Dean Witter actively trades in the securities of BRE and RCT for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    Dean Witter is an internationally recognized investment banking firm with particular expertise in REITs and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

RECOMMENDATION OF THE BOARD OF TRUSTEES OF RCT

    The Board of Trustees of RCT believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of RCT and its shareholders. Accordingly, RCT's Board has unanimously approved the Merger Agreement and unanimously recommends approval of the Merger by the shareholders of RCT. In reaching its determination, the RCT Board consulted with RCT's management as well as with its financial advisors, legal counsel and accountants and considered a number of factors. The primary reasons that RCT's Board of Trustees is recommending approval of the Merger are set forth below:

    - The premium to be realized by RCT's shareholders under the Exchange Ratio. As of February 5, 1996, the closing price of the BRE Common Stock was $ . Based upon the 0.57 Exchange Ratio, the RCT Shares would be valued at $ on that day, which represents a % increase over the closing price of the RCT Shares on the business day immediately preceding announcement of the Merger.


    - The terms of the Merger Agreement, including the Exchange Ratio and the equity interest in the combined company to be received by RCT's shareholders. In this regard, the Board of Trustees noted that the Exchange Ratio was favorable on the basis of the RCT's and BRE's projected relative financial contributions to the combined company. The Board of Trustees believed that such data was favorable to its determination because the Merger should result in an increase in asset value per RCT Share. See "Opinion of RCT's Financial Advisor," below.

    - The total market capitalization of the combined company on a pro forma basis as of October 11, 1995 (based on BRE's stock price of $33.375 per share on the date the Merger Agreement was signed) would be approximately $544 million, which would be considerably greater than RCT's total market capitalization of $153 million at October 11, 1995. The Board of Trustees viewed this favorably because of management's belief, based in part on discussions with Prudential Securities, that it would potentially provide RCT's shareholders with greater liquidity in their shares as the combined company might attract greater coverage from research analysts and, possibly, become a more attractive investment for institutional and other potential investors.


    - The combined company would have a significantly stronger balance sheet than that of RCT and, as a result, should have greater access to capital markets and a greater range of financing alternatives for property acquisitions and growth. In this regard, the Board of Trustees believed that RCT, as a stand-alone entity, might experience difficulty in accessing the capital markets to fund future growth on terms as favorable as those perceived to be available to the combined company.


    - The presence of three of RCT's trustees on the Board of the combined company and of three of RCT's executives among the top senior officers of the combined company. The Board of Trustees viewed such factor as favorable to its determination because of its belief that such individuals, given their general knowledge of the real estate markets in the Western United States, their property management and overall management expertise and their knowledge of RCT's operations and properties, would be able to enhance RCT's contributions to the combined company and permit these persons to have a significant role in the operations of the combined company.


    - Management's belief, based in part upon Prudential Securities' analysis, that the Merger would be accretive to FFO on a common share basis to the shareholders of the combined entity beginning in calendar 1996 and that no dilution would be incurred by RCT's shareholders before the Merger (as a result of the Special Closing Dividend).



    - The complementary strengths and portfolios of the two companies and the opportunities for economies of scale, reduction in overall interest costs and operating efficiencies that should result from the Merger. The Trustees viewed as favorable that management estimated that potential net overall cost savings of approximately $1 million could be achieved from the Merger.


    - The structure of the Merger. In this regard, the Board of Trustees placed special emphasis on, and viewed as favorable to its determination, the fact that the Merger will allow shareholders of RCT to receive shares of BRE Common Stock on a tax-free basis and will provide the opportunity for RCT's shareholders to share in any future appreciation in value realized by the combined entity.

    - The Upward Adjustment Provisions of the Merger Agreement, which permit RCT to terminate the Agreement without liability if BRE's average stock price falls below a minimally acceptable level, unless BRE agrees to increase the Exchange Ratio. In this regard, the Board of Trustees viewed as favorable to their determination that there be no limit on the potential upside appreciation that could be achieved by RCT's shareholders after announcement of the Merger, and that RCT's shareholders would be protected from any material decrease in BRE's stock price.

    - The absence of significant "lock-up" arrangements in the Merger Agreement, thereby permitting RCT to terminate the Merger Agreement under certain circumstances, if required by the fiduciary duty of RCT's Board of Trustees. The Board of Trustees viewed such factor as favorable to its determination because of its belief that, in the absence of significant "lock-up" arrangements, a third party wishing to make a financially superior acquisition proposal for RCT could have the opportunity to do so.


    - The opinion, analysis and presentation of Prudential Securities described below under OPINION OF RCT'S FINANCIAL ADVISOR, including the written opinion of Prudential Securities dated October 11, 1995 (and restated on February 6, 1996) to the effect that, as of the date of each such opinion and based upon and subject to certain matters stated therein, the consideration to be received by RCT's shareholders pursuant to the Merger was fair to such shareholders from a financial point of view. The Board of Trustees viewed Prudential Securities' opinion as favorable to its determination, in part, because Prudential Securities is an internationally recognized investment banking firm with experience in the evaluation of businesses and real estate portfolios and their expertise in connection with mergers and acquisitions and providing advisory services and raising capital for companies in the real estate industry.



    The foregoing estimates and beliefs may constitute forward-looking information and should be considered in light of the cautionary statements set forth under "Certain Considerations -- Real Estate Investment Risks" and "The Companies -- Outlook."


    The Board of Trustees of RCT also considered certain potentially negative factors which could arise from the proposed Merger, including the following: (i) the significant costs involved in connection with consummating the Merger and the substantial management time and effort required to effectuate the Merger and the substantial costs that RCT would be required to expense if the Merger were not consummated; (ii) the risk that the anticipated benefits of the Merger, including the projected net cost savings, might not be realized; (iii) the fact that the Exchange Ratio is fixed, subjecting the shareholders of RCT to a risk of decline in the price of BRE's Common Stock within a range above the floor of $28.575 or $28.07, as applicable, prior to consummation of the Merger and to a risk of a decline below these prices following consummation of the Merger; (iv) the possibility that RCT may be required, if the Merger Agreement is terminated under certain circumstances, to pay BRE a termination fee of $1.75 million and the expenses of BRE up to $500,000 (in addition to having to pay its own expenses incurred in connection with the Merger, which will be substantial); (v) the significant number of non-core properties owned by BRE and the risk that, as the combined company sells its non-core properties, the proceeds of the disposition of these properties could not be reinvested in properties or other investments that would yield the same revenues or net operating income previously generated by, or generally be of the equivalent asset quality to, such non-core properties; and (vi) the reliance of BRE for a material portion of its revenues on three properties: Westlake Village Apartments, Sharon Green Apartments, and The Hub Shopping Center and the adverse impact that the impairment of any of these assets would have on the combined entity.

    In view of the wide variety of factors it considered, the Board of Trustees did not contemplate or otherwise attempt to accord any relative priority or importance to the specific factors noted above. However, in the view of the Board of Trustees, the potential negative factors considered by it were not sufficient, either individually or collectively, to outweigh the benefits. In addition, if the Merger is not approved by the shareholders of RCT or otherwise not consummated for any reason, the Board of Trustees intends to continue operating RCT as an independent entity and to seek alternatives to fund its future growth.

    In considering the Merger, the Board of Trustees of RCT recognizes that the terms of the Merger Agreement require each party to agree, prior to the Effective Time, that it will not initiate, solicit or encourage any inquiry, offer or proposal for a merger, sale of assets or similar transaction. The Board

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
of Trustees of RCT concluded that this provision is necessary to help ensure that the Merger could be consummated. Moreover, the Board of Trustees viewed as favorable the fact that the Merger Agreement does not prohibit RCT from responding to an unsolicited proposal if the Board of Trustees concludes that it is required to do so by its fiduciary duties to its shareholders.

    The Board of Trustees also notes that the provisions of the Merger Agreement provide for indemnification equivalent to that available to trustees, officers, employees or agents of RCT for actions and omissions of such persons occurring prior to the Effective Time. Because the indemnification provisions of the Merger Agreement are equivalent to the rights currently available to such persons under RCT's Declaration of Trust and RCT Trustees' Regulations, the Board of Trustees did not view this factor as affecting its evaluation or recommendation of the Merger.


    The Board of Trustees of RCT also notes that all of Prudential Securities' compensation is contingent upon consummation of the Merger and does not view such contingency as unfavorable to the Board of Trustees' determination or the Board of Trustees' view of Prudential Securities' analysis and opinion. The Board of Trustees did not view such potential conflicts of Prudential Securities unfavorably because of the Board of Trustees' belief that Prudential Securities would adhere to high standards of professionalism in connection with its engagement and because contingencies for financial advisors are common in transactions similar to the Merger.


            THE BOARD OF TRUSTEES OF RCT UNANIMOUSLY RECOMMENDS THAT
                  RCT SHAREHOLDERS VOTE TO APPROVE THE MERGER.

OPINION OF RCT'S FINANCIAL ADVISOR


    On October 11, 1995, Prudential Securities delivered its written opinion (the "October Opinion") to the RCT Board of Trustees that, as of such date, the consideration to be received by the shareholders of RCT pursuant to the Merger is fair to such shareholders from a financial point of view. Prudential Securities made a presentation of the October Opinion and the underlying financial analysis at a meeting of the RCT Board on October 11, 1995 and, in addition, provided to each trustee, several days prior to the meeting, a detailed report setting forth the analysis underlying the October Opinion. This analysis, as presented to the Board, is summarized below. All of the members of the Board were present at the meeting (one via teleconference) and had an opportunity to ask questions and study the report and the October Opinion. Prudential Securities discussed with the Board the information in the report, and the financial data and other factors considered by Prudential Securities, in conducting its analysis, all of which are summarized below. At the request of the Board of Trustees of RCT, Prudential Securities subsequently restated its opinion in writing on February 6, 1996. A copy of the restated opinion, dated February 6, 1996, is attached hereto as Appendix C-2 and incorporated herein by reference.



    In requesting the October Opinion, the Board of Trustees did not give any special instructions to Prudential Securities or impose any limitation upon the scope of the investigation that Prudential Securities deemed necessary to enable it to deliver the October Opinion. A copy of the October Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Appendix C-1 and is incorporated herein by reference. The summary of the October Opinion set forth below is qualified in its entirety by reference to the full text of the October Opinion. RCT's shareholders are urged to read the October Opinion in its entirety. The October Opinion is directed only to the fairness of the consideration to be received by the RCT shareholders from a financial point of view and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the RCT Special Meeting.


    RCT selected Prudential Securities to provide a fairness opinion because it is an internationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Merger. The engagement letter with Prudential Securities provides that RCT will pay Prudential Securities an advisory fee equal to $650,000 upon consummation of the

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
Merger. In addition, the engagement letter with Prudential Securities provides that RCT will reimburse Prudential Securities for certain of its out-of-pocket expenses and will indemnify Prudential Securities and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Merger or its engagement.


    In conducting its analysis and arriving at the Opinion, Prudential Securities reviewed such information and considered such financial data and other factors as Prudential Securities deemed relevant under the circumstances, including, among others, the following: (i) a draft, dated October 6, 1995, of the Merger Agreement; (ii) certain historical financial, operating and other data that are publicly available regarding RCT including, but not limited to, RCT's Annual Report to Shareholders and Form 10-K for the year ended December 31, 1994, and RCT's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; (iii) certain historical financial, operating and other data that are publicly available regarding BRE including, but not limited to, BRE's Annual Report to Shareholders and Form 10-K for the fiscal year ended July 31, 1994, and BRE's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1994, January 31, 1995 and April 30, 1995; (iv) certain information, including projected income statement data (inclusive of FFO estimates) for the calendar years 1995 and 1996, a recent management estimate of the underlying value of RCT's real estate assets and certain operating profiles of RCT's properties, furnished to Prudential Securities by management of RCT; (v) certain information, including a draft of BRE's audited financial statements for the fiscal year ended July 31, 1995 and projected income statement data (inclusive of FFO estimates) and balance sheet data for the twelve months ended July 31, 1996, a recent management estimate of the underlying value of BRE's real estate assets, certain property operating statements and other property data furnished to Prudential Securities by management of BRE; (vi) publicly available financial, operating and stock market data for companies engaged in businesses Prudential Securities deemed comparable to BRE and RCT or otherwise relevant to its inquiry; (vii) the financial terms of certain recent transactions Prudential Securities deemed relevant; (viii) the historical stock prices and trading volumes of RCT Shares and BRE Common Stock; and (ix) such other financial studies, analyses and investigations as Prudential Securities deemed appropriate. Prudential Securities met with senior officers of BRE and RCT to discuss the prospects for their respective businesses and their estimates of such businesses' future financial performance, the financial impact of the Merger on BRE and RCT, including potential cost savings, and such other matters as Prudential Securities deemed relevant. Prudential Securities also visited selected properties owned by BRE. The opinion is necessarily based on economic, financial and market conditions as they existed and could be evaluated as of the date of the opinion.



    See Appendix C-2 for a description of the assumptions made, matters considered and limits on the review undertaken in connection with the February 6, 1996 restatement of the October Opinion.



    In connection with its review and analysis and in arriving at its opinions, Prudential Securities assumed and relied upon the accuracy and completeness of the financial and other information provided to Prudential Securities or which was publicly available, and did not undertake to verify independently any such information. Prudential Securities neither made nor obtained any independent valuation or appraisals of any of the assets of BRE or RCT. With respect to certain financial projections of BRE and RCT provided to Prudential Securities by BRE and RCT, respectively, Prudential Securities assumed that the information was reasonably prepared and that the projections represented each respective management's best currently available estimate as to the future financial performance of BRE and RCT.



    In arriving at the October Opinion, Prudential Securities performed a variety of financial analyses, including those summarized herein. The summary set forth below of the analyses presented to the Board of Trustees of RCT at the October 11, 1995 meeting does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Prudential Securities believes that its analysis must be considered as a whole and that selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the October Opinion. Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BRE and RCT. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Subject to the foregoing, the following is a summary of the material financial analyses performed by Prudential Securities in arriving at the October Opinion.


    In its analysis, Prudential Securities assumed the purchase price for the RCT Shares to be $179.0 million (the "equity purchase price"). Prudential Securities arrived at this amount by multiplying the 0.57 Exchange Ratio by $33.625, the closing price of a share of BRE Common Stock on October 9, 1995, and multiplying the result by the number of issued and outstanding RCT Shares (9,340,697). Prudential Securities assumed the unlevered purchase price for the Merger to be $265.6 million (the "unlevered purchase price"). Prudential Securities arrived at this amount by adding $86.6 million principal amount of net indebtedness of RCT to the equity purchase price. The number of outstanding RCT Shares and the amount of net indebtedness of RCT were measured as of June 30, 1995.

    COMPARABLE COMPANY ANALYSIS. A comparable company analysis was used by Prudential Securities to establish implied ranges of value for RCT. In such analysis, Prudential Securities determined an implied range of equity and unlevered values of RCT.

    Prudential Securities analyzed publicly available historical and projected financial results, including multiples of current stock price to projected 1995 and 1996 FFO on a per common share basis, of certain companies considered by Prudential Securities to be reasonably similar to RCT. The companies analyzed were divided into two classes: companies operating as real estate investment trusts having a portfolio consisting of multifamily, commercial, retail and industrial properties (the "comparable diversified companies"), and companies having a portfolio consisting primarily of multifamily properties (the "comparable multifamily companies"). The comparable diversified companies included BRE, Colonial Properties Trust, MGI Properties and Pacific Gulf Properties, Inc. The comparable multifamily companies included Associated Estates Realty Corp., Bay Apartment Communities, Inc., Camden Property Trust, Columbus Realty Trust, Evans Withycombe Residential, Inc., Irvine Apartment Communities, Inc., Oasis Residential, Inc. and Summit Properties Inc.

    The comparable diversified companies were found to have a market value estimated to be equal to 8.9x to 11.8x projected 1995 FFO and 8.4x to 11.2x projected 1996 FFO. Applying such multiples to RCT's 1995 and 1996 projected FFO resulted in an implied equity valuation range of $139.7 million to $188.2 million and an implied unlevered valuation of RCT in the range of $226.3 million to $274.8 million. The equity purchase price and the unlevered purchase price for RCT are each above the mean and median of the equity and unlevered valuation ranges implied by the Prudential Securities' comparable diversified companies analysis. Thus, in Prudential Securities' view, such analysis supports Prudential Securities' conclusion that the consideration to be received by the RCT shareholders pursuant to the Merger is fair to such shareholders from a financial point of view.

    The comparable multifamily companies were found to have a market value estimated to be equal to 9.8x to 11.4x projected 1995 FFO and 9.0x to 10.3x projected 1996 FFO. Applying such multiples to RCT's 1995 and 1996 projected FFO resulted in an implied equity valuation range of $151.2 million to $179.0 million and an implied unlevered valuation of RCT in the range of $237.8 million to $265.6 million. The equity purchase price and the unlevered purchase price for RCT are each above the mean and median of the equity and unlevered valuation ranges implied by Prudential Securities' comparable multifamily companies analysis. Thus, in Prudential Securities' view, such analysis supports Prudential Securities' conclusion that the consideration to be received by the RCT shareholders pursuant to the Merger is fair to such shareholders from a financial point of view.

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
    COMPARABLE TRANSACTION ANALYSIS. Prudential Securities analyzed the consideration paid in several recent acquisition and merger transactions deemed by Prudential Securities to be reasonably similar to the Merger, and considered the multiple of the equity purchase price to the acquired entity's FFO during the last twelve months ("LTM"). The transactions considered were the combinations or announced (but not yet completed) combinations of: Factory Stores of America, Inc. and the Public Employees Retirement System of Ohio's factory outlet portfolio/Charter Oak Group; Horizon Outlet Centers, Inc. and McArthur/Glen Realty Corp.; Mid-America Apartment Communities, Inc. and America First REIT, Inc.; Wellsford Residential Property Trust and Holly Residential Properties, Inc.; Highwoods Properties, Inc. and Forsyth Properties, Inc.; Property Trust of America and Security Capital Pacific Inc.; General Growth Properties, Inc. and Westfield U.S. Investments Pty. Limited, Goldman, Sachs & Co. and CenterMark Properties, Inc. Such transactions were found to imply for the acquired entity a purchase price equal to 8.7 to 18.1 times LTM FFO. Applying such multiples to RCT's LTM FFO resulted in an implied equity valuation of RCT in the range of $133.1 million and $276.9 million and an implied unlevered valuation of RCT in the range of $219.7 million and $363.5 million. The equity purchase price and the unlevered purchase price for RCT are each above the median of the equity and unlevered valuation ranges implied by Prudential Securities' comparable transaction analysis. Thus, in Prudential Securities' view, such analysis supports Prudential Securities' conclusion that the consideration to be received by the RCT shareholders pursuant to the Merger is fair to such shareholders from a financial point of view.

    PRO FORMA FUNDS FROM OPERATIONS PER SHARE ANALYSIS. Prudential Securities also analyzed the pro forma effect of the Merger on FFO. An analysis of anticipated future results based on projections provided by management of BRE and of RCT indicated that the Merger results in an increase in pro forma FFO per share of BRE Common Stock.

    ASSET VALUATION ANALYSIS. Prudential Securities analyzed the pro forma effect of the Merger on the asset value per RCT Share. An analysis of the pro forma asset value per common share based on asset value estimates provided by management of BRE and of RCT and by selected research analysts indicated that the Merger results in an increase in asset value per RCT Share.


    Projected financial and other information concerning BRE and RCT and the impact of the Merger upon holders of RCT Shares is not necessarily indicative of future results. All projected financial information is subject to numerous contingencies beyond the control of management, including those risks and uncertainties discussed under "Certain Considerations -- Real Estate Investment Risks."



    Prudential Securities was retained by RCT to render the opinions and other financial advisory services in connection with the Merger and will receive a fee for such services in the amount of $650,000, which fee is contingent upon consummation of the Merger. In the past, Prudential Securities has provided financing services to RCT and has received compensation for rendering such services. In addition, an affiliate of Prudential Securities, The Prudential Insurance Company of America, is the lender to RCT under certain term loans. In the ordinary course of business, Prudential Securities may actively trade RCT Shares for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. Prudential Securities also provides equity research coverage of RCT.


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
                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the Board of Trustees of RCT and the Board of Directors of BRE with respect to the Merger and the transactions contemplated by the Merger Agreement, RCT and BRE shareholders should be aware that certain members of the management of RCT and the Board of Trustees of RCT have certain interests in the Merger that are in addition to the interests of shareholders of RCT generally and certain members of the management of BRE have certain interests in the Merger that are in addition to the interests of shareholders of BRE generally.

SERVICE ON BOARD OF DIRECTORS OF THE SURVIVING CORPORATION


    Pursuant to the Merger Agreement, BRE's Board of Directors is obligated to cause the number of directors comprising the full Board of Directors of BRE at the Effective Time to be increased by three directors and to elect William E. Borsari, Roger P. Kuppinger and Gregory M. Simon, currently trustees of RCT, to fill the vacancies resulting from such increase, for terms expiring at the 1996, 1997 and 1998 annual meetings of BRE shareholders, respectively. In addition, the Surviving Corporation has agreed to use its best efforts to cause Mr. Borsari to be nominated and recommended for re-election as a director at the first meeting of shareholders following consummation of the Merger at which directors are elected. Subject to consummation of the Merger and approval by BRE shareholders of the Amended and Restated 1995 Non-Employee Director Stock Option Plan, on October 16, 1995, Messrs. Borsari, Kuppinger and Simon each received 12,500 options to purchase BRE Common Stock at an exercise price of $33.25 per share under the Amended and Restated Non-Employee Director Stock Option Plan. See "Approval of BRE's Amended and Restated Non-Employee Director Stock Option Plan." These options, which under the Plan are granted in lieu of cash payments to Board members for annual retainer and meeting fees, are for the initial year of their services as members of the Surviving Corporation's Board of Directors, vest in equal monthly installments over a one-year period after the date of grant and are exercisable for a period of ten years. Under the Plan, they and all other non-employee directors of BRE will be entitled to additional annual grants of ten-year options for from 12,500 to 15,000 shares of BRE Common Stock.


EMPLOYMENT AGREEMENTS OF MESSRS. PAULY, CARLSON AND NUNN WITH THE SURVIVING CORPORATION

    BRE has agreed to enter into employment agreements with Jay W. Pauly,  LeRoy
E. Carlson and John H. Nunn effective as of the Effective Time. Each agreement is for an initial term of three years, with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. Certain material terms of these agreements are as follows:

    BASE SALARY. Mr. Pauly will receive a base salary of $207,480 per year, Mr. Carlson will receive a base salary of $200,000 per year and Mr. Nunn will receive a base salary of $145,000 per year. Each base salary will be subject to review on or about March 31, 1996 and each subsequent March 31 thereafter, with an expectation that base salary will increase following the March 31, 1996 review in an amount at least equal to any increase in the Consumer Price Index for the San Francisco Bay Area over the preceding twelve months.

    ANNUAL INCENTIVE BONUS. Each executive shall be eligible to receive an annual incentive bonus targeted at 40% of base salary, in the case of Mr. Pauly, and 30% of base salary, in the case of Messrs. Carlson and Nunn, for each fiscal year of BRE. The amount of the annual bonus will be based on the achievement of predefined operating or performance goals and other criteria to be established by the Chief Executive Officer or the Compensation Committee of the Board.

    HOUSING AND RELOCATION ALLOWANCES. Mr. Pauly will be reimbursed by BRE for out-of-pocket expenses related to relocating to the San Francisco Bay Area, including temporary housing for a period of up to one year, with such amount to be increased by 40% to compensate Mr. Pauly for federal and state taxes attributable to the receipt of such reimbursement, and he will also be reimbursed for transactional costs relating to the sale of his present home and purchase of a new home, subject to a maximum aggregate reimbursement amount of $120,000. Mr. Nunn will be reimbursed by BRE for out-of-pocket expenses related to relocating to the San Francisco Bay Area, including temporary housing for a period of one year, with such amount to be increased by 40% to compensate Mr. Nunn for

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
federal and state taxes attributable to the receipt of such reimbursement, and he will also be reimbursed for transactional costs relating to the sale of his present home and purchase of a new home and for any loss of up to $40,000 incurred on the sale of his present home, subject to a maximum aggregate reimbursement amount of $140,000. Mr. Carlson will be reimbursed by BRE for housing and relocation expenses up to $100,000.


    INTEREST FREE LOAN. Messrs. Pauly, Carlson and Nunn will each receive a $50,000 interest free recourse loan (an "Interest Free Loan") to be forgiven either on the fifth anniversary of the date of employment, or upon earlier termination of employment under the circumstances described in CERTAIN SEVERANCE BENEFITS, below.



    STOCK LOAN. Mr. Pauly will receive a loan (the "Stock Loan") in an amount sufficient to purchase 7,500 shares of BRE Common Stock at the closing price per share on the NYSE ("Market Value") on the effective date of his employment agreement. Based on the Market Value of the BRE Common Stock on February 5, 1996, the amount of Mr. Pauly's Stock Loan would be $ . The Stock Loan will bear interest at the same rate that distributions to shareholders are made by the Surviving Corporation, with interest payable quarterly commencing upon employment and all principal and accrued interest payable in full on the fifth anniversary date of the agreement (the "Maturity Date"); provided, however, that repayment of any principal and accrued interest under the Stock Loan (the "Payment Amount") will be forgiven in accordance with the following formulas (the "Performance Formulas"): (i) 20% of the Payment Amount will be forgiven if the gross book value of BRE's equity investments in real estate, investments in limited partnerships and mortgages have a value of $1 billion or more on the Maturity Date, and a pro rata portion of 20% of the Payment Amount will be forgiven if such value is between $800 million and $1 billion; (ii) 20% of the Payment Amount will be forgiven on the Maturity Date if, on the second anniversary date of the Stock Loan, there has been an increase in FFO per share of BRE Common Stock for the two year period ending December 31, 1997 which is at or above the 80th percentile of the ten largest publicly traded multifamily REITs designated by BRE based on total assets (the "Indexed REITs") for a comparable period, and a pro rata portion of 20% of the Payment Amount will be forgiven if any such increase is within the 50th and 80th percentiles; (iii) 30% of the Payment Amount will be forgiven if, on the Maturity Date, there has been an increase in FFO per share of BRE Common Stock for the three year period ending December 31, 2000 which is at or above the 80th percentile of the Indexed REITs, and a pro rata portion of 30% of the Payment Amount will be forgiven if any such increase is within the 50th and 80th percentiles; and (iv) 30% of the Payment Amount will be forgiven if, as of the Maturity Date, the average of the FFO multiples of BRE Common Stock as of December 31 of each of the five preceding years (computed in each case by dividing the market price of BRE Common Stock on the last trading day of the calendar year by the preceding twelve months' FFO) is at or above the 80th percentile of the average multiple of the Indexed REITs for the same five year period, and a pro rata portion of 30% of the Payment Amount will be forgiven if such multiple is within the 50th and 80th percentiles. In addition, repayment of a pro rata portion of the Payment Amount will be forgiven by BRE upon termination of Mr. Pauly's employment with BRE under the circumstances described in CERTAIN SEVERANCE BENEFITS, below.



    Mr. Carlson and Mr. Nunn will also receive Stock Loans in an amount sufficient to purchase 5,000 shares of BRE Common Stock each at the Market Value on the effective date of their employment agreements. Based on the Market Value of the BRE Common Stock on February 5, 1996, the amount of each such Stock Loan
would  be $       . The terms and  conditions of these loans, including interest rate, maturity date and forgiveness of the Payment Amounts, are substantially similar to the terms described above for Mr. Pauly's Stock Loan.



    STOCK OPTION. Options to purchase shares of BRE Common Stock will be granted to each executive, with Mr. Pauly receiving options for 10,000 shares, Mr. Carlson receiving options for 7,500 shares, and Mr. Nunn receiving options for 5,000 shares. These options will be exercisable at a price equal to Market Value on the date of employment and will vest 20% per year. Each executive will also receive options to purchase 5,000 shares of BRE Common Stock, which will vest ratably over five years provided that, during the 12 month period commencing with the Effective Time, (i) BRE achieves net


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

operating income equal to or greater than BRE's internal projection for such period; (ii) management of all BRE and RCT apartment properties is consolidated into BRE's San Francisco, California office without adversely impacting revenues from such apartment properties; and (iii) BRE achieves a savings in operating costs of at least $1,000,000 as compared to combined operating costs for BRE and RCT in calendar year 1995.


    CERTAIN SEVERANCE BENEFITS. If, at any time during the initial three year term or any automatic renewal period, the employment of Messrs. Pauly, Carlson or Nunn is terminated, he shall be entitled to receive the benefits described below.

        (a) TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

           (i) TERMINATION BY BRE WITHOUT CAUSE. If the executive is terminated without cause before the first anniversary date of the agreement, the executive will receive a lump sum payment equal to two times his then base salary multiplied by a fraction the numerator of which is the number of full months remaining during the first 24 months of the term of employment and the denominator of which is 24. In addition, the Interest Free Loan will be forgiven and the outstanding balance of the Stock Loan will be reduced to an amount equal to the number of shares of BRE Common Stock acquired using proceeds of the Stock Loan times the Market Value of such shares, with such amount payable immediately. If such termination occurs after the first anniversary date of the agreement, the executive will receive a lump sum payment equal to his then annual base salary plus an amount equal to the average of his annual bonus over the most recent two years (or the previous annual bonus if only one annual bonus period has passed). In addition, the Interest Free Loan will be forgiven and the Stock Loan will be forgiven based on a pro rata application of the Performance Formulas (the "Pro Rata Calculation"), taking into consideration the number of full months worked and BRE's performance data through the last quarter ended 45 days or more prior to the termination date.

           (ii) TERMINATION DUE TO DEATH OR DISABILITY. Upon termination due to death or disability, the executive or his estate will receive a lump sum payment equal to the annual bonus the executive would have received for the fiscal year in question (based on 40% of his then current base salary if death or disability occurs within one year from the date of the agreement, or otherwise based on the previous or average annual bonus amounts). In addition, the Interest Free Loan will be forgiven and the Stock Loan will be forgiven based on the Pro Rata Calculation.


           (iii) VOLUNTARY TERMINATION OR TERMINATION FOR CAUSE. Upon voluntary termination or termination for "cause" by BRE, no further compensation will be payable to the executive and the outstanding balance of the Interest Free Loan and the Stock Loan, together with accrued but unpaid interest, will be payable in full within 15 days of termination.


        (b) TERMINATION FOLLOWING A CHANGE IN CONTROL.

           (i) TERMINATION BY BRE WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. If the executive is terminated without cause within 12 months following a "Change in Control" (defined to include, without limitation, the acquisition by a person or group of beneficial ownership of 50% or more of BRE's outstanding securities and certain changes in the Board of Directors of BRE resulting from proxy contests or other actions by a person or group with beneficial ownership of 5% or more of BRE's outstanding securities), or if the executive terminates his employment for "Good Reason" (defined as material changes in the executive's duties, responsibilities or authority or BRE's relocation of the executive outside of San Francisco) within 12 months after a Change in Control, the executive will receive the following benefits: (a) a lump sum payment equal to two times his then base salary plus an amount equal to (x) two times the average of his annual bonus over the most recent two years; or
       (y) two times the previous annual bonus if only one annual bonus period has passed; or (z) his then base salary multiplied by (A) in the case of Mr. Pauly, 0.8, and (B) in the case of

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
       Messrs. Carlson and Nunn, 0.6, in the event the termination occurs prior to the first anniversary date of employment; (b) all unvested stock options held by the executive would vest and be exercisable for a period of three months; and (c) the Interest Free Loan would be forgiven and the Stock Loan would be forgiven based on the Pro Rata Calculation, with any balance due immediately.

           (ii) TERMINATION DUE TO DEATH OR DISABILITY. Upon termination due to death or disability following a Change in Control, the executive will receive the same benefits described in paragraph (a)(ii) above.


           (iii) VOLUNTARY TERMINATION WITHOUT GOOD REASON OR TERMINATION FOR CAUSE. Upon voluntary termination of employment by the executive without Good Reason within 12 months following a Change in Control, the executive will receive a lump sum payment equal to his then base salary plus an amount equal to the average of his annual bonus over the most recent two years (or the previous annual bonus if only one annual bonus period has passed), or his then base salary multiplied by (A) in the case of Mr. Pauly, 0.4, and (B) in the case of Messrs. Carlson and Nunn, 0.3, in the event termination occurs within the first year of employment. The outstanding balance of the Interest Free Loan and the Stock Loan, together with accrued but unpaid interest, will be due on such termination. Upon termination for "cause" by BRE within 12 months following a Change in Control, no further compensation will be payable to the executive and the outstanding balance of the Interest Free Loan and the Stock Loan, together with accrued but unpaid interest, will be payable in full within 15 days of termination.


ASSUMPTION AND CONVERSION OF RCT OPTIONS HELD BY MESSRS. PAULY, CARLSON AND NUNN


    Messrs. Pauly, Carlson and Nunn have previously been granted options under the RCT 1991 Stock Option Plan to acquire 150,000, 100,000 and 100,000 RCT Shares, respectively, at an exercise price of, in the case of Mr. Pauly, $16.75 per share and, in the case of Messrs. Carlson and Nunn, $13.00 per share. In March 1995, Mr. Nunn exercised options covering 15,000 RCT Shares. At November 30, 1995, options covering 60,000 of Mr. Pauly's, 80,000 of Mr. Carlson's and 65,000 of Mr. Nunn's shares were fully vested and exercisable. Pursuant to the Merger Agreement, at the Effective Time, all options granted under the RCT Option Plan (which includes all of the options granted to Messrs. Pauly, Carlson and Nunn) will accelerate and become fully vested and exercisable options for BRE Common Stock, notwithstanding the vesting provisions of the RCT Option Plan (which generally provide that the options granted under the RCT Option Plan vest in equal installments over five years from the date of grant). Based upon the
0.57 Exchange Ratio, the RCT Shares covered by the RCT Option Plan will be converted into options to purchase, in the case of Mr. Pauly, 85,500 shares of BRE Common Stock at an exercise price of $29.39 per share, in the case of Mr. Carlson, 57,000 shares of BRE Common Stock at an exercise price of $22.81 per share and, in the case of Mr. Nunn, 48,450 shares of BRE Common Stock at an exercise price of $22.81 per share. Based upon the closing price of BRE Common
Stock of $       at February  5, 1996, the options granted  to Mr. Pauly have  a
value  of $      , the options granted to Mr. Carlson have a value of $      and
the options granted to Mr. Nunn have a value of $      .


INDEMNIFICATION OF RCT TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS


    Pursuant to the Merger Agreement, the current and former trustees, officers, employees and agents of RCT will be provided with certain indemnification rights under the Certificate of Incorporation and Bylaws of the Surviving Corporation. See "The Merger Agreement -- Indemnification."


AGREEMENTS OF MESSRS. MCDOWELL AND FOX

    Messrs. McDowell and Fox, under the terms of their agreements with BRE, may receive certain long term incentive rewards based on, among other things, increases in the gross book value of BRE's equity investments in real estate. As a result of the Merger, the gross book value of BRE's equity investments in real estate will increase. See "Election of BRE Directors -- BRE Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

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                              THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

TERMS OF THE MERGER

    GENERAL

    The Merger will effect the combination of RCT and BRE, with BRE being the Surviving Corporation in the Merger. The Merger will be preceded by the reorganization of RCT as a Maryland trust by means of a merger of RCT into RCT/Maryland, a wholly owned Maryland subsidiary of RCT. Immediately following the Effective Time of the Merger, BRE (the Surviving Corporation), if BRE Proxy Item No. 2 is approved by the BRE shareholders at the BRE Annual Meeting, will change its state of corporate domicile from Delaware to Maryland by merging into BRE/Maryland, a wholly owned subsidiary of BRE to be formed in Maryland.

    CORPORATE GOVERNANCE

    Upon consummation of the Merger, the BRE Certificate of Incorporation and Bylaws will be the Certificate of Incorporation and Bylaws of the Surviving Corporation. If the BRE Reincorporation is approved (BRE Proxy Item No. 2), the Articles of Incorporation and Bylaws of BRE/Maryland will be the Articles of Incorporation and Bylaws of the Surviving Corporation. See "Approval of Reincorporation of BRE in Maryland."

    CONVERSION OF SECURITIES

    At the Effective Time, by virtue of the Merger and without any action on the part of BRE, RCT or any holders of any of their securities, the following will occur:

        (i) Each RCT Share issued and outstanding immediately prior to the Merger will first, as the result of the reorganization of RCT as a Maryland trust, be converted into an equal number of shares of RCT/Maryland and, immediately thereafter, be converted, as the result of the Merger, into the right to receive 0.57 of a share of BRE Common Stock for each RCT Share (the "Exchange Ratio"), subject to the Upward Adjustment Provisions; provided that the RCT shareholders will receive cash in lieu of any fractional share of BRE Common Stock resulting from the conversion at the Exchange Ratio (see FRACTIONAL SHARES, below); and

        (ii) If, at the BRE Annual Meeting, the BRE shareholders approve the BRE Reincorporation, then following the Merger, BRE (the Surviving Corporation) will be merged into BRE/Maryland, and each share of BRE Common Stock issued and outstanding immediately after the Merger, including the shares of BRE Common Stock issued to the RCT shareholders in the Merger, will be converted into an equal number of shares of the Common Stock of BRE/Maryland.

    Even if the Merger is not approved by the BRE or RCT shareholders or for some other reason is not consummated, BRE intends to effect its reincorporation in Maryland if approved by the BRE shareholders; however, if the Merger is not approved by a majority of the RCT Shares, then RCT will not reorganize as a Maryland trust.

    CANCELLATION OF SECURITIES

    The Merger will cause the automatic cancellation of all RCT Shares and of all RCT/Maryland Shares.

    STOCK OPTIONS AND OTHER STOCK RIGHTS

    Upon the Merger, each then outstanding option to purchase RCT Shares, whether vested or unvested, will be assumed by BRE, will fully vest upon the Merger, and will constitute an immediately exercisable option to purchase, on the same terms and conditions (other than vesting) as were applicable thereto immediately prior to the Merger, the number of shares of BRE Common Stock as the holder of the option would have been entitled to receive pursuant to the Merger had such holder

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exercised the option in  full immediately prior  to the Merger,  at a price  per share equal to (x) the aggregate exercise price for the RCT Shares otherwise purchasable pursuant to the option, divided by (y) the number of shares of BRE Common Stock deemed purchasable pursuant to the option. See "Interests of Certain Persons in the Merger -- Assumption and Conversion of RCT Options Held by Messrs. Pauly, Carlson and Nunn."

    FRACTIONAL SHARES

    No fractional shares of BRE Common Stock will be issued to RCT shareholders pursuant to the Merger. Any holder of RCT Shares who would be entitled under the Merger Agreement, upon application of the Exchange Ratio, to receive a fractional share of BRE Common Stock will instead receive, in lieu of such fractional interest, a cash payment in an amount equal to the product of (x) the average of the closing sale prices of BRE Common Stock on the NYSE over the ten trading days immediately preceding the closing date of the Merger, multiplied by
(y) the fractional percentage of a share of BRE Common Stock to which such holder would otherwise be entitled.

EXCHANGE OF RCT STOCK CERTIFICATES FOR BRE STOCK CERTIFICATES

    EXCHANGE AGENT


    Promptly after the Effective Time, Chemical Mellon Shareholder Services (the "Exchange Agent") will mail to each person who was, immediately prior to the Effective Time, a holder of record of RCT Shares, a Letter of Transmittal to be used by such holders in forwarding their RCT stock certificates, and instructions for effecting the surrender of the certificates in exchange for a stock certificate or certificates representing BRE Common Stock. Upon surrender to the Exchange Agent of RCT stock certificates for cancellation, together with such Letter of Transmittal, the holder of such certificates will be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of BRE Common Stock to which such holder is entitled pursuant to the Merger under the Exchange Ratio and (y) a check representing the amount of cash such holder is entitled to receive in lieu of any fractional share of BRE Common Stock, and the stock certificates so surrendered shall be canceled. The holder will also be entitled to receive, at the time of such surrender, the unpaid dividends and distributions, if any, which the holder has the right to receive in respect of the stock certificates surrendered, after giving effect to any required withholding tax. See DIVIDENDS, below. RCT SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. Until certificates are surrendered, each outstanding certificate representing an RCT Share shall be deemed to represent the right to receive the number of whole shares of BRE Common Stock and cash in lieu of any fractional shares, as described above.


    DIVIDENDS AND DISTRIBUTIONS


    NO DIVIDENDS ON COMMON STOCK OF THE SURVIVING CORPORATION WILL BE PAID WITH RESPECT TO ANY RCT SHARES UNTIL THE STOCK CERTIFICATE IS SURRENDERED FOR
EXCHANGE AS PROVIDED IN THE MERGER AGREEMENT. Subject to the effect of applicable laws, upon surrender of any such RCT stock certificate, the Surviving Corporation shall pay the holder the amount of any previously unpaid dividends or other distributions with a record date after the Effective Time payable with respect to the Common Stock of the Surviving Corporation issuable upon surrender of such certificate, less the amount of any withholding taxes which may be required thereon.


    TRANSFERS

    At the Effective Time, the stock transfer books of RCT will be closed, and there will be no further registration of transfers of RCT Shares.

    TERMINATION OF EXCHANGE FUND

    One year after the Effective Time, the services of the Exchange Agent with respect to the exchange fund may be terminated. Thereafter, any former shareholders of RCT who have not

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theretofor  complied with the exchange procedures may look only to the Surviving
Corporation for the issuance of Common Stock of the Surviving Corporation and the payment of cash in lieu of fractional shares to which such former shareholders are entitled pursuant to the Merger.

    NO LIABILITY

    None of BRE, RCT, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of RCT Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    NO INTEREST

    No interest will be paid or accrued on cash in lieu of fractional shares and unpaid dividends and distributions, if any, which may be payable upon surrender of RCT stock certificates.

    LOST OR STOLEN CERTIFICATES


    In the event that any RCT stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, Common Stock of the Surviving Corporation and cash in lieu of any fractional share, if applicable, and the Surviving Corporation will pay any unpaid dividends and distributions on Common Stock of the Surviving Corporation, all as described above.


    OTHER

    Immediately prior to the Effective Time, RCT will (i) redeem, at $0.01 per right, all outstanding rights issued and outstanding under the RCT Rights Agreement dated May 29, 1990 (the "RCT Rights Agreement"), whereupon the RCT Rights Agreement will be terminated (see CERTAIN COVENANTS, below) and (ii) terminate its Dividend Reinvestment and Stock Purchase Plan ("DRIP"). No issuance or sale of RCT Shares will be made under the DRIP except to holders of RCT Shares of record as of October 2, 1995 who have delivered a request for purchase of RCT Shares on or prior to October 11, 1995 in accordance with the terms of the DRIP.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties relating to, among other things: (i) the due organization, power, authority and standing of the companies and similar corporate and trust matters; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement;
(iii) the companies' respective capital structures; (iv) the companies' respective subsidiaries and investment interests; (v) compliance by the companies with applicable laws, orders and regulations and with the companies' respective charter documents and material agreements; (vi) the receipt of consents and approvals required for the Merger; (vii) compliance by the companies with the filing requirements of applicable securities laws and the accuracy of information contained in such filings; (viii) the accuracy of financial information furnished by the companies to each other, and the absence of undisclosed liabilities; (ix) the absence of changes which are not in the ordinary course of the companies' respective businesses; (x) litigation affecting the companies; (xi) tax reporting and payment by the companies; (xii) compliance by the companies with REIT qualification requirements; (xiii) the accuracy and completeness of the companies' respective books and records; (xiv) the identity, status and condition of the companies' respective properties, leases, other property rights and mortgages, including ownership, title, title insurance and property insurance matters; (xv) the companies' compliance with environmental laws, and the absence of material environmental liabilities; (xvi) the absence of property defects, condemnation actions and taxes and assessments affecting the companies' respective properties; (xvii) retirement and other employee benefit plans; (xviii) labor and employment matters; (xix) brokers' and finders' fees payable with respect to the Merger; (xx) cross-ownership of shares of the companies' capital stock; (xxi) the identity of certain material contracts, commitments and agreements of the companies; (xxii) the identity of certain required payments

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resulting from the Merger;  (xxiii) the identity  of related party  transactions affecting the companies; (xxiv) the companies' receipt of fairness opinions; and
(xxv) the issuance of Common Stock of the Surviving Corporation in the Merger.

CERTAIN COVENANTS

    Each of the parties has agreed that, among other things (and subject to certain qualifications set forth in the Merger Agreement), prior to the consummation of the Merger, unless the other party agrees in writing or unless required or permitted by the Merger Agreement, it will, and will cause its subsidiaries to, (i) conduct its business only in the ordinary course of business and in a manner consistent with past practices; (ii) use reasonable commercial efforts to preserve substantially intact its business organization and its subsidiaries, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations; (iii) call and hold a meeting of its shareholders as promptly as practicable for the purpose of obtaining the requisite shareholders' approval of the Merger; (iv) recommend that its shareholders approve the Merger; (v) provide to the officers, employees, accountants, counsel and other representatives of the other party all information concerning, and reasonable access to, all its properties, books, records and files, and the right to conduct physical or other tests or analyses thereon or thereof; (vi) promptly make its regulatory filings and obtain all consents, approvals, permits or authorizations required to be obtained from third parties or governmental or regulatory authorities in connection with the Merger; and (vii) promptly notify the other party of the occurrence of any event which would be likely to cause any of its representations or warranties in the Merger Agreement to be materially untrue or inaccurate and of any failure materially to comply with or satisfy any of its covenants, conditions or agreements thereunder.

    Each of the parties has further agreed that, among other things (and subject to certain qualifications set forth in the Merger Agreement), prior to the consummation of the Merger, unless the other party agrees in writing or unless required or permitted by the Merger Agreement, it will not, and will not permit its subsidiaries to, (i) amend or otherwise change its charter documents; (ii) split, combine, reclassify or amend the terms of any of its outstanding capital stock; (iii) declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock, except normal dividends in amounts consistent with past practice or dividends required to be paid in accordance with the REIT tax provisions of the Code; (iv) issue, sell, pledge, dispose of or encumber any shares of its capital stock, or any options, warrants, convertible securities or other rights to acquire any shares of its capital stock, except for the issuance of shares of stock issuable pursuant to stock options outstanding on the date of the Merger Agreement; (v) amend the terms of, repurchase, redeem or otherwise acquire any of its securities; (vi) accelerate, amend or change the period of exercisability of any stock options, or authorize cash payments in exchange for any stock options; (vii) acquire any corporation, partnership or other business organization or division thereof, other than in connection with acquisitions of real estate in the ordinary course of business and only if such ordinary course acquisitions, either individually or in the aggregate, do not result in the acquisition of assets which exceed 10% of the value of the acquiror's assets; (viii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (ix) enter into, amend or terminate any material lease or other material contract or agreement, except in the ordinary course of business; (x) incur any indebtedness for borrowed money, or issue any debt securities, or assume, guarantee, endorse the obligations of any person, or make any loans or advances, in each case in an aggregate amount in excess of $250,000; (xi) authorize any capital expenditures or fixed assets purchases in an aggregate amount in excess of $250,000; (xii) increase the compensation to its officers or employees, except in the ordinary course of business pursuant to normal, recurring compensation reviews and in amounts consistent with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employees, or enter into or amend any collective bargaining, bonus, profit sharing, deferred compensation, or other employee benefit plan;
(xiii) take any action to change

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accounting  policies  or  procedures;  (xiv)  make  any  material  tax  election inconsistent with past practices, or settle or compromise any material federal, state, local or foreign tax liability; (xv) pay, discharge or satisfy any claims, liabilities or obligations, except in the ordinary course of business and consistent with past practices; (xvi) take any action which would jeopardize its status as a REIT or the ability of the Merger (and related transactions) to qualify as a tax-free reorganization under Section 368(a)(1) of the Code; or
(xvii) take any action which would cause a material breach of any of its representations or warranties contained in the Merger Agreement or prevent it from performing, or cause the other party not to perform, its covenants thereunder in any material respect.

    Each of the parties has further agreed to declare a dividend to its shareholders, the record date for which will be the close of business on the last business day prior to the Effective Time. The dividend of each party will be an amount equal to that party's current quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date through and including the Effective Time, and divided by 90; provided that the dividend payable by RCT may be reduced by $0.01 per share in order to permit RCT to redeem all outstanding rights previously issued under the RCT Rights Agreement. If the special dividend is not sufficient to satisfy the REIT distribution requirements of Section 857 of the Code, then the final dividend will be increased by such amount as may be necessary to satisfy those requirements.

    RCT has agreed to use its reasonable efforts to obtain and deliver to BRE certain letters from its "affiliates" as defined under Rule 145 promulgated under the Securities Act. See "The Merger -- Resale Restrictions." In connection therewith, the Merger Agreement requires the Surviving Corporation to file reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and to take such further action as any such affiliate may reasonably request, all to the extent required from time to time to enable such affiliate to sell BRE Common Stock it received in the Merger without registration under the Securities Act pursuant to Rule 145(d)(1) or any successor rule or regulation adopted by the Commission.

    From the date of the Merger Agreement until six months after the Effective Time, the Surviving Corporation will not effect any extraordinary transactions (which includes any acquisition of real estate, the total value of which exceeds 10% of the value of the Surviving Corporation's assets) without the consent of Messrs. Borsari, Kuppinger and Simon.

NO SOLICITATION OF TRANSACTIONS

    Each party has agreed that, from and after the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, it will not, and will direct and use its best efforts to cause its respective officers and directors, employees, agents and representatives not to, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any third party, or take any other action intended or designed to facilitate or support the efforts of any third party, relating to the possible acquisition of all or any material portion of such party or any of its subsidiaries (any such efforts, an "Acquisition Proposal"); (ii) provide any non-public information with respect to such party or any of its subsidiaries to any third party relating to a possible Acquisition Proposal; (iii) enter into an agreement with any third party providing for a possible Acquisition Proposal; or
(iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal.


    Notwithstanding the foregoing, the Merger Agreement does not prevent the Board of either party from furnishing information concerning BRE or RCT, as the case may be, and their respective businesses, properties and assets (but not encouraging the request for such information) to any person; provided that (i) the Board has determined, with the advice of its outside financial advisors, that such person is capable, upon satisfactory completion of its review of the information, of making a Superior Proposal (as defined below) in the case of RCT or an Acceptable Proposal (as defined below) in the case of BRE; (ii) the person has stated in writing that it intends to make a Superior Proposal or an Acceptable Proposal, as the case may be; and (iii) the party which intends to furnish such information notifies the other party in advance of making the disclosure. Further notwithstanding the


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foregoing, in  the  event that  either  party  receives a  bona  fide,  written, unsolicited Acquisition Proposal which is reasonably likely to be consummated and is reasonably likely to constitute a Superior Proposal or an Acceptable Proposal, as the case may be, the Merger Agreement does not prevent the Board of the affected party from engaging in discussions or negotiations with the person
making  the  Acquisition  Proposal,   refraining  from  recommending  that   its
shareholders approve the Merger, and approving, accepting and recommending the Acquisition Proposal to its shareholders if the Board determines in good faith, based on the advice of outside legal counsel, that such action is required by reason of the Board's fiduciary obligation to its shareholders under applicable law.

    As used herein, a "Superior Proposal" is an Acquisition Proposal which, in the reasonable good faith judgment of RCT's Board of Trustees with the advice of outside financial advisors, is reasonably likely to be consummated and is financially more favorable to RCT and its shareholders than the terms of the Merger. As used herein, an "Acceptable Proposal" is an Acquisition Proposal which, in the reasonable good faith judgment of BRE's Board of Directors with the advice of outside financial advisors, is reasonably likely to be consummated and the acceptance of which would be in the best interests of BRE and its shareholders.

STOCK EXCHANGE LISTING

    BRE has agreed to prepare promptly and submit to the NYSE a listing application covering the BRE Common Stock issuable in the Merger, and to use its best efforts to obtain, prior to the Effective Time, approval for the listing of such BRE Common Stock on the NYSE, subject to official notice of issuance. Such approval is a condition to consummation of the Merger.

INDEMNIFICATION

    BRE has agreed to cause the Surviving Corporation to keep in effect, from and after the Effective Time, the provisions in its Certificate of Incorporation and Bylaws providing for exculpation of director liability and indemnification of all current and former trustees, directors, officers, employees and agents (which would include former RCT trustees and officers who are appointed to such positions in the Surviving Corporation) to the maximum extent permitted by law. In addition, BRE has agreed to cause the Surviving Corporation not to amend, repeal or otherwise modify any of the foregoing provisions of the Surviving Corporation's Certificate of Incorporation or Bylaws after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were trustees, officers, employees or agents of RCT in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions which occur in connection with the transactions contemplated by the Merger), unless such modification is required by law.

DIRECTORS AND OFFICERS

    BRE has agreed that, upon consummation of the Merger, it will increase the size of its Board of Directors by three persons and will appoint Messrs. Borsari, Kuppinger and Simon as directors to fill the vacancies resulting from such increase, for terms expiring at the 1996, 1997 and 1998 annual meetings of shareholders, respectively. In addition, the Surviving Corporation has agreed to use its best efforts to cause Mr. Borsari to be nominated and recommended for re-election as a director at the first meeting of shareholders following consummation of the Merger at which directors are elected.

    In addition, BRE has agreed that, upon consummation of the Merger, it will cause Messrs. Pauly, Carlson and Nunn to be employed, respectively, as the Senior Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, and Senior Vice President - Property Management of the Surviving Corporation pursuant to the terms of the employment agreements described under "Interests of Certain Persons in the Merger."

EMPLOYEES

    As a result of the Merger, the Surviving Corporation will continue to employ all persons who are employed by RCT at the Effective Time on terms consistent with RCT's then existing employment practices and at comparable positions and levels of compensation; provided that, since the Surviving

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Corporation's main offices will be located in San Francisco and RCT's  corporate offices in Los Angeles will be closed as soon as practicable following the Effective Time, continued employment may be contingent upon the willingness of the employees to relocate to San Francisco. In this connection, with respect to those employees of RCT who do not elect to relocate to San Francisco, RCT intends to pay such employees severance payments in an amount not to exceed six months of the employees' base salaries (but not more than $250,000 in the aggregate).

CONDITIONS TO THE MERGER

    The respective obligations of BRE and RCT to consummate the Merger are subject to the fulfillment or waiver of each of the following conditions, among others: (i) the Merger shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the BRE and RCT shareholders entitled to vote thereon; (ii) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, shall have expired or been terminated; (iii) none of the parties to the Merger Agreement shall be subject to any order or injunction against the consummation of the transactions contemplated by the Merger Agreement; (iv) the Registration Statement (of which this Proxy Statement is a part) shall have become effective under the Securities Act and all necessary state securities or "blue sky" permits or approvals required to carry out the transactions contemplated by the Merger Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect; (v) BRE shall have obtained the approval for the listing on the NYSE of the BRE Common Stock issuable in the Merger; (vi) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or third party required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except where the failure to obtain or make any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, assets, financial condition or results of operations of BRE and RCT, taken as a whole, following the Effective Time; (vii) the parties shall each have received an opinion from its counsel to the effect that the Merger will qualify as a tax-free reorganization under Section 368 of the Code; (viii) the parties shall each have received satisfactory evidence that, upon the Merger, acceptable policies of title insurance will be issued to the Surviving Corporation with respect to each of their respective properties and mortgage assets; and (ix) the parties shall each have received such estoppel letters from tenants of their respective properties as they mutually deem to be advisable under the circumstances.

    The obligations of each of BRE and RCT to effect the Merger are also subject to the satisfaction or waiver by the other party prior to the Effective Time of the following conditions, among others: (i) the other party shall have performed all obligations required to be performed by it under the Merger Agreement and the representations and warranties of the other party and its subsidiaries set forth in the Merger Agreement shall be true in all material respects as of the Effective Time unless, except for certain specified representations, the failure of any such representation or warranty to be so true and correct would not have, or be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of such party taken as a whole; (ii) each party shall have received a "comfort" letter from the other party's accountants covering matters customarily included in such comfort letters relating to transactions similar to the Merger; (iii) from the date of the Merger Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the other party that would have, or be reasonably likely to have, a material adverse effect on the other party and its subsidiaries, taken as a whole, other than any such change that affects both parties in a substantially similar manner; and (iv) the fairness opinions received by each party from its financial advisor shall have been included in this Proxy Statement.

    The obligation of RCT to effect the Merger is also subject to the satisfaction or waiver prior to the Effective Time of the following conditions:
(i) the Surviving Corporation shall have entered into employment agreements with Messrs. Pauly, Carlson and Nunn; and (ii) the Surviving Corporation's

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charter  documents  shall  include indemnification  and  exculpation provisions, reasonably acceptable to RCT, for current and former trustees, officers, employees and agents of RCT. See "Interests of Certain Persons in the Merger."

    The obligation of BRE to effect the Merger is also subject to the satisfaction or waiver prior to the Effective Time of the following conditions:
(i) the Surviving Corporation shall have received affiliate agreements from each affiliate of RCT (see "The Merger -- Resale Restrictions"); and (ii) the RCT DRIP and the RCT 401(k) Plan shall have been terminated.

TERMINATION


    The Merger Agreement may be terminated by the parties, and the Merger abandoned, at any time prior to the Effective Time, before or after the approval by the shareholders of BRE and RCT, in the following circumstances: (a) by mutual consent of the parties; or (b) by either party (i) if the Merger is not consummated by March 29, 1996, provided that this right to terminate the Merger Agreement is not available to a party whose failure to fulfill any obligation under the Merger Agreement has caused the Merger not to occur by that date; (ii) if a court or governmental, regulatory or administrative agency or commission has taken action permanently restraining or prohibiting the Merger, provided that this right to terminate the Merger Agreement is not available to a party who has not complied with its obligations under the Merger Agreement to use all reasonable efforts to obtain all necessary approvals, consents and authorizations for the Merger; (iii) if the requisite vote of the parties' shareholders for approval of the Merger has not been obtained at their respective shareholders meetings; (iv) if any conditions to closing of either party is not satisfied due to the other party's breach of any of its representations, warranties, covenants or agreements under the Merger Agreement, provided that if such breach is curable prior to February 29, 1996, through the exercise of reasonable best efforts, then, for so long as the breaching party is exercising such efforts, the other party may not terminate the Merger Agreement on the basis of such breach; or (v) if, following receipt of a Superior Proposal (in the case of RCT) or an Acceptable Proposal (in the case of BRE), the Board of the party which received such proposal fails to recommend that its shareholders approve the Merger or approves, accepts or recommends to its shareholders the Superior or Acceptable Proposal, provided that this right to terminate the Merger Agreement is not available to a party which is then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement so as to give the other party a termination right (as described in subsection (b)(iv) above).


UPWARD ADJUSTMENT OF THE EXCHANGE RATIO

    The Merger Agreement may also be terminated by RCT upon a decrease in the market value of the BRE Common Stock such that the average closing price per share of BRE Common Stock on the NYSE for the ten trading days preceding the RCT Special Meeting is either (A) less than $28.575, if the decline in the price of BRE Common Stock since September 11, 1995 is at least 10% greater than the percentage decline in the NAREIT Equity REIT Index over the same period, or (B) less than $28.07 regardless of the change in the NAREIT Equity REIT Index over the period. However, if RCT notifies BRE of its intention to terminate the Merger Agreement under the authority of (A) or (B) above, the RCT Special Meeting will be postponed for five days and BRE will have the right during that time to prevent such termination by increasing the Exchange Ratio so that the RCT shareholders will receive, through the issuance of additional shares of BRE Common Stock, the same aggregate dollar value as they would have received had the price per share of BRE Common Stock at the Effective Time been $28.575 or $28.07, as the case may be. The BRE Board of Directors may decide to increase the Exchange Ratio to prevent the termination of the Merger Agreement without resoliciting proxies from BRE's shareholders.

TERMINATION FEES AND EXPENSES

    If the Merger Agreement is terminated due to the failure of one of the party's shareholders to approve the Merger, that party will be required to reimburse the other party an amount equal to the

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other party's reasonable out-of-pocket expenses relating to the Merger  incurred after August 14, 1995 (including, but not limited to, fees and expenses of the party's counsel, accountants and financial advisors), up to a maximum of $500,000 ("Termination Expenses").

    If the Merger Agreement is terminated due to a party's breach of any of its representations, warranties, covenants or agreements under the Merger Agreement, the breaching party will be required to reimburse the other party's Termination Expenses, and the breaching party will remain liable for any additional damages caused by its breach.

    If the Merger Agreement is terminated because a party, following receipt of a Superior Proposal (in the case of RCT) or an Acceptable Proposal (in the case of BRE), fails to recommend (or modifies its recommendation) that its shareholders approve the Merger or approves, accepts or recommends to its shareholders the Superior Proposal or Acceptable Proposal, the party which received the Superior Proposal or Acceptable Proposal will be required to reimburse the other party's Termination Expenses and pay the other party $1,750,000 (or such lesser amount as may be required by the REIT provisions of the Code).

    If a party, within 270 days following the termination of the Merger Agreement for any reason other than mutual consent or due to the other party's breach of the Merger Agreement or the other party's failure to obtain shareholder approval of the Merger, approves, accepts or recommends to its shareholders a Superior Proposal (in the case of RCT) or an Acceptable Proposal (in the case of BRE) and thereafter such Superior Proposal or Acceptable Proposal, as the case may be, is consummated, the party consummating such transaction will be required to pay to the other party an amount which, when added to any other expenses and fees the other party previously received on account of termination of the Merger Agreement, is equal to the other party's Termination Expenses plus $1,750,000 (or such lesser amount as may be required by the REIT provisions of the Code).

    The Merger Agreement requires the termination fees and expenses described above to be paid within one day after the occurrence of the event requiring the payment, provided that a party will not be required to pay such fees and expenses if, immediately prior to the termination of the Merger Agreement, the party to receive them was in material breach of its obligations under the Merger Agreement. All termination fees and expenses set forth above, except those payable due to a party's breach of the Merger Agreement, will constitute liquidated damages which, in the absence of fraud or bad faith, will be in lieu of any other damages or remedy the recipient of such fees and expenses might otherwise seek.

    Except for the termination fees and expenses described above, all expenses incurred in connection with the Merger Agreement will be paid by the party incurring the expenses, whether or not the Merger is consummated; provided that the parties will share equally all fees and expenses (other than attorneys' and accountant fees and fees of other professionals or experts of either party) incurred in connection with the printing and filing of this Proxy Statement and the Registration Statement.

AMENDMENT AND WAIVER

    The parties may modify or amend the Merger Agreement by written agreement at any time prior to the Effective Time, to the extent permitted by applicable law. The conditions to each party's obligation to consummate the Merger may be waived by that party in whole or in part to the extent permitted by applicable law.

ACCOUNTING TREATMENT

    The Merger will be accounted for as a purchase for accounting and financial reporting purposes. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. The value of the consideration (cash, stock, debt securities, etc.) paid by the acquiring firm (BRE) is allocated to the assets acquired and liabilities assumed of the acquired firm (RCT) based on their relative fair market values as of the combination date. The financial statements of the acquiring company reflect the combined operations from the date of combination.

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CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    TAXATION OF BRE

    BRE (i) believes that it currently qualifies and (ii) intends to continue to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements have been and will be met. The following is a description of the federal income tax consequences to BRE and its shareholders of the treatment of BRE as a REIT.

    In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities such as BRE, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (that is, at both the corporate and shareholder levels) that generally results from the use of corporations.

    If BRE fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, BRE could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

    To qualify as a REIT under the Code for a taxable year, BRE must meet certain requirements relating to its assets, income, stock ownership and distributions to shareholders. Generally, at the end of each calendar quarter,
(i) at least 75% of the value of the total assets of BRE must consist of real estate assets, cash or government securities, (ii) not more than 25% of the value of its total assets may consist of securities (other than government securities), (iii) BRE may not own securities of any one issuer in an amount (A) greater in value than 5% of the value of BRE's total assets, or (B) representing more than 10% of the outstanding voting securities of such issuer. Shares of qualified REITs and of certain wholly-owned subsidiaries are exempt from the requirements described in clauses (ii) and (iii).

    BRE must also satisfy three gross income tests. First, at least 75% of a REIT's gross income must be derived from special real estate sources for each taxable year. Income that qualifies under the 75% test includes certain qualified rents from real property, gains from the sale of real property not held primarily for sale to customers in the ordinary course of business, dividends on REIT shares, interest on loans secured by mortgages on real property, income from foreclosure property, and certain qualified temporary investment income attributable to the investment of new capital received by the REIT in exchange for either stock or certain debt instruments during the one-year period following the receipt of such new capital. In order for rents to qualify under the 75% test, they may not be derived from tenants having certain relationships with BRE and may not be based on the income or profits of any person, except that they may be based on a fixed percentage or percentages of gross income or receipts. Further, the REIT may not manage the property or furnish services to the tenants from whom the rents are received unless either
(i) the property is managed by an independent contractor which is paid an arm's length fee for its services and from which the REIT derives no income or (ii) any services performed are of a type customarily rendered in connection with the rental of space for occupancy only.

    Second, at least 95% of BRE's gross income for each taxable year must be derived from income that qualifies under the 75% test (other than qualified temporary investment income), plus dividends, interest or gains from disposition of certain stock or securities.

    Third, gross income from the sale or other disposition (i) of stock and securities held for less than one year, (ii) of property in certain prohibited transactions and (iii) of real property held for less than four years must comprise less than 30% of the gross income for each taxable year of BRE.

    In order to qualify as a REIT, BRE must also satisfy certain ownership requirements with respect to the BRE Common Stock. The BRE Common Stock must be held by at least 100 shareholders, and

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no more than 50% in  value of the outstanding shares  may be owned, actually  or constructively, by five or fewer individuals (including certain types of entities that are treated as individuals for this purpose) at any time during the last half of BRE's taxable year.


    Finally, BRE must distribute to its shareholders annually an amount (determined without regard to capital gains dividends) at least equal to (i) 95% of its REIT taxable income (computed without regard to net capital gains and the dividends received deduction), plus (ii) 95% of the after-tax income from any foreclosure property, and less (iii) certain noncash income. If the IRS were to determine that BRE failed the 95%-distribution requirement as to a particular taxable year, then, provided certain conditions are met, BRE generally would be entitled to cure the deficiency retroactively by paying deficiency dividends to its shareholders. However, BRE would be liable for interest charges on such deficiency dividends.

    So long as BRE satisfies the above described requirements and thus qualifies for taxation as a REIT, it generally will not be subject to federal income tax on that portion of its taxable income and capital gain that is currently distributed to its shareholders. Any undistributed taxable income or capital gain, however, will be taxed to BRE at regular corporate rates. In addition, BRE may be subject to other special income and excise taxes (including the alternative minimum tax) in certain circumstances.

    If BRE fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, BRE will be subject to applicable federal and state tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which BRE fails to qualify will not be deductible by BRE, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, BRE also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

    TAXATION OF BRE SHAREHOLDERS

    The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.


    TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS. As long as BRE qualifies as a REIT, distributions made to BRE's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long term capital gains (to the extent they do not exceed BRE's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its BRE Common Stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that BRE makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's BRE Common Stock by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the BRE Common Stock is held as capital asset). Shareholders may not include in their individual income tax returns any net operating losses or capital losses of BRE. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to BRE shareholders.


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    In general, any  loss upon the  sale or exchange  of BRE Common  Stock by  a shareholder who has held such BRE Common Stock for six months or less (after applying certain holding period rules) will be treated as a long term capital loss, to the extent of distributions from BRE required to be treated by such shareholder as long term capital gains.

    BACKUP WITHHOLDING. BRE will report to its domestic shareholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide BRE with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, BRE may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to BRE.


    TAXATION OF FOREIGN SHAREHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in BRE Common Stock, including any reporting requirements. BRE will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares is held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). BRE currently believes that it qualifies as a domestically-controlled REIT. Under these circumstances, gain from the sale of BRE Common Stock by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding BRE's current belief that it qualifies as a domestically-controlled REIT because the BRE Common Stock is publicly traded, no assurance can be given that BRE will continue to so qualify.


    Distributions of cash generated by BRE's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with BRE the required form evidencing such lower rate, or (ii) the foreign shareholder files an IRS Form 4224 with BRE claiming that the distribution is "effectively connected" income.

    Distributions of proceeds attributable to the sale or exchange of United States real property interests of BRE are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty-relief or exemption. BRE is required by applicable Treasury regulations to withhold 35% of any distribution to a foreign person that could be designated by BRE as a capital gain dividend; this amount is creditable against the foreign shareholder's FIRPTA tax liability.

    The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in BRE should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in BRE.

    TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon the ruling, the analysis therein and the statutory framework of the Code, distributions by BRE to a shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the

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tax-exempt  entity has not financed the acquisition of its BRE Common Stock with
"acquisition indebtedness" within the meaning of the Code, and that the BRE Common Stock is not otherwise used in an unrelated trade or business of the tax-exempt entity, and that BRE, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment company.


    However, for taxable years beginning on or after January 1, 1994, if any pension or other retirement trust that qualifies under Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT for purposes of the 50% test and (ii) at least one qualified pension trust holds more than 25% by value of the interests in the REIT or one or more qualified trusts hold in the aggregate more than 50% by value of the interests in such REIT.


    OTHER TAX CONSIDERATIONS


    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX
CONSEQUENCES. Shareholders should recognize that the present federal income tax treatment of an investment in BRE may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in BRE.


    STATE AND LOCAL TAXES. BRE and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of BRE and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the BRE Common Stock.

    EACH SHAREHOLDER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF BRE COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

    TAXATION OF RCT. The discussion above relating to the taxation of BRE as a REIT should equally apply to RCT.

    TAX-EXEMPT REORGANIZATION


    Troop Meisinger Steuber & Pasich, LLP, counsel to RCT, has delivered its opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, (1) the merger of RCT into RCT/Maryland will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and
(2) the Merger of RCT/Maryland into BRE will be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Accordingly, (i) no gain or loss will be recognized by RCT or RCT/Maryland as a result of either transaction, and (ii) no gain or loss will be recognized by a shareholder of RCT who receives BRE Common Stock (except with respect to any cash received in lieu of a fractional interest in BRE Common Stock). Farella Braun & Martel, counsel to BRE, has delivered its opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (1) the Merger of RCT/Maryland into BRE will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and (2) the subsequent BRE Reincorporation will be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. Accordingly, (i) no gain or loss will be recognized by BRE as a result of either transaction, and (ii) no gain or loss will be recognized by a shareholder of BRE who receives common stock of BRE/Maryland in the BRE Reincorporation. The opinions referred to above have been filed as Exhibits to the Registration Statement of which this Proxy Statement is a part.

    The aggregate tax basis of the BRE Common Stock to be received by shareholders of RCT will be the same as the aggregate tax basis in the RCT Shares surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received), and the holding period of the BRE Common Stock to be received by the shareholders of RCT will include the holding period of the RCT Shares exchanged, provided that the RCT Shares are held as a capital asset.

    Cash received in lieu of a fractional share of BRE Common Stock will be treated as received in redemption for such fractional interest, and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the RCT Shares allocable to such fractional interest. Provided such RCT shares constitute capital assets in the hands of the shareholders, such gain or loss will constitute capital gain or loss from the sale of stock, and will be long-term capital gain or loss if the holding period for such RCT Shares was greater than one year.

    THE ABOVE DISCUSSION MAY NOT APPLY TO PARTICULAR CATEGORIES OF HOLDERS OF BRE COMMON STOCK OR RCT SHARES SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. BRE AND RCT SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE MERGER.

REGULATORY APPROVAL

    BRE and RCT believe that the Merger may be consummated without notification being given or certain information being furnished to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and that no waiting period requirements under the HSR Act are applicable to the Merger. However, there can be no assurance that the consummation of the Merger will not be delayed by reason of the HSR Act. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of BRE or RCT. At any time before or after the Effective Time, any state could take such action under its own antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of RCT or assets of BRE or RCT by BRE. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

RESALE RESTRICTIONS

    All BRE Common Stock received by RCT shareholders in the Merger will be freely transferable, except that BRE Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of RCT at the time of the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (and/or Rule 144 in the case of such persons who become affiliates of BRE) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of BRE or RCT generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include executive officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires RCT to exercise its reasonable efforts to cause each of its affiliates to execute a written agreement not to offer to sell, transfer or otherwise dispose of any of the BRE Common Stock issued to such person in or pursuant to the Merger unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (c) in the opinion of counsel, which counsel shall be reasonably satisfactory to BRE, such sale, transfer or other disposition is exempt from registration under the Securities Act.

NO DISSENTERS' RIGHTS

    The provisions of the laws of California, Maryland and Delaware which grant, to the shareholders of one or both of the constituents to certain kinds of company mergers or combinations, rights to dissent to the merger or combination and to be paid an appraised value for their shares ("Appraisal Rights") are not applicable to the Merger. With respect to the merger reorganizing RCT as a Maryland trust, shareholders do not have Appraisal Rights because California law provides Appraisal Rights only for a corporation or limited partnership, and not for an unincorporated entity such as a trust, and there is no provision for dissenters' rights in the RCT Declaration of Trust. With respect to the Merger of RCT (as so reorganized) into BRE, neither the RCT nor BRE shareholders have Appraisal Rights because both Delaware and Maryland law expressly exclude Appraisal Rights for shares which are listed on a national securities exchange, such as the NYSE.

                               BRE ANNUAL MEETING

PURPOSE OF THE BRE ANNUAL MEETING


    THE MERGER. At the BRE Annual Meeting, holders of BRE Common Stock will consider and vote upon the Merger (BRE Proxy Item No. 1), pursuant to which RCT will be merged with and into BRE and each outstanding RCT Share will be converted into the right to receive 0.57 of a share of BRE Common Stock, subject to the Upward Adjustment Provisions. Delaware law requires BRE to obtain shareholder approval of the Merger by the vote of a majority of the outstanding shares of BRE Common Stock entitled to vote at the BRE Annual Meeting.



    OTHER MATTERS. BRE shareholders will also consider at the BRE Annual Meeting and vote upon proposals to change the state of incorporation of BRE from Delaware to Maryland (BRE Proxy Item No. 2), to elect two Class II directors of BRE (BRE Proxy Item No. 3), to amend the BRE Certificate of Incorporation to authorize the issuance of preferred stock having such preferences and privileges as the BRE Board of Directors may determine from time to time (BRE Proxy Item No. 4), to approve the BRE Amended and Restated Non-Employee Director Stock Option Plan (BRE Proxy Item No. 5), and to ratify the selection of Ernst & Young LLP as BRE's independent auditors for the ensuing fiscal year (BRE Proxy Item No. 6), and may also consider and vote upon such other matters as may properly come before the BRE Annual Meeting.


    THE BOARD OF DIRECTORS OF BRE HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE BRE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER. SEE "BACKGROUND OF THE MERGER," "REASONS FOR THE MERGER -- RECOMMENDATION OF THE BOARD OF DIRECTORS OF BRE" AND "INTERESTS OF CERTAIN PERSONS IN THE MERGER." THE BOARD ALSO UNANIMOUSLY RECOMMENDS THAT THE BRE SHAREHOLDERS VOTE FOR APPROVAL OF BRE PROXY ITEM NOS. 2, 4, 5 AND 6 AND FOR ELECTION OF THE TWO PERSONS NOMINATED AS CLASS II DIRECTORS.

RECORD DATE; VOTING RIGHTS; PROXIES


    The enclosed proxy is solicited by the Board of Directors of BRE for use at the BRE Annual Meeting to be held on March 12, 1996, at 10:00 a.m. Pacific time, or at any adjournments or postponements thereof. The BRE Annual Meeting will be held at Wells Fargo Bank, Board Room, Penthouse Level, 420 Montgomery Street, San Francisco, California. At the BRE Annual Meeting, holders of record of BRE Common Stock at the close of business on the BRE Record Date will be entitled to vote. On that date, BRE's outstanding capital stock consisted of 10,970,865 shares of BRE Common Stock, entitled to one vote each at the meeting.



    The cost of soliciting BRE proxies in the enclosed form will be borne by BRE. BRE has engaged D.F. King & Co., Inc., a professional proxy soliciting firm, to aid in the solicitation of proxies and will pay such firm a fee of $6,000, plus its expenses. Directors, officers and employees of BRE may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy.


    BRE will request banks, brokerage houses and other institutions, nominees or fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. BRE will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.

    All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the BRE Annual Meeting as specified in such proxies. IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH IN THE NOTICE ATTACHED HERETO. The affirmative vote of the holders of a majority of Common Stock outstanding on the BRE Record Date shall be required to approve the Merger (BRE Proxy Item No.
1), the reincorporation of BRE in Maryland (BRE Proxy Item No. 2) and amendment of the BRE Certificate of Incorporation to authorize preferred stock (BRE Proxy Item No. 4). The approval of a majority of the shares present and voting, provided a quorum is present, shall be required to approve the BRE Amended and

Restated Non-Employee Director Stock Option Plan (BRE Proxy Item No. 5) and to ratify the selection of auditors (BRE Proxy Item No. 6). With respect to the election of directors (BRE Proxy Item No. 3), the two nominees for election as BRE Class II directors who receive the highest number of votes at the BRE Annual Meeting shall be elected.



    BRE does not know of any matters other than as described in the accompanying Notice of Annual Meeting that are to come before the BRE Annual Meeting. If any other matter or matters are properly presented for action at the BRE Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their judgment on such matter, unless such authorization is withheld.


    The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding BRE Common Stock entitled to vote at the BRE Annual Meeting is necessary to constitute a quorum at the BRE Annual Meeting. Votes at the BRE Annual Meeting will be tabulated by one or more independent inspectors of election appointed by BRE. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders ("broker non-votes") will be included in the determination of shares present at the BRE Annual Meeting for purposes of determining a quorum. Abstentions will be counted towards the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters. However, in tabulating votes on the Merger and BRE Proxy Item Nos. 2 and 4, both abstentions and broker non-votes will have the same effect as negative votes.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of BRE a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

NO DISSENTERS' RIGHTS


    Holders of BRE Common Stock will not have dissenters' rights in connection with either the Merger or the BRE Reincorporation. See "The Merger Agreement -- No Dissenters' Rights" and "Approval of Reincorporation of BRE in Maryland -- No Dissenters' Rights."


    THE MATTERS TO BE CONSIDERED AT THE BRE ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF BRE. ACCORDINGLY, BRE SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              RCT SPECIAL MEETING

PURPOSE OF THE RCT SPECIAL MEETING


    At the RCT Special Meeting, holders of RCT Shares will consider and vote upon a proposal to approve the Merger and such other matters as may properly be brought before the RCT Special Meeting. The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding RCT Shares is necessary to constitute a quorum at the RCT Special Meeting. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding RCT Shares entitled to vote at the RCT Special Meeting.


    THE BOARD OF TRUSTEES OF RCT HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT RCT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER. SEE "BACKGROUND OF THE MERGER," "REASONS FOR THE MERGER -- RECOMMENDATION OF THE BOARD OF TRUSTEES OF RCT," AND "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

RECORD DATE; VOTING RIGHTS; PROXIES


    The enclosed proxy is solicited by the Board of Trustees of RCT for use at the RCT Special Meeting to be held on March 12, 1996, at 10:00 a.m. Pacific time, or at any adjournments or postponements thereof. The RCT Special Meeting will be held at Financial Plaza Hilton, 600 Esplanade Drive, Oxnard, California. At the RCT Special Meeting, holders of record of RCT Shares at the close of business on the RCT Record Date will be entitled to vote. On that date, RCT's outstanding capital stock consisted of 9,372,312 RCT Shares. Each RCT Share is entitled to one vote at the meeting.


    The cost of soliciting RCT proxies in the enclosed form will be borne by RCT. RCT has engaged Georgeson & Co., a professional proxy soliciting firm, to aid in the solicitation of proxies and will pay such firm a fee of $6,500, plus its expenses. Trustees, officers and employees of RCT may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy.

    RCT will request banks, brokerage houses and other institutions, nominees or fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. RCT will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.


    All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the RCT Special Meeting as specified in such proxies. IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED IN FAVOR OF THE MERGER AS SET FORTH IN THE NOTICE ATTACHED HERETO. RCT does not know of any matters other than as described in the accompanying Notice of Special Meeting that are to come before the RCT Special Meeting. If any other matter or matters are properly presented for action at the RCT Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their judgment on such matter, unless such authorization is withheld.


    The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding RCT Shares entitled to vote at the RCT Special Meeting is necessary to constitute a quorum at the RCT Special Meeting. Votes at the RCT Special Meeting will be tabulated by one or more independent inspectors of election appointed by RCT. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders ("broker non-votes") will be included in the determination of shares present at the RCT Special Meeting for purposes of determining a quorum. In tabulating votes on the Merger Agreement, both abstentions and broker non-votes will have the same effect as negative votes.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of RCT a written notice of revocation or duly executed proxy bearing a later date, or by attending the meeting and voting in person.

NO DISSENTERS' RIGHTS

    Holders of RCT Shares will not have dissenters' rights in connection with the Merger. See "The Merger Agreement -- No Dissenters' Rights."

    THE MATTERS TO BE CONSIDERED AT THE RCT SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF RCT. ACCORDINGLY, RCT SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                      COMPARISON OF INTERNAL STRUCTURE AND
                       SHAREHOLDER RIGHTS OF RCT AND BRE

INTRODUCTION

    In general, RCT's internal structure, and its relations with its shareholders, are currently governed by the California real estate investment trust law, the RCT Declaration of Trust (the "RCT Declaration") and the RCT Trustees' Regulations. If the Merger is approved, the former RCT shareholders will receive either shares of the BRE Common Stock or shares of the common stock of its wholly owned Maryland subsidiary, BRE/Maryland, depending on whether the BRE shareholders approve the BRE Reincorporation described below. See "Approval of Reincorporation of BRE in Maryland."

    Following consummation of the Merger, the shares held by the former RCT shareholders will be subject to and governed by the charter, bylaws and applicable state corporation law of BRE or BRE/ Maryland, as the case may be, and will no longer be governed by the RCT Declaration, the RCT Trustees' Regulations and the California real estate investment trust law. Copies of the BRE Amended and Restated Certificate of Incorporation (the "BRE Delaware Charter") and the Articles of Incorporation of BRE/Maryland (the "BRE/Maryland Charter") are attached hereto as Appendices D and E, respectively.


    This section is addressed to the RCT shareholders and describes the impact of the Merger on the rights of RCT shareholders as well as other aspects of internal structure such as the rights and duties of officers and the governing board. For the most part, the BRE/Maryland Charter was patterned after the BRE Delaware Charter with the result that the charters of the two corporations bear a high degree of similarity. Accordingly, the following table and discussion summarizes certain material differences between the internal governance and shareholders rights of RCT, on the one hand, and the internal governance and shareholders rights of BRE and BRE/Maryland, on the other hand. Where the governance rules applicable to BRE/Maryland differ materially from those applicable to BRE, a cross-reference will be made to a more complete discussion of those distinctions in the BRE Reincorporation proposal. See "Approval of Reincorporation of BRE in Maryland."


    Although the Merger proposal, and the other BRE proposals described in this Proxy Statement, including the BRE Reincorporation proposal and the proposal to authorize preferred stock, are not contingent on the approval or consummation of each other, and the other proposals do not require the approval of the RCT shareholders, the RCT shareholders are urged to review and consider carefully all the proposals described in this proxy statement as to the impact of such proposals, especially the BRE Reincorporation proposal, on the rights of the former RCT shareholders following the consummation of the Merger. See "Approval of Charter Amendment to Authorize a Class of Preferred Stock."

    GENERAL BACKGROUND AND ANALYSIS

    When RCT was originally organized in 1968, the favorable tax treatment afforded under the Code to a qualifying REIT was only available to unincorporated trusts. Although the Code was subsequently amended to permit corporations to qualify for treatment as a REIT for federal income tax purposes, RCT remained in trust form governed by California law and by its Declaration of Trust.

    PREDICTABILITY OF LEGAL AFFAIRS AND INTERNAL GOVERNANCE

    Although the business trust form is regarded as legal and valid in the majority of states, no substantial body of law has developed concerning the legal status, rights, obligations and liabilities of business trusts and their trustees and shareholders, and there is a degree of uncertainty as to the legal principles applicable to business trusts under the laws of the various states. For example, although the shareholders and the trustees are not subject to any personal liability for the acts or obligations of the trust under California law and every written contract of the trust must contain a provision to that effect, the possibility exists that the trustees and even the shareholders might be held personally liable under the laws of other states for obligations of the trust and for certain types of liabilities (including tort claims, contract claims where the above-described disavowal of liability is not effective, claims for taxes and other types of statutory liabilities). Moreover, although the trustees of a business trust are clearly fiduciaries, owing a duty as such to the trust and its shareholders, it is uncertain whether their fiduciary duties are governed by principles of law and equity applicable to traditional common law trusts, by principles of law and equity applicable to directors of a corporation or by the standards defined in the governing trust documents.

    In contrast to the business trust, a corporation is a specific creation of statutory law and, as such, the rights and liabilities of corporate shareholders, officers and directors are governed by comprehensive legal codes and extensive bodies of case law interpreting these codes. Maryland has distinguished itself in recent years by adopting laws responsive to the needs of investment funds and REITs and as a result has become a significant domicile for investment funds and REITs. Of course, Delaware possesses one of the most extensive and well-defined bodies of corporate law in the United States. This is especially important in the area of contests for corporate control and the related issues of the scope of a board's fiduciary duties in the context of responding to unsolicited tender offers, aggressive market buying programs, proxy contests and other types of efforts aimed at achieving a rapid change in corporate control. As a consequence, the change in the form of organization of RCT from a business trust to a corporation organized either in Delaware or Maryland should provide greater predictability with respect to legal affairs. Certain aspects of Delaware and Maryland corporate law, however, may not afford shareholders the same substantive rights and protections as are available in a number of other states.

SIMILARITIES BETWEEN RCT AND THE SURVIVING COMPANY

    The business trust and corporate forms of doing business have certain similarities. The corpus of the business trust corresponds to the assets of the corporation, the trustees to the board of directors, shares of beneficial interest in the trust to the shares of a corporation, and the holders of shares of beneficial interest to the corporate shareholders. In neither organization is title to properties held by the beneficial owners -- the trust beneficiaries or the corporate shareholders. Both forms of organization permit the free transfer of ownership interests; the continuity of the business is not affected by the death of either a shareholder or beneficiary; and, generally speaking, neither the beneficiaries of a business trust nor the shareholders of a corporation are liable for the debts of the organization.


    As among RCT, BRE and BRE/Maryland in particular, the three organizations are similar in many material aspect. For example, any amendment of the RCT Declaration or the charters of BRE or BRE/Maryland requires the approval of the governing board as well as a majority of the shareholders, subject to special shareholder approval requirements in the case of specific types of amendments as described in the table below. The boards of each entity have a variable number of members; the range may be modified with the approval of the shareholders and the exact number within the range may be set by the board. Shareholder votes are generally conducted in a meeting as to which notice to the shareholders is required, although the technical requirements for the notice differ. Each entity may also be dissolved voluntarily by a majority vote of the governing board and the shareholders. In addition, the appraisal rights of shareholders who disapprove of certain decisions by the governing board such as mergers, commonly known as "dissenters' rights," are not currently available to the shareholders of any of the three entities.


    In addition, there are also several similarities resulting from the fact that all three organizations are intended to qualify as REITs for federal income tax purposes and are thus subject to the same rules governing the qualification of the organization as a REIT. In each case, in order to maintain its status as a REIT for federal income tax purposes, (i) the entity must realize a certain minimum percentage of income from real estate or real estate related activities (generally, 75%); (ii) the entity must distribute a certain minimum percentage of its income on a annual basis to its shareholders (generally, 95%); and (iii) the ownership of shares of the entity may not be concentrated to an extent that would cause it to be a "personal holding company." To ensure that its share ownership is not so concentrated, each entity has adopted substantially similar restrictions on transfer, and made its shares subject to redemption at a price that may be unfavorable to the shareholder, in each case as may be necessary from time to time to maintain the status of the entity as a "real estate investment trust" under the Code.


CERTAIN MATERIAL DIFFERENCES BETWEEN RCT AND BRE

    As noted above, because the charter of and the state general corporation law applicable to BRE/ Maryland are substantially similar to those of BRE, this discussion compares RCT, on the one hand, to BRE and BRE/Maryland, on the other hand, with differences between BRE and BRE/Maryland noted where significant. However, the following table and discussion are not intended to describe all such differences, and BRE and RCT shareholders are urged carefully to review the discussions in this Proxy Statement regarding the BRE Reincorporation proposal as well as the other proposals and the documents attached as Appendices to this Proxy Statement. RCT shareholders should also consult with their legal advisors for a complete review and interpretation of the legal effects of the proposed Merger and BRE Reincorporation.

                            SUMMARY COMPARISON TABLE

--------------------------------------  --------------------------------------
                 RCT                             BRE AND BRE/MARYLAND
--------------------------------------  --------------------------------------

                                SIZE OF BOARD
------------------------------------------------------------------------------
Three  to seven trustees as determined  Three to  15 directors  as  determined from  time to  time by  the board; the  from time to  time by  the board;  the
current number is seven.                current  number  is six,  but  will be
                                        nine if the Merger is approved.

                            ELECTION OF DIRECTORS
------------------------------------------------------------------------------
Trustees have one-year terms.           Directors  have  staggered  three-year
Cumulative  voting  is  permitted, and  terms.  Cumulative   voting   is   not
trustees  are  elected by  a plurality  permitted, and  directors are  elected vote.  (See  following  discussion  of  by a  plurality vote.  (See  following
COMPARISON  OF PROVISIONS  RELATING TO  discussion  of  COMPARISON  OF  PROVI-
POTENTIAL ACQUISITIONS OF BRE OR RCT.)  SIONS RELATING TO POTENTIAL
                                        ACQUISITIONS OF BRE OR RCT.)

                             REMOVAL OF DIRECTORS
------------------------------------------------------------------------------
A trustee may be removed with cause by  A  director may not be removed without the board and  may be removed  without  cause  and  may be  removed  for cause cause with the approval of a  majority  with the approval of a majority of the
of    the   shares.   (See   following  shares. (See  following discussion  of
discussion of COMPARISON OF PROVISIONS  COMPARISON  OF PROVISIONS  RELATING TO
RELATING TO POTENTIAL ACQUISITIONS  OF  POTENTIAL ACQUISITIONS OF BRE OR RCT.)
BRE OR RCT.)

                      FILLING OF VACANCIES ON THE BOARD
------------------------------------------------------------------------------
A  majority of  remaining trustees may  For  BRE/Maryland,   a   majority   of
fill   a   vacancy.   (See   following  remaining directors, or the
discussion of COMPARISON OF PROVISIONS  shareholders by a  majority vote,  may
RELATING  TO POTENTIAL ACQUISITIONS OF  fill a vacancy  resulting from  remov-
BRE OR RCT.)                            al.   Vacancies   resulting   from  an
                                        increase in  the number  of  directors
                                        may  be filled only  by the board. For
                                        BRE, all vacancies may be filled  only
                                        by  the board.  (See following discus-
                                        sion  of   COMPARISON  OF   PROVISIONS
                                        RELATING  TO POTENTIAL ACQUISITIONS OF
                                        BRE OR RCT.)

--------------------------------------  --------------------------------------
                 RCT                             BRE AND BRE/MARYLAND
--------------------------------------  --------------------------------------
                       ADOPTION AND AMENDMENT OF BYLAWS
------------------------------------------------------------------------------
Only the board has the right to  adopt  Right  to  adopt and  amend  bylaws is
and amend bylaws.                       shared by the board and a majority  of
                                        the shareholders.

         LIMITATION OF LIABILITY TO THE COMPANY AND ITS SHAREHOLDERS
------------------------------------------------------------------------------
No  trustee is liable individually for  Both BRE and BRE/Maryland have limited any acts  except for  his own  willful  the  liability of their directors to a
misfeasance,  bad   faith   or   gross  greater  extent  than  RCT  insofar as
negligence  in  the  conduct  of   his  gross  negligence is  not a  basis for
duties. Officers  are not  subject  to  liability.  In addition, BRE/ Maryland
any  limitation  of  liability.   (See  has  also limited the liability of its
following discussion of COMPARISON  OF  officers  to  the same  extent  as its
PROVISIONS RELATING  TO  LIABILITY  OF  directors. However, there are
GOVERNING BOARD AND OFFICERS.)          significant  differences  between  BRE
                                        and  BRE/Maryland  in  the  applicable
                                        provisions  as a result of differences
                                        in   state    law.   (See    following
                                        discussion of COMPARISON OF PROVISIONS
                                        RELATING  TO  LIABILITY  OF  GOVERNING
                                        BOARD  AND  OFFICERS.  See  also  "Ap-
                                        proval  of  Reincorporation of  BRE in
                                        Maryland -- Significance of
                                        Differences between BRE and
                                        BRE/Maryland.")

      INDEMNIFICATION OF OFFICERS, TRUSTEES, DIRECTORS AND OTHER AGENTS
------------------------------------------------------------------------------
The RCT Declaration  provides for  the  The    Bylaws   of    both   BRE   and
indemnification of  trustees  for  any  BRE/Maryland contain extensive liability they incur in their capacity  provisions  for the indemnification of as trustees, except that they will not  officers, directors  and other  agents be  indemnified for liability incurred  of  the  corporation.  (See  following due  to their own willful misfeasance,  discussion of COMPARISON OF PROVISIONS
bad   faith   or   gross   negligence.  RELATING  TO  LIABILITY  OF  GOVERNING
Officers  are  not   covered  by   any  BOARD AND OFFICERS. See also "Approval
indemnity  contracts  with RCT  or any  of Reincorporation of BRE in  Maryland
liability  insurance purchased by RCT.  --   Differences   between   BRE   and
They    are,   however,   covered   by  BRE/Maryland.")
statutory  indemnification  provisions
under  California state  law generally
available to employees. (See following
discussion of COMPARISON OF PROVISIONS
RELATING  TO  LIABILITY  OF  GOVERNING
BOARD AND OFFICERS.)

                      DIVIDENDS AND OTHER DISTRIBUTIONS
------------------------------------------------------------------------------
There  are no  special restrictions on  Delaware   law    provides   that    a
dividends.                              corporation  may pay  dividends out of
                                        surplus or out of net profits for  the
                                        current   or   immediately   preceding
                                        fiscal  year.  Maryland  law  provides
                                        that  a corporation  may pay dividends
                                        unless it would be  unable to pay  its
                                        debts  in  the  normal  course  or its
                                        total assets  would be  less than  the
                                        sum  of the total liabilities plus the
                                        amount needed to satisfy  preferential
                                        rights.

--------------------------------------  --------------------------------------
                 RCT                             BRE AND BRE/MARYLAND
--------------------------------------  --------------------------------------
                      SHAREHOLDERS' RIGHTS OF INSPECTION
------------------------------------------------------------------------------
Any  shareholder,  regardless  of  the  In general,  the shareholders  of  BRE number  of  shares  held,  may inspect  and BRE/Maryland  have similar  rights
RCT's books and records, including the  of inspection, except that in the case
shareholder   list   and   minutes  of  of BRE/Maryland, the minimum
trustees'  meetings,  for  a   purpose  percentage  of shares required for the
reasonably related  to  such  person's  inspection  of the shareholder list is
interest  as   a   shareholder.   (See  5%  of the  outstanding shares  of any
following discussion of COMPARISON  OF  class,  and  in  the case  of  BRE any
PROVISIONS   RELATING   TO   POTENTIAL  shareholder,  regardless of the number
ACQUISITIONS OF BRE OR RCT.)            of  shares  held,   may  inspect   the
                                        shareholder  list  for a  purpose rea-
                                        sonably  related   to  such   person's
                                        interest   as   a   shareholder.  (See
                                        following discussion of COMPARISON  OF
                                        PROVISIONS   RELATING   TO   POTENTIAL
                                        ACQUISITIONS OF BRE  OR RCT. See  also
                                        "Approval of Reincorporation of BRE in
                                        Maryland  --  Differences  between BRE
                                        and BRE/Maryland.")

         SHAREHOLDERS' RIGHT TO CALL SPECIAL MEETING OF STOCKHOLDERS
------------------------------------------------------------------------------
An individual or group of shareholders  A shareholder's meeting of
holding   at   least   10%   of    the  BRE/Maryland   may  be  called  by  an
outstanding shares may call a meeting.  individual or  group  of  shareholders
(See following discussion of            holding  at  least  25%  of  the  out-
COMPARISON OF  PROVISIONS RELATING  TO  standing  shares. For BRE, the minimum
POTENTIAL ACQUISITIONS OF BRE OR RCT.)  ownership  to  call  a  meeting  is  a majority  of  the  outstanding shares.
                                        (See following discussion of
                                        COMPARISON OF  PROVISIONS RELATING  TO
                                        POTENTIAL ACQUISITIONS OF BRE OR RCT.)

            SUPER-MAJORITY APPROVAL FOR SPECIAL CHARTER AMENDMENTS
------------------------------------------------------------------------------
Approval  by two-thirds of outstanding  Approval by 70% of outstanding  voting shares  is required  for any amendment  stock is required for any amendment to
reducing  the   amount  payable   upon  the   existing   provisions  governing
liquidation or diminishing or           certain significant  matters  such  as
eliminating  voting rights.  (See fol-  capital  stock  and  board  structure.
lowing  discussion  of  COMPARISON  OF  (See following discussion of
PROVISIONS   RELATING   TO   POTENTIAL  COMPARISON  OF PROVISIONS  RELATING TO
ACQUISITIONS OF BRE OR RCT.)            POTENTIAL ACQUISITIONS OF BRE OR RCT.)

--------------------------------------  --------------------------------------
                 RCT                             BRE AND BRE/MARYLAND
--------------------------------------  --------------------------------------
                    COMBINATIONS WITH TEN PERCENT HOLDERS
------------------------------------------------------------------------------
The RCT Declaration prohibits  certain  The   BRE  Delaware  and  BRE/Maryland
combinations with  a  10%  or  greater  Charters    both    prohibit   certain
shareholder (a "Ten Percent  Holder"),  combinations   with   a   Ten  Percent
such as  a  follow-up merger,  at  any  Holder, such as a follow-up merger, at time  unless  (i)  the  transaction is  any time unless (i) the transaction is approved by  70%  of  the  outstanding  approved  by  70%  of  the outstanding voting stock, or (ii) the  transaction  voting  stock, (ii) the transaction is is  approved  by  a  majority  of  the  approved  by a majority  of the entire entire board as well as a majority  of  board  as  well as  a majority  of the
the disinterested directors. The  vote  disinterested   directors,   or  (iii)
required  to   amend   these   charter  certain   "fair-pricing"  requirements
provisions is two-thirds of the voting  are  satisfied.  For   both  BRE   and
stock.  (See  following  discussion of  BRE/Maryland,  the  vote  required  to
COMPARISON  OF PROVISIONS  RELATING TO  amend these charter provisions is  70%
POTENTIAL ACQUISITIONS OF BRE OR RCT.)  of  the  voting stock.  (See following discussion of COMPARISON OF PROVISIONS
                                        RELATING TO POTENTIAL ACQUISITIONS  OF
                                        BRE OR RCT.)

   RESTRICTIONS ON PURCHASE OR REDEMPTION OF CONTROL SHARES ("GREEN MAIL")
------------------------------------------------------------------------------
The   RCT   Declaration   contains  no  Corporate assets  may not  be used  to
restrictions   on   the   purchase  or  purchase or  redeem shares  held by  a
redemption  of  control  shares.  (See  person  holding  5%  or  more  of  the
following  discussion of COMPARISON OF  outstanding  voting  stock  (a   "Five
PROVISIONS   RELATING   TO   POTENTIAL  Percent Holder") at a price above fair
ACQUISITIONS OF BRE OR RCT.)            market   value   without   shareholder
                                        approval. (See following discussion of
                                        COMPARISON  OF PROVISIONS  RELATING TO
                                        POTENTIAL ACQUISITIONS OF BRE OR RCT.)

                    RESTRICTIONS ON ASSETS AND INVESTMENTS
------------------------------------------------------------------------------
RCT may not (i)  invest more than  10%  No similar restrictions are imposed on of its total assets in unimproved real  BRE or BRE/Maryland.
estate   or   mortgages   secured   by
unimproved real estate,  or invest  in
commodities, contracts for the sale of
real  estate or,  except under limited
circumstances, subordinate lien
mortgages, (ii) borrow on an unsecured
basis if the aggregate value of  RCT's
net   assets  is  less  than  300%  of
outstanding unsecured  borrowings,  or
borrow on a secured or unsecured basis
if  the aggregate  amount of  all such
borrowings exceeds 300%  of RCT's  net
assets,   (iii)   engage   in  trading
activities or in  the underwriting  or
distribution  of securities  issued by
others, or (iv) incur annual  expenses
in excess of a specified percentage of
assets.


    The following is a discussion of the significance of some of the differences between RCT, on the one hand, and BRE and BRE/Maryland, on the other, which were described in the foregoing table, in particular those relating to potential acquisitions of the company and the limitation of liability and indemnification of officers and directors.

COMPARISON OF PROVISIONS RELATING TO POTENTIAL ACQUISITIONS OF BRE OR RCT



    The BRE and BRE/Maryland charter provisions relating to potential acquisitions of the corporation include the following: (1) the establishment of a classified board of directors; (2) a requirement that directors may be removed only for "cause"; (3) limitations on the shareholders' ability to call special meetings of shareholders and take action by written consent; (4) a requirement that certain transactions involving BRE and any Ten Percent Holder, such as a merger or consolidation, be approved by a 70% vote of the shareholders unless certain minimum price or board approval safeguards designed for the protection of non-controlling shareholders are observed; (5) restrictions on "greenmail" payments out of corporate assets (i.e., payments in connection with a purchase of shares of BRE owned by a Five Percent Holder for a price exceeding market value); and (6) the requirement of a 70% vote to amend, repeal or modify any of these provisions except under certain circumstances. These provisions, which are described in detail below, are intended to provide continuity and stability in the management of BRE's business and affairs, to increase the probability that all shareholders are treated fairly in the event of a proposed acquisition of BRE and to discourage the accumulation of substantial stockholdings with a view to forcing a repurchase of those holdings by the corporation at a premium. These provisions may encourage persons interested in acquiring BRE to negotiate with the Board of Directors rather than to pursue unilateral, non-negotiated tender offers or acquisition proposals. Shareholders should note, however, that these provisions, as well as certain provisions of the applicable state corporation laws, may have the overall effect of discouraging a merger, tender offer or proxy contest, or the accumulation of a large block of BRE's shares, by, among other things, making it more difficult for a person holding a substantial equity interest to acquire control of BRE, to complete its acquisition by buying the remainder of its shares or to force a repurchase of its shares by BRE at a premium.



    FAIR-PRICE REQUIREMENT.    RCT, BRE/Maryland  and  BRE are  all  subject  to
special charter restrictions governing certain material business combinations with a Ten Percent Holder, such as a "follow-up" or "freeze-out merger," as is the case in most hostile acquisitions; however, the RCT restrictions differ from the BRE restrictions in two significant respects. In general, the RCT and BRE charter restrictions require the approval of any such combination with a Ten Percent Holder by a super-majority vote of the outstanding voting shares unless the transaction is recommended to the shareholders by the board and by a majority of the disinterested directors. If the requisite approval of the directors is given, the normal shareholder approval requirements under the applicable state general corporation law would apply, and, accordingly, only a majority vote of the outstanding voting shares would be required, or, for certain transactions, no shareholder vote would be necessary.


    The chief difference between the RCT and the BRE restrictions is that the BRE provisions contain an exception to the special board and shareholder approval requirements where the consideration to be paid to the shareholders satisfies certain "fair-pricing" requirements. In general, the BRE "fair-pricing" criteria require that the form and value of the consideration paid in any follow-up transaction be equal to the highest value of consideration paid in any prior acquisition of shares by the Ten Percent Holder, including the average premium paid by the Ten Percent Holder during the two years preceding the follow-up combination. This exception is available only in cases where the shareholders are entitled to receive cash or other consideration for their shares. The second difference is the super-majority shareholder vote, which, for RCT, is two-thirds of the outstanding shares and, for BRE, is 70% of the outstanding voting stock. This distinction is not expected to have a material effect on any acquisition of the corporation's stock.

    The effect of the absence of a fair-price exception in the RCT restrictions is that in cases where a Ten Percent Holder has satisfied the BRE fair-price criteria and would be permitted to avoid the super-majority approval requirements, approval by the disinterested directors or a super-majority vote of the shareholders would nonetheless be required under the RCT Declaration. However, it should also be noted that in the case of BRE only, a second layer of restrictions on such business combinations with the holder of at least fifteen percent of the outstanding voting stock (a "Fifteen

Percent Holder") was imposed by statute after the adoption of the BRE charter. Like the RCT charter restrictions, the chief difference between the Delaware statutory restrictions and the BRE charter restrictions is that the Delaware statutory restrictions do not include a "fair-price" exception.


    The "fair-price" exception in the BRE charter restrictions is designed to address so-called "two-tier pricing" tactics used in some corporate takeovers, where a purchaser pays cash to acquire a controlling equity interest in a company, by tender offer or other transaction, and then acquires the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price initially paid or with a different and less desirable form of consideration, such as securities of the purchaser that do not have an established trading market at the time they are issued in the business combination (e.g., so-called "junk bonds"). Federal securities laws and regulations govern the disclosure required to be made to shareholders in such transactions but do not assure the fairness to shareholders of the terms of the business combination. The BRE "fair-price" exception accomplishes this goal by requiring that, unless a business combination is approved by a majority of the disinterested directors, a Ten Percent Holder must either acquire, or obtain the affirmative vote of, at least 70% of the voting shares, or be prepared to meet the fair-price requirements. Although there is a connection between the price being offered shareholders in a second-round transaction, on the one hand, and the likelihood of obtaining super-majority approval of the transaction, on the other hand, the addition of the BRE fair-price exception to the existing RCT scheme strengthens that connection and makes it more likely than not that the fair-price criteria will be satisfied. Moreover, as in the case of the business combination restrictions generally, the effect of the BRE fair-price exception will be to increase the likelihood that a person interested in acquiring BRE would negotiate in advance with the board of directors. One of the advantages of board negotiation is that the interest of all shareholders will best be served by a transaction that results from negotiations based upon careful consideration of the proposed terms, such as the price to be paid minority shareholders (if applicable) and the tax effects of the transaction.



    However, the imposition of the fair-price criteria as a standard against which any price offered will be compared in a bid to obtain super-majority shareholder approval may have a negative impact on the likelihood of a tender offer for BRE's shares or the price offered in the initial acquisition. Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through open market purchases may cause an increase in the market price of the stock. The BRE fair-price exception may have a tendency to discourage such purchases, particularly those of less than 70% of BRE's shares, and may thereby deprive some of the holders of BRE's stock of an opportunity to sell their stock at a temporarily higher market price. In addition, a purchaser seeking to acquire BRE by means of a two-step acquisition may, in order to preserve its ability to comply with the minimum price requirements, offer an amount per share in the first step which is less than it might have offered in the absence of the fair-price exception. Nevertheless, the RCT Trustees believe that the advantages to RCT shareholders generally of the BRE fair-price exception outweigh any potential disadvantages.



    ESTABLISHMENT OF CLASSIFIED BOARD OF DIRECTORS. The BRE Delaware Charter and the BRE/ Maryland Charter provide that the directors of BRE shall be divided into three approximately equal classes, designated Class I, Class II and Class
III. The directors elected to each class have three-year terms. If the number of directors is changed, any increase or decrease is to be apportioned among the classes by the directors then in office so as to maintain the number of directors in each class as nearly equal as possible. Any director elected to fill a vacancy for a newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term coinciding with the remaining term of the other directors of the same class. In no case will a decrease in the number of directors shorten the term of any incumbent director.



    The RCT Declaration and the Trustees' Regulations do not provide for the establishment of a classified board of trustees, and all trustees are currently elected for a one-year term at each annual meeting.

    One of the advantages of a classified board is that, by providing that directors will serve three-year terms rather than one-year terms, it will enhance the likelihood of continuity and stability in the composition, leadership and policies of the corporation's board of directors. Classification of the board may also be important to the interests of shareholders in an acquisition bid by, among other things, encouraging a potential acquirer to negotiate in advance with the board of directors. With a classified board of directors, it will generally take a majority shareholder at least two years to elect a majority of the board. As a result, a classified board may discourage proxy contests for the election of directors or purchases by tender offer or otherwise of a substantial block of stock because its provisions could operate to prevent obtaining control of the board in a relatively short period of time.


    REMOVAL OF DIRECTORS; VACANCIES. The RCT Declaration provides that any RCT trustee may be removed, with or without cause, by the vote of a majority of the outstanding RCT Shares. Vacancies, including vacancies created by increases in number, may be filled only by the remaining trustees.


    Both the BRE/Maryland Charter and the BRE Delaware Charter provide, as permitted by applicable state corporation law, that directors may be removed only for cause and only by the affirmative vote of the holders of a majority of the outstanding voting shares. The term "cause" is not defined in the corporation law. Consequently, any question concerning the legal standard for "cause" would have to be judicially determined, which determination may be difficult, expensive and time consuming. Any vacancy on the board of directors, including vacancies created by increases in number, may be filled only by a majority vote of the directors then in office, and not by the shareholders, except that in the case of BRE/Maryland, a majority of the shareholders may fill a vacancy resulting from removal. As is the case with the provisions regarding classification of the board of directors discussed above, these provisions tend to maintain the incumbency of the existing directors and make it more difficult for shareholders who do not agree with the policies of the board to replace a majority of the board in a relatively short period of time.



    LIMITATIONS ON CALL OF MEETINGS AND ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. The RCT Declaration currently provides that a special meeting of shareholders of RCT may be called by at least two of the trustees or the chairman or by holders of not less than 10% of the outstanding RCT Shares. The BRE/Maryland and BRE Delaware Charters require that a shareholder own a greater percentage of the outstanding voting stock in order to call a special meeting:
25% percent in the case of BRE/ Maryland, and a majority of the shares in the case of BRE. The higher BRE percentage ownership requirements make it more difficult for the BRE shareholders, than for the RCT shareholders, to take action opposed by the board of directors other than at the annual meeting of shareholders.


    The RCT Declaration permits shareholders to take action without a meeting by the written consent of the holders of a majority of the outstanding RCT Shares. Such action by written consent may, in some circumstances, permit the taking of shareholder action opposed by the RCT trustees more rapidly than would be possible if a meeting of shareholders were required. However, the BRE Delaware Charter includes a prohibition on action by written consent without a meeting and the BRE/ Maryland Charter requires unanimity for action by the shareholders by written consent (a requirement which is virtually impossible for a publicly held company to satisfy).


    ANTI-GREENMAIL. The BRE/Maryland Charter and the BRE Delaware Charter both require approval of a simple majority of the outstanding voting shares of BRE for any purchase by it of any of its securities owned by a Five Percent Holder, unless either (i) the purchase price is not above the average market price of the securities during the thirty trading days preceding the purchase, or (ii) an offer is made to all shareholders to participate in the transaction on a pro rata basis. These requirements are not affected by and cannot be waived by board approval. However, these requirements will not restrict the ability of the board, without shareholder approval, to call for redemption from any shareholder (including a Five Percent Holder) of a number of such shares sufficient in the opinion of the board to maintain or bring the direct or indirect ownership of the shares into conformity with the requirements for maintaining REIT tax status. The RCT Declaration does not currently contain any similar restrictions on the purchase by RCT of its shares, and such purchases could currently be made without shareholder approval.


    The provisions in the BRE/Maryland and BRE Delaware Charters are designed to restrict the technique known as "greenmail," by which a person who has acquired a substantial quantity of shares in a company and is threatening a takeover or disruption of the company's business, negotiates a sale of its shares to the company at a price or on other terms more favorable than are available to other shareholders or which would otherwise be obtained by the seller in the open market. Maryland has adopted a more onerous provision in its corporation law that strips the voting rights from any shares held by a person who holds 20% or more of the voting stock to the extent such shares exceed 20%. However, BRE/Maryland has opted not to be governed by that provision, as permitted by Maryland law.



    BRE's anti-greenmail provision is designed to discourage accumulation of a significant block of its shares and consequently has many of the same effects as the other business combination provisions on the ability of some of the shareholders to take the opportunity to reap the benefits of temporary or artificial increases in the market value of the shares. Nonetheless, BRE believes that it is desirable to prohibit the use of corporate assets to pay "greenmail" and thereby attempt to discourage accumulation of shares by persons who may have that possibility in mind.


    CHARTER AMENDMENTS. The RCT Declaration presently may be amended by shareholders holding a majority of the outstanding RCT Shares. However, any amendment of the RCT Declaration which would change any rights with respect to outstanding RCT Shares by reducing the amount payable thereon upon liquidation of the Trust, or by diminishing or eliminating any voting rights pertaining thereto, requires the vote or consent of the holders of two-thirds of the outstanding RCT Shares.


    Amendments to the articles of incorporation of BRE or BRE/Maryland must first be proposed and recommended by the board of directors and then approved by a majority of the outstanding shares entitled to vote thereon. In addition, both the BRE/Maryland Charter and the BRE Delaware Charter provide that the approval of the holders of 70% of the outstanding voting shares will be required to approve certain material amendments of the articles unless the amendment has been approved by the board of directors and, if any shareholder is then a Ten Percent Holder, by a majority of the directors who are disinterested as to each such Ten Percent Holder. The articles governing the corporation's capital stock, the structure of the board of directors, the redemption or restricted transfer of shares to preserve the corporation's status as a REIT, the adoption and amendment of bylaws, the limitations of officer and director liability and indemnification of officers and directors described below and the business combination and anti-greenmail provisions described above are subject to this requirement.



    These provisions in the BRE/Maryland and BRE Delaware Charters are designed to prevent a shareholder who holds or controls a majority of the voting shares from circumventing the various provisions discussed above by amending or repealing them by simple majority vote, which under applicable state corporation law would be sufficient in the absence of this provision. However, this provision also has the potential effect of limiting shareholder flexibility to amend these provisions to reflect changed circumstances in which BRE may find itself. In addition, this provision, like certain of the other provisions discussed in this section, may deter tender offers, proxy contests, acquisitions of stock and other attempts to acquire control because a 70% shareholder vote would generally be required in order to change or eliminate any or all of these provisions.


COMPARISON OF PROVISIONS RELATING TO LIABILITY OF GOVERNING BOARD AND OFFICERS


    LIMITATION OF OFFICER'S MONETARY LIABILITY FOR BREACH OF THE DUTY OF CARE. Delaware and Maryland general corporation law permit a corporation to eliminate its directors' monetary liability for breach of the fiduciary duty of care with certain exceptions including, in general, the active misconduct or actual receipt of an improper personal benefit of the director. The RCT, BRE and BRE/ Maryland Charters provide for the elimination of a trustee's or director's liability to the corporation and its shareholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the applicable state corporation law. However, only the BRE/Maryland Charter extends the same exculpation to officers as well as directors as permitted by Maryland law. The general effect of this exculpation as to officers is to prevent a shareholder of the corporation from collecting from certain officers any money damages for breach of fiduciary duty except where the officer has engaged in active misconduct or received an improper personal benefit.


    The elimination of liability for money damages does not eliminate the fiduciary duty of care but rather eliminates the remedy of monetary damage awards occasioned by breaches of that duty. Thus, any breach of the duty of care would remain a valid basis for a suit seeking to rescind a transaction or seeking to enjoin a proposed transaction from occurring. After the transaction has occurred, however, shareholders would no longer have a claim for monetary damages against the directors based on a breach of the duty of care, even if that breach involved negligence or gross negligence on the part of the directors.


    INDEMNIFICATION. The RCT Declaration provides for the indemnification of trustees for any liability they incur in their capacity as trustees with respect to third party claims or claims by or on behalf of RCT, except that they will not be indemnified for liability incurred due to their own willful misfeasance, bad faith or gross negligence. The officers of RCT are not subject to any indemnification rights under the RCT Declaration, any contract with RCT or any liability insurance purchased by RCT. The BRE Delaware Charter and the BRE/Maryland Charter both provide for similar indemnification rights for directors except that, under those Charters, (i) a BRE director may be indemnified for any claims arising from gross negligence, and (ii) a BRE director may obtain a refundable advance for expenses of defense prior to final adjudication. BRE provides, and BRE/Maryland will provide, liability insurance for BRE's directors and officers, whereas officers of RCT have only rights of equitable and statutory indemnification from RCT for liabilities arising out of the performance of their duties as officers. Moreover, as permitted by Maryland law, the Maryland Charter permits direct indemnification of officers by the corporation to the same extent as directors.



    In addition, as permitted by the charter documents and applicable state law, BRE has entered into, and the Surviving Corporation expects to enter into, indemnification agreements with its directors and executive officers which provide for broader rights of indemnification for liability of such directors or executive officers to the corporation. See "Approval of Reincorporation of BRE in Maryland -- Significance of Differences between BRE and BRE/Maryland." The inclusion of RCT officers under BRE's and BRE/Maryland's indemnification agreements and BRE's director and officer liability insurance may result in a benefit to officers of RCT resulting from the Merger because any such officer will have a right to be reimbursed, either from corporate assets or from liability insurance purchased by the corporation, for claims brought by any third party, by the corporation or by a shareholder on behalf of the corporation subject to certain limitations.


                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a discussion of BRE's policies with respect to investment, financing and certain other activities. These policies may be amended or revised from time to time at the discretion of the Board of Directors without a vote of BRE's shareholders.

INVESTMENT POLICIES

    BRE's long-range investment policy has emphasized, and following the Merger (if approved) will continue to emphasize, the purchase of fee ownership of both land and improvements, primarily in apartment communities located in the Western United States. Among other things, this policy is designed to enable BRE management to monitor developments in local real estate markets and to take an active role in managing BRE's properties and improving their performance. One intended benefit of the Merger is to facilitate conversion to in-house property management, consistent with BRE's policy objective of maximizing the cost-effectiveness of its management operations. In addition, BRE has engaged, and in the future may continue to engage, in selected new property development. BRE has not adopted any policy as to the amount or percentage of its assets that can be invested in a single property.

    Consistent with this long-range policy, BRE may expand existing properties, develop new properties, purchase or lease income-producing properties for long-term investment, expand and improve the properties it owns, or sell or exchange such properties, in whole or in part, when circumstances warrant. BRE may also participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over the equity interest held by BRE.


    From time to time, BRE seeks to balance its overall investment risks and rewards by supplementing its acquisition activity with a limited amount of development activity in selected markets. Typically, yields are from 50 to 100 basis points higher on development properties than on acquisitions of existing properties, depending on the structure of the specific transaction. See "Certain Considerations -- Real Estate Investment Risks."


    BRE currently has 938 units under construction with financially stable regional developers in three projects in metropolitan Phoenix, Arizona (two properties), and Portland, Oregon (one property). It is anticipated that BRE would continue to form similar strategic alliances with leading developers in BRE's target investment markets (i) to add units to properties currently owned by BRE; (ii) to develop apartment properties in markets where it is believed that the cost to build is lower than the cost to acquire existing apartment product; or (iii) where it is believed that demand for properties with specific amenities exceeds the current supply.

    As BRE has continued to emphasize, and increase, its ownership of apartment communities, it has gradually reduced its portfolio of light industrial and office properties, and it intends to continue the disposition of these properties and to redeploy the proceeds to acquire additional multifamily properties. If the Merger is approved, BRE will acquire additional non-multifamily properties currently owned by RCT, which will also be subject to BRE's policy to dispose of its non-multifamily properties, over time as warranted, so as to continue to emphasize the ownership of apartment communities. The continuing policy of BRE is to emphasize FFO rather than the realization of capital gains from property dispositions.

    Historically, BRE has also invested in mortgages. However, such investments have not constituted a significant part of BRE's investment activities (aggregating less than 3% of BRE's total assets over the last three years) and BRE does not currently intend to increase the relative amount of such activities. BRE does not have a policy of acquiring mortgages for their own investment value; rather, BRE has obtained the mortgages it presently holds either as the result of the disposition of properties it owned or in connection with the acquisition of equity ownership of real estate assets. If the Merger is approved, BRE will acquire additional mortgages currently owned by RCT, which represent less than 1% of the assets to be acquired in the Merger. While BRE intends to continue to emphasize equity real estate investments, it may, in its discretion, continue to invest in mortgages if it concludes that such activities are consistent with its overall investment policies. Mortgage investments may include participating or convertible mortgages, which are similar to equity participations.


    Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, BRE has also invested, and in its discretion may continue to invest, in securities of entities engaged in real estate activities. Such investments, which historically have been exclusively in limited partnership interests, have not constituted a significant part of BRE's overall investment activities. Over the last three years, BRE's aggregate limited partnership investments have represented less than 1% of BRE's total assets, and BRE does not currently intend to increase the relative amount of such activities.


    BRE does not currently intend to invest in the securities of any other issuer for the purpose of exercising control. However, BRE may in the future acquire all or substantially all of the securities or assets of other REITs, management companies or similar entities where such investments would be consistent with BRE's investment policies; provided that, pursuant to the Merger Agreement, for a period of six months following the Effective Time, BRE Board approval of such acquisitions will require the approval of Messrs. Borsari, Kuppinger and Simon if the total value of the real estate assets being acquired exceeds 10% of the value of the Surviving Corporation's assets.

FINANCING POLICIES


    BRE has financed, and intends to continue to finance, its growth, development and acquisitions with the most appropriate sources of capital, which may include undistributed cash flow, bank or other institutional borrowings and newly issued equity or debt securities on a secured or unsecured basis. Historically, BRE has obtained funds from a variety of sources, including non-recourse mortgage loans, the sale of equity (including the public offering of $55 million of common stock in 1993) and the establishment and maintenance of unsecured lines of credit. BRE has also made a proposal which, if approved by the BRE shareholders, will authorize BRE to obtain funding through the issuance of preferred stock. See "Approval of Charter Amendment to Authorize a Class of Preferred Stock."



    Over the last three years, BRE has maintained a ratio of debt to total market capitalization of less than 30%, which ratio, on a pro forma basis, would not be exceeded upon consummation of the Merger. While the foregoing reflects a general policy on overall debt leverage which BRE has followed, it is not intended to restrict BRE's ability to raise additional capital, including additional debt, to implement its planned growth and to pursue attractive acquisition opportunities that may arise or to otherwise act in a manner that the BRE Board of Directors believes to be in the best interests of BRE and its shareholders. BRE has not established any limit on the number or amount of mortgages that may be placed on any single property or on the number of mortgages that may be placed on its portfolio as a whole. BRE may from time to time reevaluate its borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. Future borrowings may be unsecured or may be secured by any or all of the assets of BRE or any existing or new property-owning qualified REIT subsidiary or partnership, and lenders may have full or limited recourse to all or a portion of the assets of BRE or any existing or new property-owning corporation or partnership. The BRE Board, in its discretion, may modify its borrowing policies and may increase or decrease its ratio of debt to total market capitalization.


    To the extent that the BRE Board determines to seek additional capital, BRE may raise such capital through additional equity offerings, debt financings on a secured or unsecured basis or retention of cash flow (subject to provisions in the Code requiring the distribution by a REIT of a certain percentage of taxable income and taking into account taxes that would be imposed on undistributed taxable income), or a combination of these methods. BRE may also determine to finance acquisitions through the exchange of properties or the issuance of shares of BRE Common Stock or other securities.

OTHER POLICIES

    BRE may, but does not presently intend to, make investments other than as previously described. BRE has the authority to offer its Common Stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire Common Stock or any other securities, and it may engage in such activities in the future.

    BRE also may make loans to joint ventures in which it may participate in the future. BRE will not engage in trading, underwriting or the agency distribution or sale of securities of other issuers. In addition, BRE intends to operate its business in a manner that will not require it to register under the Investment Company Act of 1940.

    At all times, BRE intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or in the Treasury Regulations), the Board of Directors determines to terminate BRE's status as a REIT. BRE currently distributes, and intends to continue to distribute, annual reports to its shareholders, which include audited financial statements.

                 APPROVAL OF REINCORPORATION OF BRE IN MARYLAND
                             (BRE PROXY ITEM NO. 2)

INTRODUCTION


    The Board of Directors has unanimously approved, and recommends that the shareholders of BRE approve, the Agreement and Articles of Reincorporation, by and between BRE and BRE/Maryland, which provides for the reincorporation of BRE in Maryland with the result that the corporate domicile of BRE will be changed from Delaware to Maryland. The primary reason for the BRE Reincorporation is the elimination of Delaware's annual franchise tax imposed upon BRE, which was $150,000 in the fiscal year ended on July 31, 1995 and would be expected to continue to be the maximum $150,000 per annum following the Merger unless BRE is reincorporated. Maryland does not impose a franchise tax or similar tax upon corporations which are incorporated in, but not doing business in, the state of Maryland and is the domicile of many REITs.


    To effect the BRE Reincorporation, BRE has established BRE/Maryland as a wholly owned subsidiary. If the BRE Reincorporation is approved, BRE will be merged into BRE/Maryland whereupon (i) BRE will cease to exist as a separate Delaware corporation, (ii) BRE/Maryland will succeed, to the fullest extent permitted by law, to all of the business, assets and liabilities of BRE, (iii) the name of the surviving corporation will be "BRE Properties, Inc.," and (iv) each share of BRE Common Stock will be automatically converted into a corresponding share of the common stock of BRE/Maryland ("BRE/Maryland Common Stock").

    IT WILL NOT BE NECESSARY FOR BRE SHAREHOLDERS TO SURRENDER OR EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR NEW STOCK CERTIFICATES OF BRE/MARYLAND COMMON STOCK FOLLOWING THE BRE REINCORPORATION.


    The approval of the BRE Reincorporation is not contingent upon the completion of the Merger or any of the other proposals described herein or upon approval by the RCT shareholders. Similarly, the Merger is not conditioned on the approval or completion of the BRE Reincorporation. This section, which describes the impact of the BRE Reincorporation on the rights of BRE shareholders (including the former RCT shareholders who become BRE shareholders as a result of the Merger) and other aspects of the internal structure of BRE, is addressed primarily to the BRE shareholders. See "Comparison of Internal Structures and Shareholders Rights of RCT and BRE" for a discussion of certain effects of the Merger on the rights of RCT shareholders. Nonetheless, RCT shareholders should carefully review and consider the discussion of this proposal and the other BRE proxy items to determine the effect the proposals will have on the rights of the holders of the BRE Common Stock following the two mergers if the proposals are approved by the BRE shareholders.



    If the BRE Reincorporation is approved and completed, BRE and the rights of its shareholders, directors and officers will be governed by the Maryland General Corporation Law ("Maryland Law") and by the BRE/Maryland Charter and BRE/Maryland's Bylaws (the "BRE/Maryland Bylaws"), rather than by the Delaware General Corporation Law ("Delaware Law") and the BRE Charter and BRE's Bylaws (the "BRE Delaware Bylaws"). Copies of the BRE Delaware Charter and the BRE/Maryland Charter are attached hereto as Appendices D and E, respectively, and copies of the BRE Delaware Bylaws and the BRE/Maryland Bylaws are available for inspection at the principal executive offices of BRE and will be sent to BRE shareholders and RCT shareholders upon request. The summary description of such documents herein is qualified in its entirety by reference to such appendices.



    The vote required to approve this item is a majority of the outstanding shares of the BRE Common Stock. If approved by the BRE shareholders, the BRE Reincorporation is expected to become effective immediately following the effectiveness of the Merger. If the BRE Reincorporation is approved but the Merger is not approved or for any other reason is not consummated by March 29, 1996, the BRE Reincorporation would be effected as soon thereafter as practicable.

CERTAIN EFFECTS OF THE BRE REINCORPORATION

    The following table summarizes certain material differences between the provisions of Delaware Law and the BRE Delaware Charter and Bylaws, on the one hand, and the provisions of Maryland Law and the BRE/Maryland Charter and Bylaws, on the other hand. Because the BRE/Maryland Charter and Bylaws are patterned after the BRE Delaware Charter and Bylaws, BRE/Maryland is similar in many respects to BRE and the differences between them are a result of differences in the two state corporation laws. For example, Maryland Law permits a smaller group of shareholders (25%) to call a special meeting of shareholders than is the case under Delaware Law (majority). Although the BRE Reincorporation will result in substantive changes in BRE's charter and bylaws which could affect the shareholders and BRE's officers and directors, BRE management does not believe that such changes will result in any material benefits to directors and officers or any material detriments to shareholders.


    The following table is not intended to be a complete description of all of the effects of the BRE Reincorporation, and shareholders are advised to review the BRE Delaware Charter and Bylaws and the BRE/Maryland Charter and Bylaws. Moreover, the table does not include the changes to BRE's charter that will be required if the proposal for a new class of BRE preferred stock is also approved, in which case the preferred stock provisions described in the discussion of that proposal will be added to the BRE Charter or the BRE/Maryland Charter, as the case may be. See "Approval of Charter Amendment to Authorize a Class of Preferred Stock."

-----------------------------------------  -----------------------------------------
DELAWARE LAW AND                           MARYLAND LAW AND
GOVERNING DOCUMENTS                        GOVERNING DOCUMENTS
-----------------------------------------  -----------------------------------------
                                   CAPITAL STOCK


                               REDEMPTION/RETIREMENT
------------------------------------------------------------------------------------

Delaware  Law  prohibits the  purchase or  Maryland Law  prohibits the  purchase  or redemption  of  stock when  capital  of a  redemption  of  stock  if  a  corporation corporation  is or will  be impaired; but  would be unable to  pay its debts in  the
shares    entitled    to    dividend   or  normal course or the corporation's  total
liquidation  preference may  be purchased  assets would be less than the sum of  the or redeemed out of capital if retired and  total  liabilities plus the amount needed
capital is reduced.                        to satisfy preferential rights.

                                     DIVIDENDS
------------------------------------------------------------------------------------

Delaware Law provides that a  corporation  Maryland  Law provides that a corporation may pay dividends only out of surplus  or  may  pay  dividends unless  a corporation out of  net profits  for the  current  or  would  be unable to pay  its debts in the
immediately preceding fiscal year.         normal course or the corporation's  total
                                           assets  would be less than the sum of the
                                           total liabilities plus the amount  needed
                                           to satisfy preferential rights.

-----------------------------------------  -----------------------------------------
DELAWARE LAW AND                           MARYLAND LAW AND
GOVERNING DOCUMENTS                        GOVERNING DOCUMENTS
-----------------------------------------  -----------------------------------------
                                    SHAREHOLDERS

                                 INSPECTION RIGHTS
------------------------------------------------------------------------------------

Delaware  Law provides that a shareholder  Maryland   Law    provides    that    the
may  inspect the shareholder list for any  shareholder  list   may   be   inspected,
purpose   reasonably   related   to  such  regardless   of    purpose,    only    by
person's interest as a shareholder.        individuals  who  have  been shareholders
                                           for more than six months and, individual-
                                           ly or as a group, own at least 5% of  the
                                           outstanding stock of any class.

                               ACTION WITHOUT MEETING
------------------------------------------------------------------------------------

As  permitted  by Delaware  Law,  the BRE  Maryland Law  provides that  shareholders
Delaware    Charter    does    not   give  may take  action without  a meeting  upon
shareholders  the  right  to  take action  unanimous written consent (a  requirement
without a meeting.                         virtually impossible for a public company
                                           to attain).

                   CALL OF SHAREHOLDERS' MEETINGS BY SHAREHOLDERS
------------------------------------------------------------------------------------

As  permitted  by Delaware  Law,  the BRE  Maryland Law  permits  the holders  of  a
Delaware  Charter  permits a  majority of  smaller  percentage  --  25%  --  of  the
the voting shareholders to call a special  outstanding   voting  shares  to  call  a
meeting of shareholders.                   special meeting of shareholders.

                          BOARD OF DIRECTORS AND OFFICERS

                        LIMITATIONS ON DIRECTORS' LIABILITY
------------------------------------------------------------------------------------

The  BRE  Delaware  Charter  limits   the  The  BRE/Maryland Charter also limits the
directors' personal liability to the full  directors' personal liability to the full extent permitted by  Delaware Law,  i.e.,  extent  permitted by  Maryland Law, i.e.,
directors   are   not   liable   to   the  directors   are   not   liable   to   the
corporation or its shareholders for money  corporation or its shareholders for money damages for  breach  of  their  fiduciary  damages  for  breach  of  their fiduciary
duty except in the cases of: (i) breaches  duty  except  in  cases  of  (i)   actual
of  their duty of loyalty  to BRE and its  receipt of an improper benefit or  profit shareholders;  (ii) acts or omissions not  in money, property  or services, or  (ii)
in  good faith;  (iii) acts  or omissions  active and deliberate dishonesty that  is
which   involve  intentional  misconduct;  material to the underlying injury.
(iv)  acts  or  omissions  which  involve
knowing    violations    of    law;   (v)
transactions  from   which   a   director
derives  improper  personal  benefit;  or
(vi) unlawful dividends or unlawful stock
repurchases or redemptions.

-----------------------------------------  -----------------------------------------
DELAWARE LAW AND                           MARYLAND LAW AND
GOVERNING DOCUMENTS                        GOVERNING DOCUMENTS
-----------------------------------------  -----------------------------------------
                         LIMITATION OF OFFICERS' LIABILITY
------------------------------------------------------------------------------------

Under  Delaware  Law,  the  liability  of  As  permitted by  Maryland Law,  the BRE/
officers may  not be  limited unless  the  Maryland  Charter limits the liability of
officers are also directors.               all officers  to the  corporation or  its
                                           shareholders  for  money  damages  to the
                                           same extent as the directors.

                   INDEMNIFICATION FOR LIABILITY TO THIRD PARTIES
------------------------------------------------------------------------------------

The BRE Delaware  Bylaws provide for  the  The  BRE/Maryland  Charter  and BRE/Mary-
indemnification of  directors,  officers,  land   Bylaws   also   provide   for  the
employees and  other agents  to the  full  indemnification  of  directors, officers, extent permitted by  Delaware Law.  Under  employees  and other  agents to  the full
Delaware  Law,   such  persons   may   be  extent  permitted by  Maryland Law. Under
indemnified  in   third   party   actions  Maryland   Law,   such  persons   may  be
against expenses, fines, settlements  and  indemnified   in   third   party  actions
judgments if they acted in good faith and  against expenses, fines, settlements  and in  a manner they  reasonably believed to  judgments unless it  is proved that:  (i)
be  in  or not  opposed  to the  best in-  the act or omission  was material to  the
terests  of  the  corporation  and,  with  cause  of  action   adjudicated  in   the
respect   to   any  criminal   action  or  proceeding and  either was  committed  in
proceeding,  had  no reasonable  cause to  bad faith or was the result of active and
believe their conduct was unlawful.        deliberate dishonesty;  (ii)  the  person
                                           actually  received  an  improper personal
                                           benefit in money,  property or  services;
                                           or (iii) in the case of any criminal pro-
                                           ceeding,  the person had reasonable cause
                                           to believe that the  act or omission  was
                                           unlawful.

                        PRESUMPTION AGAINST INDEMNIFICATION
------------------------------------------------------------------------------------

Under  Delaware  Law, termination  of any  Under Maryland  Law, termination  of  any proceeding  by conviction or  upon a plea  proceeding by conviction  or upon a  plea of  NOLO  CONTENDERE  or  its  equivalent  of  NOLO  CONTENDERE  or  its  equivalent
shall    not,   of   itself,   create   a  creates  a  rebuttable  presumption  that
presumption    that   such    person   is  such   person   is   not   entitled    to
prohibited from being indemnified.         indemnification.

-----------------------------------------  -----------------------------------------
DELAWARE LAW AND                           MARYLAND LAW AND
GOVERNING DOCUMENTS                        GOVERNING DOCUMENTS
-----------------------------------------  -----------------------------------------
                  INDEMNIFICATION OF LIABILITY TO THE CORPORATION
------------------------------------------------------------------------------------

As   to   claims   against   an  officer,  The same rule applies under Maryland Law,
director, employee or  other agent by  or  except   that,  where  the  defendant  is
in the  right of  the corporation,  under  successful  on the merits  or settles the
Delaware  Law  (a)   if  the  person   is  action,  the defendant need not also show
successful on the  merits or settles  the  that he or she acted in good faith and in action,  expenses of  defense and amounts  a manner
paid in settlement  are indemnifiable  so  not  opposed  to  the  best  interests of
long as the  person acted  in good  faith  the   corporation  in   order  to  obtain
and in a manner  not opposed to the  best  indemnification   of   the   expenses  of
interests of the corporation; but (b)  if  defense  and amounts  paid in settlement.
the  person   is  held   liable  to   the  In   addition,  BRE/Maryland  expects  to
corporation,  no   indemnification   from  enter  into separate  agreements with its
corporation assets is permitted as to any  officers   and   directors   which   will
judgment in favor of the corporation, and  provide,    among   other   things,   for
defense expenses may be indemnified  only  indemnification  of  liabilities  to  the if the  court finds  that the  person  is  corporation with certain exceptions. (See
fairly   and   reasonably   entitled   to  following discussion  of SIGNIFICANCE  OF
indemnification.  In  addition,  BRE  has  DIFFERENCES BETWEEN BRE AND entered into separate agreements with its  BRE/MARYLAND.)
officers  and  directors  which  provide,
among  other things,  for indemnification
of liabilities  to the  corporation  with
certain    exceptions.   (See   following
discussion of SIGNIFICANCE OF DIFFERENCES
BETWEEN BRE AND BRE/MARYLAND.)

                             CHANGES IN CONTROL OF BRE

                        SUPER-MAJORITY SHAREHOLDER APPROVAL
------------------------------------------------------------------------------------

The   BRE   Charter   prohibits   certain  The  BRE/Maryland  Charter  contains  the
combinations with a  Ten Percent  Holder,  same restrictions on such transactions as such  as a follow-up  merger, at any time  the BRE Delaware Charter and any proposed unless (i) the transaction is approved by  amendment thereto is subject to the  same
70% of the outstanding voting stock, (ii)  super-majority shareholder approval the transaction is approved by a majority  requirements.
of  the entire board of directors as well  Maryland Law  also imposes  by statute  a
as   a  majority   of  the  disinterested  second  set  of   restrictions  on   such
directors, or (iii) certain                transactions unless the charter contains,
"fair-pricing" requirements are            as  does  the BRE/  Maryland  Charter, an
satisfied. The  vote  required  to  amend  opt-out  provision.  These  restrictions, these charter  provisions is  70% of  the  when  applicable, (a)  impose a five-year
voting stock.                              moratorium on  such transactions  with  a
Delaware  Law imposes by statute a second  Ten Percent  Holder  in  the  absence  of set of restrictions on such transactions.  board  approval preceding the acquisition
Unless the  charter contains  an  opt-out  by  such shareholder of 10% of the voting provision, which the BRE Delaware Charter  stock, and (b)  continue the  moritorium, does  not.  Delaware  Law  restricts such  following the expiration of the five-year
transactions between a Delaware            period, unless  (i)  the  transaction  is
corporation  and a Fifteen Percent Holder  approved by 80% of all voting shares  and for  three years following  the date such  2/3 of all disinterested shares, or  (ii)
person  became an  interested shareholder  it   satisfies   the   "fair-    pricing"
unless (i) the transaction is approved by  requirements,    no   additional   shares
the   board   of    directors   and    at

-----------------------------------------  -----------------------------------------
DELAWARE LAW AND                           MARYLAND LAW AND
GOVERNING DOCUMENTS                        GOVERNING DOCUMENTS
-----------------------------------------  -----------------------------------------
least   two-thirds  of   the  outstanding  were   acquired    by   the    interested
voting    stock   (other    than   shares  shareholder during the five-year  period,
controlled by the interested shareholder)  and  the corporation has  not reduced its
or (ii) the  board of directors  approved  dividends   with  the   approval  of  the
the acquisition of voting stock  pursuant  interested    shareholder    during   the
to which such person became an interested  five-year period.  The vote  required  to
shareholder.   There   is   no   specific  repeal the "opt-out" is 70%.
"fair-price" exception to the  three-year
period.  The vote required  to opt-out of
the Delaware statutory restrictions is  a
majority  of  the voting  stock; however,
any such  vote  would  not  be  effective
until  18  months  after  the shareholder
approval.

       RESTRICTIONS ON PURCHASE OR REDEMPTION OF CONTROL SHARES (GREEN-MAIL)
------------------------------------------------------------------------------------

The   BRE   Delaware   Charter   contains  The    BRE/Maryland    Charter   contains
restrictions  on  the  use  of  corporate  restrictions  indentical to  those in the assets to purchase or redeem shares  held  BRE Delaware Charter.
by a Five Percent Holder.

  RESTRICTIONS ON EXERCISE OF VOTING RIGHTS OF AND THE OWNERSHIP OF CONTROL SHARES
------------------------------------------------------------------------------------

BRE is not subject to any restrictions on  BRE/Maryland  also is not  subject to any
the  voting  or   ownership  of   control  restrictions  on the  voting or ownership
shares.                                    of control shares. Although Maryland  Law
                                           eliminates  the  voting  rights  from any
                                           shares of voting stock  held by a  person
                                           to  the extent such  shares exceed 20% of
                                           the outstanding voting stock, and permits
                                           the corporation to redeem any such shares
                                           at  the  "fair   value"  of  the   stock,
                                           BRE/Maryland,  as  permitted  by Maryland
                                           Law, has elected  not to  be governed  by
                                           these  restraints.  The vote  required to
                                           repeal the "opt-out" provision is 70%  of
                                           the outstanding shares.


SIGNIFICANCE OF DIFFERENCES BETWEEN BRE AND BRE/MARYLAND

    The following is a discussion of the significance of some the differences between BRE and BRE/ Maryland described in the foregoing table, in particular those relating to potential acquisitions of the corporation and the limitation of liability and indemnification of BRE officers and directors. Management does not believe any of such effects will result in any material benefit to BRE's officers or directors or any material detriment to shareholders.


    RESTRICTIONS ON BUSINESS COMBINATIONS WITH TEN PERCENT HOLDERS. Although both the BRE/ Maryland Charter and the BRE Delaware Charter contain identical provisions governing certain business combinations with Ten Percent Holders, as discussed above both Delaware Law and Maryland Law impose an additional set of statutory restrictions, but the additional restrictions under Maryland Law will not be applicable to BRE/Maryland because it has elected not to be governed by them. The purpose of both the charter and the statutory restrictions is to encourage any potential bidder for control of the corporation to attempt to negotiate an acquisition directly with the board of directors and to discourage tender offers made directly to the shareholders.

    The chief difference between the Delaware statutory restrictions, which are applicable to BRE, and the provisions contained in the BRE Delaware Charter and the BRE/Maryland Charter is that if a Fifteen Percent Holder proposes a qualifying transaction with the corporation in which (i) the other shareholders would receive cash or other consideration for their shares in an amount that satisfies the "fair-pricing" provisions contained in the Charter provisions, but
(ii) the interested shareholder has either tried and failed to obtain, or has decided to forego, approval of the transaction by a majority of disinterested directors or by a super-majority vote of the shareholders, the transaction would be permitted to proceed immediately under the Charter restrictions but would be nonetheless subject to a three-year moratorium under Delaware Law. This is a result of the absence of an explicit "fair-price" exception in Delaware Law. Conversely, while Delaware Law imposes no further special restrictions once the three-year period expires, the prohibition imposed by the BRE Delaware Charter provision on a proposed combination subject to the provision continues indefinitely unless and until the transaction is approved by seventy percent of the voting stock and a majority of the disinterested directors or the transaction satisfies the fair-pricing requirement. The Delaware statutory moratorium does not apply if the percentage of voting stock held by the interested shareholder is less than fifteen percent, whereas the BRE Delaware Charter provision applies so long as the percentage is at least 10%. Because the statutory restrictions were adopted after the BRE Delaware Charter provisions were adopted, and are inconsistent in the respects described herein, there is some uncertainty as to how a court would construe and apply these provisions in the event of a tender offer which has not been approved by a majority of disinterested directors. The discussion herein assumes that each set of restrictions is fully enforceable.



    The absence of the "fair-price" exception in the Delaware statute would make it somewhat easier for an offer to be made for the shares of the corporation following the BRE Reincorporation and, in the case of BRE, somewhat more likely that the bidder would acquire more than ten percent but less than fifteen percent of the outstanding stock before attempting to acquire the corporation. Moreover, the absence of a "fair-price" exception in the Delaware statute may have an impact on the ability of some BRE shareholders to reap the benefits of a temporary increase in the market price of the stock resulting from the initial acquisition of a large block of stock by a potential bidder for control of BRE. See "Comparison of Internal Structure and Shareholder Rights of RCT and BRE" for a more complete description of the relationship between a fair-price exception and the performance of the stock in the public markets.



    An additional distinction exists as to the size of the super-majority shareholder vote required to avoid the moratorium or prohibition. As described above, the vote required by the Delaware statute is two-thirds of the shares of the disinterested shareholders, whereas the vote required under the BRE Delaware and BRE/Maryland Charters is seventy percent of all the voting stock, including shares held by the interested shareholder. Assuming that an interested shareholder held fifteen percent of the outstanding voting stock (the minimum required to trigger both sets of requirements), the minimum vote required to approve the transaction would be fifty-five percent of the disinterested shareholders of BRE/Maryland, which would not be subject to the Delaware statute, compared to two-thirds of the disinterested shareholders of BRE, which is currently subject to the Delaware statute. Thus, it would be easier for an interested shareholder to satisfy the minimum shareholder vote requirement following the BRE Reincorporation.



    However, since both the  statutory and charter  restrictions may be  avoided
(i) if the transaction is approved by a super-majority vote of the stockholders, and any such vote is likely to be highly dependent on the price to be paid to the voting stockholders in the follow-up combination, or (ii) if the transaction is approved by the Board prior to the time that the interested shareholder acquired the threshold amount of the stock or by a majority of disinterested directors, it is unlikely that this distinction would have a material adverse effect on the likelihood that a tender offer would be made for a significant proportion of the stock of either BRE or BRE/Maryland. Moreover, to the extent that these distinctions may benefit BRE shareholders, they would favor the reincorporation of BRE out of Delaware and into Maryland.

    LIMITATIONS ON DIRECTOR LIABILITY. The BRE Delaware and BRE/Maryland Charters both extend the protection available to directors from monetary liability to the corporation and its shareholders to the full extent permissible under the respective state laws. Because Maryland Law is more advantageous to directors in this regard, the directors will be afforded broader protection from personal liability, and the circumstances under which shareholders may be able to establish claims for monetary damages against directors will be more limited, as a result of the BRE Reincorporation. However, in neither case is a director protected against claims by third parties, claims for equitable relief such as rescission or injunctive relief, or claims arising out of their responsibilities under the federal securities laws. Moreover, although Maryland law permits broader limitations of liability than Delaware Law, the degree of difference is small. Management does not believe that there are any foreseeable circumstances which exist or might arise under which the actual liability of a director of BRE in any claim by the corporation or a shareholder for money damages would be significantly more limited under the BRE/Maryland Charter than it is under the BRE Delaware Charter. In both cases, the inclusion of such provisions in the charter documents enhances the corporation's ability to attract qualified directors.



    LIMITATIONS ON OFFICER LIABILITY. The BRE/Maryland Charter also differs from the BRE Delaware Charter in that, as permitted by Maryland Law, it protects officers of BRE/Maryland against liability to the corporation or its shareholders for monetary damages arising from any claim for breach of fiduciary duty to the same extent that it protects directors. Although the BRE Delaware Charter cannot, under Delaware Law, limit the liability of officers unless they are also directors, the BRE Delaware Charter does provide for the indemnification of officers to an extent generally consistent with the Maryland limitations of liability. In theory, the elimination of liability in the first place is more advantageous to an officer than is the right to indemnification because actual receipt of the indemnification is conditioned upon certain procedural requirements. However, the actual effect of the BRE/Maryland Charter provision limiting liability of officers is not expected to result in any additional material benefit to officers of BRE/Maryland. As of the date of this Proxy Statement, BRE is not aware of any pending or threatened claims in respect of any acts or omissions or any recent litigation which would have been affected by the aforementioned provisions of the BRE/Maryland Charter. The inclusion of such provisions in the BRE/Maryland Charter enhances its ability to attract qualified management.



    INDEMNIFICATION. Both the BRE and BRE/Maryland charter documents provide for the indemnification of officers and directors to the full extent permitted by applicable state law. The two states' indemnification laws are similar in most respects. However, Maryland Law appears to be more favorable to an officer or director as to civil liabilities insofar as it requires, in order to deny indemnification to any person, a finding that the person's conduct was material to the underlying injury and was either committed in bad faith or the result of active and deliberate dishonesty or that the person actually received an improper personal benefit. In contrast, Delaware Law requires that indemnification be denied unless the person shows that he acted in good faith and not opposed to the best interest of the corporation, thus shifting the burden of proof and imposing a higher standard. However, as in the case of the limitation of officer and director liability, management believes that in practice this distinction is unlikely to have a material effect on the ability of an officer or director to obtain indemnification.



    Moreover, as permitted by the BRE Delaware charter documents and the applicable state law, BRE has entered into indemnification agreements with its directors and its executive officers which provide the directors and executive officers with rights to indemnification that are broader than the indemnification rights provided for in the Bylaws both in terms of substance and procedure. In particular, the agreements provide for indemnification where the officer or director has been found liable in an action brought by or on behalf of BRE unless (i) the court determines by final judgment or decree that he or she is liable as a result of his or her fraudulent, dishonest or willful misconduct, or (ii) the liability involves short-swing profits under Section 16(b) of the Securities Exchange Act or otherwise involves misuse of non-public information. Immediately after completion of the BRE

Reincorporation, BRE/Maryland expects to enter into similar agreements with its officers and directors, including the former RCT officers and trustees, covering any liabilities arising from future acts as well as prior acts resulting from such person's relationship to BRE, RCT or the Merger. While the indemnification agreements are expected to benefit BRE management and the current officers and trustees of RCT who will become BRE officers and directors, there is not expected to be any difference between the indemnification agreements executed by BRE and those executed by BRE/Maryland. Because the indemnification agreements will supersede the indemnity provisions of the Bylaws and the applicable state law, the BRE Reincorporation is not expected to affect the indemnification rights of the directors and executive officers of BRE. Moreover, as to any officers or other employees or agents of BRE who are not covered by the indemnification agreements, the differences as to indemnification rights between the Delaware Law and the BRE Delaware charter documents compared to the Maryland Law and BRE/Maryland charter documents is not expected to result in any material benefit to such officers, employees and other agents.


SIGNIFICANT CHARTER AND BYLAW PROVISIONS NOT MATERIALLY AFFECTED BY THE BRE REINCORPORATION

    Following is a discussion of certain charter and bylaw provisions in which management believes BRE shareholders may be interested even though such provisions will not be materially affected by the BRE Reincorporation.


    AUTHORIZED CAPITAL. Both BRE and BRE/Maryland have 50,000,000 shares of authorized common stock, par value $0.01 per share. Although the BRE Delaware Charter contains a provision authorizing 100,000 shares of Class B common stock in order to satisfy certain technical requirements of Delaware Law, no shares of Class B common stock have been issued and there is no need to include a similar provision in the BRE/Maryland Charter. Therefore, the BRE/Maryland Charter does not authorize a corresponding second class of common stock. The proposal to amend the charter to authorize 10,000,000 shares of preferred stock (BRE Proxy Item No. 4) is applicable to both BRE and BRE/Maryland. The appropriate changes will be made to the BRE Delaware Charter or the BRE/ Maryland Charter, as the case may be, depending on the outcome of the BRE Reincorporation proposal and the preferred stock proposal. See "Approval of Charter Amendment to Authorize a Class of Preferred Stock."



    SHAREHOLDER'S INSPECTION RIGHTS. Although, as described above, there are differences between Delaware Law and Maryland Law which affect shareholders' general access to BRE's shareholder list, both the BRE Delaware Bylaws and the BRE/Maryland Bylaws permit any shareholder to inspect such list at least ten days prior to any shareholder meeting for any purpose germane to such meeting. Moreover, for so long as BRE remains a public company and subject to the Securities Exchange Act of 1934, those state law differences will not affect the rights of each BRE shareholder under federal law to require BRE either to provide a list of security holders or to mail a shareholder's proxy materials whenever BRE may solicit proxies for a shareholder vote.


    PREEMPTIVE  RIGHTS.   Both  the BRE  Delaware  Charter and  the BRE/Maryland
Charter disallow any shareholder any preemptive right to subscribe for any newly issued stock or other securities of the corporation.


    CLASSIFIED BOARD OF DIRECTORS. The BRE Delaware Charter and Bylaws and the BRE/Maryland Charter and Bylaws both provide that the number of directors shall not be less than three nor more than fifteen. Except as so limited, the power to determine the number of directors is vested in the Board of Directors. Moreover, the BRE Delaware and BRE/Maryland Charters both divide the board of directors into three classes which are to be as nearly equal in number as possible. As of the date of the BRE Annual Meeting, each class contains two directors. The members of each class serve for three full years with terms staggered so that only one class is elected each year. Neither BRE nor BRE/Maryland may amend these charter provisions without an affirmative vote of the holders of at least seventy percent of the outstanding shares entitled to vote.



    REDEMPTION AND PROHIBITION ON TRANSFER OF SHARES. To protect BRE and BRE/Maryland's qualifications as REITs under the Code, the BRE Delaware Charter and the BRE/Maryland Charter both provide that if the board of directors
determines    that   share   ownership   of   the   corporation   has   or   may
become concentrated to an extent that would prevent the corporation from qualifying as a REIT, the board is authorized to prevent the transfer of, or redeem (by lot or otherwise), a number of shares sufficient to maintain the corporation's qualification as a REIT for tax purposes.



    RESTRICTIONS ON THE PURCHASE OR REDEMPTION OF CONTROL OF SHARES (GREEN-MAIL). The BRE Delaware Charter and the BRE/Maryland Charter both provide that, subject to certain exceptions, the corporation may not acquire stock from a Five Percent Holder at a price above the average fair market value of the shares unless the transaction is approved by the holders of at least a majority of the outstanding stock of the corporation or the corporation purchases a proportionate amount of stock from all other shareholders at the same price. In general, the fair market value will be determined by reference to the price at which the shares are traded on the NYSE over the preceding thirty days without regard to any premium paid by the Five Percent Holder.



    SUPER-MAJORITY VOTE. The BRE Delaware Charter and the BRE/Maryland Charter provide that specified provisions of the charter may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy percent of the outstanding shares of stock entitled to vote generally in the election of directors. These requirements may exceed the minimum shareholder approval that would otherwise be required by the applicable state law for the repeal or amendment of a charter provision. Some of the provisions to which this super-majority vote applies include the following: (i) the authorized capital stock of the corporation; (ii) the number of directors, the classification of the board of directors and the removal of directors; (iii) the redemption or restricted transfer of shares to preserve the corporation's status as a REIT;
(iv) the procedures for amendment or repeal of the Bylaws; (v) the limitation of the liability for monetary damages with respect to claims against a director (or an officer in the case of BRE/Maryland) by the corporation or its shareholders and the indemnification of officers and directors as to claims brought by the corporation, its shareholders or third parties; (vi) the pricing and shareholder approval requirements for the purchase by the corporation of stock from certain control shareholders; and (vii) the vote required to amend that part of the charter requiring a super-majority vote for the above provisions.


FEDERAL INCOME TAX CONSEQUENCES OF THE BRE REINCORPORATION


    Farella Braun & Martel, counsel to BRE, has delivered its opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the BRE Reincorporation will constitute a reorganization under Section 368 of the Code. Accordingly, (i) no gain or loss will be recognized by the holders of BRE Common Stock (including the former shareholders of RCT) as a result of the BRE Reincorporation, and (ii) no gain or loss will be recognized by BRE or BRE/Maryland as a result of the BRE
Reincorporation. Each shareholder will have the same basis in the shares of BRE/Maryland Common Stock received in the BRE Reincorporation as in the shares of BRE Common Stock held immediately prior to the time the BRE Reincorporation becomes effective, and the holding period of the shares of BRE/Maryland Common Stock will include the period during which the corresponding shares of BRE Common Stock were held, provided that such corresponding shares were held as a capital asset at the time of the effectiveness of the BRE Reincorporation.


    Shareholders should consult their own tax advisors as to the effect of the BRE Reincorporation under applicable state or local tax laws.

NO DISSENTERS' RIGHTS

    Section 262 of the Delaware General Corporation Law provides that shareholders of a Delaware corporation do not have appraisal rights when a Delaware corporation whose shares are listed on a national securities exchange merges with and into another corporation. Consequently, since the BRE Common Stock is listed on the NYSE, dissenters' rights are not available with respect to the BRE Reincorporation.

    THE BOARD OF DIRECTORS OF BRE BELIEVES THAT THE BRE REINCORPORATION IS IN THE BEST INTERESTS OF BRE BECAUSE IT WILL SAVE THE COST OF DELAWARE'S ANNUAL FRANCHISE TAX AND WILL NOT HAVE ANY MATERIAL ADVERSE EFFECT ON BRE OR ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE BRE REINCORPORATION.

                           ELECTION OF BRE DIRECTORS
                             (BRE PROXY ITEM NO. 3)

    BRE's Board of Directors (the "Board") consists of six members, divided into three classes, designated Class I, Class II and Class III. Currently, there are two Class I directors, two Class II directors and two Class III directors.


    At the BRE Annual Meeting, two Class II directors are to be elected for a term of three years (expiring 1998) or until the election and qualification of their successors. The persons proposed for reelection as the Class II directors of BRE are Mr. L. Michael Foley and Mr. John McMahan. The accompanying proxies solicited by the BRE Board of Directors will (unless otherwise directed, revoked or suspended) be voted for the reelection of Messrs. Foley and McMahan, who are the present Class II directors of BRE and were appointed by the Board of Directors in 1994 and 1993, respectively. See also "BRE Annual Meeting -- Record Date; Voting Rights; Proxies."


    In the unanticipated event that either nominee should become unavailable for election or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.


    The Merger Agreement provides that upon consummation of the Merger, BRE's Board will be increased by adding three persons who currently are trustees of RCT. At that time, it is anticipated that the BRE Board, without shareholder vote, will appoint Mr. Kuppinger as an additional Class I director (term expiring in 1997), Mr. Simon as an additional Class II director (1998) and Mr. Borsari as an additional Class III director (1996). See "Interests of Certain Persons in the Merger."



    The following table sets forth certain information as to the nominees, as well as the other current members of the Board and the three RCT directors proposed to be appointed to the Board following the Merger, including their ages, principal business experience during the past five years, the year they each first became a director, Board committee membership and other directorships currently held in companies with a class of securities registered pursuant to
Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.


NOMINEES - CLASS II DIRECTORS


                                           PRINCIPAL BUSINESS EXPERIENCE                     DIRECTOR      BOARD COMMITTEE
             NAME                              DURING PAST FIVE YEARS                 AGE   SINCE (1)        MEMBERSHIP
------------------------------   --------------------------------------------------   ---   ----------   -------------------
L. Michael Foley..............   Senior Vice President and Chief Financial Officer,   57       1994      Audit, Compensation
                                  Coldwell    Banker   Corporation,   since   1995.
                                  Consultant,  L.  Michael   Foley  &   Associates,
                                  1994-95.   Consultant,  Sears  Roebuck  and  Co.,
                                  1993-94. Chairman  and Chief  Executive  Officer,
                                  Sears  Savings  Bank,  1989-93.  Senior Executive
                                  Vice  President,  Coldwell  Banker  Real   Estate
                                  Group, Inc., 1986-93.

                                           PRINCIPAL BUSINESS EXPERIENCE                     DIRECTOR      BOARD COMMITTEE
             NAME                              DURING PAST FIVE YEARS                 AGE   SINCE (1)        MEMBERSHIP
------------------------------   --------------------------------------------------   ---   ----------   -------------------
John McMahan..................   President,   John  McMahan   Associates,  Inc.,  a   58       1993      Audit,
                                  management  consulting  firm,  and  McMahan  Real                      Compensation,
                                  Estate Securities, Inc., a real estate investment                      Executive
                                  firm,  since 1994. President  and Chief Executive
                                  Officer,  Mellon/McMahan  Real  Estate  Advisors,
                                  Inc.,  a  real  estate  advisory  firm,  1990-94.
                                  Chairman,  Peregrine  Real   Estate  Trust,   and
                                  Trustee, California Real Estate Investment Trust.
                                  Trustee,  Mellon  Participating  Mortgage  Trust,
                                  Inc., a real estate investment trust.

                                             OTHER CURRENT MEMBERS OF THE BOARD
CLASS III - TERM EXPIRES IN 1996

C. Preston Butcher............   President and  Chief  Executive  Officer,  Lincoln   56       1985      Audit, Compensation
                                  Property   Company,   N.C.,  Inc.,   real  estate
                                  developer,  and  President  and  Chief  Executive
                                  Officer,   Lincoln  Property  Company  Management
                                  Services, Inc., real  estate management  company,
                                  for  more than five  years. Director, The Charles
                                  Schwab Corporation.
Frank C. McDowell.............   President and  Chief  Executive  Officer  of  BRE,   47    June 1995    Executive
                                  since  June  1995.  Chief  Executive  Officer and
                                  Chairman  of  Cardinal  Realty  Services,   Inc.,
                                  1992-95.  Senior  Vice  President,  Head  of Real
                                  Estate, First Interstate Bank of Texas, 1988-92.
CLASS I - TERM EXPIRES IN 1997
Arthur G. von Thaden..........   Chairman of the Board of BRE. President and  Chief   63       1981      Executive
                                  Executive  Officer of BRE from 1970 to June 1995.
                                  Chief  Executive   Officer,  BankAmerica   Realty
                                  Services, Inc., a real estate investment advisory
                                  firm, from 1970 to September 1987.
Malcolm R. Riley..............   Partner, Riley/Pearlman Company, a shopping center   63       1990      Audit,
                                  developer  and  manager,  since  1986. President,                      Compensation,
                                  Plaza  Management   Company,   a   wholly   owned                      Executive
                                  subsidiary  of  Riley/Pearlman,  since  1992, and
                                  Chairman, La  Cagnina/Riley &  Associates,  since
                                  1994.

                               PROPOSED MEMBERS OF THE BOARD TO BE ADDED FOLLOWING THE MERGER

                                           PRINCIPAL BUSINESS EXPERIENCE
             NAME                              DURING PAST FIVE YEARS                 AGE
------------------------------   --------------------------------------------------   ---
CLASS III - TERM EXPIRES IN 1996
William E. Borsari............   President,  The Walters Management Company, a real   56
                                  estate asset  management company,  for more  than
                                  five years.
CLASS I - TERM EXPIRES IN 1997
Roger P. Kuppinger............   Financial advisor to public and private companies,   55
                                  since  February 1994.  Senior Vice  President and
                                  Managing  Director,   Sutro  &   Co.,  Inc.,   an
                                  investment banking company, from 1969 to February
                                  1994.  Director,  Harlyn Products,  and Director,
                                  Realty Income Corporation.
CLASS II - TERM EXPIRES IN 1998
Gregory M. Simon..............   Self employed in the development of and investment   54
                                  in  real   estate,   since  1991.   Senior   Vice
                                  President,  H.F. Ahmanson &  Co. and Home Savings
                                  of America, from 1983 to 1991.


------------------------
(1) Years indicated are calendar years. For Messrs. von Thaden and Butcher, includes service as a trustee of BRE's predecessor, BankAmerica Realty Investors.

    A description of the business experience of the other executive officers of BRE is contained in BRE's annual report on Form 10-K for the year ended July 31, 1995, filed with the Securities and Exchange Commission. See "Incorporation by Reference."

    Mr. Butcher, a Class III director of BRE, is a managing general partner in approximately 240 partnerships which act as the general partner of single purpose limited partnerships, each of which owns a rental real estate property. To date, 14 of these single purpose limited partnerships have filed for protection under the Federal bankruptcy laws.


VOTE REQUIRED



    The two nominees who receive the highest numbers of votes shall be elected as Class II directors. The Board of Directors unanimously recommends that shareholders vote FOR Messrs. Foley and McMahan.


BOARD AND COMMITTEE MEETINGS; COMPENSATION OF DIRECTORS


    During BRE's fiscal year ended July 31, 1995, the Board held 14 meetings. All of the directors attended 75% or more of the meetings of the Board and each of the committees on which they served during fiscal 1995, except Mr. McMahan.


    The Board of Directors has established an Audit Committee, an Executive Committee and a Compensation Committee. The present members of these committees are indicated in the preceding section of this Proxy Statement. There is no Nominating Committee.

    The Audit Committee reviews the annual financial statements with both management and the independent auditors. Such review includes an assessment as to whether the financial statements are complete and consistent with information known to them and reflect appropriate accounting principles. The Audit Committee meets annually with the independent auditors in preparation for, and in review of, the annual audit. During fiscal 1995, the Audit Committee met twice.

    The Executive Committee has all powers of the Board in the management and affairs of BRE, subject to limitations prescribed by the Board and by Delaware law. The Executive Committee did not meet during fiscal 1995.

    The Compensation Committee reviews the compensation of officers of BRE and administers BRE's stock option plans. The Compensation Committee met once during fiscal 1995.

    BRE's prior policy regarding compensation of directors was to pay the Chairman of the Board (unless an employee of the company) an annual retainer of $30,000 and to pay each other director who is not an employee an annual retainer of $10,000. Directors (including the Chairman) who are not employees receive an additional $1,000 for each Board meeting attended, and they are also reimbursed for reasonable expenses incurred in attending Board and Committee meetings. In addition, during the fiscal year ended July 31, 1995, Mr. McMahan was paid $10,000 per month from January to July 1995 (a total of $64,000) for serving as interim Chairman of the Board following former Chairman Carver's resignation and for performing other strategic planning duties at the request of the Board; and Mr. Foley was paid, as chairman of the CEO search committee, $5,000 per month (totaling $30,000). On October 2, 1995, the Board adopted a policy of paying retainer and meeting fees of non-employee directors solely in stock options, subject to approval by BRE's shareholders of the Amended and Restated Non-Employee Director Stock Option Plan. See "Approval of BRE's Amended and Restated Non-Employee Director Stock Option Plan."


    Under the 1994 Non-Employee Director Stock Plan, for fiscal 1995 directors who were not employees received a stock option to purchase 2,500 shares of BRE Common Stock at $30.50 per share, the closing market price on September 26, 1994, the date of grant. This grant applied to all current directors except Messrs. McDowell and von Thaden. On October 2 and December 18, 1995, this plan was amended to provide each non-employee director annual stock options for 12,500 shares of BRE Common Stock in lieu of cash compensation, plus options for an additional 2,500 shares depending on performance. On October 16, 1995, pursuant to the amended plan, each of the non-employee directors was granted options to purchase 12,500 shares of BRE Common Stock at $33.25 per share (the closing NYSE sale price on that date), subject to approval of the amended plan by BRE's shareholders. (See "Approval of BRE's Amended and Restated Non-Employee Director Stock Option Plan.") Options granted under the Amended Plan have a term of ten years and become exercisable as to one-twelfth of the shares per month, so that the options are fully vested by the first anniversary of the date of grant. If the amended plan is not approved by the BRE Shareholders, the 1994 Non-Employee Director Stock Plan will remain in effect and, pursuant to that Plan, the four non-employee directors who received options under the amended plan for 2,500 shares each on September 26, 1994, would receive options for an additional 2,500 shares on September 26, 1995 at $32.625 per share (the closing NYSE sale price on that date), plus annual retainers and per meeting fees as described above.


    On October 2, 1995, the Board adopted a share ownership guideline of 5,000 shares of BRE Common Stock for BRE's non-employee directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires BRE's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of its equity securities, to file with the Securities and Exchange Commission and the NYSE initial reports of ownership and reports of changes in ownership of BRE Common Stock and other equity securities of the company.

    To BRE's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended July 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with, except that Mr. McMahan inadvertently failed to timely file a report showing a change in ownership of BRE Common Stock arising from the acquisition of 1,000 shares of BRE Common Stock in November 1994.

BRE EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

    The following table shows the compensation for the past three fiscal years of BRE's Chief Executive Officer and each other executive officer with salary and bonus of over $100,000 for the fiscal year ended July 31, 1995 (the "named executive officers").

                                                                         LONG-TERM COMPENSATION AWARDS
                                         ANNUAL COMPENSATION     ----------------------------------------------
                                        ----------------------   RESTRICTED SHARE   OPTIONS/      ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR  SALARY ($)   BONUS ($)    AWARDS ($)(1)     SARS (#)   COMPENSATION (2)
--------------------------------  ----  ----------   ---------   ----------------   --------   ----------------
Arthur G. von Thaden              1995   $ 262,500   $ 108,000       $ 68,200        35,000        $16,163
 President and Chief Executive    1994     260,417         -0-         21,113        35,000         21,559
 Officer                          1993     247,883      95,000         19,125        35,000         22,034
 until June 5, 1995, then
 Chairman
Frank C. McDowell                 1995   $  33,333   $     -0-       $125,011        70,000        $   -0-
 President and Chief Executive    1994
 Officer                          1993
 (since June 5, 1995)
Byron M. Fox                      1995   $ 169,792   $  62,000       $ 52,700         5,000        $17,834
 Executive Vice President,        1994     159,375         -0-         10,556         3,000         21,320
 Acquisitions and Asset           1993     151,667      45,000          9,563         5,000         17,582
 Management
Howard E. Mason, Jr.              1995   $ 108,833   $  38,000       $ 34,100         5,000        $11,068
 Senior Vice President, Finance   1994     102,167         -0-         10,556         2,500         14,326
                                  1993      98,000      30,000          9,563         3,000         10,611
Ronald P. Wargo                   1995   $ 113,333   $  48,000       $ 49,600         5,000        $11,573
 Senior Vice President,           1994     103,333         -0-         14,075         4,000         15,572
 Asset Management                 1993      93,500      40,000          6,375         5,000          9,941
Ellen G. Breslauer                1995   $  88,833   $  30,000       $ 31,000         3,000        $ 8,712
 Secretary and Treasurer          1994      82,417         -0-          7,038         2,000         11,479
                                  1993      78,917      27,000          6,375         2,500          8,049

------------------------
(1) The amounts reported represent the aggregate value of restricted share awards at the date of award. In fiscal 1995, 1994 and 1993, the named executive officers received the following numbers of restricted share awards:

                     1995       1994       1993
                   ---------  ---------  ---------
von Thaden.......      2,200        600        600
McDowell.........      4,082        -0-        -0-
Fox..............      1,700        300        300
Mason............      1,100        300        300
Wargo............      1,600        400        200
Breslauer........      1,000        200        200


    Except with respect to Messrs. von Thaden and McDowell, the restrictions imposed on these restricted share awards severally lapse on the fifth anniversary of the date of grant or, if earlier, upon normal retirement, death or disability. The restrictions on Mr. von Thaden's shares were terminated upon his retirement on December 31, 1995. The restrictions on Mr. McDowell's shares lapse on the third anniversary of the grant date and may lapse upon termination of employment following a change in control of BRE. See BRE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS, below. Ms. Breslauer has announced her retirement effective March 1, 1996. Dividends are paid on restricted shares at the same rate and at the same time as on the BRE Common Stock.

    At July 31, 1995, the aggregate number and value of shares of restricted stock (based on the market price of $31.50 at July 31, 1995) held by each of the named executive officers was as follows:

                     NUMBER        VALUE
                   -----------  -----------
von Thaden.......       5,200   $   163,800
McDowell.........       4,082       128,583
Fox..............       2,900        91,350
Mason............       2,400        75,600
Wargo............       2,400        75,600
Breslauer........       1,500        47,250

(2) Consists of BRE's contributions to its defined contribution retirement plan (401(k) Plan) on behalf of the named executive officers. Also includes $1,250 for Mr. Fox representing BRE's allocation for him pursuant to the Supplemental Retirement Plan which BRE established beginning with the fiscal year ended July 31, 1995 in order to provide all employees, other than Messrs. von Thaden and Mason (see SUPPLEMENTAL RETIREMENT BENEFITS, below), unfunded supplemental retirement benefits equal to the benefits that would have been received from BRE contributions to the 401(k) Plan absent the various contribution limitations.

OPTION GRANTS IN FISCAL 1995


    The following table sets forth (i) all individual grants of stock options made by BRE during fiscal 1995 to each of the named executive officers; (ii) the ratio that the number of options granted to each individual bears to the total number of options granted to all BRE employees, (iii) the exercise price and expiration date of these options; and (iv) the estimated potential realizable values assuming certain stock price appreciation over the ten-year option term.


                                                                                                     POTENTIAL REALIZED
                                                                                                           VALUE
                                                                                                     AT ASSUMED ANNUAL
                                                           INDIVIDUAL GRANTS                               RATES
                                        --------------------------------------------------------       OF STOCK PRICE
                                                         % OF TOTAL                                   APPRECIATION FOR
                                                          OPTIONS                                       OPTION TERM
                                                         GRANTED TO     EXERCISE OR                         (2)
                                          OPTIONS        EMPLOYEES      BASE PRICE    EXPIRATION   ----------------------
NAME                                    GRANTED (#)    IN FISCAL 1995     ($/SH)         DATE          5%         10%
--------------------------------------  ------------   --------------   -----------   ----------   ----------  ----------
                                            (1)
Arthur G. von Thaden..................     35,000          25.4%          $31.00      8/28/04      $  682,351  $1,729,211
Frank C. McDowell.....................     70,000          50.7%           30.63      6/04/05       1,348,193   3,416,585
Byron M. Fox..........................      5,000           3.6%           31.00      8/28/04          97,479     247,030
Howard E. Mason, Jr...................      5,000           3.6%           31.00      8/28/04          97,479     247,030
Ronald P. Wargo.......................      5,000           3.6%           31.00      8/28/04          97,479     247,030
Ellen G. Breslauer....................      3,000           2.2%           31.00      8/28/04          58,487     148,218

------------------------
(1) All options shown in the table were granted under BRE's 1992 Employee Stock Plan (the "1992 Plan"), except for options for 50,000 shares granted to Mr. McDowell. The exercise price is 100% of fair market value on the date of grant. The options vest 50% on each of the first and second anniversary dates of grant (except as described below for Mr. McDowell's options) and expire ten years from the date of grant. The option price is payable in cash or by delivery of previously acquired shares of BRE Common Stock, and the option holder may in certain circumstances elect to have shares withheld to satisfy tax withholding requirements in connection with the exercise of options. Options granted may become immediately exercisable in certain events such as an optionee's retirement, death or disability, or in connection with a merger, acquisition or "change in control" as defined in the 1992 Plan. All options held by Mr. McDowell may become immediately exercisable upon termination of employment following a change in control of BRE.

    Mr. von Thaden's options became fully vested on his retirement as a BRE employee on December 31, 1995. See BRE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS, below. Mr. McDowell exercised his options immediately upon grant with respect to 20,000 shares. See the following table. Mr. McDowell's options for the remaining 50,000 shares vest in equal installments on June 22, 1998, 1999 and 2000. Any portion of these options then remaining unexercised will terminate on July 22, 2000, unless at any time prior to that date the market price for the BRE Common Stock has exceeded $39.00 per share for ten consecutive trading days.


(2) Potential realizable value is calculated based on an assumption that the price of BRE's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (ten years). The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent BRE's estimate or projection of future stock prices. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of BRE's Common Stock and the continued employment of the executive officer holding the option through its vesting period. At 5% annual appreciation from $31.00 over a ten-year term, the stock price would be $50.50. At 10% annual appreciation from $31.00 over a ten-year term, the stock price would be $80.41. Using a base of $30.63, the stock price would be $49.88 after five years and $79.43 after ten years.

AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth (i) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during fiscal year 1995 by each of the named executive officers;
(ii) the total number of all outstanding unexercised options held by the named executive officers as of the end of fiscal year 1995; and (iii) the aggregate dollar value of all such unexercised options based on the excess of the market price of the BRE Common Stock over the exercise price of the option.

                                                                                             VALUE OF UNEXERCISED
                                     NUMBER OF                                                   IN-THE MONEY
                                      SHARES                   NUMBER OF UNEXERCISED          OPTIONS AT 7/31/95
                                     ACQUIRED                   OPTIONS AT 7/31/95                    (2)
                                        ON        VALUE     ---------------------------   ---------------------------
NAME                                 EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  ---------   --------   -----------   -------------   -----------   -------------

                                                   (1)
Arthur G. von Thaden...............   12,500      $ 1,563     118,000        52,500        $  189,831      $17,500
Frank C. McDowell..................   20,000       -0-         -0-           50,000           -0-           43,750
Byron M. Fox.......................    -0-         -0-         18,000         6,500            33,841        2,500
Howard E. Mason, Jr................    -0-         -0-         11,250         6,250            13,124        2,500
Ronald P. Wargo....................    -0-         -0-         17,800         7,000            24,674        2,500
Ellen G. Breslauer.................    -0-         -0-         12,400         4,000            20,243        1,500

------------------------

(1) Value realized is calculated by subtracting the total exercise price from the market value of the underlying BRE Common Stock on the date of exercise. Because Mr. McDowell purchased 20,000 shares on the date of grant of his options, the exercise price was equal to the market price at the time of exercise. Mr. McDowell was granted a loan of $612,500 by BRE representing the full exercise price for the 20,000 shares. See BRE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS, below. As a result of his option exercise, Mr. McDowell increased his holdings of BRE Common Stock by 20,000 shares.


(2) The market value of BRE's Common Stock at July 31, 1995 was $31.50 per share.

BRE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    MR. MCDOWELL

    Effective as of June 5, 1995 (the "Commencement Date"), BRE entered into a five-year employment agreement with Mr. McDowell. Certain material terms of the agreement are as follows:

    BASE SALARY AND ANNUAL INCENTIVE BONUS. Mr. McDowell will receive a base salary of $300,000 per year and is eligible to receive an annual incentive bonus of up to 100% of base salary based on achievement of predefined operating or performance criteria established by the BRE Board, with emphasis on FFO (the "Annual Criteria").


    STOCK LOAN. On the Commencement Date, Mr. McDowell received a loan (the "Employment Stock Loan") of $612,500 to exercise options to purchase 20,000 shares of BRE Common Stock (at an exercise price of $30.625 per share) issued on that date. The Employment Stock Loan bears interest at 8.25% per annum, compounded annually, with all principal and accrued interest payable in full on June 5, 2000 (the "Payment Date"); provided, however, that repayment of any principal and accrued interest under the Employment Stock Loan (the "Loan Amount") will be forgiven in accordance with the following formulas (the "BRE Performance Formulas"): (i) 20% of the Loan Amount will be forgiven if the gross book value of BRE's equity investments in real estate, investments in limited partnerships and mortgages have a value of $937 million or more on the Payment Date, and a pro rata portion of 20% of the Loan Amount will be forgiven if such value is between $791 million and $937 million; (ii) 20% of the Loan Amount will be forgiven on the Payment Date if, on the second anniversary date of the Employment Stock Loan, there has been an increase in FFO per share of BRE Common Stock for the two year period ending April 30, 1997 which is at or above the 80th percentile of the Indexed REITs for a comparable period, and a pro rata portion of 20% of the Loan Amount will be forgiven if any such increase is within the 50th and 80th percentiles; (iii) 30% of the Loan Amount will be forgiven if, on the Payment Date, there has been an increase in FFO per share of BRE Common Stock for the three year period ending April 30, 2000 which is at or above the 80th percentile of the Indexed REITs, and a pro rata portion of 30% of the Loan Amount will be forgiven if any such increase is within the 50th and 80th percentiles; and (iv) 30% of the Loan Amount will be forgiven if, as of the Payment Date, the average of the FFO multiples of BRE Common Stock as of December 31 of each of the five preceding years (computed in each case by dividing the market price of BRE Common Stock on the last trading day of the calendar year by the preceding twelve months' FFO) is at or above the 80th percentile of the average multiple of the Indexed REITs for the same five year period, and a pro rata portion of 30% of the Loan Amount will be forgiven if such multiple is within the 50th and 80th percentiles. In addition, repayment of a pro rata portion of the Loan Amount will be forgiven by BRE upon termination of Mr. McDowell's employment with BRE under the circumstances described in CERTAIN SEVERANCE BENEFITS, below.


    STOCK OPTIONS AND RESTRICTED STOCK GRANTS. On the Commencement Date, Mr. McDowell received options to purchase 50,000 shares of BRE Common Stock at an exercise price of $30.63 per share. One-third of such options vest on each of June 22, 1998, 1999 and 2000; provided, however, that any unexercised options terminate on July 22, 2000 if the Market Value of BRE Common Stock has not exceeded $39.00 per share for ten consecutive trading days during the five year employment term. On the Commencement Date, Mr. McDowell was also awarded 4,082 Restricted Shares, all of which shall vest on the third anniversary of the Commencement Date.

    FUTURE AWARDS. Beginning with the fiscal year commencing August 1, 1996 and for each subsequent fiscal year, Mr. McDowell will receive annual long term incentive awards which, assuming achievement of all applicable performance goals, will provide Mr. McDowell with the financial equivalent of (i) a forgivable performance based five-year loan to purchase 5,000 shares of BRE Common Stock and (ii) performance options to purchase 25,000 shares of BRE Common Stock at Market Value on the date of award.

    CERTAIN SEVERANCE BENEFITS. If, at any time during the five year employment term, the employment of Mr. McDowell is terminated, he shall be entitled to receive the benefits described below.

        (a)  TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

        (i) TERMINATION BY BRE WITHOUT CAUSE. If Mr. McDowell is terminated without cause before June 5, 1997, he will receive a lump sum payment equal to 1.5 times his then base salary, all vesting restrictions on the 4,082 Restricted Shares awarded on the Commencement Date would be eliminated and the Loan Amount would be reduced to an amount equal to the product of 20,000 times the Market Value of BRE Common Stock on the date of termination, with the balance of the Loan Amount payable immediately. If such termination occurs after June 5, 1997, Mr. McDowell would receive a lump sum payment equal to his then base salary plus an amount equal to the average of his annual bonus over the most recent two years (or the previous annual bonus if only one annual bonus period has passed), all vesting restrictions on the 4,082 Restricted Shares awarded to him on the Commencement Date would be eliminated and the Loan Amount would be reduced based on a pro rata application of the BRE Performance Formulas (the "BRE Performance Adjustment"), taking into consideration the number of full months worked and BRE's performance data through the last quarter ended 45 days or more prior to the termination date.

        (ii) TERMINATION DUE TO DEATH OR DISABILITY. Upon termination due to death or disability, Mr. McDowell or his estate will receive a lump sum payment equal to the estimated annual bonus he would have received for the fiscal year in question (based on actual performance relative to the Annual Criteria for the fiscal year and Mr. McDowell's contribution to the date of death or disability), calculated on a prorated basis to the date of termination. In addition, the Employment Stock Loan would be forgiven based on the BRE Performance Adjustment, with any balance payable 15 days after termination.

        (iii) VOLUNTARY TERMINATION OR TERMINATION FOR CAUSE. Upon voluntary termination or termination for "cause" by BRE, no further compensation would be payable to Mr. McDowell and the outstanding balance of the Employment Stock Loan, together with accrued but unpaid interest, would be payable in full within 15 days of termination.

        (b)  TERMINATION FOLLOWING A CHANGE IN CONTROL.

        (i) TERMINATION BY BRE WITHOUT CAUSE OR BY MR. MCDOWELL FOR GOOD REASON. If Mr. McDowell is terminated without cause within 12 months following a Change in Control, or if Mr. McDowell terminates his employment for "Good Reason" within 12 months after a Change in Control, he would receive the following benefits: (a) a lump sum payment equal to (x) two times his then base salary plus an amount equal to two times the average of his annual bonus over the most recent two years, or his previous annual bonus if only one annual bonus period has passed (based on his current base salary of $300,000 and assuming average incentive compensation in the maximum amount of $300,000, this payment would be $1,200,000) plus (y) the estimated annual bonus he would have received for the fiscal year in question (based on actual performance relative to the Annual Criteria for the fiscal year and Mr. McDowell's contribution to date), calculated on a prorated basis to the date of termination; (b) all unvested stock options held by Mr. McDowell would vest and be exercisable for a period of three months; (c) all vesting restrictions on the Restricted Shares would be eliminated; and (d) the Employment Stock Loan would be forgiven based on the BRE Performance Adjustment, with any balance payable upon termination.

        (ii) TERMINATION DUE TO DEATH OR DISABILITY. Upon termination due to death or disability following a Change in Control, Mr. McDowell or his estate would receive the same benefits described in paragraph (a)(ii) above.

        (iii) VOLUNTARY TERMINATION WITHOUT GOOD REASON OR TERMINATION FOR CAUSE. Upon voluntary termination of employment by Mr. McDowell without Good Reason within 12 months following a Change in Control, he would receive a lump sum payment equal to his then base salary plus an amount equal to the average of his annual bonus over the most recent two years, or the previous annual bonus if only one annual bonus period has passed ($600,000, assuming a

    $300,000 base salary and maximum incentive bonus). The outstanding balance of the Employment Stock Loan would be due on such termination. Upon termination for "cause" by BRE within 12 months following a Change in Control, no further compensation would be payable to Mr. McDowell and the outstanding balance of the Employment Stock Loan, together with accrued but unpaid interest, would be payable in full within 15 days of termination.

    Any of the foregoing amounts payable to Mr. McDowell following a Change in Control are subject to reduction to the extent such payments would constitute "parachute payments" as defined in Section 280G of the Code.

    MR. VON THADEN


    On December 19, 1994, BRE entered into an agreement with Mr. von Thaden contemplating his retirement on December 31, 1995. Pursuant to that agreement, BRE agreed to the acceleration of vesting of all stock options and restricted stock held by Mr. von Thaden as of the retirement date, and to allow exercise of such options for up to three years following that date (but not beyond the original term of any such option). Mr. von Thaden relinquished the position of Chief Executive Officer and became Chairman of the Board on June 5, 1995, when Mr. McDowell became the Chief Executive Officer, and Mr. von Thaden retired as a BRE employee on December 31, 1995, resulting in acceleration of the existing 4,000 shares of BRE restricted stock and stock options for 17,500 shares of BRE Common Stock, although he remains a director of BRE. BRE agreed to maintain Mr. von Thaden's compensation and benefits through December 31, 1995 at the same levels as existed on December 19, 1994.


SUPPLEMENTAL RETIREMENT BENEFITS

    In 1988, BRE established an unfunded plan to provide supplemental retirement benefits to Mr. von Thaden and Howard E. Mason, Jr. This plan generally provides for the payment of supplemental benefits to each of Mr. von Thaden and Mr. Mason in an amount equal to the greater of (i) the excess of the benefits he would have received under the defined benefit pension plan of BankAmerica Corporation (assuming his employment with BRE's predecessor, BankAmerica Realty Services, Inc., had continued until retirement at his BRE earnings levels) over the benefits he is entitled to receive under BRE's 401(k) Plan or (ii) the benefits he would have received from BRE's contributions to the 401(k) Plan absent the various contribution limitations. These supplemental benefits are payable upon termination of employment in any actuarially equivalent form.


    The established supplemental benefits payable to Mr. von Thaden on his retirement on December 31, 1995 are annual payments of $11,600 as a life annuity, with a minimum of five years of payments (i.e., a five year certain and life annuity) or, in lieu of annual payments, a lump sum of $100,100. Assuming retirement prior to age 65, the maximum estimated supplemental benefits payable to Mr. Mason are annual payments of $1,540 as a life annuity, with a minimum of five years of payments (i.e., a five year certain and life annuity) or, in lieu of annual payments, a lump sum of $13,500. Assuming retirement at age 65, the estimated supplemental benefits payable to Mr. Mason are annual payments of $1,380 as a life annuity, with a minimum of five years of payments (i.e., a five year certain and life annuity) or, in lieu of annual payments, a lump sum of $11,600.


    See also footnote 2 of the SUMMARY COMPENSATION TABLE, above, regarding the BRE Supplemental Retirement Plan adopted beginning with the fiscal year ended July 31, 1995.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION
                             OF EXECUTIVE OFFICERS

COMPENSATION POLICIES AFFECTING EXECUTIVE OFFICERS

    GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") administers BRE's executive compensation program. The Committee is composed entirely of outside directors.

    The objective of BRE's executive compensation program is to develop and maintain executive reward programs which contribute to the enhancement of shareholder value, while attracting, motivating and retaining key executives who are essential to the long-term success of BRE. As discussed in detail below, BRE's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, restricted share grants and stock option grants. These elements are designed to operate on an integrated basis and together comprise total compensation value.

    Each year, the Committee reviews executive compensation in light of BRE's performance during the last fiscal year and compensation data at companies that are considered comparable. In reviewing BRE's performance during fiscal 1995, the Committee considered a variety of factors. Funds from operations increased 8% from $28,431,000 in fiscal 1994 to $30,843,000 in fiscal 1995. The real estate portfolio grew 16% from $326,628,000 to $378,356,000. The market price of BRE's Common Stock increased 2% during the year, from $30.88 to $31.50. In reviewing BRE performance, the Committee considered these factors as a whole without assigning specific weights to particular factors.


    It is the Committee's belief that, in light of the current compensation levels of BRE's executive officers, none of BRE's executive officers will be affected by the provisions of Section 162(m) of the Code, which limits the deductibility of certain executive compensation during 1995. Therefore, the Committee has not adopted a policy as to compliance with the requirements of
Section 162(m).


    BASE SALARY

    Base salary levels of BRE's key executives are largely determined through comparison with comparable companies in the real estate industry. For this purpose, the Committee gives primary consideration to companies included in the equity REIT peer group used for the five-year comparison of total shareholder return. Salary information about comparable companies is surveyed by reference to public disclosures made by companies in the real estate industry. In addition, the Committee from time to time obtains information about comparable salary levels from an outside compensation consultant.

    For fiscal 1995, base salaries of BRE's executive officers were set to approximate the 50th percentile of the survey data.

    ANNUAL CASH INCENTIVES

    The annual cash incentive is designed to provide a short-term (one-year) incentive to executive officers based on a percentage of the individual's base salary. Incentive awards are based on the achievement of predetermined corporate and individual performance goals. For the CEO, the relative weights of the corporate and individual performance measures are 75% to BRE's goals and 25% to the individual's goals. For the Executive Vice President and the Senior Vice Presidents, the relative weights are 50% to BRE's goals and 50% to the individual's goals, and for vice presidents and other officers who participate in the bonus program, the relative weights are 25% BRE goals and 75% individual goals. Specific individual goals for each executive are established at the beginning of the year (by the Committee in the case of the CEO and by the CEO in all other cases) and are tied to the functional responsibilities of each executive. Individual goals may include objective and subjective factors, such as improving the performance of assets managed by the executive, successful acquisitions or sales, development of leadership skills and personal training and education. BRE's goals are based on operating performance, as measured by a predetermined increase in FFO. Other than the allocation between individual and BRE goals, no specific weights are assigned to the individual goals. In addition, no bonus awards are made if a minimum level of FFO is not met.



    In fiscal 1995, BRE and certain of the individual performance targets were met. The Summary Compensation Table shows cash bonuses paid to the named executive officers for fiscal 1995.


    STOCK OPTIONS AND RESTRICTED SHARES

    Stock options are designed to provide long-term (ten year) incentives and rewards tied to the price of BRE's common stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when BRE's shareholders benefit from stock price appreciation, are an important component of BRE's annual executive compensation program. The number of options or shares currently held by an officer is not a factor in determining individual grants, and the Committee has not established any target level of ownership of BRE Common Stock by BRE's executive officers. However, accumulation and retention of shares of BRE stock by officers is encouraged.

    Stock options are awarded annually in the first month following the close of each fiscal year. BRE does not adhere to any firmly established formulas for the issuance of options. During fiscal 1995, ten senior officers received stock option grants. The Summary Compensation Table shows the options granted to the named executive officers for fiscal 1995. In determining the size of the grants to the named executive officers, the Committee assessed relative levels of responsibility and the long-term incentive practice of other comparable companies.

    In accordance with the provisions of BRE's 1992 Employee Stock Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of BRE's Common Stock.

    The Committee also awards restricted shares as a compensation vehicle and to retain key executive managers. Currently ten officers, each of whom is an assistant vice president or higher of BRE, hold awards. The number of restricted shares covered by each award is determined by the Committee in its discretion and generally reflects the extent of the officer's success in achieving BRE's goals during the preceding year and the level of the officer's responsibility. The Summary Compensation Table shows restricted share awards made to the named executive officers for fiscal 1995.

    All awards of restricted shares over the past three fiscal years have provided for vesting at the end of a period of five years. Since the holder of restricted shares would generally forfeit them if he or she were to leave BRE prior to vesting, the Committee believes these awards are a significant factor in the retention of key employees and support a long-term view among the officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    ARTHUR G. VON THADEN

    The Committee based the fiscal 1995 compensation of Arthur G. von Thaden, BRE's chief executive officer until June 5, 1995, on the policies described above and on the terms of Mr. von Thaden's employment contract. In December 1994, BRE entered into an agreement with Mr. Von Thaden contemplating his retirement on December 31, 1995. Pursuant to that agreement, BRE agreed to continue to pay Mr. von Thaden's then present compensation and benefits through December 31, 1995, to provide for the acceleration of vesting of stock options and restricted stock held by Mr. von Thaden as of the retirement date, and to allow the exercise of such options for up to three years following that date (but not beyond the original term of any such option). In making these arrangements with Mr. von Thaden, the Committee took into account the terms of his employment contract and his expected continued contribution to BRE to the retirement date, the importance of his assistance to BRE's new Chief Executive Officer to make a smooth transition of responsibility and his past contributions to BRE.

    FRANK C. MCDOWELL


    Following announcement that Arthur G. von Thaden would be retiring as Chief Executive Officer, the Board of Directors appointed a Search Committee (the "Search Committee") to conduct a search for a new Chief Executive Officer. In connection with its search, the Search Committee engaged an executive search firm to identify possible candidates and it reviewed carefully the available information regarding the compensation of the chief executive officers of other publicly held real estate firms, including those firms emphasizing ownership of multifamily properties. In connection with these activities, the Search Committee determined that the compensation package for BRE's new Chief Executive Officer would require an increase in the base salary over that paid to Mr. von Thaden. In addition, in order to closely align the Chief Executive Officer's interest with that of the shareholders, the package would include long term incentives designed to provide significant rewards upon achievement of meaningful corporate objectives, including growth in assets, FFO and stock price.



    On June 5, 1995, Mr. Frank C. McDowell became BRE's Chief Executive Officer. Mr. McDowell was identified as the person who could best lead BRE in its efforts to reposition itself as a multifamily REIT and to increase its asset size and equity. The Search Committee believed that Mr. McDowell's experience as Chief Executive Officer of Cardinal Realty Services, Inc., which included oversight responsibility of a 35,000 unit apartment portfolio, as well as his real estate, lending and public company experience would be well suited to BRE's needs. Effective as of June 5, 1995, BRE entered into a five year employment agreement with Mr. McDowell providing, among other things, for an annual base salary of $300,000 and an annual incentive bonus of up to 100% of base salary upon achievement of predefined operating or performance criteria, a five year stock loan of $612,500 which may be forgiven based on achievement during the employment term of various BRE performance formulas based on asset growth, increases in FFO and multiples of FFO, options to purchase 50,000 shares of common stock (subject to vesting and certain termination provisions if BRE's stock price does not exceed $39 per share for ten consecutive days during the employment term) and a grant of 4,082 restricted shares. See BRE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS, above, for additional information regarding Mr. McDowell's employment agreement, including the weighting of various BRE performance factors.


    The foregoing report is given by the members of the Compensation Committee, namely:

                           Malcolm R. Riley, Chairman
                               C. Preston Butcher
                                L. Michael Foley
                                  John McMahan

COMPARATIVE STOCK PERFORMANCE

    The line graph below compares the cumulative total shareholder return on BRE Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the NAREIT Equity REIT Without Health Care Total Return Index over the same period. This comparison assumes that the value of the investment in BRE's Common Stock and in each index was $100 on July 31, 1990 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BRE PROPERTIES, INC.   S&P 500 INDEX   NAREIT EQUITY WITHOUT HEALTH CARE INDEX (*)
07/31/90                $100.00          $100.00                                      $100.00
07/31/91                $119.97          $112.78                                      $103.01
07/31/92                $139.09          $127.17                                      $118.75
07/31/93                $167.93          $138.20                                      $154.62
07/31/94                $160.44          $145.37                                      $160.71
07/31/95                $177.03          $183.31                                      $168.99

------------------------
(1) Indicates appreciation of $100 invested on July 31, 1990 in BRE Common Stock, S&P 500, and NAREIT Equity REIT Without Health Care Total Return Index securities, assuming reinvestment of dividends.

* The NAREIT Equity REIT Without Health Care Total Return Index includes 169 companies with aggregate equity capitalization (excluding operating units) of $40.6 billion.

SECURITY OWNERSHIP OF BRE MANAGEMENT

    The following table sets forth, as of September 5, 1995, information regarding the beneficial ownership of BRE Common Stock by each director of BRE, by each named executive officer (as hereinafter defined) and by all directors and executive officers as a group. The amounts shown are based upon information provided by the individuals named.

                                                                                  SHARES OF COMMON    PERCENTAGE OF
                                                                                        STOCK          OUTSTANDING
                                                                                    BENEFICIALLY      SHARES OWNED
                                                      CURRENT POSITION                  OWNED         BENEFICIALLY
NAME                                                    WITH COMPANY                     (1)             (1)(2)
------------------------------------------  ------------------------------------  -----------------  ---------------
Arthur G. von Thaden......................  Director and Chairman                     185,535(3)             1.7%
Frank C. McDowell.........................  Director, President and Chief              24,082(4)            *
                                             Executive Officer
C. Preston Butcher........................  Director                                    3,250(5)            *
John McMahan..............................  Director                                    3,250(7)            *
Malcolm R. Riley..........................  Director                                    2,250(8)            *
Byron M. Fox..............................  Executive Vice President                   31,083(9)            *
Howard E. Mason, Jr.......................  Senior Vice President, Finance             26,536(10)           *
Ronald P. Wargo...........................  Senior Vice President                      26,956(11)           *
Ellen G. Breslauer........................  Secretary and Treasurer                    24,364(12)           *
All BRE directors and executive officers
 as a group (ten persons).................                                            331,556(13)            3.0%

------------------------
 (1) The amounts and percentages of BRE Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange
     Commission governing the determination of beneficial ownership of securities. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.

 (2) Except where otherwise indicated, does not exceed 1%.

 (3) Mr. von Thaden -- includes 378 shares held by Mr. von Thaden's wife in her Individual Retirement Account, as to which Mr. von Thaden has no voting or investment power. Also includes 168,000 shares that may be purchased upon the exercise of stock options that are currently exercisable. See also BRE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- MR. VON THADEN, above.


 (4) Mr. McDowell -- includes 4,082 shares held as restricted shares and 20,000 shares which Mr. McDowell acquired June 5, 1995 upon exercise of stock options granted to him at the time of his employment that are collateral for a recourse loan from BRE. The interest rate on the five-year loan is 8.25%, equal to the initial dividend yield on the shares so purchased. The loan, initially for $612,500, may be forgiven in whole or in part upon the achievement of company performance goals related to growth in assets, FFO per share and stock price. See also BRE EMPLOYMENT CONTRACTS AND
     TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- MR. MCDOWELL, above.


 (5) Mr. Butcher -- includes 1,000 shares held by Mr. Butcher's wife as her separate property and 1,000 shares held by Mr. Butcher and his wife as community property, as to which he has shared voting and investment power. Also includes 1,250 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995.

 (6) Mr. Foley -- includes 3,000 shares owned by a family trust of which Mr. Foley and his wife are trustees, as to which he has shared voting and investment power, and 1,250 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995.

 (7) Mr. McMahan -- owned in joint tenancy by Mr. McMahan and his wife, as to which he has shared voting and investment power. Also includes 1,250 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995.


 (8) Mr. Riley -- includes 500 shares owned in joint tenancy by Mr. Riley and his wife and 500 shares owned in a family partnership, as to which he has shared voting and investment power. Also includes 1,250 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995.



 (9) Mr. Fox -- includes 22,000 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995. Also includes 2,600 shares held as restricted shares, and 5,000 shares which Mr. Fox acquired August 28, 1995 upon exercise of stock options that are collateral for a recourse loan from BRE. The interest rate on the five-year loan is 8.25%, equal to the initial dividend yield on the shares so purchased. The loan, initially for $159,063, may be forgiven in whole or in part upon the achievement of company performance goals related to growth in assets, FFO per share and stock price similar to those applicable to forgiveness of Mr. McDowell's loan as described in BRE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- MR. MCDOWELL, above.



(10) Mr. Mason -- includes 826 shares held by the estate of the late Mrs. Mason and 700 shares held by the estate as custodian for itself and Mrs. Mason's sisters. With respect to these 700 shares, Mr. Mason has shared voting and investment power. Also includes 15,000 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995. Also includes 2,400 shares held as restricted shares.


(11) Mr. Wargo -- includes 21,300 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995. Also includes 2,800 shares held as restricted shares.


(12) Ms. Breslauer -- includes 798 shares held by Ms. Breslauer's husband in his Individual Retirement Account, as to which Ms. Breslauer has shared investment power and no voting power. Also includes 6,294 shares held by Ms. Breslauer and her husband as community property, as to which she has shared voting and investment power. Also includes 14,900 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995. Also includes 1,800 shares held as restricted shares.


(13) Includes 228,700 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 2, 1995. Also includes 17,682 shares held as restricted shares.

                        APPROVAL OF CHARTER AMENDMENT TO
                      AUTHORIZE A CLASS OF PREFERRED STOCK
                             (BRE PROXY ITEM NO. 4)


    The Board of Directors has unanimously approved, and recommends that the BRE shareholders approve, a resolution to amend the BRE Charter to authorize a new class of preferred stock. If this proposal is approved by the BRE shareholders, the BRE Amended and Restated Certificate of Incorporation, or the BRE/Maryland Articles of Incorporation, depending on whether the BRE Reincorporation proposal is approved by the BRE shareholders, will be amended to provide for the preferred stock.


    If both the preferred stock proposal and the Reincorporation proposal are approved by the BRE shareholders, Article V of the BRE/Maryland Charter would be amended by adding the following provisions:

                                V. CAPITAL STOCK


        (a) CAPITAL STOCK. The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is sixty million (60,000,000), consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"). The aggregate par value of all authorized shares having a par value is $600,000.


        (b) COMMON STOCK. Each share of Common Stock shall entitle the holder of record thereof to one vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. Subject to any preference rights with respect to the payment of dividends attaching to the Preferred Stock or any series thereof, the holders of Common Stock shall be entitled to receive, as and when declared by the Board, dividends that may be paid in money, property or by the issuance of fully paid capital stock of the Corporation. In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary, and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Stock of any series thereof, the Common Stock shall entitle the holders thereof to receive the Corporation's remaining property.

        (c) PREFERRED STOCK. The Preferred Stock may be issued from time to time, in one or more series as authorized by the Board of Directors. Prior to the issuance of a series, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of the Corporation's capital stock, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of the series. Subject to the express terms of any series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in one or more respects, from time to time before issuing the shares, any terms, rights, restrictions and qualifications of the shares, including any preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of the series.


    If the preferred stock proposal is approved but the Reincorporation is not consummated for any reason, the same provisions will be added to the BRE Delaware Charter, except that no changes would be made to the existing provisions relating to BRE's Class B Common Stock.

GENERAL


    The amendment to the BRE Charter or the BRE/Maryland Charter, as the case may be, will authorize 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), in addition to the currently authorized 50,000,000 shares of Common Stock. The amended charter will provide that Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue and dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. The amended Certificate will grant the Board of Directors the power to authorize, without shareholder action, the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers (but no greater than one vote per share), designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.



    The amendment does not effect any change in the number of authorized shares of BRE Common Stock or the rights, preferences or privileges attached to the BRE Common Stock except to the extent that any class or series of Preferred Stock authorized by the Board or Directors may grant to the holders thereof preferential rights which would grant to the holders of such class or series certain preferences or priorities over the holders of the BRE Common Stock, such as a liquidation or dividend preference. However, no Preferred Stock authorized by the proposed amendment could modify the rights of the holders of the BRE Common Stock to vote as a class where the approval of the holders of the BRE Common Stock is required by the BRE Charter or the applicable general corporation law.


REASONS FOR AND EFFECT OF PROPOSED AMENDMENT


    BRE's primary purpose in having Preferred Stock available for issuance is to allow greater flexibility with respect to future financings or acquisitions and in carrying out other corporate purposes. Since no Preferred Stock has been issued, and the issuance of the same is not currently contemplated, it is not possible to know whether or to what extent such Preferred Stock, if ever issued, would have preference over the holders of BRE Common Stock in the distribution of any assets in the event of a liquidation.



    The existence of authorized and unissued Preferred Stock may enable the BRE Board of Directors to render more difficult or to discourage an attempt to obtain control of BRE by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the BRE Board were to determine that a takeover proposal is not in BRE's best interests, the Board could cause shares of Preferred Stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group or create a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors. However, the BRE Board has adopted a policy that no shares of Preferred Stock will be issued if the principal purpose of such issuance would be to discourage an unsolicited takeover of BRE.


VOTE REQUIRED FOR APPROVAL; RECOMMENDATION OF BOARD OF DIRECTORS


    The affirmative vote of a majority of the shares of BRE Common Stock outstanding on the BRE Record Date is required to adopt this proposed amendment to the BRE Charter. See also "BRE Annual Meeting -- Record Date; Voting Rights; Proxies." The Board of Directors has unanimously approved this amendment of the BRE Charter and unanimously recommends that shareholders vote FOR the amendment.

                               APPROVAL OF BRE'S
                              AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             (BRE PROXY ITEM NO. 5)

    On September 26, 1994, the BRE Board of Directors adopted, and on November 22, 1994 the shareholders approved, the BRE 1994 Non-Employee Director Stock Plan (the "1994 Director Plan") providing for (i) the automatic annual award of stock options to purchase 2,500 shares of BRE Common Stock to each director who is not an employee of BRE, and (ii) authority to award such directors shares of BRE Common Stock in lieu of their director fees. On October 2 and December 18, 1995, the Board amended and restated the 1994 Director Plan, subject to approval of BRE's shareholders.

    The Amended and Restated BRE Non-Employee Director Stock Option Plan (the "Amended Plan" or the "Plan") provides for (a) automatic annual grants of options to purchase 12,500 shares of BRE Common Stock to each director who is not an employee of BRE, such options to be in lieu of annual retainer and meeting fees payable to non-employee directors, and (b) annual incentive grants of additional options for 2,500 shares to each non-employee director following any year that a stated performance standard is met. The Plan also includes current RCT non-employee directors Borsari, Kuppinger and Simon, who are expected to become non-employee directors of BRE upon consummation of the Merger.

    The purpose of the Amended Plan is to attract and retain experienced and knowledgeable persons to serve BRE as directors through participation in stock ownership of BRE. A copy of the Amended Plan is attached as Appendix F. The following summary of certain provisions of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to Appendix F.

ANNUAL STOCK OPTIONS

    Under the Amended Plan, an option for 12,500 shares of BRE Common Stock is automatically granted to each director who is not an employee, on the date he or she becomes a director, and for an additional 12,500 shares on each subsequent anniversary date. The four current non-employee directors received options for 2,500 shares on September 26, 1994, pursuant to the 1994 Director Plan and, subject to shareholder approval of the Amended Plan, received options for 12,500 shares on October 16, 1995, as did Messrs. Borsari, Kuppinger and Simon. Having a pre-determined formula in the Amended Plan allows non-employee directors to administer BRE's 1992 Employee Stock Plan ("Employee Plan") without causing the loss for certain participants in the Employee Plan of the exemption provided by SEC Rule 16b-3.

    All options granted under the Amended Plan have exercise prices equal to the fair market value of the shares on the date of grant, which is defined in the Amended Plan as the closing sale price on the NYSE on the date of grant. Such price on October 16, 1995 was $33.25 per share. Options granted under the Amended Plan have a term of ten years and become exercisable as to one-twelfth of the shares per month, so that the options are fully vested by the first anniversary of the date of grant. Once vested, the options remain exercisable after termination of director status for the duration of the ten-year option term. The options are not transferable in any manner other than by will or the laws of descent and distribution or, in the BRE Compensation Committee's discretion, as permitted from time to time by Rule 16b-3. Upon exercise, the purchase price for the shares is payable in full in cash.

ANNUAL INCENTIVE GRANTS

    In addition to the regular annual grants for 12,500 shares, the Amended Plan provides for a similar option for an additional 2,500 shares to be granted annually to each non-employee director if during the preceding fiscal year the increase in BRE's FFO per share placed BRE at or above the 80th percentile in this category for the ten largest publicly traded multifamily REITs.

STOCK OPTIONS IN LIEU OF DIRECTOR FEES

    The Amended Plan is designed to compensate the non-employee directors with stock options in lieu of annual retainer and meeting fees. The number of annual options (i.e., 12,500 shares) is based upon an estimated valuation of the options in comparison to the cash retainer of $10,000 and meeting fees of $1,000 in effect at the date of adoption of the Amended Plan. The BRE Board utilized primarily the Black-Scholes method in estimating this valuation. Valuation changes in future years would not, however, affect the number of options granted. Participation in the Plan does not preclude a non-employee director from receiving compensation for other services rendered to BRE.

SHARES AVAILABLE UNDER THE PLAN


    Up to 400,000 shares of BRE Common Stock are available for stock options under the Amended Plan, subject to anti-dilution adjustments, and not counting the options for an aggregate of 10,000 shares granted under the 1994 Director Plan in September 1994.


DURATION OF THE PLAN

    The Amended Plan expires October 1, 2005, although shares of BRE Common Stock can be issued after that date pursuant to options granted prior to that date.

ADMINISTRATION OF THE PLAN

    The Amended Plan provides that it will be administered by the Board of Directors or the Compensation Committee. Because of the Plan's automatic formula provisions, administration does not involve decisions with regard to the granting of stock options. However, the Board or the Compensation Committee is authorized to do all things necessary or desirable in connection with the administration of the Plan, including adopting rules and regulations relating to the Plan, interpreting the Plan and the terms and conditions of any option granted under the Plan, and determining the appropriate adjustments under the anti-dilution provisions of the Plan.

AMENDMENT AND TERMINATION

    The Board of Directors may amend or terminate the Plan at any time, except that no such amendment can deprive the recipient of an option previously granted under the Plan or of his or her rights with respect to such option. In addition, the Plan cannot be amended more than once every six months except to the extent permitted by Rule 16b-3, and no amendment of the Plan may become effective without the approval of the shareholders of BRE if such approval is required by Rule 16b-3.

FEDERAL INCOME TAX CONSEQUENCES

    Options granted under the Amended Plan are subject to the federal income tax consequences applicable to non-qualified stock options. In brief, although the grant of non-qualified stock options is not generally taxable to the optionee, upon exercise the optionee will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price, and BRE will be entitled to a tax deduction in the same amount. The amount included in an individual's income as a result of the exercise of a non-qualified option will be treated as his or her basis in the shares acquired, and any remaining gain or loss on the subsequent sale of the shares will be treated as long-term of short-term capital gain or loss, as the case may be.

ACCOUNTING CONSEQUENCES


    Under generally accepted accounting principles, there would be no accounting charges incurred by BRE with respect to options granted under the Amended Plan. However, under the newly adopted Financial Accounting Standard 123 there will be footnote disclosure in future financial statements relating to the assumed value of the options granted.


OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS UNDER THE PLAN

    The following table shows the options granted under the Amended Plan on October 16, 1995, subject to approval of the Plan by the shareholders at the BRE Annual Meeting. In accordance with the Plan, additional options for 12,500 shares will be awarded to each non-employee director annually; and, as discussed above, the non-employee directors may become entitled to options for an additional 2,500 shares annually.

                                                                             NUMBER
NAME                                                                        OF SHARES
-------------------------------------------------------------------------  -----------

NON-EMPLOYEE DIRECTORS

  C. Preston Butcher                                                           12,500
  L. Michael Foley                                                             12,500
  John McMahan                                                                 12,500
  Malcolm R. Riley                                                             12,500

NON-EMPLOYEE DIRECTORS OF RCT
(these grants are subject to the optionees becoming directors of BRE pursuant to the Merger Agreement)

  Gregory M. Simon                                                             12,500
  Roger P. Kuppinger                                                           12,500
  William E. Borsari                                                           12,500

VOTE REQUIRED FOR APPROVAL; RECOMMENDATION OF BOARD OF DIRECTORS

    The approval of a majority of the BRE shares present and voting is required to approve the Plan. See also "BRE Annual Meeting -- Record Date; Voting Rights; Proxies." The BRE Board of Directors has unanimously approved the BRE Amended and Restated Non-Employee Director Stock Option Plan and unanimously recommends that shareholders vote FOR the Amended Plan. If the Amended Plan is not approved by the BRE shareholders, the 1994 Director Stock Plan will remain in effect and, pursuant to that Plan, the four non-employee directors who received options for 2,500 shares each on September 26, 1994, would receive options for an additional 2,500 shares on September 26, 1995 at $32.625 per share (the closing NYSE sale price on that date), plus annual retainers and per meeting fees as described in "Election of BRE Directors -- Board and Committee Meetings; Compensation of Directors."

            RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS OF BRE
                             (BRE PROXY ITEM NO. 6)

    Ernst & Young LLP, independent auditors, provided auditing services to BRE during the fiscal year ended July 31, 1995. The directors have selected Ernst & Young to audit the financial statements of BRE for the ensuing fiscal year and recommend to the shareholders that such selection be ratified. The affirmative vote of a majority of the shares represented at the BRE Annual Meeting and voted with respect to this proposal, if a quorum is present, is sufficient to ratify such selection. Representatives of Ernst & Young LLP will be present at the BRE Annual Meeting, with the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions. The Board of Directors unanimously recommends a vote FOR this proposal. Ernst & Young LLP also audited the financial statements herein of RCT for the year ended December 31, 1994.

                                 OTHER BUSINESS

    It is not expected that any matters other than those described in this Proxy Statement will be brought before the BRE Annual Meeting or the RCT Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the BRE proxy and RCT proxy to vote the proxy in accordance with their best judgment.

                                 LEGAL MATTERS

    Farella Braun & Martel of San Francisco, California, will pass upon certain legal matters in connection with the Merger for BRE, including the validity of the securities offered hereby. Certain legal matters in connection with the Merger will be passed upon for RCT by Troop Meisinger Steuber & Pasich, LLP of Los Angeles, California.

                                    EXPERTS


    The financial statements of BRE appearing in BRE's Annual Report for the year ended July 31, 1995, and the financial statements of RCT appearing in RCT's Annual Report for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                          PRINCIPAL SHAREHOLDER OF BRE

    The following table indicates the only person known by BRE to be the beneficial owner of more than 5% of the outstanding shares of BRE Common Stock as of the BRE Record Date and the percentage of all outstanding shares of Common Stock that such shares represented at that date, based on information furnished by such holder or contained in filings made with the Securities and Exchange Commission.

                                                                 NUMBER OF SHARES   PERCENTAGE
NAME AND ADDRESS                                                 OF COMMON STOCK     OF SHARES
---------------------------------------------------------------  ----------------  -------------

State Farm Insurance Companies                                        2,409,479         22%
One State Farm Plaza
Bloomington, Illinois 61701

                             SHAREHOLDER PROPOSALS


    Any BRE shareholder who wishes to submit a proposal for presentation at BRE's 1996 Annual Meeting of Shareholders must submit the proposal to BRE Properties, Inc., One Montgomery Street, Suite 2500, Telesis Tower, San Francisco, CA 94104-5525, Attention: Secretary. Such proposal must be received not later than October 11, 1996 for inclusion, if appropriate, in BRE's proxy statement and form of proxy relating to its 1996 Annual Meeting.



    Any RCT shareholder who wishes to submit a proposal for presentation at RCT's 1996 Annual Meeting of Shareholders (which would be held only if the Merger has not been consummated prior to the date the meeting is to be held) must submit the proposal to Real Estate Investment Trust of California, 12011 San Vicente Boulevard, Suite 707, Los Angeles, California 90049-4949, Attention:
Secretary. Such proposal must be received not later than November 5, 1996, or such other date as may be stated in a subsequent proxy statement, for inclusion, if appropriate, in RCT's proxy statement and form of proxy relating to its 1996 Annual Meeting.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                             BRE PROPERTIES, INC.,
                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
                                      AND
                    REAL ESTATE INVESTMENT TRUST OF MARYLAND
                                OCTOBER 11, 1995

                               TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         -----
INDEX OF DEFINED TERMS..............................................................................................           v

RECITALS............................................................................................................           1

1.         THE MERGER...............................................................................................           1
                1.1.  The Merger....................................................................................           1
                1.2.  The Closing...................................................................................           1
                1.3.  Effective Time................................................................................           2
                1.4.  Articles of Incorporation, Bylaws and Other Charter Documents.................................           2
                1.5.  Directors and Officers........................................................................           2
                1.6.  Effect on Capital Stock.......................................................................           3
                1.7.  Exchange of Certificates......................................................................           5
                1.8.  Tax and Accounting Consequences...............................................................           7
                1.9.  Further Action................................................................................           8

2.         REPRESENTATIONS AND WARRANTIES OF COMPANY................................................................           8
                2.1.  Organization; Qualification; Authority........................................................           8
                2.2.  Organizational Documents......................................................................           8
                2.3.  Authorization, Validity and Effect of Agreements..............................................           8
                2.4.  Capitalization................................................................................           8
                2.5.  Subsidiaries..................................................................................           9
                2.6.  Other Interests...............................................................................           9
                2.7.  Compliance With Law; Permits; Absence of Business Impairment..................................          10
                2.8.  Non-Contravention.............................................................................          10
                2.9.  SEC Reports and Financial Statements..........................................................          10
               2.10.  Absence of Certain Changes....................................................................          11
               2.11.  Absence of Undisclosed Liabilities............................................................          11
               2.12.  Registration Statement; Joint Proxy Statement/Prospectus......................................          11
               2.13.  Regulatory Approvals..........................................................................          12
               2.14.  Litigation....................................................................................          12
               2.15.  Taxes.........................................................................................          12
               2.16.  REIT Qualification............................................................................          13
               2.17.  Books and Records.............................................................................          13
               2.18.  Properties and Mortgage Loans.................................................................          13
               2.19.  Leases........................................................................................          14
               2.20.  Options and Development Rights................................................................          15
               2.21.  Title to Properties...........................................................................          15
               2.22.  Title Insurance...............................................................................          15
               2.23.  Property Insurance............................................................................          16
               2.24.  Environmental Matters.........................................................................          16
               2.25.  Defects.......................................................................................          17
               2.26.  Condemnation..................................................................................          17
               2.27.  Taxes and Assessments on Properties...........................................................          17
               2.28.  Mortgages.....................................................................................          17
               2.29.  Employee Benefit Plans........................................................................          18
               2.30.  Labor Matters; Employees......................................................................          18
               2.31.  No Brokers....................................................................................          19
               2.32.  Parent Share Ownership........................................................................          19
               2.33.  Contracts and Commitments.....................................................................          19
               2.34.  Certain Agreements............................................................................          19
               2.35.  Related and Interested Party Transactions.....................................................          20

                                                                                                                         PAGE
                                                                                                                         -----
               2.36.  Full Disclosure...............................................................................          20
               2.37.  Opinion of Financial Advisor..................................................................          20
               2.38.  Certain Payments Resulting From Transactions..................................................          20
               2.39.  Ownership of REIT Sub; No Prior Activities....................................................          20

3.         REPRESENTATIONS AND WARRANTIES OF PARENT.................................................................          21
                3.1.  Organization; Qualification; Authority........................................................          21
                3.2.  Organizational Documents......................................................................          21
                3.3.  Authorization, Validity and Effect of Agreements..............................................          21
                3.4.  Capitalization................................................................................          21
                3.5.  Subsidiaries..................................................................................          22
                3.6.  Other Interests...............................................................................          22
                3.7.  Compliance With Law; Permits; Absence of Business Impairment..................................          23
                3.8.  Non-Contravention.............................................................................          23
                3.9.  SEC Documents and Financial Statements........................................................          23
               3.10.  Absence of Certain Changes....................................................................          24
               3.11.  Absence of Undisclosed Liabilities............................................................          24
               3.12.  Registration Statement; Proxy Statement/Prospectus............................................          24
               3.13.  Regulatory Approvals..........................................................................          24
               3.14.  Litigation....................................................................................          25
               3.15.  Taxes.........................................................................................          25
               3.16.  REIT Qualification............................................................................          25
               3.17.  Books and Records.............................................................................          25
               3.18.  Properties and Mortgage Loans.................................................................          26
               3.19.  Leases........................................................................................          27
               3.20.  Options and Development Rights................................................................          27
               3.21.  Title to Properties...........................................................................          27
               3.22.  Title Insurance...............................................................................          28
               3.23.  Property Insurance............................................................................          28
               3.24.  Environmental Matters.........................................................................          28
               3.25.  Defects.......................................................................................          29
               3.26.  Condemnation..................................................................................          29
               3.27.  Taxes and Assessments on Properties...........................................................          29
               3.28.  Mortgages.....................................................................................          29
               3.29.  Employee Benefit Plans........................................................................          30
               3.30.  Labor Matters; Employees......................................................................          30
               3.31.  No Brokers....................................................................................          31
               3.32.  Company Stock Ownership.......................................................................          31
               3.33.  Contracts and Commitments.....................................................................          31
               3.34.  Certain Agreements............................................................................          31
               3.35.  Related and Interested Party Transactions.....................................................          32
               3.36.  Full Disclosure...............................................................................          32
               3.37.  Opinion of Financial Advisor..................................................................          32
               3.38.  Certain Payments Resulting From Transactions..................................................          32
               3.39.  NYSE Listing..................................................................................          32
               3.40.  Ownership of Merger Sub; No Prior Activities..................................................          32

4.         CONDUCT OF BUSINESS PENDING THE MERGER...................................................................          33
                4.1.  No Solicitation...............................................................................          33
                4.2.  Conduct of Business by Company Pending the Merger.............................................          35
                4.3.  Conduct of Business by Parent Pending the Merger..............................................          37

5.         ADDITIONAL AGREEMENTS....................................................................................          39

                                                                                                                         PAGE
                                                                                                                         -----
                5.1.  Proxy Statement/Prospectus; Registration Statement............................................          39
                5.2.  Shareholders' Approval........................................................................          39
                5.3.  Access to Information and Properties; Confidentiality.........................................          40
                5.4.  Filings; Consents and Approvals...............................................................          40
                5.5.  Listing Application...........................................................................          40
                5.6.  Notification of Certain Matters...............................................................          40
                5.7.  Publicity.....................................................................................          41
                5.8.  Conveyance Taxes..............................................................................          41
                5.9.  Tax Treatment.................................................................................          41
               5.10.  Affiliates of Company.........................................................................          41
               5.11.  Indemnification...............................................................................          42
               5.12.  Employees.....................................................................................          42
               5.13.  Accountant's Letters..........................................................................          42
               5.14.  Continued Qualification as a Real Estate Investment Trust.....................................          42
               5.15.  Continuing Exchange of Information............................................................          42
               5.16.  Termination or Modification of Certain Agreements.............................................          42
               5.17.  Stock Options.................................................................................          43
               5.18.  Dividends.....................................................................................          43
               5.19.  Standstill....................................................................................          43
               5.20.  Transaction Restructure.......................................................................          44

6.         CONDITIONS TO THE MERGER.................................................................................          44
                6.1.  Conditions to Each Party's Obligation to Effect the Merger....................................          44
                6.2.  Additional Conditions to Obligations of Company to Effect the Merger..........................          45
                6.3.  Additional Conditions to Obligations of Parent to Effect the Merger...........................          46

7.         TERMINATION..............................................................................................          46
                7.1.  Termination...................................................................................          46
                7.2.  Effect of Termination.........................................................................          48
                7.3.  Fees and Expenses.............................................................................          48
                7.4.  Extension; Waiver.............................................................................          49

8.         GENERAL PROVISIONS.......................................................................................          50
                8.1.  Certain Definitions...........................................................................          50
                8.2.  Nonsurvival of Representations and Warranties.................................................          50
                8.3.  Notices.......................................................................................          51
                8.4.  Assignment; Binding Effect; Benefit...........................................................          51
                8.5.  Entire Agreement..............................................................................          52
                8.6.  Amendment.....................................................................................          52
                8.7.  Governing Law.................................................................................          52
                8.8.  Counterparts..................................................................................          52
                8.9.  Headings......................................................................................          52
               8.10.  Interpretation................................................................................          52
               8.11.  Waivers.......................................................................................          52
               8.12.  Severability..................................................................................          53
               8.13.  Enforcement of Agreement......................................................................          53
               8.14.  Non-Recourse..................................................................................          53

                             INDEX OF DEFINED TERMS


                                                                                                                PAGE
                                                                                                                -----
Acceptable Proposal........................................................................................          34
Acquisition Proposal.......................................................................................          33
affiliate..................................................................................................           6
Affiliate Agreement........................................................................................          41
Agreement..................................................................................................           1
Ancillary Agreements.......................................................................................           8
Average Price..............................................................................................          48
business day...............................................................................................          50
California Courts..........................................................................................          52
Certificate................................................................................................           5
CGCL.......................................................................................................           2
Closing....................................................................................................           1
Closing Date...............................................................................................           2
Code.......................................................................................................           1
Company....................................................................................................           1
Company's Financial Advisor................................................................................          19
Company's Termination Expense..............................................................................          48
Company Benefit Plans......................................................................................          18
Company Certificate........................................................................................           3
Company Disclosure Letter..................................................................................           8
Company Employee Arrangements..............................................................................          20
Company Financial Statements...............................................................................          11
Company Merger.............................................................................................           1
Company Mortgage Loans.....................................................................................          14
Company Mortgages..........................................................................................          17
Company Permitted Encumbrances.............................................................................          15
Company Properties.........................................................................................          13
Company Reports............................................................................................          10
Company Shares.............................................................................................           3
Company Stock Option.......................................................................................           4
Company Stock Option Plan..................................................................................           4
Confidentiality Agreement..................................................................................          40
control....................................................................................................          50
controlled by..............................................................................................          50
Cut Off Date...............................................................................................          48
DGCL.......................................................................................................           1
Effective Time.............................................................................................           2
Entity Agreements..........................................................................................           9
Environmental Law..........................................................................................          16
ERISA......................................................................................................          18
Exchange Act...............................................................................................          10
Exchange Agent.............................................................................................           5
Exchange Fund..............................................................................................           5
Exchange Ratio.............................................................................................           3
GAAP.......................................................................................................          11
Hazardous Materials........................................................................................          16
HSR Act....................................................................................................          12
IRS........................................................................................................          12
knowledge..................................................................................................          50
Liens......................................................................................................          15
Material Adverse Effect....................................................................................          50

                                                                                                                PAGE
                                                                                                                -----
Material Company Lease.....................................................................................          14
Material Parent Lease......................................................................................          27
Merger.....................................................................................................           1
Merger Consideration.......................................................................................           6
Merger Filings.............................................................................................           2
Merger Sub.................................................................................................           1
MGCL.......................................................................................................           1
NYSE.......................................................................................................           5
Parent.....................................................................................................           1
Parent's Financial Advisor.................................................................................          31
Parent's Termination Expenses..............................................................................          48
Parent Benefit Plans.......................................................................................          30
Parent Certificate.........................................................................................           4
Parent Common Stock........................................................................................           3
Parent Disclosure Letter...................................................................................          21
Parent Employee Arrangements...............................................................................          32
Parent Financial Statements................................................................................          24
Parent Merger..............................................................................................           1
Parent Mortgage Loans......................................................................................          26
Parent Mortgages...........................................................................................          29
Parent Permitted Encumbrances..............................................................................          27
Parent Properties..........................................................................................          26
Parent Reports.............................................................................................          23
Parent Stock Option........................................................................................           4
Parent Stock Option Plans..................................................................................           4
Permitted Income...........................................................................................          49
person.....................................................................................................          50
Proxy Statement/Prospectus.................................................................................          11
Qualifying Income..........................................................................................          49
Registration Statement.....................................................................................          11
Regulatory Filings.........................................................................................          12
Reincorporation Merger.....................................................................................           1
REIT.......................................................................................................          13
REIT Sub...................................................................................................           1
REIT Sub Designees.........................................................................................           2
REIT Sub Shares............................................................................................           3
Restrictions...............................................................................................          15
Rights Agreement...........................................................................................          42
Rule 145 Affiliate.........................................................................................          41
SEC........................................................................................................          10
Securities Act.............................................................................................           6
Securities Laws............................................................................................          10
Shareholders Meetings......................................................................................          11
subsidiary.................................................................................................          50
Subsidiary Documents.......................................................................................           8
Superior Proposal..........................................................................................          34
Surviving Corporation......................................................................................           1
Surviving Corporation Common Stock.........................................................................           3
Tax Return.................................................................................................          13
Taxes......................................................................................................          13
trading day................................................................................................           5
under common control with..................................................................................          50

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 11, 1995, among BRE Properties, Inc., a Delaware corporation ("Parent"), for itself and on behalf of a Maryland corporation to be formed as a wholly-owned subsidiary of Parent ("Merger Sub"), Real Estate Investment Trust of California, a California real estate investment trust ("Company"), and Real Estate Investment Trust of Maryland, a Maryland business trust and a wholly owned subsidiary of Company ("REIT Sub"), with reference to the following:

                                    RECITALS

    A. The Boards of Directors or Trustees of Parent, Company and REIT Sub each has determined that a business combination among Parent, Merger Sub, Company and REIT Sub is in the best interests of their respective companies and shareholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly the parties have agreed to effect the three mergers provided for herein (collectively, the "Merger") upon the terms and subject to the conditions set forth herein.

    B. For federal income tax purposes, it is intended that the Merger shall qualify as a series of separate tax-free reorganizations within the meaning of
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a purchase.

    C. Parent (for itself and on behalf of Merger Sub), Company and REIT Sub desire to make certain representations, warranties and agreements in connection with the Merger.

    NOW,   THEREFORE,   in  consideration   of   the  foregoing,   and   of  the
representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

1.  THE MERGER

    1.1  THE MERGER

    The Merger will consist of three, sequential mergers. On the terms and subject to the conditions of this Agreement, Company shall first be merged with and into REIT Sub, the separate existence of Company shall thereupon cease, and REIT Sub shall continue as the surviving entity (this merger between Company and REIT Sub is referred to herein as the "Company Merger"). Thereafter, REIT Sub shall be merged with and into Parent in accordance with this Agreement, the separate existence of REIT Sub shall thereupon cease, and Parent shall continue as the surviving corporation (this merger between REIT Sub and Parent is referred to herein as the "Parent Merger"). Thereafter, Parent shall be merged with and into Merger Sub, the separate corporate existence of Parent shall thereupon cease, and Merger Sub shall continue as the surviving corporation (this merger between Parent and Merger Sub is referred to herein as the "Reincorporation Merger"). Merger Sub, as the surviving corporation after the Reincorporation Merger, is hereinafter sometimes referred to as the "Surviving Corporation". The Company Merger shall have the effects specified in Section 8-501.1 of the Maryland General Corporation Law (the "MGCL"), the Parent Merger shall have the effects specified in Section 8-501.1 of the MGCL and Section 259 of the Delaware General Corporation Law (the "DGCL"), and the Reincorporation Merger shall have the effects specified in Section 3-114 of the MGCL and Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (as defined in Section 1.3), and as the result of the sequential mergers, all the property, rights, privileges, powers and franchises of Parent, Merger Sub, Company and REIT Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent, Merger Sub, Company and REIT Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.2  THE CLOSING

    On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Farella Braun & Martel, 235 Montgomery Street, 30th Floor, San Francisco, California 94104 at 9:00 a.m., local time, as promptly as practicable (and in any event within two business days) following the day on which the last to be fulfilled or waived of the conditions set forth in Section 6 shall be fulfilled or waived or (b) at such other time, date or place as Parent and Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

    1.3  EFFECTIVE TIME

    If all the conditions to the Merger set forth in Section 6 shall have been fulfilled or waived and this Agreement shall not have been terminated as provided in Section 7, the parties shall cause an agreement or certificate of merger meeting the requirements of applicable law to be properly executed, verified and delivered for filing in accordance with the applicable requirements of the MGCL and the DGCL on the Closing Date (the "Merger Filings"). The Merger shall become effective (i) upon the last to occur of (A) the acceptance for record of the agreement or certificate of merger by the State Department of Assessments and Taxation of Maryland in accordance with the MGCL, (B) the filing of the agreement or certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL, and (C) the filing of an agreement or certificate of merger with the Secretary of State of the State of California and with the recorder's office of the county of Ventura in accordance with the California General Corporation Law (the "CGCL"), or (ii) at such later time which the parties shall have agreed upon and designated in such filings in accordance with applicable law as the effective time of the Merger (the "Effective Time").

    1.4  ARTICLES OF INCORPORATION, BYLAWS AND OTHER CHARTER DOCUMENTS

    (a)The Declaration of Trust and Bylaws of REIT Sub in effect immediately prior to the Company Merger shall be the Declaration of Trust and Bylaws of REIT Sub upon such merger.

    (b) The Articles of Incorporation and Bylaws of Parent in effect immediately prior to the Parent Merger shall be the Articles of Incorporation and Bylaws of Parent upon such merger.

    (c) The Articles of Incorporation of Merger Sub in effect immediately prior to the Reincorporation Merger shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law; provided that, as of the Effective Time, Article I of the such Articles shall be amended to read in its entirety as follows: "The name of the corporation is BRE Properties, Inc."

    (d)  The  Bylaws  of  Merger  Sub   in  effect  immediately  prior  to   the
Reincorporation Merger shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

    1.5  DIRECTORS AND OFFICERS

    (a)The trustees and officers of REIT Sub in office immediately prior to the Company Merger shall continue as the trustees and officers of REIT Sub upon such merger.

    (b) The directors of Parent immediately following the Parent Merger shall be the following:

           NAME             CLASSIFICATION
--------------------------  ------------
Arthur G. von Thaden        Class I
Malcolm R. Riley            Class I
Roger Kuppinger             Class I
John McMahan                Class II
L. Michael Foley            Class II
William Borsari             Class II
C. Preston Butcher          Class III
Frank C. McDowell           Class III
Gregory Simon               Class III

Messrs. Borsari, Kuppinger and Simon are referred to herein, collectively, as the "REIT Sub Designees."

    (c) The officers of Parent immediately following the Parent Merger shall be the following:

           NAME                                      TITLE
--------------------------  --------------------------------------------------------
Frank C. McDowell           Chief Executive Officer
Jay W. Pauly                Senior Executive Vice President and Chief Operating
                             Officer
Byron M. Fox                Executive Vice President, Acquisitions
LeRoy E. Carlson            Executive Vice President and Chief Financial Officer
Howard E. Mason, Jr.        Senior Vice President, Finance
John H. Nunn                Senior Vice President, Property Management
Ronald P. Wargo             Senior Vice President
Ellen G. Breslauer          Secretary and Treasurer

    (d) The directors and officers of Parent in office immediately prior to the Reincorporation Merger shall serve as the directors and officers of Merger Sub upon such merger.

    1.6  EFFECT ON CAPITAL STOCK

    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company, REIT Sub or the holders of any of the following securities, the following shall occur:

    (a)  CONVERSION OF SECURITIES

        (i) Each share of beneficial interest of Company (the "Company Shares") issued and outstanding immediately prior to the Company Merger shall be converted, as the result of the Company Merger, into the right to receive
    1.0 share of beneficial interest of REIT Sub (the "REIT Sub Shares"). Thereupon, all such Company Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares (or, with respect to uncertificated Company Shares issued and outstanding immediately prior to the Company Merger, evidence of ownership of such uncertificated Company Shares) shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive, without interest, the Merger Consideration (as defined in Section 1.7(b)) in such person's capacity as a holder of shares of Parent Common Stock (and interim holder of REIT Sub Shares) pursuant to Subsections 1.6(a)(ii) and (iii) below.

        (ii) Each REIT Sub Share issued and outstanding immediately after the Company Merger and immediately prior to the Parent Merger (after giving full effect to the conversion described in Subsection 1.6(a)(i) above) shall be converted, as the result of the Parent Merger, into the right to receive
    0.57 share (the "Exchange Ratio") of Parent Common Stock. Thereupon, all such REIT Sub Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Shares converted in the Company Merger into the right to receive REIT Sub Shares (or, with respect to uncertificated Company Shares issued and outstanding immediately prior to the Effective Time and converted in the Company Merger into the right to receive REIT Sub Shares, evidence of ownership of such uncertificated Company Shares) (such certificate or other evidence of ownership being referred to herein as a "Company Certificate") shall thereafter cease to have any rights with respect to such REIT Sub Shares, except the right to receive, without interest, the Merger Consideration (as defined in Section 1.7(b)) upon surrender of such Certificate.

       (iii) Each share of the Class A Common Stock, $0.01 par value per share, of Parent (the "Parent Common Stock") issued and outstanding immediately after the Parent Merger and immediately prior to the Reincorporation Merger (after giving full effect to the conversion described in Subsection 1.6(a)(ii) above) shall be converted, as the result of the Reincorporation Merger, into the right to receive 1.0 of the Class A Common Stock, $0.01 par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). Thereupon, all such shares of Parent Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares (or, with respect to uncertificated shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time, evidence of ownership of such uncertificated shares) (such certificate or other evidence of ownership being referred to herein as a "Parent Certificate") shall thereafter cease to have any rights with respect to such shares of Parent Common Stock, except the right to receive, without interest, the Merger Consideration (as defined in Section 1.7(b)) upon surrender of such Parent Certificate.

    (b) CANCELLATION OF SECURITIES. Upon the Company Merger, each REIT Sub Share held in the treasury of REIT Sub and each REIT Sub Share, if any, owned by Company, Parent, Merger Sub or any direct or indirect subsidiary of Parent, Merger Sub or Company immediately prior to the Company Merger shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist. Upon the Parent Merger, each share of Parent Common Stock held in the treasury of Parent and each share of Parent Common Stock, if any, owned by Company or any direct or indirect subsidiary of Parent, Merger Sub or Company immediately prior to the Parent Merger shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist. Upon the Reincorporation Merger, each share of Surviving Corporation Common Stock owned by Parent immediately prior to the Reincorporation Merger shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

    (c)  STOCK OPTIONS AND OTHER STOCK RIGHTS

        (i) In connection with the Company Merger, each outstanding option, purchase right, subscription or other right, agreement or commitment of any character relating to any Company Shares (including, without limitation, options or rights that may be issued and outstanding under the Company Stock Option Plan, the Rights Agreement or the Company's Dividend Reinvestment and Stock Purchase Plan), whether vested or unvested, shall be deemed assumed by REIT Sub and deemed to constitute an option, purchase right, subscription or other right, agreement or commitment to acquire, on the same terms and conditions as were applicable thereto immediately prior to the Company Merger, the same number of REIT Sub Shares.

        (ii) In connection with the Parent Merger, each then outstanding option to purchase REIT Sub Shares (a "Company Stock Option") granted (as an option to purchase Company Shares) under the Company's 1991 Stock Option Plan (the "Company Stock Option Plan") and converted into an equivalent option to purchase REIT Sub Shares under subsection (i) above, whether vested or unvested, shall be deemed assumed by Parent, shall fully vest upon the Parent Merger and shall be deemed to constitute a fully vested and exercisable option to acquire, on the same terms and conditions (other than vesting) as were applicable under such Company Stock Option immediately prior to the Parent Merger, the number (rounded to the nearest whole number) of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Parent Merger had such holder exercised such option in full immediately prior to the Parent Merger, at a price per share equal to (x) the aggregate exercise price for REIT Sub Shares otherwise purchasable pursuant to such Company Stock Option, divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option.

       (iii) In  connection  with  the Reincorporation  Merger,  (A)  each  then outstanding option to purchase shares of Parent Common Stock (a "Parent Stock Option") granted under the Parent's 1984 Employee Stock Option Plan, the Parent's 1992 Employee Stock Option Plan and the Parent's Non-Employee Directors Plan (collectively, the "Parent Stock Option Plans"), as well as each then outstanding Parent Stock Option granted outside of the Parent Stock Option Plans, in each case whether vested or unvested, and (B) each Company Stock Option assumed by Parent and converted into an option to acquire Parent Common Stock pursuant to subsections (i) and

    (ii) above shall be deemed assumed by the Surviving Corporation and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option (other than vesting) and such Parent Stock Option immediately prior to the Reincorporation Merger, the same number of shares of Surviving Corporation Common Stock.

       (iv) The  Surviving  Corporation shall  take  the actions  set  forth  in
    Section 5.17 to effectuate further the assumption of the outstanding Parent Stock Options and the outstanding Company Stock Options.

    (d) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of Parent Common Stock, shares of Surviving Corporation Common Stock, Company Shares or REIT Sub Shares), reorganization, recapitalization or other like change with respect to shares of Parent Common Stock, shares of Surviving Corporation Common Stock, Company Shares or REIT Sub Shares occurring after the date hereof and prior to the Effective Time; PROVIDED that no such changes to the capital stock of Parent, Merger Sub, Company or REIT Sub shall be effected except in compliance with Sections 4.2 and 4.3.

    (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued on conversion of REIT Sub Shares in the Parent Merger, but in lieu thereof each holder of REIT Sub Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from the Surviving Corporation an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (x) such fraction, multiplied by (y) the average of the closing sales prices of shares of Parent Common Stock on the New York Stock Exchange (the "NYSE") (as reported by THE WALL STREET JOURNAL or, if not reported thereby, by another authoritative source) over the ten trading days immediately preceding the Closing Date. For the purposes of the preceding sentence and Section 7.1(j), a "trading day" means a day on which trading generally takes place on the NYSE and on which trading in shares of Parent Common Stock occurred.

    1.7  EXCHANGE OF CERTIFICATES

    (a) EXCHANGE AGENT AND EXCHANGE FUND. Prior to the Effective Time, Parent shall select an exchange agent, which shall be the Surviving Corporation's Transfer Agent or such other party designated prior to the Effective Time and reasonably satisfactory to Company (the "Exchange Agent"). As of the Effective Time, the Surviving Corporation shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Parent Common Stock, for exchange in accordance with this Section 1.7, certificates representing the shares of Surviving Corporation Common Stock (and the cash in lieu of fractional shares) to be issued and paid pursuant to this Section 1.7 in exchange for outstanding shares of Parent Common Stock (such certificates and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall include sufficient cash as is reasonably determined by the Surviving Corporation to be necessary to account for additional fractional shares as the result of shares which are held in depository, nominee or book entry form.

    (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of shares of Parent Common Stock, including those who became holders of record of Parent Common Stock as the result of the Company Merger and the Parent Merger,
(i) a letter of transmittal, which (A) shall specify that all certificates representing Company Shares shall be deemed to represent the number of shares of Parent Common Stock issuable with respect to such certificates as the result of the Company Merger and the Parent Merger, (B) shall specify that delivery shall be effected, and risk of loss and title to the shares of Parent Common Stock shall pass, only upon delivery of the Company Certificates or the Parent Certificates (collectively, the "Certificates" and each, a "Certificate"), as the case may be, to the Exchange Agent and (C) shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify, and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock and, in the case of Company Certificates, cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Surviving Corporation Common Stock to which such holder is entitled pursuant to the first sentence of Section 1.6(a)(ii) or
(iii), and (y) in the case of Company Certificates, a check representing the amount of cash in lieu of fractional shares, if any, to which such holder is entitled pursuant to Section 1.6(e) (such shares and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. Such holder will also be entitled to receive, at the time of such surrender, any unpaid dividends and distributions to which such holder is entitled pursuant to Section 1.7(e), together with any dividends to which such holder may be entitled as a result of the dividend payable pursuant to Section 5.18, after giving effect to any required withholding tax. All such dividends shall be payable in accordance with the directions of the holder of the Certificate. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of REIT Sub Shares or shares of Parent Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Section 1.7.

    (c) TRANSFERS OF OWNERSHIP. At the Effective Time (except as the result of delays that may be necessary to reflect the issuance of REIT Sub Shares pursuant to the Company Merger or shares of Parent Common Stock pursuant to the Parent Merger), the stock transfer books of Company, REIT Sub and Parent shall be closed, and there shall be no further registration of transfers of Company Shares, REIT Sub Shares or shares of Parent Common Stock thereafter on the records of Company, REIT Sub or Parent. In the event of a transfer of ownership of Company Shares, REIT Sub Shares or shares of Parent Common Stock which is not registered in the transfer records of Company, REIT Sub or Parent as of the Effective Time, shares of Surviving Corporation Common Stock and cash may be issued and paid in accordance with this Section 1.7 to such transferee if the Certificate representing such REIT Sub Shares (i.e., representing the Company Shares converted into REIT Sub Shares pursuant to the Company Merger) or such shares of Parent Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented REIT Sub Shares (i.e., represented the Company Shares converted into REIT Sub Shares pursuant to the Company Merger) or shares of Parent Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of (i) the number of whole shares of Surviving Corporation Common Stock into which such REIT Sub Shares or shares of Parent Common Stock shall have been converted, (ii) the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e), and (iii) the right to receive any unpaid dividends and distributions in accordance with
Section 1.7(e). If any certificate for shares of Surviving Corporation Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have (i) paid to the Surviving Corporation, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Surviving Corporation Common Stock in any name other than that of the registered holder of the Certificate surrendered, or (ii) established to the satisfaction of the Surviving Corporation, or any agent designated by it, that such taxes have been paid or are not payable.

    (d) AFFILIATES. Certificates surrendered for exchange by any person constituting an "affiliate" of Company for purposes of Rule 145(c) under the Securities Act of 1933 (the "Securities Act") shall not be exchanged until the Surviving Corporation has received a written agreement from such person as provided in Section 5.10.

    (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made with respect to shares of Surviving Corporation Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Surviving Corporation Common Stock such holder is entitled to receive until the holder shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the whole shares of Surviving Corporation Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore declared or made with respect to, but previously withheld from distribution to the record holder of, such whole shares of Surviving Corporation Common Stock.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Surviving Corporation Common Stock) that remains unclaimed by the former shareholders of Company, REIT Sub or Parent one year after the Effective Time shall be delivered to the Surviving Corporation. Any former shareholders of Company, REIT Sub or Parent who have not theretofore complied with this Section 1.7 shall thereafter have no rights with respect to the Exchange Fund, and thereafter may make requests for the issuance and payment of the Merger Consideration, without any interest thereon, only to the Surviving Corporation, which shall have the sole obligation thereafter to issue and pay the Merger Consideration in response to such requests, subject to compliance by such former shareholders of Company, REIT Sub or Parent with the terms and conditions of this Section 1.7.

    (g) NO LIABILITY. None of Company, Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of REIT Sub Shares, Company Shares or shares of Parent Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation, as the case may be, will issue and pay to such person, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled hereunder.

    (i) WITHHOLDING RIGHTS. The Surviving Corporation or the Exchange Agent, as the case may be, shall be entitled to deduct, and withhold from the Merger Consideration otherwise payable hereunder to any holder of REIT Sub Shares or shares of Parent Common Stock, such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the REIT Sub Shares or shares of Parent Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

    1.8  TAX AND ACCOUNTING CONSEQUENCES

    It is intended by the parties that each of the three sequential mergers constituting the Merger constitutes a tax-free reorganization within the meaning of Section 368(a)(1) of the Code. Specifically, the Company Merger and the Reincorporation Merger are intended to constitute "F" reorganizations pursuant to Section 368(a)(1)(F) of the Code. The Parent Merger is intended to constitute an "A" reorganization pursuant to Section 368(a)(1)(A) of the Code. With respect to each of the three sequential mergers constituting the Merger, the parties hereby adopt this Agreement as a separate

"plan   of  reorganization"  within  the  meaning  of  Sections  1.368-2(g)  and
1.368-3(a) of the United States Treasury Regulations. The parties also intend that the Parent Merger qualify for accounting treatment as a purchase.

    1.9  FURTHER ACTION

    The parties hereto will each take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right and title to and possession of all assets, property, rights, privileges, powers and franchises of Parent, Merger Sub, Company and REIT Sub, the parties hereto will take all such lawful and necessary action.

2.  REPRESENTATIONS AND WARRANTIES OF COMPANY

    Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Parent, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Letter"), Company and REIT Sub jointly and severally represent and warrant to Parent and Merger Sub as follows:

    2.1  ORGANIZATION; QUALIFICATION; AUTHORITY

    Company is an unincorporated business trust duly organized, validly existing and in good standing as a real estate investment trust under the provisions of
Section 23000 et seq. of the CGCL. Company is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Company has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

    2.2  ORGANIZATIONAL DOCUMENTS

    Company has heretofore furnished  to Parent complete  and correct copies  of
(i) its Declaration of Trust and Trustees' Regulations, each as amended to date, and (ii) the Articles of Incorporation and Bylaws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents"). Such Declaration of Trust and Trustees' Regulations of Company and all such Subsidiary Documents are in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its Declaration of Trust, Trustees' Regulations or Subsidiary Documents, except for violations which do not have a Material Adverse Effect.

    2.3  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS

    Each of Company and REIT Sub has the requisite trust power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other agreements and documents to be executed and delivered in connection with the transactions contemplated hereby (the "Ancillary Agreements") to which it is or will be a party. Subject only to the approval of this Agreement and the transactions contemplated hereby by (i) the holders of a majority of the outstanding Company Shares and (ii) the holders of a majority of the outstanding REIT Sub Shares, the consummation by Company and REIT Sub of this Agreement, the Ancillary Agreements to which they are parties and the transactions contemplated hereby has been duly authorized by all requisite trust action on the part of Company and REIT Sub. This Agreement constitutes, and the Ancillary Agreements to which either is a party (when duly executed and delivered) will constitute, the valid and legally binding obligations of Company and REIT Sub, enforceable against Company and REIT Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    2.4  CAPITALIZATION

    The authorized equity capital of Company consists of an unlimited number of Company Shares. As of the date hereof, (i) 9,357,736 Company Shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) no Company

Shares are held by subsidiaries of Company, and (iii) 335,000 Company Shares are reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plan. Except as set forth in the Company Disclosure Letter, as of the date hereof, (i) there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments of any character (including, without limitation, any employee stock option, restricted stock purchase, stock appreciation or similar plans) relating to the issued or unissued capital stock or other equity interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock or other equity interests of Company or any of its subsidiaries, (ii) there are no obligations, contingent or otherwise, of Company or any of its subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of Company or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity, other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business, (iii) there are no outstanding bonds, debentures, notes or other obligations of Company the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company shareholders on any matter, and (iv) there are no voting trusts, proxies or other agreements or understandings to which Company is a party or is bound with respect to the voting of any capital stock or other equity interests of Company or any of its subsidiaries. All Company Shares subject to issuance as described above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

    2.5  SUBSIDIARIES

    The Company Disclosure Letter sets forth a list of all of the Company's subsidiaries, together with the jurisdiction of organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Company or another subsidiary. Each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority under its organizational documents to own its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Each of the outstanding shares of capital stock of or other equity interest in each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Company free and clear of all material liens, pledges, security interests, claims or other encumbrances other than (i) liens imposed by local law which are not material, and (ii) restrictions on sale or transfer, if any, imposed by applicable federal or state securities laws or by any partnership, shareholders or similar agreement covering such shares or other equity interests.

    2.6  OTHER INTERESTS

    Except for interests in the Company subsidiaries, neither Company nor any of its subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than securities in publicly traded companies held for investment by Company and comprising less than five percent of the outstanding stock of such companies), except for the interests in other entities, if any, set forth in the Company Disclosure Letter. With respect to any such other interests, Company is a partner or shareholder in good standing, owns such interests free and clear of all material liens, pledges, security interests, claims, options or other encumbrances (other than (i) liens imposed by local law which are not material, and (ii) restrictions on sale or transfer, if any, imposed by applicable federal or state securities laws or by any partnership, shareholders or similar agreement covering such interests), and is not in breach of any material provision of any agreement, document or contract (collectively, "Entity Agreements") governing the Company's rights in or to the interests owned or held, all of which Entity Agreements are set forth in the Company Disclosure Letter, are unmodified as described therein, and are in full force and effect. To the Company's knowledge, (i) the other parties to such Entity Agreements are not in material breach of any of their respective obligations under such Entity Agreements, and (ii) if such other entities were subsidiaries of Company for purposes of this Agreement, there would be no material exceptions or material breaches to the representations and warranties made in the second sentence of Section 2.5 with respect to the Company's subsidiaries.

    2.7  COMPLIANCE WITH LAW; PERMITS; ABSENCE OF BUSINESS IMPAIRMENT

    To the Company's knowledge, (a) neither Company nor any of its subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Company or any of its subsidiaries or any of their respective properties or assets is subject, where such violation would have a Material Adverse Effect,
(b) Company and its subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect, and (c) there is no material agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries (other than orders or decrees which affect Parent, Company and other persons active in the real estate industry generally) which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted or as proposed to be conducted.

    2.8  NON-CONTRAVENTION

    Neither the execution and delivery by Company of this Agreement nor the consummation by Company of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the Declaration of Trust or Trustees' Regulations of Company, or the Subsidiary Documents of any of its subsidiaries, or any Entity Agreements to which it or any of its subsidiaries is a party; (ii) except as contemplated by
Section 1.6, result in a breach or violation of, a default under, the triggering of any payment or other material obligations pursuant to, the acceleration of vesting under, or any grant or award pursuant to any stock option, stock purchase, stock appreciation or similar plan of Company or any of its subsidiaries or of any Company Benefit Plan; or (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination (or a right of termination or cancellation) of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Company or its subsidiaries under, or result in being declared void, voidable or without further binding effect any of the terms, conditions or provisions of, any note, bond, mortgage, indenture or deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Company or any of its subsidiaries is a party, or by which Company or any of its subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect or which are contemplated to occur by the other provisions of this Agreement.

    2.9  SEC REPORTS AND FINANCIAL STATEMENTS

    (a)Company has filed with the United States Securities and Exchange Commission ("SEC") all forms, reports, registration statements, proxy statements and other documents (collectively, the "Company Reports") required to be filed by Company under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"), except failures to file, if any, which, individually or cumulatively, do not have a Material Adverse Effect. Company has delivered to Parent complete and accurate copies of all Company Reports (other than preliminary material) filed by Company with the SEC on or after December 31, 1990.

    As of their respective dates or, in the case of registration statements, as of their effective dates, all of the Company Reports, including all exhibits and schedules thereto and documents incorporated by reference therein, (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Company has filed with the SEC all documents and agreements which were required to be filed as exhibits to the Company Reports, except failures to file, if any, which, individually or cumulatively, do not have a Material Adverse Effect.

    (b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, any related notes and schedules thereto) included in or incorporated by reference into the Company Reports (collectively, the "Company Financial Statements") were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of Company and its subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods then ended, except that the unaudited interim financial statements were and are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount or effect.

    2.10  ABSENCE OF CERTAIN CHANGES

    Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, since December 31, 1994, Company and its subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions and dispositions of real estate properties and financing arrangements made in connection therewith) and there has not been (i) any Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Shares, except dividends of $0.355 per share declared on September 11, 1995 (and, when declared, the dividends permitted by Section 4.2(c) and required by Section 5.18), (iii) any material commitment, contractual obligation, borrowing, capital expenditure or other such transaction entered into by Company or any of its subsidiaries other than in the ordinary course of business and other than changes contemplated by this Agreement or arising out of the transactions contemplated hereby, or (iv) any material change in the Company's accounting principles, practices or methods.

    2.11  ABSENCE OF UNDISCLOSED LIABILITIES

    Except as and to the extent set forth or reflected in the Company Financial Statement at December 31, 1994, or as set forth in the unaudited balance sheets included in the Company Reports since that date, neither Company nor any of its subsidiaries has any obligations or liabilities of any kind or nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected, or reserved against, in a balance sheet of Company or any of its subsidiaries, or in the notes thereto, prepared in accordance with GAAP consistently applied, except liabilities arising in the ordinary course of business since December 31, 1994.

    2.12  REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS

    None of the information supplied by Company for inclusion or incorporation by reference in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Parent Merger and the shares of Surviving Corporation Common Stock to be issued in the Reincorporation Merger, and any amendments or supplements thereto (the "Registration Statement") or (b) the proxy or information statement to be distributed, together with the prospectus included in the Registration Statement, in connection with the respective meetings of the Company's and Parent's shareholders (the "Shareholders Meetings") to vote upon this Agreement and the transactions contemplated hereby, and any amendments or supplements thereto (the "Proxy

Statement/Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the time of the Shareholders Meetings, and in the case of the Proxy Statement/ Prospectus, at the time of the mailing thereof to shareholders and at the time of the Shareholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Laws, except that no representation is made by Company with respect to any information supplied by Parent or derived therefrom for inclusion therein.

    2.13  REGULATORY APPROVALS

    Except for (i) the Merger Filings pursuant to Section 1.3, (ii) the filings, if any, by Parent and Company that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (iii) the filing of the Registration Statement with the SEC under the Securities Laws and the declaration of the effectiveness thereof by the SEC, (iv) any required filings and approvals under applicable state securities and "blue sky" laws, and (v) any required filings with or approvals from applicable environmental authorities (the filings and approvals under clauses (i) through (v) being referred to herein, collectively, as the "Regulatory Filings"), neither the execution and delivery by Company of this Agreement nor the consummation by Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any domestic governmental or regulatory authority which, if not made or obtained, could have a Material Adverse Effect.

    2.14  LITIGATION

    Except as set forth in the Company Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Company or any of its subsidiaries is a party or by which any of their properties or assets are bound and (ii) no actions, suits or proceedings pending against Company or any of its subsidiaries or, to the Company's knowledge, threatened against Company or any of its subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that, in the case of clause (i) or (ii) above, if determined adversely to Company or such other parties, (x) would, individually, result in damages in excess of $1,000,000, or (y) would, individually or in the aggregate, have a Material Adverse Effect. Company has delivered to Parent or its counsel complete and correct copies of all correspondence prepared by its counsel for Company's auditors in connection with the last three completed audits of the Company's financial statements and any such correspondence since the date of the last such audit.

    2.15  TAXES

    Company and each of its subsidiaries (i) has timely filed all Tax Returns required to be filed by any of them for all periods ending prior to the Effective Time (or requests for extensions have been timely filed, all of which have been granted and have not expired) and all such returns are true and complete in all material respects, (ii) has paid all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it, and
(iii) has properly accrued all such Taxes for such periods subsequent to the periods covered by such returns. The Tax Returns of Company and each of its subsidiaries have not been examined by the appropriate taxing authority. Neither Company nor any of its subsidiaries has executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither Company nor any of its subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Tax Returns filed by Company and each of its subsidiaries and all communications relating thereto have been delivered to Parent or made available to representatives of Parent. All Taxes which the Company is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. As used in this Agreement, (a) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments and (b) the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

    2.16  REIT QUALIFICATION

    Company (i) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of the Code and has qualified as, and complied with all applicable laws, rules and regulations, including the Code, relating to, a REIT at all times since December 31, 1989, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1995, and
(iii) has not taken or omitted to take any action which could result in, and Company has no knowledge of, a challenge to its status as a REIT. Each of the Company's wholly-owned subsidiaries (including, without limitation, REIT Sub) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

    2.17  BOOKS AND RECORDS

    (a)The books of account and other financial records of Company and its subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Company Reports.

    (b) The minute books and other records of Company and its subsidiaries which have been made available to Parent accurately reflect in all material respects all material actions taken at all meetings, and all other material trust actions, of the shareholders, trustees, directors and Board committees of Company and its subsidiaries (other than discussions of, or actions taken by, the Board of Trustees or any of its committees with respect to the Merger).

    2.18  PROPERTIES AND MORTGAGE LOANS

    (a)The Company Disclosure Letter sets forth a list of all real property owned or held under lease by Company or any of its subsidiaries (the
"Company Properties") and, with respect to each Company Property held under lease by Company, sets forth the following information with respect to the lease(s) under which it is held:

        (i) the name of the lessor;

        (ii) the expiration date of the lease, and a brief description of any right the lessor has to terminate the lease prior to the expiration of the term other than due to a breach by Company;

       (iii) the amount (or method of determining the amount) of monthly rentals and any other payments due under the lease; and

       (iv) a statement whether the lease is gross, triple net or net, and the amount, if any, paid by Company with respect to taxes, utilities, maintenance and repair, and other such costs, assessments or "pass-throughs" with respect to the ownership or operation of the Company Property covered by the lease for the most recent annual period.

    (b) The Company Disclosure Letter sets forth a list of all loans made by Company or any of its subsidiaries which are secured by a mortgage, deed of trust, deed to secure debt or other similar recorded or recordable instrument encumbering real property (the "Company Mortgage Loans") and sets forth a complete and accurate description of the following:

        (i) the address of the real property encumbered by each Company Mortgage Loan;

        (ii) the name of the obligor, and any guarantor, of each Company Mortgage Loan;

       (iii) the priority of each Company Mortgage Loan and the identity (and relative priority) of any mortgage, deed of trust, deed to secure debt or other similar instrument that is either prior to or subordinate to each Company Mortgage Loan;

       (iv) the date each Company Mortgage Loan was made or funded and the date of any amendment or modification thereof;

        (v) the original principal amount of the debt secured by each Company Mortgage Loan, the current rate of interest thereunder, the required rate of principal amortization thereunder, and the current outstanding principal balance thereof (each calculated as of the most recent practicable date); and

       (vi) the maturity date of each Company Mortgage Loan, and whether any balloon payment will be due at the maturity thereof (and, if so, the amount of such balloon payment assuming minimum required payments of principal and interest are made through the maturity date).

    (c) Except as set forth in the Company Disclosure Letter or as may be contemplated by this Agreement and the transactions described herein, Company is not in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by Company, under any lease under which it holds any Company Property.

    (d) Except as set forth in the Company Disclosure Letter, all payments, installments and charges due and payable to Company and, to Company's knowledge, to any other person under each Company Mortgage Loan have been paid in full and, to the Company's knowledge, no obligor of any Company Mortgage Loan is in default thereunder nor does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by any obligor of any Company Mortgage Loan.

    2.19  LEASES

    (a)The Company Disclosure Letter sets forth a list of all Company Properties that are subject to or encumbered by any non-residential lease covering an area greater than 10,000 square feet (a "Material Company Lease") and, with respect to each such Material Company Lease, sets forth the following information:

        (i) the name of the lessee;

        (ii) the expiration date of the lease, and a brief description of any right the lessee has to terminate the lease prior to the expiration of the term other than due to a breach by Company;

       (iii) the amount (or method of determining the amount) of monthly rentals and any other payments due under the lease;

       (iv) a statement whether the lease is gross, triple net or net, and the amount, if any, paid by the lessee with respect to taxes, utilities, maintenance and repair, and other such costs, assessments or "pass-throughs" with respect to the ownership or operation of the Company Property covered by the lease for the most recent annual period; and

        (v) with respect to any Material Company Lease with a remaining term of less than 24 months, whether the lessee has notified Company in writing of any intention not to renew, or seek to renew, the lease.

    (b) Except as set forth in the Company Disclosure Letter, (i) all rental payments due under each Material Company Lease have been paid during the period January 1, 1995 through August 31, 1995, and (ii) to the Company's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Company Lease.

    2.20  OPTIONS AND DEVELOPMENT RIGHTS

    The Company Disclosure Letter sets forth a list of and describes all agreements providing Company or any of its subsidiaries with any options to purchase or rights to develop or construct any multifamily residential or other real estate properties. True and complete copies of all such agreements listed in the Company Disclosure Letter have previously been delivered or made available to Parent.

    2.21  TITLE TO PROPERTIES

    (a)Company and its subsidiaries own good and marketable title in fee simple to each of the Company Properties. The Company Properties are not subject to any liens, mortgages or deeds of trust, claims against title, security interests or other encumbrances on title (collectively, "Liens") or any rights of way, written agreements, laws, ordinances or regulations affecting building use or occupancy, or any reservations of an interest in title (collectively, "Restrictions"), except for (i) Liens and Restrictions set forth in the Company Disclosure Letter, (ii) Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the property, (iii) Liens and Restrictions disclosed on existing title reports or current surveys which have been delivered or made available to Parent and are listed in the Company Disclosure Letter, and (iv) mechanics', carriers', workmen's and repairmen's liens and other such Liens, Restrictions and limitations (A) which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Company and its subsidiaries and (B) which have arisen or been incurred only in the ordinary course of business (the Liens and Restrictions described in clauses
(i) through (iv) above being referred to herein, collectively, as the "Company Permitted Encumbrances"); PROVIDED, HOWEVER, that in no event will Company Permitted Encumbrances include any mortgages, deeds of trust, deeds to secure debt or other similar encumbrances for any indebtedness other than Company Mortgages.

    (b) Except as set forth in the Company Disclosure Letter, Company and its subsidiaries own good and marketable title to all items of personal property owned by them which are material to their business, free and clear of all liens, encumbrances, claims, security interests and defects, other than those which would not, individually or in the aggregate, have a Material Adverse Effect.

    2.22  TITLE INSURANCE

    (a)Except as set forth in the Company Disclosure Letter, an owner's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained and is in effect for each Company Property. Each owner's policy of title insurance (i) insures the fee simple ownership interest of Company, or its subsidiary which is the owner, in each Company Property, subject only to the Company Permitted Encumbrances and (ii) is in an amount at least equal to the purchase price thereof.

    (b) Except as set forth in the Company Disclosure Letter, a mortgagee's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained and is in effect for each Company Mortgage Loan. Each mortgagee's policy of title insurance (i) insures the mortgage interest of Company, or its subsidiary which holds the interest, in the real property encumbered by the Company Mortgage Loan (in the priority listed in the Company Disclosure Letter) and (ii) is in an amount at least equal to the debt of the obligor secured by the Company Mortgage Loan.

    2.23  PROPERTY INSURANCE

    Neither Company nor any of its subsidiaries has received any notice from any insurance carrier, any board of fire underwriters or any other board exercising similar functions of any noncompliance by Company or its subsidiaries with any fire, liability or other insurance policy, or requesting the performance of any repairs, alterations or other work, with respect to any Company Property.

    2.24  ENVIRONMENTAL MATTERS

    (a)Except as set forth in the Company Disclosure Letter, Company and each subsidiary is in substantial compliance with all applicable federal, state, and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings or charges thereunder or other governmental requirements (collectively, the "Environmental Laws" and, individually, "Environmental Law") relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources and the environment, including all laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemicals, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, industrial, hazardous or toxic materials or wastes, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, the "Hazardous Materials"), except to the extent that lack of substantial compliance by Company would not have a Material Adverse Effect.

    (b) Without regard to (i) any disclosures made in the Company Disclosure Letter (which, with respect to this subsection (b) only, have been provided for information purposes only and not as a qualification or limitation of the representation and warranty contained herein) or (ii) any other information about the matters set forth herein otherwise known to Parent or Merger Sub, neither Company nor any of its subsidiaries has authorized or conducted, nor has there been, any generation, transportation, storage, use, treatment, disposal, release or other handling of, or is there present, any Hazardous Material on, in, under or affecting the Company Properties or any properties previously owned by Company or any of its subsidiaries, other than the presence, generation, transportation, storage, use, treatment, disposal, release or other handling of amounts of Hazardous Materials that do not have a Material Adverse Effect.

    (c) Company and each subsidiary has obtained or procured, and is in substantial compliance with, all licenses, permits, registrations, and government authorizations necessary to operate the Company Properties under all applicable Environmental Laws, except to the extent failure to obtain, procure or comply therewith would not have a Material Adverse Effect.

    (d) Except as set forth in the Company Disclosure Letter, neither Company nor any subsidiary has received any written or oral notice from any governmental agency or entity or any other person and there is no pending or, to the Company's knowledge, threatened claim, litigation or any administrative agency proceeding that (i) alleges a violation of any Environmental Law(s) by Company or any subsidiary or, with respect to the Company Properties or any properties previously owned by Company or any of its subsidiaries, alleges that Company or any subsidiary is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, or any state superfund law, (ii) has resulted or could result in the attachment of an environmental lien on any of the Company Properties or any properties previously owned by Company or any of its subsidiaries, or (iii) alleges that Company or any subsidiary is liable for any contamination of the environment, contamination of any Company Property or any property previously owned by Company or any of its subsidiaries, damage to natural resources, property damage or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles or other legal standards.

    2.25  DEFECTS

    Except as set forth in the Company Disclosure Letter, (a) Company has no knowledge of any defects in the improvements located on any of the Company Properties including, without limitation, any material defect or material deficiency in the foundation, structural systems, seismic compliance or roof of any such improvements or the electrical, plumbing, heating, ventilating or air conditioning systems included within any such improvements, which are estimated to cost more than $500,000 with respect to any one Company Property or $1,000,000 with respect to all Company Properties combined, and (b) there are no material repairs or deferred maintenance required or scheduled to be made, or which a reasonably prudent owner with an adequate budget would be expected to make, to any of the Company Properties at any time during the next 24 months.

    2.26  CONDEMNATION

    Neither Company nor any of its subsidiaries has received any notice to the effect that (a) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas, which violation would have a materially adverse impact on the continued maintenance, operation or use of the affected Company Property.

    2.27  TAXES AND ASSESSMENTS ON PROPERTIES

    Except as set forth in the Company Disclosure Letter, (a) there are no material unpaid real estate property taxes or assessments due and payable against a Company Property, and (b) neither Company nor any of its subsidiaries has received any notice of assessment for public improvements with respect to or relating to a Company Property.

    2.28  MORTGAGES

    (a)The Company Disclosure Letter sets forth a list of all loans under which Company or any of its subsidiaries is an obligor or borrower, which are secured by a mortgage, deed of trust, deed to secure debt or other similar instrument encumbering any of the Company Properties or any part thereof (the "Company Mortgages") and sets forth a complete and accurate description of the following:

        (i) the Company Property encumbered by each Company Mortgage;

        (ii)  the  name  of the  obligor,  and  any guarantor,  of  each Company
    Mortgage;

       (iii) the priority of each Company Mortgage and the identity (and relative priority) of any mortgage, deed of trust, deed to secure debt or other similar instrument that is either prior to or subordinate to each Company Mortgage;

       (iv) the date of each Company Mortgage and of any amendment or modification thereof;

        (v) the original principal amount of the debt secured by each Company Mortgage, the current rate of interest thereunder, the required rate of principal amortization thereunder, and the current outstanding principal balance thereof;

       (vi) the maturity date of each Company Mortgage, and whether any balloon payment will be due at the maturity thereof (and, if so, the amount of such balloon payment assuming minimum required payments of principal and interest are made through the maturity date);

       (vii) the amount of the current monthly payment of interest, principal or other amounts due under each Company Mortgage and the amount of any other mandatory principal or other payments due thereunder prior to the maturity date of the debt secured thereby;

      (viii) any amount that has not been disbursed or advanced to Company by the holder of a Company Mortgage that such holder is obligated to disburse or advance;

       (ix) any premium or penalty payable in connection with the prepayment (full or partial) of the debt secured by each Company Mortgage; and

        (x) the amount of any escrow deposits or other deposits or payments held under each Company Mortgage by the holder thereof.

    (b) All payments, installments and charges due and payable under a Company Mortgage have been paid in full. Neither Company nor any of its subsidiaries has received any notice of default by Company or such subsidiary (which default has not previously been cured) from the holder of a Company Mortgage nor, to the Company's knowledge, does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by Company or any of its subsidiaries under a Company Mortgage. Except as set forth in the Company Disclosure Letter, the occurrence of any of the transactions contemplated by this Agreement will not require the consent or approval of the holder of a Company Mortgage and will not violate, conflict with or constitute a default by Company or any of its subsidiaries under a Company Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by Company.

    2.29  EMPLOYEE BENEFIT PLANS

    The Company Disclosure Letter sets forth a list of all plans and other arrangements involving direct or indirect compensation or benefits to officers, directors or consultants or providing employee benefits to employees of Company or its subsidiaries, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment or executive compensation agreements (collectively, the "Company Benefit Plans"). True and complete copies of the Company Benefit Plans have been made available to Parent. To the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by IRS to be so qualified. No Company Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. To the Company's knowledge, neither Company nor any Company Benefit Plan has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as set forth in the Company Disclosure Letter, to the Company's knowledge, each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the Company's knowledge, there are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. Neither Company nor any entity under "common control" with Company within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as may be required by law, Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and, except as set forth in the Company Disclosure Letter, Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

    2.30  LABOR MATTERS; EMPLOYEES

    Neither Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Company's knowledge, threatened against Company or any of its subsidiaries relating to their business which, if determined adversely to Company or the subsidiary, would have a Material Adverse Effect. To the

Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company or any of its subsidiaries.

    2.31  NO BROKERS

    Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Company has retained Prudential Securities Incorporated ("Company's Financial Advisor") as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof. Other than the foregoing arrangements, Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    2.32  PARENT SHARE OWNERSHIP

    Neither Company nor any of its subsidiaries owns any shares of Parent Common Stock or other securities convertible into any shares of Parent Common Stock.

    2.33  CONTRACTS AND COMMITMENTS

    The Company Disclosure Letter sets forth a list of all contracts, agreements, commitments and other instruments (whether oral or written, and including any and all amendments and modifications thereto) to which Company or any of its subsidiaries is a party that: (a) involve a receipt or an expenditure or require the performance of services or the delivery of goods to, by, through, on behalf of or for the benefit of Company or any of its subsidiaries, which receipt, expenditures, services or goods have a value in excess of $50,000 per year; or (b) are not terminable by Company or its subsidiary on notice of 30 days or less without penalty and without Company or its subsidiary being liable for damages; or (c) provide for employment of any person other than on an "at will" basis; or (d) involve an obligation for the performance of services or delivery of goods by Company or any of its subsidiaries that cannot, or in reasonable probability will not, be performed within 45 days subsequent to the date of this Agreement.

    2.34  CERTAIN AGREEMENTS

    (a)Except as set forth in the Company Disclosure Letter, neither Company nor any of its subsidiaries is a party to any oral or written (i) agreement with respect to the employment of any executive officer of Company or any of its subsidiaries, (ii) consulting or similar agreement with any present or former trustee, director or officer, or any entity controlled by any such person, which is not terminable by Company or its subsidiary on notice of 30 days or less without penalty and without Company or its subsidiary being liable for damages,
(iii) agreement with any executive officer of Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Company or any of its subsidiaries of the nature contemplated by this Agreement, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

    (b) Except as set forth in the Company Disclosure Letter, neither Company nor any of its subsidiaries is indebted for money borrowed, either directly or indirectly, from any of its trustees, directors or officers, or, to the Company's knowledge, any affiliate of any such person, in any amount whatsoever; nor are any of its trustees, directors or officers, or, to the Company's knowledge, any of their affiliates, indebted for money borrowed from Company or any of its subsidiaries; nor are there any transactions between Company or any of its subsidiaries and any of its trustees, directors or officers, or, to the Company's knowledge, any of their affiliates, not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the Company's or any of its subsidiaries' assets for personal benefit with or without adequate compensation.

    (c) The Company Disclosure Letter sets forth a list of all arrangements, agreements and contracts, if any, entered into by Company or any of its subsidiaries with any person who acquired Company Shares in a private placement.

    (d) True and complete copies of all documents listed in the Company Disclosure Letters pursuant to this Section have previously been delivered or made available to Parent.

    2.35  RELATED AND INTERESTED PARTY TRANSACTIONS

    Except as set forth in the Company Disclosure Letter or in the Company Reports, since the date of the Company's proxy statement dated March 7, 1995, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    2.36  FULL DISCLOSURE

    No statement contained in any certificate or schedule furnished or to be furnished by Company or any of its subsidiaries to Parent in, or pursuant to the provisions of, this Agreement, when taken together with all of the other information, documentation and schedules delivered in connection with or pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

    2.37  OPINION OF FINANCIAL ADVISOR

    Company has received the opinion of the Company's Financial Advisor to the effect that, as of the date hereof, the consideration to be received by the Company shareholders pursuant to the Merger is fair to them from a financial point of view.

    2.38  CERTAIN PAYMENTS RESULTING FROM TRANSACTIONS

    Except as set forth in the Company's Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Company Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of Company or any of its subsidiaries, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Company, Parent or the Surviving Corporation to amend or terminate any Company Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

    2.39  OWNERSHIP OF REIT SUB; NO PRIOR ACTIVITIES

    (a)REIT Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has no material assets or liabilities (other than the rights and obligations set forth in this Agreement).

    (b) As of the date hereof and the Effective Time, except for (i) obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, (ii) obligations or liabilities imposed by this Agreement and any other agreements or arrangements contemplated by this
Agreement,   and  (iii)  obligations  generally  imposed  by  statute,  rule  or regulation by any federal, state or local government agency upon Maryland business trusts which differ from those imposed upon California real estate investment trusts, REIT Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

3.  REPRESENTATIONS AND WARRANTIES OF PARENT

    Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Company, which shall refer to the relevant Sections of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub jointly and severally represent and warrant to Company and REIT Sub as follows:

    3.1  ORGANIZATION; QUALIFICATION; AUTHORITY

    Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Parent is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Parent has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

    3.2  ORGANIZATIONAL DOCUMENTS

    Parent has heretofore furnished  to Company complete  and correct copies  of
(i)  its Certificate of Incorporation  and Bylaws, each as  amended to date, and
(ii) the Subsidiary Documents of each of its subsidiaries. Such Certificate of Incorporation and Bylaws of Parent and all such Subsidiary Documents are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of Certificate of Incorporation, Bylaws or Subsidiary Documents, except for violations which do not have a Material Adverse Effect.

    3.3  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS

    Each of Parent and Merger Sub has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party. Subject only to the approval of this Agreement and the transactions contemplated hereby by (i) the holders of a majority of the shares of Parent Common Stock and (ii) the holders of a majority of the shares of Surviving Corporation Common Stock, the consummation by Parent and Merger Sub of this
Agreement,  the  Ancillary  Agreements  to  which  they  are  parties  and   the
transactions  contemplated  hereby has  been  duly authorized  by  all requisite corporate action on the part of Parent and Merger Sub. This Agreement constitutes, and the Ancillary Agreements to which either is a party (when duly executed and delivered) will constitute, the valid and legally binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    3.4  CAPITALIZATION

    (a)The authorized equity capital of Parent consists of 50,000,000 shares of Parent Common Stock. As of the date hereof, (i) 10,970,865 shares of
Parent Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) no shares of Parent Common Stock are held by subsidiaries of Parent, and (iii) 404,100 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options granted under the Parent Stock Option Plans. Except as set forth in the Parent Disclosure Letter, as of the date hereof, (i) there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments of any character (including, without limitation, any employee stock option, restricted stock purchase, stock appreciation or similar plans) relating to the issued or unissued capital stock or other equity interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, transfer or sell any shares of capital stock or other equity interests of Parent or any of its subsidiaries, (ii) there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of Parent or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity, other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business, (iii) there are no outstanding bonds, debentures, notes or other obligations of Parent the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Parent shareholders on any matter, and (iv) there are no voting trusts, proxies or other agreements or understandings to which Parent is a party or is bound with respect to the voting of any capital stock or other equity interests of Parent or any of its subsidiaries. All shares of Parent Common Stock subject to issuance as described above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

    (b) The shares of Parent Common Stock to be issued pursuant to the Parent Merger and the shares of Surviving Corporation Common Stock to be issued pursuant to the Reincorporation Merger shall be duly authorized and, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, nonassessable, free from preemptive rights, registered under the Securities Laws, qualified (or exempt from qualification) under applicable state securities laws, and listed for trading on the NYSE.

    3.5  SUBSIDIARIES

    The Parent Disclosure Letter sets forth a true and complete list of all of the Parent's subsidiaries, together with the jurisdiction of organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Parent or another subsidiary. Each of the Parent's subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority under its organizational documents to own its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Each of the outstanding shares of capital stock of or other equity interest in each of the Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all material liens, pledges, security interests, claims or other encumbrances other than (i) liens imposed by local law which are not material, and (ii) restrictions on sale or transfer, if any, imposed by applicable federal or state securities laws or by any partnership, shareholders or similar agreement covering such shares or other equity interests.

    3.6  OTHER INTERESTS

    Except for interests in the Parent, neither Parent nor any of its subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than securities in publicly traded companies held for investment by Parent and comprising less than five percent of the outstanding stock of such companies), except for the interests in other entities, if any, set forth in the Parent Disclosure Letter. With respect to any such other interests, Parent is a partner or shareholder in good standing, owns such interests free and clear of all material liens, pledges, security interests, claims, options or other encumbrances (other than (i) liens imposed by local law which are not material, and (ii) restrictions on sale or transfer, if any, imposed by applicable federal or state securities laws or by any partnership, shareholders or similar agreement covering such interests), and is not in breach of any material provision of any Entity Agreement governing the Parent's rights in or to the interests owned or held, all of which Entity Agreements are set forth in the Parent Disclosure Letter, are unmodified as described therein, and are in full force and effect. To the Parent's knowledge, (i) the other parties to such Entity Agreements are not in material breach of any of their respective obligations under such Entity Agreements, and (ii) if such other entities were subsidiaries of Parent for purposes of this Agreement, there would be no material exceptions or material breaches to the representations and warranties made in the second sentence of Section 3.5 with respect to the Parent's subsidiaries.

    3.7  COMPLIANCE WITH LAW; PERMITS; ABSENCE OF BUSINESS IMPAIRMENT

    To the Parent's knowledge, (a) neither Parent nor any of its subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Parent or any of its subsidiaries or any of their respective properties or assets is subject, where such violation would have a Material Adverse Effect,
(b) Parent and its subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect, and (c) there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries (other than orders or decrees which affect Parent, Company and other persons active in the real estate industry generally) which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted.

    3.8  NON-CONTRAVENTION

    Neither the execution and delivery by Parent of this Agreement nor the consummation by Parent of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of Certificate of Incorporation or Bylaws of Parent, or the Subsidiary Documents of any of its subsidiaries, or any Entity Agreements to which it or any of its subsidiaries is a party; (ii) except as contemplated by
Section 1.6, result in a breach or violation of, a default under, the triggering of any payment or other material obligations pursuant to, the acceleration of vesting under, or any grant or award pursuant to any stock option, stock purchase, stock appreciation or similar plan of Parent or any of its subsidiaries or of any Parent Benefit Plan; or (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination (or a right of termination or cancellation) of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Parent or its subsidiaries under, or result in being declared void, voidable or without further binding effect any of the terms, conditions or provisions of, any note, bond, mortgage, indenture or deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of its subsidiaries is a party, or by which Parent or any of its subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect or which are contemplated to occur by the other provisions of this Agreement.


    3.9  SEC DOCUMENTS AND FINANCIAL STATEMENTS


    (a)Parent has filed with the SEC all forms, reports, registration statements, proxy statements and other documents (collectively, the
"Parent Reports") required to be filed by Parent under the Securities Laws, except failures to file, if any, which, individually or cumulatively, do not have a Material Adverse Effect. Parent has delivered to Company complete and accurate copies of all Parent Reports (other than preliminary material) filed by Parent with the SEC on or after December 31, 1990. As of their respective dates or, in the case of registration statements, as of their effective dates, all of the Parent Reports, including all exhibits and schedules thereto and documents incorporated by reference therein, (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent has filed with the SEC all documents and agreements which were required to be filed as exhibits to the Parent Reports, except failures to file, if any, which, individually or cumulatively, do not have a Material Adverse Effect.

    (b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, any related notes and schedules thereto) included in or incorporated by reference into the Parent Reports (collectively, the "Parent Financial Statements") were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of Parent and its subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods then ended, except that the unaudited interim financial statements were and are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount or effect.

    3.10  ABSENCE OF CERTAIN CHANGES

    Except as disclosed in the Parent Reports filed with the SEC prior to the date hereof, since July 31, 1994, Parent and its subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions and dispositions of real estate properties and financing arrangements made in connection therewith) and there has not been (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the shares of Parent Common Stock, except dividends of $0.60 per share declared on August 29, 1994 and November 22, 1994, and of $0.63 per share declared on February 28, 1995, May 22, 1995 and August 28, 1995 (and, when declared, the dividends permitted by Section 4.3(c) and required by Section 5.18), (iii) any material commitment, contractual obligation, borrowing, capital expenditure or other such transaction entered into by Parent or any of its subsidiaries other than in the ordinary course of business and other than changes contemplated by this Agreement or arising out of the transactions contemplated hereby, or (iv) any material change in the Parent's accounting principles, practices or methods.

    3.11  ABSENCE OF UNDISCLOSED LIABILITIES

    Except as and to the extent set forth or reflected in the Parent Financial Statement at July 31, 1994, or as set forth in the unaudited balance sheets included in the Parent Reports since that date, neither Parent nor any of its subsidiaries has any obligations or liabilities of any kind or nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected, or reserved against, in a balance sheet of Parent or any of its subsidiaries, or in the notes thereto, prepared in accordance with GAAP consistently applied, except liabilities arising in the ordinary course of business since July 31, 1994.

    3.12  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS

    None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus will, in the case of the Proxy Statement/ Prospectus, at the time of the mailing thereof to shareholders and at the time of the Shareholders Meetings and, in the case of the Registration Statement, at the time it becomes effective and at the time of the Shareholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/ Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Laws, except that no representation is made by Parent with respect to any information supplied by Company or derived therefrom for inclusion therein.

    3.13  REGULATORY APPROVALS

    Except for Regulatory Filings, neither the execution and delivery by Parent of this Agreement nor the consummation by Parent of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any domestic governmental or regulatory authority which, if not made or obtained, could have a Material Adverse Effect.

    3.14  LITIGATION

    Except as set forth in the Parent Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Parent or any of its subsidiaries is a party or by which any of their properties or assets are and (ii) no actions, suits or proceedings pending against Parent or any of its subsidiaries or, to the Parent's knowledge, threatened against Parent or any of its subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that, in the case of clause (i) or (ii) above, if determined adversely to Parent or such other parties, (x) would, individually, result in damages in excess of $1,000,000, or (y) would, individually or in the aggregate, have a Material Adverse Effect. Parent has delivered to Company or its counsel complete and correct copies of all correspondence prepared by its counsel for the Parent's auditors in connection with the last three completed audits of the Parent's financial statements and any such correspondence since the date of the last such audit.

    3.15  TAXES

    Parent and each of its subsidiaries (i) has timely filed all Tax Returns required to be filed by any of them for all periods ending prior to the Effective Time (or requests for extensions have been timely filed, all of which have been granted and have not expired) and all such returns are true and complete in all material respects, (ii) has paid all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it, and
(iii) has properly accrued all such Taxes for such periods subsequent to the periods covered by such returns. The Tax Returns of Parent and each of its subsidiaries have not been examined by the appropriate taxing authority. Neither Parent nor any of its subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither Parent nor any of its subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Tax Returns filed by Parent and each of its subsidiaries and all communications relating thereto have been delivered to Company or made available to representatives of Company. All Taxes which the Parent is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose.

    3.16  REIT QUALIFICATION

    Parent (i) has elected to be taxed as a REIT within the meaning of the Code and has qualified as, and complied with all applicable laws, rules and regulations, including the Code, relating to, a REIT at all times since December 31, 1989, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1995, and (iii) has not taken or omitted to take any action which could result in, and Parent has no knowledge of, a challenge to its status as a REIT. Each of the Parent's wholly-owned subsidiaries (including, without limitation, Merger Sub) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

    3.17  BOOKS AND RECORDS

    (a)The books of account and other financial records of Parent and its subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Parent Reports.

    (b) The minute books and other records of Parent and its subsidiaries which have been made available to Company accurately reflect in all material respects all material actions taken at all meetings, and all other material corporate actions, of the shareholders, directors and Board committees of Parent and its subsidiaries (other than discussions of, or actions taken by, the Board of Directors or any of its committees with respect to the Merger).

    3.18  PROPERTIES AND MORTGAGE LOANS

    (a)The Parent Disclosure Letter sets forth a list of all real property owned or held under lease by Parent or any of its subsidiaries (the "Parent
Properties") and, with respect to each Company Property held under lease by Company, sets forth the following information with respect to the lease(s) under which it is held:

        (i) the name of the lessor;

        (ii) the expiration date of the lease, and a brief description of any right the lessor has to terminate the lease prior to the expiration of the term other than due to a breach by Parent;

       (iii) the amount (or method of determining the amount) of monthly rentals and any other payments due under the lease; and

       (iv) a statement whether the lease is gross, triple net or net, and the amount, if any, paid by Parent with respect to taxes, utilities, maintenance and repair, and other such costs, assessments or "pass-throughs" with respect to the ownership or operation of the Parent Property covered by the lease for the most recent annual period.

    (b) The Parent Disclosure Letter sets forth a list of all loans made by Parent or any of its subsidiaries which are secured by a mortgage, deed of trust, deed to secure debt or other similar recorded or recordable instrument encumbering real property (the "Parent Mortgage Loans") and sets forth a complete and accurate description of the following:

        (i) the address of the real property encumbered by each Parent Mortgage Loan;

        (ii) the name of the obligor, and any guarantor, of each Parent Mortgage Loan;

       (iii) the priority of each Parent Mortgage Loan and the identity (and relative priority) of any mortgage, deed of trust, deed to secure debt or other similar instrument that is either prior to or subordinate to each Parent Mortgage Loan;

       (iv) the date each Parent Mortgage Loan was made or funded and the date of any amendment or modification thereof;

        (v) the original principal amount of the debt secured by each Parent Mortgage Loan, the current rate of interest thereunder, the required rate of principal amortization thereunder, and the current outstanding principal balance thereof (each calculated as of the most recent practicable date); and

       (vi) the maturity date of each Parent Mortgage Loan, and whether any balloon payment will be due at the maturity thereof (and, if so, the amount of such balloon payment assuming minimum required payments of principal and interest are made through the maturity date).

    (c) Except as set forth in the Parent Disclosure Letter or as may be contemplated by this Agreement and the transactions described herein, Parent is not in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by Parent, under any lease under which it holds any Parent Property.

    (d) Except as set forth in the Parent Disclosure Letter, all payments, installments and charges due and payable to Parent and, to Parent's knowledge, to any other person under each Parent Mortgage Loan have been paid in full and, to the Parent's knowledge, no obligor of any Parent Mortgage Loan is in default thereunder nor does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by any obligor of any Parent Mortgage Loan.

    3.19  LEASES

    (a)The Parent Disclosure Letter sets forth a list of all Parent Properties that are subject to or encumbered by any non-residential lease covering an area greater than 10,000 square feet (a "Material Parent Lease") and, with respect to each such Material Parent Lease, sets forth the following information:

        (i) the name of the lessee;

        (ii) the expiration date of the lease, and a brief description of any right the lessee has to terminate the lease prior to the expiration of the term other than due to a breach by Parent;

       (iii) the amount (or method of determining the amount) of monthly rentals and any other payments due under the lease;

       (iv) a statement whether the lease is gross, triple net or net, and the amount, if any, paid by the lessee with respect to taxes, utilities, maintenance and repair, and other such costs, assessments or "pass-throughs" with respect to the ownership or operation of the Parent Property covered by the lease for the most recent annual period; and

        (v) with respect to any Material Parent Lease with a remaining term of less than 24 months, whether the lessee has notified Parent in writing of any intention not to renew, or seek to renew, the lease.

    (b) Except as set forth in the Parent Disclosure Letter, (i) all rental payments due under each Material Parent Lease have been paid during the period January 1, 1995 through August 31, 1995, and (ii) to the Parent's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Parent Lease.

    3.20  OPTIONS AND DEVELOPMENT RIGHTS

    The Parent Disclosure Letter sets forth a list of and describes all agreements providing Parent or any of its subsidiaries with any options to purchase or rights to develop or construct any multifamily residential or other real estate properties. True and complete copies of all agreements listed in the Parent Disclosure Letter have previously been delivered or made available to Parent.

    3.21  TITLE TO PROPERTIES

    (a)Parent and its subsidiaries own good and marketable title in fee simple to each of the Parent Properties. The Parent Properties are not subject to any Liens or Restrictions, except for (i) Liens and Restrictions set forth in the Parent Disclosure Letter, (ii) Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the property, (iii) Liens and Restrictions disclosed on existing title reports or current surveys which have been delivered or made available to Company and are listed in the Parent Disclosure Letter, and (iv) mechanics', carriers', workmen's and repairmen's liens and other such Liens, Restrictions and limitations (A) which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Parent Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Parent and its subsidiaries and (B) which have arisen or been incurred only in the ordinary course of business (the Liens and Restrictions described in clauses
(i) through (iv) above being referred to herein, collectively, as the "Parent Permitted Encumbrances"); PROVIDED, HOWEVER, that in no event will Parent Permitted Encumbrances include any mortgages, deeds of trust, deeds to secure debt or other similar encumbrances for any indebtedness other than Parent Mortgages.

    (b) Except as set forth in the Parent Disclosure Letter, Parent and its subsidiaries own good and marketable title to all items of personal property owned by them which are material to their business, free and clear of all liens, encumbrances, claims, security interests and defects, other than those which would not, individually or in the aggregate, have a Material Adverse Effect.

    3.22  TITLE INSURANCE

    (a)Except as set forth in the Parent Disclosure Letter, an owner's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained and is in effect for each Parent Property. Each owner's policy of title insurance (i) insures the fee simple ownership interest of Parent, or its subsidiary which is the owner, in each Parent Property, subject only to the Parent Permitted Encumbrances and (ii) is in an amount at least equal to the purchase price thereof.

    (b) Except as set forth in the Parent Disclosure Letter, a mortgagee's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained and is in effect for each Parent Mortgage Loan. Each mortgagee's policy of title insurance (i) insures the mortgage interest of Parent, or its subsidiary which holds the interest, in the real property encumbered by the Parent Mortgage Loan (in the priority listed in the Parent Disclosure Letter) and (ii) is in an amount at least equal to the debt of the obligor secured by the Parent Mortgage Loan.

    3.23  PROPERTY INSURANCE

    Neither Parent nor any of its subsidiaries has received any notice from any insurance carrier, any board of fire underwriters or any other board exercising similar functions of any noncompliance by Parent or its subsidiaries with any fire, liability or other insurance policy, or requesting the performance of any repairs, alterations or other work, with respect to any Parent Property.

    3.24  ENVIRONMENTAL MATTERS

    (a)Except as set forth in the Parent Disclosure Letter, Parent and each subsidiary is in substantial compliance with all Environmental Laws relating to Hazardous Materials, except to the extent that lack of substantial compliance by Parent would not have a Material Adverse Effect.

    (b) Without regard to (i) any disclosures made in the Parent Disclosure Letter (which, with respect to this subsection (b) only, have been provided for information purposes only and not as a qualification or limitation of the representation and warranty contained herein) or (ii) any other information about the matters set forth herein otherwise known to Company or REIT Sub, neither Parent nor any of its subsidiaries has authorized or conducted, nor has there been, any generation, transportation, storage, use, treatment, disposal, release or other handling of, or is there present, any Hazardous Material on, in, under or affecting the Parent Properties or any properties previously owned by Parent or any of its subsidiaries, other than the presence, generation, transportation, storage, use, treatment, disposal, release or other handling of amounts of Hazardous Materials that do not have a Material Adverse Effect.

    (c) Parent and each subsidiary has obtained or procured, and is in substantial compliance with, all licenses, permits, registrations, and government authorizations necessary to operate the Parent Properties under all applicable Environmental Laws, except to the extent failure to obtain, procure or comply therewith would not have a Material Adverse Effect.

    (d) Except as set forth in the Parent Disclosure Letter, neither Parent nor any subsidiary has received any written or oral notice from any governmental agency or entity or any other person and there is no pending or, to the Parent's knowledge, threatened claim, litigation or any administrative agency proceeding that (i) alleges a violation of any Environmental Law(s) by Parent or any subsidiary or, with respect to the Parent Properties or any properties previously owned by Parent or any of its subsidiaries, alleges that Parent or any subsidiary is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, or any state superfund law, (ii) has resulted or could result in the attachment of an environmental lien on any of the Parent Properties or any properties previously owned by Parent or any of its subsidiaries, or (iii) alleges that Parent or any subsidiary is liable for any contamination of the environment, contamination of any Parent Property or any properties previously owned by Parent or any of its subsidiaries, damage to natural resources, property damage or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles or other legal standards.

    3.25  DEFECTS

    Except as set forth in the Parent Disclosure Letter, (a) Parent has no knowledge of any material defects in the improvements located on any of the Parent Properties including, without limitation, any material defect or material deficiency in the foundation, structural systems, seismic compliance or roof of any such improvements or the electrical, plumbing, heating, ventilating or air conditioning systems included within any such improvements, which are estimated to cost more than $500,000 with respect to any one Parent Property or $1,000,000 with respect to all Parent Properties combined, and (b) there are no material repairs or deferred maintenance required or scheduled to be made, or which a reasonably prudent owner with an adequate budget would be expected to make, to any of the Parent Properties at any time during the next 24 months.

    3.26  CONDEMNATION

    Neither Parent nor any of its subsidiaries has received any notice to the effect that (a) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Parent Properties or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Parent Properties or by the continued maintenance, operation or use of the parking areas, which violation would have a materially adverse impact on the continued maintenance, operation or use of the affected Parent Property.

    3.27  TAXES AND ASSESSMENTS ON PROPERTIES

    Except as set forth in the Parent Disclosure Letter, (a) there are no material unpaid real estate property taxes or assessments due and payable against a Parent Property, and (b) neither Parent nor any of its subsidiaries has received any notice of assessment for public improvements with respect to or relating to a Parent Property.

    3.28  MORTGAGES

    (a)The Parent Disclosure Letter sets forth a list of all loans under which Parent or any of its subsidiaries is an obligor or borrower, which are secured by a mortgage, deed of trust, deed to secure debt or other similar instrument encumbering any of the Parent Properties or any part thereof (the "Parent Mortgages") and sets forth a complete and accurate description of the following:

        (i) the Parent Property encumbered by each Parent Mortgage;

        (ii)  the  name  of  the  obligor, and  any  guarantor,  of  each Parent
    Mortgage;

       (iii) the priority of each Parent Mortgage and the identity (and relative priority) of any mortgage, deed of trust, deed to secure debt or other similar instrument that is either prior to or subordinate to each Parent Mortgage;

       (iv)  the  date  of  each  Parent  Mortgage  and  of  any  amendment   or
    modification thereof;

        (v) the original principal amount of the debt secured by each Parent Mortgage, the current rate of interest thereunder, the required rate of principal amortization thereunder, and the current outstanding principal balance thereof;

       (vi) the maturity date of each Parent Mortgage, and whether any balloon payment will be due at the maturity thereof (and, if so, the amount of such balloon payment assuming minimum required payments of principal and interest are made through the maturity date);

       (vii) the amount of the current monthly payment of interest, principal or other amounts due under each Parent Mortgage and the amount of any other mandatory principal or other payments due thereunder prior to the maturity date of the debt secured thereby;

      (viii) any amount that has not been disbursed or advanced to Parent by the holder of a Parent Mortgage that such holder is obligated to disburse or advance;

       (ix) any premium or penalty payable in connection with the prepayment (full or partial) of the debt secured by each Parent Mortgage; and

        (x) the amount of any escrow deposits or other deposits or payments held under each Parent Mortgage by the holder thereof.

    (b) All payments, installments and charges due and payable under a Parent Mortgage have been paid in full. Neither Parent nor any of its subsidiaries has received any notice of default by Parent or such subsidiary (which default has not previously been cured) from the holder of a Parent Mortgage nor, to the Parent's knowledge, does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by Parent or any of its subsidiaries under a Parent Mortgage. Except as set forth in the Parent Disclosure Letter, the occurrence of any of the transactions contemplated by this Agreement will not require the consent or approval of the holder of a Parent Mortgage and will not violate, conflict with or constitute a default by Parent or any of its subsidiaries under a Parent Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by Parent.

    3.29  EMPLOYEE BENEFIT PLANS

    The Parent Disclosure Letter sets forth a list of all plans and other arrangements involving direct or indirect compensation or benefits to officers, director or consultants or providing employee benefits to employees of Parent or its subsidiaries, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment or executive compensation agreements (collectively, the "Parent Benefit Plans"). True and complete copies of the Parent Benefit Plans have been made available to Parent. To the extent applicable, the Parent Benefit Plans comply, in all material respects, with the requirements ERISA and the Code, and any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Parent Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. To the Parent's knowledge, neither Parent nor any Parent Benefit Plan has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as set forth in the Parent Disclosure Letter, to the Parent's knowledge, each Parent Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the Parent's knowledge, there are no pending or anticipated claims against or otherwise involving any of the Parent Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. Neither Parent nor any entity under "common control" with Parent within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as may be required by law, Parent does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and, except as set forth in the Parent Disclosure Letter, Parent has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

    3.30  LABOR MATTERS; EMPLOYEES

    Neither Parent nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Parent's knowledge, threatened against Parent or any of its subsidiaries relating to their business which, if determined adversely to Parent or the subsidiary, would have a Material Adverse Effect. To the

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
Parent's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its subsidiaries.

    3.31  NO BROKERS

    Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Dean Witter Reynolds Inc. ("Parent's Financial Advisor") as its financial advisor, the arrangements with which have been disclosed in writing to Company prior to the date hereof. Other than the foregoing arrangements, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    3.32  COMPANY STOCK OWNERSHIP

    Neither Parent nor any of its subsidiaries owns any Company Shares or other securities convertible into Company Shares.

    3.33  CONTRACTS AND COMMITMENTS

    The Parent Disclosure Letter sets forth a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written, and including any and all amendments and modifications thereto) to which Parent or any of its subsidiaries is a party that: (a) involve a receipt or an expenditure or require the performance of services or the delivery of goods to, by, through, on behalf of or for the benefit of Parent or any of its subsidiaries, which receipt, expenditures, services or goods have a value in excess of $50,000 per year; or (b) are not terminable by Parent or its subsidiary on notice of 30 days or less without penalty and without Parent or its subsidiary being liable for damages; or (c) provide for employment of any person other than on an "at will" basis; or (d) involve an obligation for the performance of services or delivery of goods by Parent or any of its subsidiaries that cannot, or in reasonable probability will not, be performed within 45 days subsequent to the date of this Agreement.

    3.34  CERTAIN AGREEMENTS

    (a)Except as set forth in the Parent Disclosure Letter, neither Parent nor any of its subsidiaries is a party to any oral or written (i) agreement with respect to the employment of any executive officer of Parent or any of its subsidiaries, (ii) consulting or similar agreement with any present or former trustee, director or officer, or any entity controlled by any such person, which is not terminable by Parent or its subsidiary on notice of 30 days or less without penalty and without Parent or its subsidiary being liable for damages,
(iii) agreement with any executive officer of Parent or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent or any of its subsidiaries of the nature contemplated by this Agreement, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

    (b) Except as set forth in the Parent Disclosure Letter, neither Parent nor any of its subsidiaries is indebted for money borrowed, either directly or indirectly, from any of its trustees, directors or officers, or, to the Parent's knowledge, any affiliate of any such person, in any amount whatsoever; nor are any of its trustees, directors or officers, or, to the Parent's knowledge, any of their affiliates, indebted for money borrowed from Parent or any of its subsidiaries; nor are there any transactions between Parent or any of its subsidiaries and any of its trustees, directors or officers, or, to the

Parent's knowledge, any of their affiliates, not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the Parent's or any of its subsidiaries' assets for personal benefit with or without adequate compensation.

    (c) The Parent Disclosure Letter sets forth a list of all arrangements, agreements and contracts, if any, entered into by Parent or any of its subsidiaries with any person who acquired shares of Parent Common Stock in a private placement.

    (d) True and complete copies of all documents listed on the Parent Disclosure Letter pursuant to this Section have previously been delivered or made available to Parent.

    3.35  RELATED AND INTERESTED PARTY TRANSACTIONS

    Except as set forth in the Parent Disclosure Letter or in the Parent Reports, since the date of the Parent's proxy statement dated October 20, 1994, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    3.36  FULL DISCLOSURE

    No statement contained in any certificate or schedule furnished or to be furnished by Parent or any of its subsidiaries to Company in, or pursuant to the provisions of, this Agreement, when taken together with all of the other information, documentation and schedules delivered in connection with or pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

    3.37  OPINION OF FINANCIAL ADVISOR

    Parent has received the opinion of the Parent's Financial Advisor to the effect that, as of the date hereof, the consideration to be paid by Parent pursuant to the Merger is fair to Parent from a financial point of view.

    3.38  CERTAIN PAYMENTS RESULTING FROM TRANSACTIONS

    Except as set forth in the Parent's Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Parent Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Parent Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of Parent or any of its subsidiaries, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Parent or the Surviving Corporation to amend or terminate any Parent Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

    3.39  NYSE LISTING

    As of the Effective Time, the Surviving Corporation Common Stock to be issued pursuant to the Merger will be listed on the NYSE.

    3.40  OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES

    (a)Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, at the Effective Time, will have no material assets or liabilities (other than the rights and obligations set forth in this Agreement).

    (b) As of the Effective Time, except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, (ii) obligations or liabilities imposed by this Agreement and any other agreements or arrangements contemplated by this Agreement, and (iii) obligations generally imposed by statute, rule or regulation by any federal, state or local government agency upon Maryland corporations which differ from those imposed upon

Delaware corporations, Merger Sub will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

4.  CONDUCT OF BUSINESS PENDING THE MERGER

    4.1  NO SOLICITATION

    (a)From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither Company nor REIT Sub shall, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by Company or otherwise) or take any other action intended or designed to facilitate or support the efforts of any person, other than Parent, relating to the possible acquisition of Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise, and including, without limitation, a tender offer or exchange offer) or any material portion of its or their capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, being referred to as an "Acquisition Proposal"), (ii) provide any non-public information with respect to Company or any of its subsidiaries to any person (other than Parent or Merger Sub) relating to a possible Acquisition Proposal by any person, other than Parent, (iii) enter into an agreement with any person (other than Parent or Merger Sub) providing for a possible Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person (other than Parent or Merger Sub).

    (b) Similarly, from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither Parent nor Merger Sub shall, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by Parent or otherwise) or take any other action intended or designed to facilitate or support the efforts of any person (other than Company or REIT Sub) relating to an Acquisition Proposal with respect to Parent, (ii) provide any non-public information with respect to Parent or any of its subsidiaries to any person (other than Company or REIT Sub) relating to a possible Acquisition Proposal by any person, (iii) enter into an agreement with any person (other than Company or REIT Sub) providing for a possible Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person (other than Company or REIT Sub).

    (c) Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Trustees of Company (or its agents pursuant to its instructions) from taking any of the following actions: (i) referring any third party to this Section 4.1 or making a copy of this Section 4.1 available to any third party; and (ii) furnishing information concerning Company and its business, properties and assets (but not encouraging the request for such information) to any third party; PROVIDED that (A) the Board of Trustees of Company has determined, with the advice of the Company's outside financial advisors, that such third party is capable of making a Superior Proposal (as defined below) upon satisfactory completion of such third party's review of the information supplied by Company, (B) the third party has stated in writing that it intends to make a Superior Proposal, and (C) Company notifies Parent in advance of any disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed. Further notwithstanding the foregoing, (x) in the event that Company receives a bona fide, written, unsolicited Acquisition Proposal which, in the reasonable good faith judgment of the Company's Board of Trustees, with the advice of outside financial advisors, is reasonably likely to be consummated and is reasonably likely to constitute a Superior Proposal, and acceptance of which, in the reasonable good faith judgment of the Company's Board of Trustees, would be in the best interests of the Company and its shareholders, nothing contained in this Agreement shall prevent the Company's Board of Trustees from engaging in discussions or negotiations with the party making the Acquisition Proposal (but not soliciting or initiating such discussions or negotiations or encouraging inquiries or the making of an Acquisition Proposal by any other third party), and (y) if, as the result of such discussions and negotiations, the Company

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
determines, in the reasonable good faith judgment of its Board of Trustees, with the advice of outside financial advisors, that the Acquisition Proposal is a Superior Proposal, nothing contained in this Agreement shall prevent the Company's Board of Trustees from withdrawing, modifying or refraining from making its recommendation referred to in Section 5.2 following receipt of such Superior Proposal, and from approving, accepting and recommending to the shareholders of Company the Superior Proposal, in each case (under (x) and (y) above) if the Company's Board of Trustees determines in good faith, based on the advice of outside legal counsel, that such action is required by reason of the fiduciary duties of the members of the Board to Company shareholders under applicable law; PROVIDED that in each such event Company notifies Parent of such determination by the Company's Board of Trustees and provides Parent with true and complete copies of the Acquisition Proposal received from such third party (and all modifications or revisions thereto) and of all documents containing or referring to non-public information of Company that are supplied to such third party. As used herein, a "Superior Proposal" is an Acquisition Proposal which, in the reasonable good faith judgment of the Company's Board of Trustees with the advice of outside financial advisors, is reasonably likely to be consummated and is financially more favorable to Company and its shareholders than the terms of the Merger.


    (d) Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of Parent (or its agents pursuant to its instructions) from taking any of the following actions: (i) referring any third party to this Section 4.1 or making a copy of this Section 4.1 available to any third party; and (ii) furnishing information concerning Parent and its business, properties and assets (but not encouraging the request for such information) to any third party; PROVIDED that (A) the Board of Directors of Parent has determined, with the advice of the Company's outside financial advisors, that such third party is capable of making an Acceptable Proposal (as defined below) upon satisfactory completion of such third party's review of the information supplied by Parent, (B) the third party has stated in writing that it intends to make an Acceptable Proposal, and (C) Parent notifies Company in advance of any disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed. Further notwithstanding the foregoing, in the event that Parent receives a bona fide, written, unsolicited Acquisition Proposal which, in the reasonable good faith judgment of the Parent's Board of Directors with the advice of outside financial advisors, is reasonably likely to be consummated and the acceptance of which would be in the best interests of Parent and its shareholders (an "Acceptable Proposal"), nothing contained in this Agreement shall prevent the Parent's Board of Directors from engaging in discussions or negotiations with the party making the Acceptable Proposal (but not soliciting or initiating such discussions or negotiations or encouraging inquiries or the making of an Acquisition Proposal by any third party other than the party making the Acceptable Proposal), and withdrawing, modifying or refraining from making its recommendation referred to in Section 5.2 following receipt of an Acceptable Proposal, and from approving, accepting and recommending to the shareholders of Company an Acceptable Proposal, in each case if the Company's Board of Directors determines in good faith, based on the advice of outside legal counsel, that such action is required by reason of the fiduciary duties of the members of the Board to the Parent's shareholders under applicable law; PROVIDED that in each such event Parent notifies Company of such determination by the Parent's Board of Directors and provides Company with true and complete copies of the Acceptable Proposal received from such third party and of all documents containing or referring to non-public information of Parent that are supplied to such third party.


    (e) If either party hereto or any of their subsidiaries receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Proposal, such party shall immediately notify the other party of such offer or proposal, including information as to the identity of the party making the offer or proposal and the specific terms of such offer or proposal, as the case may be.

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
    (f) Each party shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than each other) conducted heretofore with respect to any of the foregoing. Each party agrees not to release any third party from any confidentiality or standstill agreement to which it is a party.

    (g) Each party shall ensure that its officers, directors and employees and those of its subsidiaries and all investment bankers or other advisors or representatives retained by it are aware of the restrictions described in this Section.

    (h) Except to the extent expressly referenced in this Section 4.1, nothing in this Section shall relieve either party from complying with any other terms of this Agreement.

    4.2  CONDUCT OF BUSINESS BY COMPANY PENDING THE MERGER

    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except to the extent contemplated by this Agreement and the Proxy Statement/Prospectus, and the transactions described herein and therein, and except as necessary to fulfill their obligations hereunder, including without limitation their obligations under Section 1.9, Company and REIT Sub covenant and agree that, unless Parent shall otherwise agree in writing, Company (i) shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and
(ii) shall use reasonable commercial efforts to preserve substantially intact the business organization of Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of Company and its subsidiaries and to preserve the present relationships of Company and its subsidiaries with customers, suppliers and other persons with which Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, and except as noted above, neither Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

        (a) amend or otherwise change the Company's Declaration of Trust or Trustees' Regulations;

        (b) split, combine, reclassify or amend the terms of any of its capital stock or other beneficial interests;

        (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or other beneficial interests, except that a wholly owned subsidiary of Company may declare and pay a dividend to its parent and except that Company may declare and pay cash dividends of $0.355 per share per quarter consistent with past practice (or such greater amounts as are consistent with past patterns of dividend increases or are required to maintain REIT qualification) and shall declare the dividend set forth in
    Section 5.18;

        (d) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other beneficial interest, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or other beneficial interests, or any other ownership interest (including, without limitation, any phantom interest) of Company or any of its subsidiaries or affiliates, except for the issuance of Company Shares issuable pursuant to stock options under the Company Stock Option Plan, which options are outstanding on the date hereof;

        (e) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries;

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
        (f) accelerate, amend or change (or permit any acceleration, amendment or change of) the period of exercisability of any stock options, or authorize cash payments in exchange for any Stock Options;

        (g) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, other than acquisitions of real estate assets (i) set forth in in the Company Disclosure Letter or (ii) in ordinary course of business and in amounts consistent with past acquisition activities, even if such transactions are structured as acquisitions of corporations, partnerships or other business organizations; PROVIDED that Company shall not effect any acquisition or set of related acquisitions described in subparagraph (g)(ii) without the written consent of Parent if the total value of the particular acquisition or the particular set of related acquisitions (measured by the sum of the purchase price paid and debt assumed by Company) exceeds 10% of the value of Company's total assets as of September 30, 1995;

        (h) sell, pledge, dispose of or encumber any assets of Company or any of its subsidiaries, except for (i) sales of real estate assets in the ordinary course of business which are disclosed in the Company Disclosure Letter or which, in the aggregate, do not exceed $2,000,000, (ii) sales of non-real estate assets in the ordinary course of business and in a manner consistent with past practice, and (iii) dispositions of obsolete or worthless assets, in each case subject to the requirements of Section 5.9;

        (i) enter into, amend or terminate (i) any lease of real property requiring, in the aggregate, annual rental payments in excess of $100,000, or (ii) any other material contract or agreement other than in the ordinary course of business or as required by, or to comply with, the terms of this Agreement;

        (j) except as set forth in the Company Disclosure Letter, incur any indebtedness for borrowed money, or issue any debt securities, or assume, guarantee (other than guarantees of bank debt of Company subsidiaries entered into in the ordinary course of business), endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, in each case in an amount, individually or in the aggregate, in excess of $250,000;

        (k) except as may be disclosed in the Company Disclosure Letter, authorize any capital expenditures or purchase of fixed assets for Company and its subsidiaries taken as a whole which are, in the aggregate, in excess of $250,000;

        (l) except as may be required by law or as may be disclosed in the Company Disclosure Letter, (i) increase the compensation payable or to become payable to its officers or employees, except in the ordinary course of business pursuant to normal, recurring compensation reviews and in amounts consistent with past practices, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee of Company or any of its subsidiaries, except with respect to severance arrangements and payments, on terms reasonably acceptable to Parent, to be made with and to the Company's employees in connection with the Merger, the aggregate cost of which shall not exceed $250,000, or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

        (m) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payment of accounts payable and collection of accounts receivable);

        (n) make any material tax election inconsistent with past practices, or settle or compromise any material federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for on the most recent Company Financial Statement;

        (o) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (i) reflected or reserved against in the most recent Company Financial Statement or (ii) incurred in the ordinary course of business;

        (p) take any action which would jeopardize the Parent's or the Company's status as a REIT or the ability of each merger to qualify as one of a series of tax-free reorganizations under Section 368(a)(1) of the Code;

        (q) take, or agree in writing or otherwise to take, any action which would cause a material breach of any of the representations or warranties of Company contained in this Agreement or would prevent Company from performing or cause Company not to perform its covenants hereunder in any material respect.

    4.3  CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER

    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except to the extent contemplated by this Agreement and the Proxy Statement/Prospectus, and the transactions described herein and therein, and except as necessary to fulfill their obligations hereunder, including without limitation their obligations under Section 1.9, Parent and Merger Sub covenant and agree that, unless Company shall otherwise agree in writing, Parent (i) shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and Parent and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and
(ii) shall use reasonable commercial efforts to preserve substantially intact the business organization of Parent and its subsidiaries, to keep available the services of the present officers, employees and consultants of Parent and its subsidiaries and to preserve the present relationships of Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has significant business relations. By way of amplification and not limitation, and except as noted above, neither Parent nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Company:

        (a) amend or otherwise change the Parent's Certificate of Incorporation or Bylaws, except as is contemplated by the Proxy Statement/Prospectus;

        (b) split, combine, reclassify or amend the terms of any of its outstanding capital stock;

        (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent and except that Parent may declare and pay cash dividends of $0.63 per share per quarter consistent with past practice (or such greater amounts as are consistent with past patterns of dividend increases or are required to maintain REIT qualification) and shall declare the dividend set forth in Section 5.18;

        (d) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other beneficial interest, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or other beneficial interests, or any other ownership interest (including, without limitation, any phantom interest) of Parent or any of its subsidiaries or affiliates, except for the issuance of shares of Parent Common Stock issuable pursuant to stock options under the Parent Stock Option Plans, which options are outstanding on the date hereof;

        (e) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries;

        (f) accelerate, amend or change (or permit any acceleration, amendment or change of) the period of exercisability of any stock options, or authorize cash payments in exchange for any Parent Stock Options;

        (g) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, other than acquisitions of real estate assets (i) set forth in in the Parent Disclosure Letter or (ii) in the ordinary course of business and in amounts consistent with past acquisition activities, even if such transactions are structured as acquisitions of corporations, partnerships or other business organizations; PROVIDED that Parent shall not effect any acquisition or set of related acquisitions described in subparagraph (g)(ii) without the written consent of Company if the total value of the particular acquisition or the particular set of related acquisitions (measured by the sum of the purchase price paid and debt assumed by Parent) exceeds 10% of the value of Parent's total assets as of September 30, 1995;

        (h) sell, pledge, dispose of or encumber any assets of Parent or any of its subsidiaries, except for (i) sales of real estate assets in the ordinary course of business which are disclosed in the Parent Disclosure Letter or which, in the aggregate, do not exceed $2,000,000, (ii) sales of non-real estate assets in the ordinary course of business and in a manner consistent with past practice, and (iii) dispositions of obsolete or worthless assets, in each case subject to the requirements of Section 5.9;

        (i) enter into, amend or terminate (i) any lease of real property requiring, in the aggregate, annual rental payments in excess of $100,000, or (ii) any other material contract or agreement other than in the ordinary course of business or as required by, or to comply with, the terms of this Agreement;

        (j) except as set forth in the Parent Disclosure Letter, incur any indebtedness for borrowed money, or issue any debt securities, or assume, guarantee (other than guarantees of bank debt of Parent subsidiaries entered into in the ordinary course of business), endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, in each case in an amount, individually or in the aggregate, in excess of $250,000;

        (k) except as may be disclosed in the Parent Disclosure Letter, authorize any capital expenditures or purchase of fixed assets for Parent and its subsidiaries taken as a whole which are, in the aggregate, in excess of $250,000;

        (l) except as may be required by law or as may be disclosed in the Parent Disclosure Letter, (i) increase the compensation payable or to become payable to its officers or employees, except in the ordinary course of business pursuant to normal, recurring compensation reviews and in amounts consistent with past practices, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee of Parent or any of its subsidiaries, or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

        (m) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payment of accounts payable and collection of accounts receivable);

        (n) make any material tax election inconsistent with past practices, or settle or compromise any material federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for on the most recent Parent Financial Statement;

        (o) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (i) reflected or reserved against in the most recent Parent Financial Statement or (ii) incurred in the ordinary course of business;

        (p) take any action which would jeopardize the Parent's or the Company's status as a REIT or the ability of each Merger to qualify as a series of tax-free reorganizations under Section 368(a)(1) of the Code;

        (q) take, or agree in writing or otherwise to take, any action which would cause a material breach of any of the representations or warranties of Parent contained in this Agreement or prevent Parent from performing or cause Parent not to perform its covenants hereunder in any material respect; or

        (r) except as may be disclosed in the Parent Disclosure Letter, or with the reasonable approval of Company, no matters will be submitted to the shareholders of Parent or Merger Sub for a vote prior to the Closing other than the Merger.

5.  ADDITIONAL AGREEMENTS

    5.1  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT

    As soon as reasonably practicable after the date hereof, Company and Parent shall prepare and file with the SEC the Proxy Statement/Prospectus and the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent will also take any action required to be taken under applicable state "blue sky" or securities laws in connection with the issuance of the shares of Surviving Corporation Common Stock to be issued pursuant to the Merger and the other transactions contemplated hereby. Parent and Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by either of them in connection with the foregoing and will cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) if at any time prior to the Effective Time any event relating to Company or any of its respective affiliates, officers or trustees should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, Company shall promptly provide such information to Parent, and (ii) if at any time prior to the Effective Time any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly provide such information to Company.

    5.2  SHAREHOLDERS' APPROVAL

    Company and Parent shall call and hold their respective Shareholders Meetings as promptly as practicable for the purpose of obtaining the requisite shareholders' approval of this Agreement and the transactions contemplated hereby (together with, in the Parent's case, approval of any other transactions or proposals to be separately presented to the Parent's shareholders at such meeting), and Parent and Company shall use their reasonable best efforts to hold the shareholders' meetings as soon as practicable after the date on which the Registration Statement becomes effective. Company and Parent shall use their respective reasonable best efforts to solicit from their respective shareholders proxies in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the DGCL and applicable law to obtain such approvals. Parent and Company shall, through their Boards (subject to the duties of each such Board under applicable state law to act in the best interest of their respective shareholders and, as applicable, Company or Parent), recommend to their respective shareholders the approval of this Agreement and the transactions contemplated by this Agreement.

    5.3  ACCESS TO INFORMATION AND PROPERTIES; CONFIDENTIALITY

    Company  and Parent shall  each (and shall cause  each of their subsidiaries
to)  afford  to  the  officers,   employees,  accountants,  counsel  and   other
representatives of the other party, during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments, records, files, correspondence and audits (including, without limitation, work papers of independent auditors) and the right to conduct such physical or other tests or analyses thereon or thereof. During such period, Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the letter agreement, dated August 16, 1995, between Parent and Company (the "Confidentiality Agreement"), which shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.

    5.4  FILINGS; CONSENTS AND APPROVALS

    Subject to  the terms  and conditions  herein provided,  Company, REIT  Sub,
Parent and Merger Sub shall (a) to the extent required, promptly make their respective Regulatory Filings, (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties, in form reasonably satisfactory to Company and Parent, necessary to effectuate the Merger; and (d) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the Surviving Corporation shall take all such necessary action.

    5.5  LISTING APPLICATION

    Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock and shares of Surviving Corporation Common Stock issuable in the Merger or issuable pursuant to the Company Stock Options and the Parent Stock Options, or any other rights, that will continue in existence following the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing, upon official notice of issuance, of such shares of Parent Common Stock and shares of Surviving Corporation Common Stock to be listed upon the Closing.

    5.6  NOTIFICATION OF CERTAIN MATTERS

    Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate and (ii) any failure of Parent or Company, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

    5.7  PUBLICITY

    The initial press release relating to this Agreement shall be a joint press release, and thereafter Company and Parent shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

    5.8  CONVEYANCE TAXES

    Parent, Merger Sub, Company and REIT Sub shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby or are required or permitted to be filed on or before the Effective Time.

    5.9  TAX TREATMENT

    Parent, Merger Sub, Company and REIT Sub each agrees to use its best efforts to cause the Merger to qualify, and each agrees not to take any actions (either before or after consummation of the Merger) which could prevent the Merger from qualifying, as a series of separate tax-free reorganizations under the provisions of Section 368(a)(1) of the Code.

    5.10  AFFILIATES OF COMPANY

    (a)At least 30 days prior to the Closing Date, Company shall deliver to Parent a list of names and addresses of those persons who were, in the
Company's reasonable judgment, at the record date for its shareholders meeting to approve the Merger, "affiliates" of Company within the meaning of Rule 145 under the Securities Act (each such person, a "Rule 145 Affiliate"). Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Company shall use all reasonable efforts to cause each of the Rule 145 Affiliates to deliver to Parent, prior to the Closing Date, a written agreement (an "Affiliate Agreement"), in form reasonably acceptable to Parent, to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Surviving Corporation Common Stock issued in the Merger except pursuant to an effective registration statement, or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to the Surviving Corporation, is exempt from the registration requirements of the Securities Act. The Surviving Corporation shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any shares of Surviving Corporation Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Surviving Corporation Common Stock, consistent with the terms of such Affiliate Agreements.

    (b) The Surviving Corporation shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Rule 145 Affiliate of Company may reasonably request, all to the extent required from time to time to enable such Rule 145 Affiliate to sell shares of Surviving Corporation Common Stock received by it in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

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
    5.11  INDEMNIFICATION

    From and after the Effective Time, subject to Section 6.2(g) Parent shall cause the Surviving Corporation to, and Surviving Corporation shall, keep in effect the provisions in its Articles of Incorporation and Bylaws providing for exculpation of director liability and indemnification of all current and former trustees, directors, officers, employees and agents to the maximum extent permitted by law. Such provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were trustees, officers, employees or agents of Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions which occur in connection with the transactions contemplated by this Agreement), unless such modification is required by law.

    5.12  EMPLOYEES

    (a) As a result of the Merger, the Surviving Corporation will assume the then existing obligations of Company to employ all persons who are employed by Company on the Closing Date on terms consistent with the Company's then existing employment practices and at comparable positions and levels of compensation; PROVIDED that, since the Surviving Corporation's main offices will be located in San Francisco and Company's corporate offices in Los Angeles will be closed as soon as practicable following the Effective Time, continued employment may be contingent upon the willingness of the employees to relocate to San Francisco.

    (b) The Surviving Corporation will, following the Closing Date, continue to employ Jay W. Pauly, LeRoy E. Carlson and John H. Nunn as senior executive officers of the Surviving Corporation on the terms and subject to the conditions of the employment agreements attached hereto as EXHIBIT A.

    5.13  ACCOUNTANT'S LETTERS

    Upon reasonable notice from the other, Parent and Company shall use their respective best efforts to cause Ernst & Young LLP to deliver to Company or Parent, and their respective Boards, as the case may be, a letter covering such matters as are requested by Company or Parent, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

    5.14  CONTINUED QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

    From and after the date hereof through the Effective Time, Company and Parent will maintain their respective qualifications as REITs under the Code and the rules and regulations thereunder. Company will make dividend distributions during the Company's final taxable period sufficient to satisfy the requirements of Section 857 of the Code.

    5.15  CONTINUING EXCHANGE OF INFORMATION

    From and after the date hereof through the Effective Time, each party shall provide to the other all material information about the other (including reports of environmental and other consultants) obtained through such parties' continuing due diligence.

    5.16  TERMINATION OR MODIFICATION OF CERTAIN AGREEMENTS

    (a)Company shall take all action necessary (i) to prevent any shares from being issued or sold under its Dividend Reinvestment and Stock Purchase
Plan after the date of this Agreement unless and to the extent a request for purchase of shares under the Dividend Reinvestment and Stock Purchase Plan is post marked on or prior to the date hereof and has been delivered by a shareholder who is a holder of record of Company as of October 2, 1995, and (ii) to cause its Dividend Reinvestment and Stock Purchase Plan (and all rights thereunder) to be terminated at or before the Effective Time.

    (b) Prior to the Effective Time, Company shall take all action necessary under the Company's Rights Agreement, dated May 29, 1990 (the "Rights Agreement"), so that neither the consummation of any of the transactions contemplated hereby nor the effectuation of the Merger will cause Parent or any of its subsidiaries to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or result in the occurrence of a "Share Acquisition Date" (as defined in the Rights Agreement) or give rise to the exercise of rights under of Section 7 of the Rights Agreement.

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
    5.17  STOCK OPTIONS

    To effectuate further the assumption by the Surviving Corporation of the outstanding Company Stock Options and Parent Stock Options as set forth in
Section 1.6(c), the Surviving Corporation shall take the following actions:

        (a) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to each holder of an outstanding Company Stock Option or Parent Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Company Stock Option and Parent Stock Option shall continue in effect on the same terms and conditions as were applicable under such Company Stock Option or Parent Stock Option prior to the Effective Time as modified by the conversion and other adjustments set forth in Section 1.6(c). The Surviving Corporation shall comply with all of the terms and conditions, as so modified, of such Company Stock Options and Parent Stock Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plan and the Parent Stock Option Plans that Company Stock Options and Parent Stock Options which qualified for special tax treatment prior to the Effective Time continue to so qualify after the Effective Time. The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery pursuant to the terms set forth in Section 1.6(c) and this Section.

        (b) The Surviving Corporation shall (i) file and cause to become effective not later than the Effective Time a registration statement under the Securities Act with respect to the assumption by the Surviving Corporation of the Company Stock Options and Parent Stock Options referred to herein and with respect to the issuance of shares of Surviving Corporation Common Stock upon exercise of those options and (ii) cause such shares of of Surviving Corporation Common Stock issuable upon exercise of those options to be approved for listing on the NYSE. The Surviving Corporation shall keep such registration statement effective throughout the term of such options.

    5.18  DIVIDENDS

    Parent and Company shall each declare a dividend to their respective shareholders, the record date for which shall be the close of business on the last business day prior to the Effective Time. The dividend of each shall be equal to that party's current quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date through and including the Effective Time, and divided by 90; PROVIDED that the dividend payable by Company to its shareholders may be reduced by $0.01 per share in order to permit Company to redeem all outstanding rights previously issued under the Rights Agreement; and PROVIDED FURTHER that if the final dividend contemplated by this Section
5.18 is not sufficient to satisfy the requirements of Section 857 of the Code, then the final dividend shall be increased by such amount as may be necessary to satisfy Section 857 of the Code. The dividends payable hereunder shall be paid upon presentation of the Certificates for exchange in accordance with Section 1.7.

    5.19  STANDSTILL

    From the Effective Time and until the end of the 180th day after the Effective Time, the Surviving Corporation will not, without the unanimous approval or consent of the REIT Sub Designees (or each of their respective successors or replacements), authorize, ratify, approve or enter into any transactions which could reasonably be expected to result in the acquisition of the Surviving Corporation (or any material portion of its assets or any class of its capital stock) by any other person or of the acquisition of any other person (or any material portion of such person's assets or any class of its capital stock) by the Surviving Corporation, whether by way of merger, purchase of capital stock, purchase of assets or otherwise, and including, without limitation, a tender offer or exchange offer; PROVIDED that such unanimous approval or consent will not be required for acquisitions of real estate assets
(i) set forth in the Parent Disclosure Letter or (ii) in ordinary course of business and in amounts consistent with past acquisition activities of Parent, even if such transactions are structured as acquisitions of corporations, partnerships or other business organizations; and PROVIDED FURTHER that the Surviving Corporation shall not effect any acquisition or set of related acquisitions described in subparagraph (ii) above without the unanimous approval or consent of the REIT Sub Designees (or each of their respective successors or replacements) if the total value of the particular acquisition or the particular set of related acquisitions (measured by the sum of the purchase price paid and debt assumed by the Surviving Corporation) exceeds 10% of the value of the Surviving Corporation's total assets as of immediately following the Effective Time.

    5.20  TRANSACTION RESTRUCTURE

    The purpose of the Reincorporation Merger is to reincorporate the Parent as a Maryland corporation following the Company Merger and the Parent Merger. If either Company or Parent notifies the other, at any time prior to distribution of the Proxy Statement/Prospectus to their respective shareholders, that it elects not to have the combined company relocate to Maryland, the Reincorporation Merger will not take place as part of the Merger and, from and after the Parent Merger, Parent shall be deemed the "Surviving Corporation" for the purposes of this Agreement. Promptly upon such notification from either party, all parties will cooperate and use their respective best efforts (i) to adopt, as soon as practicable, an appropriate amendment to this Agreement setting forth the changes, if any, necessary to reflect the restructured transaction, and (ii) to proceed with the Merger with the least possible delay.

6.  CONDITIONS TO THE MERGER

    6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

    The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock or beneficial interest of Parent, Merger Sub, Company and REIT Sub entitled to vote thereon.

        (b) The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

        (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

        (d) The Registration Statement shall have been declared effective by the SEC and all permits or approvals required under state securities or "blue sky" laws to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

        (e) Parent and the Surviving Corporation shall have obtained the approval for the listing of the shares of Parent Common Stock and Surviving Corporation Common Stock issuable in the Merger on the NYSE.

        (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement (or necessary to avoid the breach or termination of, or the acceleration of any obligations under, any material agreements of Company or Parent) shall have been obtained or made, except for filings to be made after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not affect the legality of the transactions and would not otherwise have a Material Adverse Effect on Parent and Company (and their respective subsidiaries), taken as a whole, following the Effective Time.

        (g) Company and Parent shall each have received an opinion from their respective counsel to the effect that the Merger will qualify as a reorganization under Section 368 of the Code.

        (h) Company and Parent shall each have received (i) evidence reasonably and mutually satisfactory to each of them that, upon the Merger, an owner's or mortgagee's policy of title insurance, as the case may be, issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors and otherwise meeting the requirements set forth in the second sentences of Sections 2.22(a) and (b) and 3.22(a) and (b), will be issued (or endorsed over) to the Surviving Corporation with respect to each Company Property, each Company Mortgage Loan, each Parent Property and each Parent Mortgage Loan, and (ii) such estoppel letters from tenants of Parent and Company as the parties hereto mutually deem to be advisable under the circumstances.

    6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY TO EFFECT THE MERGER

    The obligation of Company to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Company:

        (a) Parent shall have performed in all material respects all of its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date (with the same force and effect as if made on the Closing Date), except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and (iii) where the failure of any of such representations or warranties to be so true and correct, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect; and Company and REIT Sub shall have received a certificate of the Chief Executive Officer of Parent, dated the Closing Date, certifying to such effect.

        (b) Company and REIT Sub shall have received a "comfort" letter in customary form from Ernst & Young LLP, dated the Closing Date, with respect to the financial statements of Parent and Merger Sub included in the Proxy Statement/Prospectus and any other financial information concerning Parent and Merger Sub which Company reasonably believes should be covered by such "comfort" letter.

        (c) Company and REIT Sub shall have received from Farella Braun & Martel, counsel to Parent and Merger Sub, an opinion in customary form in connection with the Merger and the transactions contemplated hereby.

        (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Parent and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect other than any such change that affects both Company and Parent in a substantially similar manner.

        (e) The fairness opinion rendered to Company and REIT Sub as of the date hereof shall have been included in the Proxy Statement/Prospectus.

        (f) The Surviving Corporation shall have entered into an Employment Agreement with each of Jay W. Pauly, LeRoy E. Carlson and John H. Nunn, identical in form and substance to the agreements attached hereto as EXHIBIT A (other than such changes as may be reasonably acceptable to Company).

        (g) The Surviving Corporation's charter documents shall include such indemnification and exculpation provisions for current and former trustees, officers, employees, agents of Company and REIT Sub as may be reasonably acceptable to Company.

    6.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT TO EFFECT THE MERGER

    The obligations of Parent to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Parent:

        (a) Company shall have performed in all material respects all of its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date (with the same force and effect as if made on the Closing Date), except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and (iii) where the failure of any of such representations or warranties to be so true and correct, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect; and Parent and Merger Sub shall have received a certificate of the Chief Executive Officer of Company, dated the Closing Date, certifying to such effect.

        (b) Parent and Merger Sub shall have received a "comfort" letter in customary form from Ernst & Young LLP, dated the Closing Date, with respect to the financial statements of Company and REIT Sub included in the Proxy Statement/Prospectus and any other financial information concerning Company which Parent and REIT Sub reasonably believes should be covered by such "comfort" letter.

        (c) Parent and Merger Sub shall have received from Hill Wynne Troop & Meisinger, counsel to Company and REIT Sub, an opinion in customary form in connection with the Merger and the transactions contemplated hereby.

        (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Company and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect, other than any such change that affects both Company and Parent in a substantially similar manner.

        (e) The fairness opinion rendered to Parent and Merger Sub as of the date hereof shall have been included in the Proxy Statement/Prospectus.

        (f) Merger Sub shall have received an Affiliate Agreement from each Rule 145 Affiliate, and each such Affiliate Agreement shall be in full force and effect.

        (g) If any dissenters' or appraisal rights are available to holders of REIT Sub Shares under applicable law, the holders of no more than 5% of the REIT Sub Shares issued and outstanding immediately prior to the Effective Time shall have exercised such rights.

        (h) The Company's Dividend Reinvestment and Stock Purchase Plan (and all rights thereunder) shall have terminated or shall terminate at the Effective Time.

        (i) Company shall have terminated its 401(k) Plan.

7.  TERMINATION

    7.1  TERMINATION

    This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of Company or Parent:

        (a) by mutual written consent duly authorized by the Parent's Board of Directors and the Company's Board of Trustees; or

        (b) by either Parent or Company if the Merger shall not have been consummated by February 28, 1996; PROVIDED that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

        (c) by either Parent or Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 5.4 in all material respects; or

        (d) by Company or Parent if, at the Parent Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the Parent's shareholders for approval of the Merger shall not have been obtained; or

        (e) by Parent or Company if, at the Company Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the Company's shareholders for approval of the Merger shall not have been obtained; or

        (f) by Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions set forth in Sections 6.1 or 6.2 would not be satisfied; PROVIDED that if such breach is curable prior to January 31, 1996 by Parent or Merger Sub through the exercise of its reasonable best efforts, then, for so long as Parent or Merger Sub is exercising such reasonable best efforts, Company may not terminate this Agreement under this Section 7.1(f); or

        (g) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of Company or REIT Sub set forth in this Agreement such that the conditions set forth in Sections 6.1 or 6.3 would not be satisfied; PROVIDED that if such breach is curable prior to January 31, 1996 by Company or REIT Sub through the exercise of its reasonable best efforts, then, for so long as Company or REIT Sub is exercising such reasonable best efforts, Parent may not terminate this Agreement under this Section 7.1(g); or

        (h) by Parent or Company if (i) the Board of Trustees of Company shall have withdrawn, modified or refrained from making its recommendation referred to in Section 5.2 following receipt of a Superior Proposal, or shall have approved, accepted or recommended to the shareholders of Company a Superior Proposal and (ii) Company shall not have the right to terminate the Agreement pursuant to Section 7.1(f); PROVIDED that nothing in this
    Section 7.1(h) shall prohibit the Board of Trustees, upon becoming aware or following receipt of a Superior Proposal, from postponing the Company
    Shareholder Meeting for up to 45 days (or such longer period as may be approved by Parent in its discretion) in order to permit the Board of Trustees the opportunity to investigate, consider and act upon the Superior Proposal; or

        (i) by Parent or Company if (i) the Board of Directors of Parent shall have withdrawn, modified or refrained from making its recommendation referred to in Section 5.2 following receipt of an Acceptable Proposal, or shall have approved, accepted or recommended to the shareholders of Parent an Acceptable Proposal the acceptance of which is conditioned on or otherwise requires the termination of this Agreement and (ii) Parent shall not have the right to terminate the Agreement pursuant to Section 7.1(g); PROVIDED that nothing in this Section 7.1(i) shall prohibit the Board of Directors, upon becoming aware or following receipt of an Acceptable Proposal, from postponing the Parent Shareholder Meeting for up to 45 days (or such longer period as may be approved by Company in its discretion) in order to permit the Board of Directors the opportunity to investigate, consider and act upon the Acceptable Proposal; or

        (j) by Company if either (i) BOTH (A) the Average Price (as defined below) of the Parent Common Stock is less than $28.575, AND (B) if the value of the NAREIT Equity REIT Index during the period from (and including) September 11, 1995 to (and including) the trading day immediately prior to the date scheduled for the Company Shareholders Meeting (the "Cut Off Date") has declined, the difference between the Average Price of the Parent Common Stock and the closing price of the Parent Common Stock on the NYSE on September 11, 1995, expressed as a percentage of the closing price of the Parent Common Stock on the NYSE on September 11, 1995, is at least 10% greater than the percentage decline in the value of the NAREIT Equity REIT Index over the period from (and including) September 11, 1995 to (and including) the Cut Off Date, OR (ii) the Average Price of the Parent Common Stock is less than $28.07; PROVIDED, HOWEVER, that if Company notifies Parent of Company's intention to terminate the Agreement under the authority of subsections (i) or (ii) above, the Company Shareholders Meeting will be postponed for five business days and Parent will have the right and option, exercisable at any time within such five-day period, to prevent such termination by unilaterally adjusting the Exchange Ratio so that the Exchange Ratio as adjusted shall equal a fraction the NUMERATOR of which is the product of 0.57 times (x) $28.575 in the case of a proposed termination under subsection (i) above, or (y) $28.07 in the case of a proposed termination under subsection (ii) above, and the DENOMINATOR of which is the Average Price. As used herein, the "Average Price" of the Parent Common Stock is the average of the closing prices of the Parent Common Stock on the NYSE over the ten trading day period ending on (and including) the Cut Off Date.

    7.2  EFFECT OF TERMINATION

    In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, or any of their current and former affiliates, trustees, directors, officers, employees or shareholders, or any other person (except as set forth in Sections 7.3 and 8, which shall survive the termination); PROVIDED that nothing in this Section 7.2 shall relieve any party from liability for any willful breach hereof.

    7.3  FEES AND EXPENSES

    (a)Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and Company shall share equally all fees and expenses (other than attorneys' and accountant fees and fees of other professionals or experts, such as financial, environmental, geological and structural advisors or consultants, of either party) incurred in relation to the printing and filing of the Proxy Statement/ Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (b)  Upon the termination of this Agreement by Parent or Company pursuant to
Section 7.1(d), Parent shall pay Company a fee ("Company's Termination Expenses") equal to all of the actual, documented and reasonable out-of-pocket expenses of Company incurred after August 14, 1995, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of the Company's counsel, accountants and financial advisers), up to a maximum of $500,000.

    (c)  Upon the termination of this Agreement by Company or Parent pursuant to
Section 7.1(e), Company shall pay Parent a fee ("Parent's Termination Expenses") equal to all of the actual, documented and reasonable out-of-pocket expenses of Parent incurred after August 14, 1995, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of the Parent's counsel, accountants and financial advisers), up to a maximum of $500,000.

    (d) Upon the termination of this Agreement by Company pursuant to Section 7.1(f), Parent shall pay Company a fee equal to Company's Termination Expenses, and Parent and Merger Sub shall remain jointly and severally liable to Company for Parent's or Merger Sub's breach.

    (e) Upon the termination of this Agreement by Parent pursuant to Section 7.1(g), Company shall pay Parent a fee equal to Parent's Termination Expenses, and Company and REIT Sub shall remain jointly and severally liable to Parent for Company's or REIT Sub's breach.

    (f)  Upon the termination of this Agreement by Parent or Company pursuant to
Section 7.1(h), Company shall pay Parent a fee equal to $1,750,000 (or, if lesser, the Permitted Income (as defined below)) plus Parent's Termination Expenses.

    (g) Upon the termination of this Agreement by Parent or Company pursuant  to
Section 7.1(i), Parent shall pay Company a fee equal to $1,750,000 (or, if lesser, the Permitted Income) plus Company's Termination Expenses.

    (h) If (i) within 270 days following the termination of this Agreement for any reason other than by Parent pursuant to Sections 7.1(a), (e) or (g) Parent shall approve, accept or recommend to its shareholders an Acceptable Proposal and thereafter (ii) such Acceptable Proposal shall be consummated, then Parent shall pay Company a fee which, when added to any other fee it previously paid to Company under this Section 7.3, is equal to $1,750,000 (or, if lesser, the Permitted Income) plus, to the extent not previously paid, Company's Termination Expenses.

    (i) If (i) within 270 days following the termination of this Agreement for any reason other than by Company pursuant to Sections 7.1(a), (d) or (f) Company shall approve, accept or recommend to its shareholders a Superior Proposal and thereafter (ii) such Superior Proposal shall be consummated, then Company shall pay Parent a fee which, when added to any other fee it previously paid to Parent under this Section 7.3, is equal to $1,750,000 (or, if lesser, the Permitted Income) plus, to the extent not previously paid, Parent's Termination Expenses.

    (j) The fees and expenses payable pursuant to subsections (b) through (i) above shall be paid within one business day after the occurrence of the event requiring the payment of the fee; PROVIDED that in no event shall Parent or Company, as the case may be, be required to pay such fees and expenses to the other if, immediately prior to the termination of this Agreement, the party to receive the fee was in material breach of its obligations under this Agreement. All fees payable pursuant to subsections (b), (c), (f), (g), (h) and (i) shall constitute liquidated damages and, in the absence of fraud or bad faith, shall be in lieu of any other damages or remedy the recipient of such fees might otherwise seek, the parties having determined that the actual damages resulting from the events for which such liquidated damages are to be awarded would be extremely difficult and uncertain to calculate and that the liquidated damages set forth in subsections (b), (c), (f), (g), (h) and (i) above represent a good faith estimate of such actual damages.

    (k) As used herein, "Permitted Income" means the maximum amount that can be paid as a fee to Parent or Company, as the case may be, without causing the recipient to fail to meet the requirements of Section 856(c)(2) and (3) of the Code, determined by the recipient's certified public accountants as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) - (H) and 856(c)(3)(A) - (I) of the Code ("Qualifying Income"). Such amount shall be due within ten days after the recipient's receipt of a letter from the recipient's certified public accountants setting forth the amount of the Permitted Income. Notwithstanding the foregoing, if Permitted Income is less than $1,750,000 and the recipient delivers to the payor a ruling from the IRS that the receipt of the $1,750,000 fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, the payor shall also pay to the recipient as an additional fee the difference between $1,750,000 and Permitted Income. Such additional amount shall be due and payable within ten days after the delivery of such ruling to the payor.

    7.4  EXTENSION; WAIVER

    At any time prior to the Effective Time, either party, by action taken by its Board of Directors or Trustees, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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
8.  GENERAL PROVISIONS

    8.1  CERTAIN DEFINITIONS

    For purposes of this Agreement, the following terms shall have the meanings given to them below:

        (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which Parent or Company (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of five percent or more;

        (b) "business day" means any day other than (i) a day on which banks in San Francisco are required or authorized to be closed or (ii) a day which is not a trading day on the NYSE;

        (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (d) "knowledge" (and variations thereof such as "known to" or knows of") shall mean, for any person which is a corporation, business trust, partnership or other entity, the knowledge attributable to such person based solely on the knowledge, assuming due inquiry, of the senior executive officers of such person.

        (e) "Material Adverse Effect," when used in connection with Parent or any of its subsidiaries, or Company or any of its subsidiaries, as the case may be, means any condition, change or effect that, individually or when taken together with all other such conditions, changes or effects that existed or occurred prior to the date of determination of the existence or occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries or Company and its subsidiaries, respectively, in each case taken as a whole;

        (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

        (g) "subsidiary" or "subsidiaries" of Parent, the Surviving Corporation, Company or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Surviving Corporation, Company or such other person, as the case may be, either alone or through or together with any other subsidiary, owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    8.2  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

    All representations and warranties in this Agreement shall terminate upon, and not survive, the Merger.

    8.3  NOTICES

    Any notices required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

    If to Parent or Merger Sub:

       Frank C. McDowell
       President and Chief Executive Officer
       BRE Properties, Inc.
       One Montgomery Street
       Telesis Tower, Suite 2500
       San Francisco, CA 94104
       Facsimile: (415) 445-6505

    with copies to:

       Bruce Maximov
       Farella Braun & Martel
       235 Montgomery Street, 30th Floor
       San Francisco, CA 94104
       Facsimile: (415) 954-4480

    If to Company or REIT Sub:

       Jay W. Pauly
       President and Chief Executive Officer
       Real Estate Investment Trust of California
       12011 San Vicente Blvd., Suite 707
       Los Angeles, CA 90049-4949
       Facsimile: (310) 472-4107

    with copies to:

       David H. Sands
       Hill Wynne Troop & Meisinger
       10940 Wilshire Boulevard
       Los Angeles, CA 90024
       Facsimile: (310) 443-7599

       and:
       Laura K. McAvoy
       Nordman, Cormany, Hair and Compton
       1000 Town Center Drive, 6th Floor
       Oxnard, CA 93031-9100
       Facsimile: (805) 988-8387

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been received (i) as of the date sent, if sent by facsimile, or (ii) as of the date delivered, as indicated by the proof of delivery, if sent by any of the other methods of delivery provided above.

    8.4  ASSIGNMENT; BINDING EFFECT; BENEFIT

    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 5.10, 5.11 and 5.12, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    8.5  ENTIRE AGREEMENT

    This Agreement, the exhibits, the schedules and any documents delivered by the parties in connection herewith (including, without limitation, the Company Disclosure Letter and the Parent Disclosure Letter), together with the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    8.6  AMENDMENT

    This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or Trustees, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Company and Parent, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.7  GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws. Each of Company and Parent hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America located in the State of California (the "California Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the California Courts and agrees not to plead or claim in any California Court that such litigation brought therein has been brought in an inconvenient forum.

    8.8  COUNTERPARTS

    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

    8.9  HEADINGS

    The headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    8.10  INTERPRETATION

    In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

    8.11  WAIVERS

    Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    8.12  SEVERABILITY

    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    8.13  ENFORCEMENT OF AGREEMENT

    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California Court; PROVIDED that this equitable remedy shall be in addition to any other remedy to which the parties may be entitled at law or in equity for such breach.

    8.14  NON-RECOURSE

    (a)This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Company by the undersigned in his or her capacity as a trustee or officer of Company, which has been formed as a California real estate investment trust pursuant to a Declaration of Trust of Company dated as of October 29, 1968, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of Company shall be personally bound or have any personal liability hereunder. Parent shall look solely to the assets of Company for satisfaction of any liability of Company with respect to this Agreement and the Ancillary Agreements to which it is a party. Parent will not seek recourse or commence any action against any of the shareholders of Company or any of their personal assets, and will not commence any action for money judgments against any of the trustees, officers, employees or agents of Company or seek recourse against any of their personal assets, for the performance or payment of any obligation of Company hereunder or thereunder.

    (b) Neither the directors, officers nor shareholders of Parent shall be personally bound or have any personal liability hereunder. Company shall look solely to the assets of Parent for satisfaction of any liability of Parent with respect to this Agreement and the Ancillary Agreements to which it is a party. Company will not seek recourse or commence any action against any of the shareholders of Parent or any of their personal assets, and will not commence any action for money judgments against any of the directors, officers, employees or agents of Parent or seek recourse against any of their personal assets, for the performance or payment of any obligation of Parent hereunder or thereunder.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          BRE Properties, Inc.

                                          By: _______\s\ FRANK C. MCDOWELL______
                                                Frank C. McDowell, PRESIDENT

                                          Real Estate Investment Trust of
                                          California

                                          By: _________\s\ JAY W. PAULY_________
                                                   Jay W. Pauly, PRESIDENT

                                          Real Estate Investment Trust of
                                          Maryland

                                          By: _________\s\ JAY W. PAULY_________
                                                   Jay W. Pauly, PRESIDENT

                              EMPLOYMENT AGREEMENT

    THIS  EMPLOYMENT AGREEMENT (the "AGREEMENT") is  made and entered into as of
            , 1995 by and between BRE PROPERTIES, INC., a Delaware corporation (the "COMPANY"), and JAY W. PAULY (the "EXECUTIVE").

                                   BACKGROUND

    WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions of this Agreement.

    NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Agreement, the parties agree as follows:

    1. TERM. Executive shall commence the rendering of personal services under this Agreement on the date of the closing of the merger between the Company and REIT of California ("RCT") (the "START DATE"). The term of this Agreement is for three years from the Start Date unless earlier terminated pursuant to Section 8 (the "TERM"). This Agreement shall automatically renew for one-year terms thereafter, provided it has not been terminated pursuant to Sections 8.1, 8.2, or 8.3 or modified or extended, or the parties hereto have not entered into a new agreement with respect to the subject matter hereof.

    2. DUTIES. Executive shall be employed by the Company as its Senior Executive Vice-President and Chief Operating Officer. Executive shall report to the Company's Chief Executive Officer and perform the duties specified in the job description attached hereto as EXHIBIT A and such other duties, consistent with duties customarily accorded a Senior Executive Vice President and Chief Operating Officer, that the Chief Executive Officer or the Company's Board of Directors (the "BOARD") may from time to time direct. Executive shall devote his full business time and best efforts to the Company. Executive shall not, except for incidental management of his personal financial affairs, engage in any other business, nor shall he serve in any position with any other corporation or entity, without the prior written consent of the Board.

    3. COMPENSATION. During the Term, Executive shall be entitled to receive compensation in accordance with this Section 3.

    3.1 BASE SALARY. Commencing on the Start Date, Executive shall receive an annual base salary ("BASE SALARY") of $207,480. The Base Salary shall be payable by the Company to the Executive in equal installments on the dates payments of salary are regularly made by the Company to its executive employees. As part of the review of all Company executives, such base salary will be reviewed based on Executive's performance, on or about March 31, 1996, and on or about each subsequent March 31 by the Chief Executive Officer, with adjustments, if any, approved by the Board or the Compensation Committee of the Board. It is the parties' expectation that the Base Salary will increase as a result of the March 31, 1996 review of all Company executives in an amount at least equal to any increase in the Consumer Price Index for the Bay Area over the immediately prior 12 months.

    3.2 ANNUAL INCENTIVE BONUS. Executive shall be eligible to receive an annual incentive bonus (the "ANNUAL BONUS") targeted at 40% of Base Salary for each fiscal year of the Company during the Term. The amount of the Annual Bonus shall be based on the achievement of predefined operating or performance and other criteria established by the Chief Executive Officer or the Compensation Committee of the Board (the "ANNUAL CRITERIA"). The Annual Bonus with respect to any fiscal year for which the Executive is not employed for the entire year will be prorated. Except as otherwise specified in this Agreement, Executive shall earn the Annual Bonus only at the end of each of the Company's fiscal years during the Term. The Annual Bonus, if earned, shall be paid within 90 days after the end of each fiscal year.

    3.3 LONG-TERM INCENTIVE AWARDS. The Executive shall be eligible to receive long-term incentive awards issued by the Company and approved by the Board in accordance with the provisions of Section 6.

    3.4 LOAN. On the date of this Agreement, the Company shall make a full recourse, five-year interest-free loan to Executive in an amount equal to $50,000 (the "FIFTY THOUSAND DOLLAR LOAN"). The Fifty Thousand Dollar Loan shall be evidenced by a promissory note in the form of EXHIBIT B to this Agreement (the "FIFTY THOUSAND DOLLAR NOTE").

    4. BENEFITS. During the Term, Executive shall be entitled to receive such other benefits and to participate in such benefit plans as are generally provided by the Company to its executive employees, including 401(k) and health and life insurance plans. Executive shall be entitled to four weeks vacation for each full twelve months of employment hereunder.

    5.    EXPENSES.   The  Company  shall  pay or  reimburse  Executive  for all reasonable travel and other expenses incurred by Executive in performing his duties under this Agreement in accordance with Company policy.

    6.  LONG-TERM INCENTIVE AWARDS.

        6.1  INITIAL LONG-TERM INCENTIVE AWARDS.

        (a) On the date of this Agreement, pursuant to the 1992 Plan, the Company shall (i) grant Executive an immediately exercisable non-qualified option to purchase 7,500 shares of Common Stock at an exercise price equal to the Market Value (as hereinafter defined) on the date of this Agreement and (ii) make a full recourse, five-year loan to Executive in an amount equal to the aggregate exercise price for such stock option (the "STOCK LOAN"). The Stock Loan shall be made pursuant to a loan agreement between Company and Executive in the form of EXHIBIT C to this Agreement (the "STOCK LOAN AGREEMENT"), under which the shares so acquired (and any securities resulting from ownership of such shares) shall be pledged by Executive to the Company as collateral for amounts payable under the Stock Loan Agreement. As used herein, the term "MARKET VALUE" means the closing price per share of the Common Stock on the New York Stock Exchange.

        (b) Executive shall also receive non-qualified stock options to purchase 10,000 shares of Common Stock (the "OPTIONS") at an exercise price equal to the Market Value on the Start Date which will vest twenty percent (20%) per year at the end of each year of employment served pursuant to a stock option agreement in accordance with the BRE Properties, Inc. Amended and Restated 1992 Employee Stock Plan (the "1992 PLAN").

        (c) Executive shall also receive Options under the 1992 Plan to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value on the [Start Date]. The Options will vest twenty percent (20%) per year at the end of each year of employment served, if, and only if during the twelve month period beginning with the Start Date (i) management of all Company and RCT apartment properties is consolidated into Company's San Francisco, California office without adversely impacting revenues from such apartment properties; and (ii) the Company achieves a savings in operating costs of at least One Million Dollars as compared to operating costs for the Company and RCT in calendar year 1995.

    7. HOUSING ALLOWANCE/RELOCATION EXPENSE. Executive shall be reimbursed by the Company (upon presentation of appropriate documentation) for the following reasonable out-of-pocket expenses related to relocating to the San Francisco Bay
Area: moving expenses for household goods, travel for Executive and family to and from the San Francisco Bay Area, trips for locating housing, and temporary housing for a period of up to one year. Executive's temporary housing allowance shall be "grossed up" by 40% to compensate Executive for federal and state taxes attributable to the receipt of such allowance by Executive. In addition, Executive shall be reimbursed (upon presentation of appropriate documentation) upon sale of his existing residence for any customary commissions on the sale and Executive's share of any reasonable title, closing, attorneys' fees and other transactional costs customarily paid by a seller in the jurisdiction in which the residence is located as set forth in

Executive's closing escrow statement. Executive shall also be reimbursed for the after-tax cost of loan and closing costs incurred in financing the purchase of a new residence. The total amount payable to Executive pursuant to this Section 7 shall not exceed $ 120,000.

    8.  TERMINATION OF EMPLOYMENT.

    8.1 TERMINATION DUE TO DEATH OR DISABILITY; VOLUNTARY TERMINATION. If at any time during the Term, Executive shall die, suffer any Disability which is deemed to be permanent (as defined below), or voluntarily terminate his employment by the Company, then, in any such event, his employment under this Agreement shall automatically terminate on the date of death, upon any Disability, or the date of voluntary termination, as the case may be. As used herein, the term "DISABILITY" shall mean the inability of Executive to perform his normal duties for Company for a period of ninety (90) calendar days, or for one hundred twenty (120) days during any period of one hundred eighty (180) calendar days, whether or not consecutive. An additional determination of permanent disability may be made at any time by a physician chosen by a majority of the independent members of the Board, which physician shall opine as to the physical condition of Executive.

    8.2 TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company may terminate this Agreement and Executive's employment at any time for Good Cause. In such event, this Agreement shall terminate on such date as shall be specified in writing by the Company. As used herein, the term "GOOD CAUSE" shall mean (i) any act or omission of gross negligence, willful misconduct, dishonesty, or fraud by Executive in the performance of his duties hereunder, (ii) the failure or refusal of Executive after the receipt of written notice by the Executive to perform the duties or to render the services assigned to him from time to time by the Chief Executive Officer or the Board, (iii) the charging or indictment of Executive in connection with a felony or any misdemeanor involving dishonesty or moral turpitude, (iv) the material breach by Executive of this Agreement or the breach of Executive's fiduciary duty or duty of trust to the Company provided that, if such breach is curable, Executive first receives notice of the breach and seven (7) days to cure such breach; or (v) any other act or omission by Executive either in disregard of the Company's policies or conduct which may cause material loss, damage or injury to the Company, its property, reputation or employees.

    8.3 TERMINATION BY THE COMPANY OTHER THAN FOR GOOD CAUSE. During the Term, the Company may terminate this Agreement and Executive's employment for any reason other than for Good Cause. In such event, this Agreement shall terminate on the 30th day following written notice of such termination by the Company.

    9.  COMPENSATION UPON TERMINATION.

        9.1  TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

        (a)  In the event  of termination of  Executive's employment pursuant to
    Section 8.1 due to death or Disability, Executive or his estate shall receive, within 30 days after such death or Disability, a lump-sum payment equal to the Annual Bonus that the Executive would have earned for the fiscal year in question (based on (i) 40% of then current Base Salary if the death or Disability occurs within one year from the date of this Agreement, or (ii) based on the average of his Annual Bonuses for the most recent two years in the event the death or Disability occurs after one year from the date of this Agreement, or (iii) the previous Annual Bonus if only one Annual Bonus period has passed), reduced on a pro-rated basis to the date of termination. Further, the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced by the Pro Rata Calculation. For the purpose of this Agreement, "PRO RATA CALCULATION" shall mean a pro rata application of Sections 6.1, 6.2 and 6.3 of the Stock Loan Agreement as described in EXHIBIT C to this Agreement, taking into consideration the number of full months worked and the Company's performance data through the last quarter having ended 45 days or more prior to the termination date, notwithstanding the fact that such sections of the Stock Loan Agreement do not provide for such pro rata application.

        (b) In the event  of termination of  Executive's employment pursuant  to
    Section  8.1 based on voluntary termination  by the Executive or pursuant to
    Section 8.2 (Termination by the Company for Good Cause), the Company shall not be obligated, from and after the date of termination, to provide to Executive, and Executive shall not be entitled to receive from the Company, any compensation (including any payments of Base Salary, Annual Bonus, or other awards) or other benefits. Further, the outstanding balance of the Fifty Thousand Dollar Note and the Stock Loan, and all accrued interest shall be due and payable in full 15 days following the termination date.

        (c) In the event of termination of Executive's employment without cause pursuant to Section 8.3 within one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary multiplied by a fraction the numerator of which is the number of full months remaining during the initial 24 months of the initial three-year Term of this Agreement and the denominator of which is 24. For example, if the Executive's then current Base Salary is $207,480 and Executive were terminated in his 6th month of employment with the Company, Executive would be entitled to a lump sum payment of $414,960 X 18/24 or $311,220. In addition, the outstanding principal balance on the Fifty Thousand Dollar Note shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced to an amount equal to the product of 7,500 (or such number that reflects stock splits or dividends) times the Market Value on the date of termination if such amount is less than the outstanding principal balance on the Stock Loan, with the balance of the Stock Loan, and all accrued interest, due and payable immediately.

        (d) In the event  of termination of  Executive's employment pursuant  to
    Section 8.3 after one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to the average of his Annual Bonus, if any, over the most recent two years (or the previous Annual Bonus if only one Annual Bonus period has passed), and (ii) the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero, and the outstanding principal balance on the Stock Loan shall be reduced by the Pro Rata Calculation with the balance of the Stock Loan, and all interest due and payable immediately.

        9.2    TERMINATION  FOLLOWING  A  CHANGE  IN  CONTROL.    The  following
    provisions shall apply in lieu of Section 9.1 if, and only if, the termination of Executive's employment occurs within 12 months following a Change in Control (as defined in Section 9.2(d)):

           (a) In the event of termination of Executive's employment pursuant to
       Section 8.1 due to death or Disability, the provisions of Section 9.1(a) apply. In the event of termination of Executive's employment pursuant to
       Section 8.2 (Termination by the Company with Good Cause), the provisions of Section 9.1(b) apply.

           (b) In the event of termination of Executive's employment due to voluntary termination by Executive without Good Reason (as defined below), Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to: (i) the average of his Annual Bonus, if any, over the most recent two years; or (ii) previous Annual Bonus if only one Annual Bonus period has passed; or (iii) his then Base Salary multiplied by .4 in the event the termination occurs within the Executive's first year of employment. As used herein, the term "GOOD REASON" means (i) a material change in Executive's duties, responsibilities, or authority, or (ii) the Company's relocation of the Executive, without the Executive's consent, to a location outside of the San Francisco metropolitan area. The outstanding balance of the Fifty Thousand Dollar Loan and the outstanding balance of the Stock Loan shall be due and payable in full on termination.

           (c) In the event of termination of Executive's employment due to voluntary termination by Executive with Good Reason, or pursuant to
       Section 8.3 (Termination by the Company other than for Good Cause), the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary plus an amount equal to: (x) two times the average of his Annual Bonus, if any, over the most recent two years; or (y) previous Annual Bonus if only one Annual Bonus period has passed; or (z) his then Base Salary multiplied by .8 in the event the termination occurs within the Executive's first year of employment; (ii) all unvested stock options held by Executive at the date of termination, if any, would vest and become fully exercisable for a period of three months from the date of termination; and (iii) the amount payable under the Fifty Thousand Dollar Loan Agreement shall be reduced to zero and the amount payable under the Stock Loan Agreement shall be reduced by the Pro Rata Calculation, and the balance of the Stock Loan and all accrued interest, shall be due and payable immediately.

           (d) As used herein, a "CHANGE IN CONTROL" shall be deemed to have occurred when any of the following events occur:

               (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as in effect on the date hereof, (a "PERSON")) acquiring "beneficial ownership" (as defined in Rule 13D-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

               (ii) a  change  in  the Board  that  is  the result  of  a  proxy solicitation(s) or other action(s) to influence voting at a shareholders' meeting of the Company (other than by voting one's own stock) by a Person or group of Persons who has Beneficial Ownership of 5% or more of the combined voting power of the securities of the Company and which causes the Continuing Directors (as defined below) to cease to constitute a majority of the Board; provided, however, that neither of the events described in (i) or (ii) of this Section 9.2(d) shall be deemed to be a Change in Control if the event(s) or election(s) causing such change shall have been approved specifically for purposes of this Agreement by the affirmative vote of at least a majority of the members of the Continuing Directors. For these purposes, a "CONTINUING DIRECTOR" shall mean a member of the Board
           (i) who is a member  of the Board on the  date of this Agreement,  or
           (ii)  who subsequently becomes  a member of the  Board and who either
           (x) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are Directors on the date hereof, or (y) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are described in clauses (i) and (ii) (including clause
           (ii)(y)), as applicable.

           (e) Notwithstanding anything to the contrary in this Section 9.2, if any of the payments or other compensation to be made to Executive pursuant to this Section 9.2 are determined to be "parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then the amount of such payments or other compensation shall be reduced to the largest amount which would not constitute "parachute payments" as so defined.

    10.  CONFIDENTIALITY AND RESTRICTIVE COVENANT.

    (a) It is specifically understood and agreed that some of the Company's business activities are secret in nature and constitute trade secrets, including but not limited to the Company's "know-how," methods of business and operations, and property and financial analyses and reports (all such information, "PROPRIETARY INFORMATION"). All of the Company's Proprietary Information is and shall be the property of the Company for its own exclusive use and benefit, and Executive agrees that he will hold all of the Company's Proprietary Information in strictest confidence and will not at any time, either during or after his employment by the Company, use or permit the use of the same for his own benefit or for the benefit of others unless authorized to do so by the Company's written consent or by a contract or agreement to which the Company is a party or by which it is bound. The provisions of this Section 10 shall perpetually survive the termination of the Agreement.

    (b) For a period of two (2) years following any termination of this Agreement, the Executive shall not recruit, attempt to hire, direct, assist others in recruiting or hiring, or encourage any employee of the Company to terminate his employment with the Company or to accept employment with any subsequent employer or business with whom the Executive is affiliated or receiving compensation in any way.

    11. ARBITRATION. Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance, or breach of this Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this Agreement through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or a comparable organization agreeable to the parties if JAMS is not then in existence, involving first mediation before a retired judge or justice from the JAMS panel followed, if necessary, by final and binding arbitration conducted at a location determined by the arbitrator in San Francisco, California, administered by and in accordance with the then-existing Rules of Practice and Procedure of JAMS, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

    12. TAXES; WITHHOLDINGS. All compensation payable by the Company to the Executive under this Agreement which is or may become subject to withholding under the Code or other pertinent provisions of laws or regulation shall be reduced for all applicable income and/or employment taxes required to be withheld.

    13. ADMINISTRATION BY THE BOARD. The Board, or its Compensation Committee as determined by the Board, shall be (i) solely responsible for the interpretation and administration of the Stock Loan Agreement, and (ii) entitled to modify the Stock Loan Agreement (including, without limitation, performance criteria and targets) as necessary or appropriate to achieve the purposes and intents of the same in light of changing or extenuating circumstances. All such actions, decisions, and modifications regarding the Stock Loan Agreement made in good faith by the Board, or by its Compensation Committee, shall be final and binding on Executive.

    14. OFFSET. The Company shall have the right, without any notice to the Executive, to offset any amounts payable to the Company under the Fifty Thousand Dollar Note or the Stock Loan Agreement against any amount payable to the Executive pursuant to this Agreement.

    15.  MISCELLANEOUS.

    15.1 All notices and any other communications permitted or required under this Agreement must be in writing and shall be effective (a) on the first business day after delivery in person, or (b) on the first business day after deposit with a commercial courier or delivery service for overnight delivery. All notices must be properly addressed and delivered to the parties at the addresses set forth below:

    If to Company:

       BRE Properties, Inc.
       One Montgomery Street, Suite 2500
       Telesis Tower
       San Francisco, CA 94104
       Attn: Frank McDowell

    with copy to:

       Farella, Braun & Martel
       235 Montgomery Street, Suite 3000
       San Francisco, CA 94104
       Attn: Morgan P. Guenther, Esq.

    If to Executive:

       Jay W. Pauly
       BRE Properties, Inc.
       One Montgomery Street, Suite 2500
       Telesis Tower
       San Francisco, CA 94104

    with copy to:

       Ervin, Cohen & Jessup
       9401 Wilshire Boulevard, 9th Floor
       Beverly Hills, CA 90212-2974
       Attn: Gary Freedman, Esq.

or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this section.

    15.2 This Agreement, the Fifty Thousand Dollar Note, and the Stock Loan Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

    15.3 This Agreement shall be governed by and interpreted according to the laws of the State of California.

    15.4 With respect to the Company, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

    15.5 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

    15.6 This Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

    15.7 If any provision of this Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect, and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality, or unenforceability in accordance with the applicable law at that time.

    15.8 No remedy made available to Company by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

    15.9 This Agreement may be executed in one or more counterparts. Any copy of this Agreement with the original signatures of all parties approved shall constitute an original.

    15.10 Without limiting the provisions of Section 11, if either party institutes arbitration proceedings pursuant to Section 11 or an action to enforce the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

    IN WITNESS WHEREOF, this Agreement has been executed as of the date specified in the first paragraph.

                                          COMPANY:  BRE PROPERTIES, INC.
                                          By: __________________________________

                                          Its: _________________________________

                                          EXECUTIVE:  Jay W. Pauly

                                          ______________________________________

                                                                       EXHIBIT A

                        SENIOR EXECUTIVE VICE PRESIDENT
                            CHIEF OPERATING OFFICER

    Responsible for directing operations and activities of the Company with the objective of maximizing profitability and shareholder value. The COO oversees the activities of both multi-family and commercial management, including leasing, operations and management and rehabilitation and development activities. Responsible for the disposition activity of all Company assets.

    The COO has the final responsibility for completion of annual property budgets and the ongoing review of the financial operating statements and reports. As part of the executive management committee, the COO will have a key role in developing the long-range business plan of the Company. When required, presentations will be made to the Company's Board of Directors and to the general public.

                                                                       EXHIBIT B

                                      NOTE

$50,000                                                San Francisco, California
                                                                          , 1996

    FOR VALUE RECEIVED, Jay W. Pauly ("Borrower"), hereby promises to pay to the order of BRE Properties, Inc. ("Company"), in lawful money of the United States of America in immediately available funds, the principal sum of Fifty Thousand United States dollars.

    This  Note is the Fifty  Thousand Dollar Note referred  to in the Employment
Agreement dated as of               , 1995 between the Borrower and the  Company
(the "Agreement"), and is payable in accordance with and subject to the terms thereof.

    The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

    This Note shall be construed in accordance with and be governed by the law of the State of California.

    IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

                                          By:
                                          --------------------------------------
                                                        Jay W. Pauly

                                                                       EXHIBIT C

                                 LOAN AGREEMENT

    This  Loan and Stock Pledge  Agreement (the "LOAN AGREEMENT")  is made as of
            , 1996, by and between BRE PROPERTIES, INC. (the "COMPANY") and  Jay
W. Pauly (the "EXECUTIVE").

                                   BACKGROUND

    WHEREAS, Company and Executive have entered into an employment agreement of even date as this Loan Agreement (the "EMPLOYMENT AGREEMENT"); and

    WHEREAS, in connection with the Employment Agreement, Company and Executive desire Company to make a personal loan to Executive subject to the terms and conditions of this Loan Agreement.

    NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Loan Agreement, the parties agree as follows:

    1. CAPITALIZED TERMS. Capitalized terms used but not defined in this Loan Agreement shall have the meanings given them in the Employment Agreement

    2. LOAN. Subject to the terms and conditions stated in this Loan Agreement, Company hereby makes a Loan to Executive in an amount equal to the Market Value (as hereinafter defined) of 7,500 shares of the Company's common stock on the date of this Loan Agreement. As used herein "MARKET VALUE" means the closing price per share of the Company's common stock on the New York Stock Exchange.

    3. USE OF PROCEEDS. Executive agrees to use all of the proceeds from the Loan to exercise his option to purchase, from the Company, 7,500 shares of Common Stock granted pursuant to Section 6.1(a) of the Employment Agreement (the "SHARES").

    4.   INTEREST.   The  outstanding principal  amount of  the Loan  shall bear interest at a rate of [7.8]% per annum from the date hereof to the date of payment, compounded annually.

    5. PAYMENT. The outstanding principal balance of the Loan, and any interest accrued thereon (such principal and interest, the "PAYMENT AMOUNT"),
shall  be due and payable in full on               , 2000 (the "MATURITY DATE").
Interest shall be  payable quarterly  on the       day  following each  calendar
quarter commencing on _________, 1996 ("INTEREST PAYMENTS"). The Payment Amount and Interest Payments are subject to (i) acceleration of payment under the circumstances described in the Employment Agreement, (ii) the reductions provided under Section 6 of this Loan Agreement and, as applicable, the Employment Agreement, and (iii) the time periods required for calculating the performance-based provisions of this Loan Agreement and the Employment Agreement (in the case of such time periods, interest shall continue to accrue).

    6. REDUCTION OF LOAN. Effective on the Maturity Date, the Payment Amount shall be reduced to the extent provided by the following formulae:

        6.1 ASSET GROWTH. Up to 20% of the Payment Amount may be reduced based on the gross book value of the Company's equity investments in real estate, investments in limited partnerships, and mortgages (the "ASSETS") as follows: At the Maturity Date, the Payment Amount shall be reduced by 20% if the Assets as of December 31, 2000 have a gross book value of $1 billion or more. If the Assets on such date have a gross book value of $800 million or less, there will be no reduction of Payment Amount under this Subsection
    6.1. If the Assets on such date have a gross book value of between $800 million and $1 billion, the reduction shall be prorated on a scale between 0% and 20%. For example, if the Assets are $900 million at the Maturity Date, the reduction shall be 10% of the Payment Amount.

        6.2. FUNDS FROM OPERATIONS. Up to 50% of the Payment Amount may be reduced based on an increase in FFO per share of Common Stock. On the second anniversary date of the Loan (although such reduction is only effective at the Maturity Date), the growth in FFO per share of Common Stock between the twelve-month period ending December 31, 1995 and the twelve-month period ending December 31, 1997 shall be compared against the growth in FFO per share of common stock of the ten largest publicly-traded multi-family REITs as designated by the Company based on total assets (the "INDEXED REITS"). Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. If the increase in FFO per share of Common Stock is equal to or less than the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount (together with a proportionate amount of accrued interest); if the increase is at or above the 80th percentile of the Indexed REITs, there will be a 20% reduction in Payment Amount on the Maturity Date; if the increase is between 50% and 80%, the reduction in Payment Amount shall be computed on a pro-rated basis between 0% and 20%. For example, if the increase is 62%, the reduction shall be 8% of the Payment Amount.

    On the Maturity Date, the growth in FFO per share of Common Stock over the three-year period ending December 31, 2000 shall be compared against the growth in FFO per share of common stock of the ten Indexed REITs designated by the Company for the most reasonably comparable three-year period (ending no later than December 31, 2000), respectively, of such Indexed REITs. Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. In this case, however, up to 30% of Payment Amount may be reduced on the Maturity Date if the 80th percentile performance is met, with the reduction to be pro-rated down to 0% if the performance is at or below the 50th percentile.

    6.3 CALENDAR YEAR-END SHARE PRICE MULTIPLE. Up to 30% of the Payment Amount may be reduced based on the FFO Multiple (as used herein, "FFO MULTIPLE" shall mean Market Value as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period). Following the Maturity Date, the Company shall compute the simple numerical average of the FFO Multiples as of December 31 of each of the preceding five years (each such multiple being based on the preceding twelve months' FFO) (the "AVERAGE MULTIPLE"). The Average Multiple will then be compared against the Average Multiple of the ten Indexed REITs designated by the Company for such five-year period. If the Average Multiple for the Company is at or below the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount; if the Average Multiple is at or above the 80th percentile, there will be a 30% reduction in Payment Amount; if the increase is between 50th and 80th percentile, the reduction in Payment Amount will be computed on a pro-rated basis between 0% and 30%. For example, if the increase is at the 72nd percentile, the reduction shall be 22% of the Payment Amount.

    7.  PLEDGE OF STOCK.

    7.1 PLEDGED SHARES. Executive's obligations under this Loan Agreement are secured by the Shares, and Executive hereby grants the Company a security interest in the Shares, and in any other shares of Company's Common Stock (or any warrants, rights, options or other securities) to which Executive may hereafter be or become entitled as a result of his ownership of the Shares (together with the Shares, the "PLEDGED SHARES"). The foregoing security interest shall constitute a first priority interest to secure the payment of the Payment Amount as such amount is reduced by Section 6 hereof and, as applicable, the Employment Agreement. Upon issuance of the Shares, all certificates representing the Shares shall be fully endorsed in blank by the Executive and delivered by the Executive to the Company.

    7.2 RIGHTS OF COMPANY AS SECURED PARTY. Company shall have all rights and remedies set forth in this Loan Agreement and all other rights of a secured party at law or in equity.

    7.3 RIGHTS REGARDING PLEDGED SHARES. Company has the right to deliver any or all of the Pledged Shares to any person, to have any or all of the Pledged Shares registered in its name or in the name of any other person, and Executive irrevocably appoints the Company its attorney-in-fact authorized at any time during the term of this Loan Agreement to take any actions or exercise any rights available to the Company under this Loan Agreement.

    7.4 DIVIDENDS. Unless there is a default under this Loan Agreement, the Executive shall be entitled to receive and retain dividends and other amounts payable to the Executive as a result of his record ownership of the Pledged Shares. Upon a default, the Company is entitled to all dividends and other amounts that are paid after the default (whether or not declared prior to the default), which Company shall apply towards the payment of principal and interest on the Loan.

    7.5   VOTING RIGHTS.   Unless there is a  default under this Loan Agreement,
Executive shall have the right to vote the Pledged Shares.

    7.6 EXECUTIVE'S REPRESENTATIONS REGARDING SHARES. The Executive represents that, as of the date of this Loan Agreement, the Pledged Shares are owned by the Executive, and Executive has not taken any action that would result in the Pledged Shares being subject to any adverse claims, liens, or encumbrances (other than the pledge under this Loan Agreement), and, to his knowledge, there are no adverse claims, liens, or encumbrances on the Pledged Shares as of the date of this Loan Agreement.

    7.7  RELEASE OF  SECURITY.  Upon  full payment of the  Loan pursuant to  the
terms   of  this  Loan   Agreement,  Company  shall   deliver  the  certificates
representing the Pledged Shares to Executive.

    7.8 REMEDIES RELATED TO COLLATERAL. Upon an Event of Default, Company may, in its sole discretion and with or without further notice to Executive (in addition to all rights or remedies available at law or equity or otherwise): (i) register the Pledged Shares in the name of the Company or in any such name as the Company may decide, (ii) exercise the Company's proxy or other voting rights with respect to the Pledged Shares (and Executive agrees to deliver promptly further evidence of the grant of such proxy in any form requested), and (iii) exercise any rights provided to a secured party under the applicable Commercial Code.

    8. RECOURSE LOAN. The parties agree that the Loan is a recourse loan, and Executive shall be personally liable for all amounts payable to the Company under this Loan Agreement notwithstanding the Company's security interest in the Pledged Shares.

    9.    EVENT OF  DEFAULT.   It shall  be an  event of  default (an  "EVENT OF
DEFAULT") if Executive fails to pay the Company pursuant to Section 5.

    10. CERTAIN ACCOUNTING PRINCIPLES. All computations under this Loan Agreement shall be made in accordance with generally accepted accounting principles as such principles are applied in the Company's financial statements. With respect to all computations hereunder based on FFO, the parties acknowledge that the REIT industry, from time to time, adopts alternative measures designed to reflect operating performance. The parties agree that, if such measures are adopted by the Board for the Company's reporting purposes, such new measures shall be substituted for FFO in this Loan Agreement to the extent practicable.

    11.  MISCELLANEOUS.

    11.1 Any notice or other communication required or permitted hereunder shall be in writing and be governed by the notice provisions of the Employment Agreement.

    11.2 This Loan Agreement and the Employment Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

    11.3 This Loan Agreement shall be governed by and interpreted according to the laws of the State of California.

    11.4 With respect to Company, this Loan Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Loan Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

    11.5 The captions of the various sections of this Loan Agreement are inserted only for convenience and shall not be considered in construing this Loan Agreement.

    11.6 This Loan Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

    11.7 If any provision of this Loan Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Loan Agreement shall remain in full force and effect and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time.

    11.8 This Loan Agreement shall be governed by the arbitration provisions of the Employment Agreement, including the provision relating to recovery of reasonable attorneys' fees, costs, and expenses.

    11.9 No remedy made available to Company by any of the provisions of this Loan Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

    IN WITNESS WHEREOF, this Loan Agreement has been executed as of the date specified in the first paragraph.

                                          COMPANY:  BRE PROPERTIES, INC.

                                          By: __________________________________

                                          Its: _________________________________

                                          EXECUTIVE: JAY W. PAULY

                                          ______________________________________
                                                       Jay W. Pauly

                              EMPLOYMENT AGREEMENT

    THIS  EMPLOYMENT AGREEMENT (the "AGREEMENT") is  made and entered into as of
            , 1995 by and between BRE PROPERTIES, INC., a Delaware corporation (the "COMPANY"), and LEROY E. CARLSON (the "EXECUTIVE").

                                   BACKGROUND

    WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions of this Agreement.

    NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Agreement, the parties agree as follows:

    1. TERM. Executive shall commence the rendering of personal services under this Agreement on the date of the closing of the merger between the Company and REIT of California ("RCT") (the "START DATE"). The term of this Agreement is for three years from the Start Date unless earlier terminated pursuant to Section 8 (the "TERM"). This Agreement shall be automatically renewed for one year terms thereafter provided it has not been terminated pursuant to Section 8.1, 8.2 or 8.3, modified or extended, or the parties have not entered into a new agreement with respect to the subject matter hereof.

    2. DUTIES. Executive shall be employed by the Company as its Executive Vice-President and Chief Financial Officer. Executive shall report to the Company's Chief Executive Officer and perform the duties specified in the job description attached hereto as EXHIBIT A and such other duties, consistent with duties customarily accorded an Executive Vice President and Chief Financial Officer, that the Chief Executive Officer or the Company's Board of Directors (the "BOARD") may from time to time direct. Executive shall devote his full business time and best efforts to the Company. Executive shall not, except for incidental management of his personal financial affairs, engage in any other business, nor shall he serve in any position with any other corporation or entity, without the prior written consent of the Board.

    3. COMPENSATION. During the Term, Executive shall be entitled to receive compensation in accordance with this Section 3.

    3.1 BASE SALARY. Commencing on the Start Date, Executive shall receive an annual base salary ("BASE SALARY") of $200,000. The Base Salary shall be payable by the Company to the Executive in equal installments on the dates payments of salary are regularly made by the Company to its executive employees. As part of the review of all Company executives, such base salary will be reviewed based on Executive's performance, on or about March 31, 1996, and on or about each subsequent March 31 by the Chief Executive Officer, with adjustments, if any, approved by the Board or the Compensation Committee of the Board. It is the parties' expectation that the Base Salary will increase as a result of the March 31, 1996 review of all Company executives in an amount at least equal to any increase in the Consumer Price Index for the Bay Area over the immediately prior 12 months.

    3.2 ANNUAL INCENTIVE BONUS. Executive shall be eligible to receive an annual incentive bonus (the "ANNUAL BONUS") targeted at 30% of Base Salary for each fiscal year of the Company during the Term. The amount of the Annual Bonus shall be based on the achievement of predefined operating or performance and other criteria established by the Chief Executive Officer or the Compensation Committee of the Board (the "ANNUAL CRITERIA"). The Annual Bonus with respect to any fiscal year for which the Executive is not employed for the entire year will be prorated. Except as otherwise specified in this Agreement, Executive shall earn the Annual Bonus only at the end of each of the Company's fiscal years during the Term. The Annual Bonus, if earned, shall be paid within 90 days after the end of each fiscal year.

    3.3 LONG-TERM INCENTIVE AWARDS. The Executive shall be eligible to receive long-term incentive awards issued by the Company and approved by the Board in accordance with the provisions of Section 6.

    3.4 LOAN. On the date of this Agreement, the Company shall make a full recourse, five-year interest-free loan to Executive in an amount equal to $100,000 (the "ONE HUNDRED THOUSAND DOLLAR LOAN"). The One Hundred Thousand Dollar Loan shall be evidenced by a promissory note in the form of EXHIBIT B to this Agreement (the "ONE HUNDRED THOUSAND DOLLAR NOTE").

    4. BENEFITS. During the Term, Executive shall be entitled to receive such other benefits and to participate in such benefit plans as are generally provided by the Company to its executive employees, including 401(k) and health and life insurance plans. Executive shall be entitled to four weeks vacation for each full twelve months of employment hereunder.

    5.   EXPENSES.    The Company  shall  pay  or reimburse  Executive  for  all reasonable travel and other expenses incurred by Executive in performing his duties under this Agreement in accordance with Company policy.

    6.  LONG-TERM INCENTIVE AWARDS.

    6.1  INITIAL LONG-TERM INCENTIVE AWARDS.

        (a) On the date of this Agreement, pursuant to the 1992 Plan, the Company shall (i) grant Executive an immediately exercisable non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value (as hereinafter defined) on the date of this Agreement and (ii) make a full recourse, five-year loan to Executive in an amount equal to the aggregate exercise price for such stock option (the "STOCK LOAN"). The Stock Loan shall be made pursuant to a loan agreement between Company and Executive in the form of EXHIBIT C to this Agreement (the "STOCK LOAN AGREEMENT"), under which the shares so acquired (and any securities resulting from ownership of such shares) shall be pledged by Executive to the Company as collateral for amounts payable under the Stock Loan Agreement. As used herein, the term "MARKET VALUE" means the closing price per share of the Common Stock on the New York Stock Exchange.

        (b) Executive shall also receive non-qualified stock options to purchase 7,500 shares of Common Stock (the "OPTIONS") at an exercise price equal to the Market Value on the Start Date which will vest twenty percent (20%) per year at the end of each year of employment served pursuant to a stock option agreement in accordance with the BRE Properties, Inc. Amended and Restated 1992 Employee Stock Plan (the "1992 PLAN").

        (c) Executive shall also receive Options under the 1992 Plan to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value on the [Start Date]. The Options will vest twenty percent (20%) per year at the end of each year of employment served, if, and only if during the twelve month period beginning with the Start Date (i) management of all Company and RCT apartment properties is consolidated into Company's San Francisco, California office without adversely impacting revenues from such apartment properties; and (ii) the Company achieves a savings in operating costs of at least One Million Dollars as compared to operating costs for the Company and RCT in calendar year 1995.

    7. HOUSING ALLOWANCE/RELOCATION EXPENSE. Executive will bear the first $50,000 in housing and relocation expenses. Thereafter, the Company will, upon Executive's furnishing of documentation, reimburse Executive for up to $50,000 in additional housing and relocation expenses.

    8.  TERMINATION OF EMPLOYMENT.

        8.1 TERMINATION DUE TO DEATH OR DISABILITY; VOLUNTARY TERMINATION. If at any time during the Term, Executive shall die, suffer any Disability which is deemed to be permanent (as defined below), or voluntarily terminate his employment by the Company, then, in any such event, his employment under this Agreement shall automatically terminate on the date of death, upon any Disability, or the date of voluntary termination, as the case may be. As used herein, the term "DISABILITY" shall mean the inability of Executive to perform his normal duties for Company for a period of ninety (90) calendar days, or for one hundred twenty (120) days during any period of one hundred eighty (180) calendar days, whether or not consecutive. An additional determination of permanent disability may be made at any time by a physician chosen by a majority of the independent members of the Board, which physician shall opine as to the physical condition of Executive.

        8.2 TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company may terminate this Agreement and Executive's employment at any time for Good Cause. In such event, this Agreement shall terminate on such date as shall be specified in writing by the Company. As used herein, the term "GOOD
    CAUSE" shall mean (i) any act or omission of gross negligence, willful misconduct, dishonesty, or fraud by Executive in the performance of his duties hereunder, (ii) the failure or refusal of Executive, after the receipt of written notice by the Executive, to perform the duties or to render the services assigned to him from time to time by the Chief Operating Officer or the Board, (iii) the charging or indictment of Executive in connection with a felony or any misdemeanor involving dishonesty or moral turpitude, (iv) the material breach by Executive of this Agreement or the breach of Executive's fiduciary duty or duty of trust to the Company provided that, if such breach is curable, Executive first receives notice of the breach and seven (7) days to cure such breach; or (v) any other act or omission by Executive either in disregard of the Company's policies or conduct which may cause material loss, damage or injury to the Company, its property, reputation or employees.

        8.3 TERMINATION BY THE COMPANY OTHER THAN FOR GOOD CAUSE. During the Term, the Company may terminate this Agreement and Executive's employment for any reason other than for Good Cause. In such event, this Agreement shall terminate on the 30th day following written notice of such termination by the Company.

    9.  COMPENSATION UPON TERMINATION.

    9.1  TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

        (a)  In the event  of termination of  Executive's employment pursuant to
    Section 8.1 due to death or Disability, Executive or his estate shall receive, within 30 days of such death or Disability, a lump-sum payment equal to the Annual Bonus that the Executive would have earned for the fiscal year in question (based on (i) 30% of then current Base Salary if the death or Disability occurs within one year from the date of this Agreement, or (ii) based on the average of his Annual Bonuses for the most recent two years in the event the death or Disability occurs after one year from the date of this Agreement, or (iii) the previous Annual Bonus if only one Annual Bonus period has passed), reduced on a pro-rated basis to the date of termination. Further, the outstanding principal balance on the One Hundred Thousand Dollar Note shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced by the Pro Rata Calculation. For the purpose of this Agreement, "PRO RATA CALCULATION" shall mean a pro rata application of Sections 6.1, 6.2 and 6.3 of the Stock Loan Agreement as described in EXHIBIT C to this Agreement, taking into consideration the number of full months worked and the Company's performance data through the last quarter having ended 45 days or more prior to the termination date, notwithstanding the fact that such sections of the Stock Loan Agreement do not provide for such pro rata application.

        (b) In the event  of termination of  Executive's employment pursuant  to
    Section  8.1 based on voluntary termination  by the Executive or pursuant to
    Section 8.2 (Termination by the Company for Good Cause), the Company shall not be obligated, from and after the date of termination, to provide to Executive, and Executive shall not be entitled to receive from the Company, any compensation (including any payments of Base Salary, Annual Bonus, or other awards) or other benefits. Further, the outstanding balance of the Stock Loan, and all accrued interest shall be due and payable in full 15 days following the termination date. Finally, any outstanding balance on the One Hundred Thousand Dollar Loan exceeding Fifty Thousand Dollars ($50,000) shall be due and payable in full 15 days following the termination date.

        (c) In the event of termination of Executive's employment without cause pursuant to Section 8.3 within one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary multiplied by a fraction the numerator of which is the number of full months remaining during the initial 24 months of the initial three-year Term of this Agreement and the denominator of which is 24. For example, if the Executive's then current Base Salary is $200,000 and Executive were terminated in his 6th month of employment with the Company, Executive would be entitled to a lump sum payment of $400,000 x 18/24 or $300,000. In addition, the outstanding principal balance on the One Hundred Thousand Dollar Loan shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced to an amount equal to the product of 5,000 (or such number that reflects stock splits or dividends) times the Market Value on the date of termination, with the balance of the Stock Loan, and all accrued interest, due and payable immediately.

        (d) In the event of termination of Executive's employment without cause pursuant to Section 8.3 after one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to the average of his Annual Bonus, if any, over the most recent two years (or the previous Annual Bonus if only one Annual Bonus period has passed), and (ii) the outstanding principal balance on the One Hundred Thousand Dollar Loan shall be reduced to zero, and the outstanding principal balance on the Stock Loan shall be reduced by the Pro Rata Calculation with the balance of the Stock Loan, and all interest due and payable immediately.

    9.2 TERMINATION FOLLOWING A CHANGE IN CONTROL. The following provisions shall apply in lieu of Section 9.1 if, and only if, the termination of Executive's employment occurs within 12 months following a Change in Control (as defined in Section 9.2(d)):

        (a) In the event  of termination of  Executive's employment pursuant  to
    Section 8.1 due to death or Disability, the provisions of Section 8.1(a) apply. In the event of termination of Executive's employment pursuant to
    Section  8.2 (Termination by the Company with Good Cause), the provisions of
    Section 9.1(b) apply.

        (b) In the event of termination of Executive's employment due to voluntary termination by Executive without Good Reason (as defined below), Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to: (i) the average of his Annual Bonus, if any, over the most recent two years; or (ii) previous Annual Bonus if only one Annual Bonus period has passed; or (iii) his then Base Salary multiplied by .3 in the event the termination occurs within the Executive's first year of employment. As used herein, the term "GOOD REASON" means (i) a material change in Executive's duties, responsibilities, or authority, or (ii) the Company's relocation of the Executive, without the Executive's consent, to a location outside of the San Francisco metropolitan area. The outstanding balance of the Stock Loan shall be due and payable in full on termination. Any outstanding balance on the One Hundred Thousand Dollar Loan in excess of Fifty Thousand Dollars ($50,000) shall be due and payable in full following the termination date.

        (c) In the event of termination of Executive's employment due to voluntary termination by Executive with Good Reason, or pursuant to Section
    8.3 (Termination by the Company Other Than for Good Cause), the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary plus an amount equal to: (x) two times the average of his Annual Bonus, if any, over the most recent two years; or (y) previous Annual Bonus if only one Annual Bonus period has passed; or (z) his then current Base Salary multiplied by .6 in the event the termination occurs within the Executive's first year of employment; (ii) all unvested stock options held by Executive at the date of termination, if any, would vest and become fully exercisable for a period of three months from the date of termination; and (iii) the amount payable under the One Hundred Thousand Dollar Note shall be reduced to zero and the amount payable under the Stock Loan Agreement shall be reduced by the Pro Rata Calculation, and the balance of the Stock Loan and all accrued interest, shall be due and payable immediately.

        (d) As used herein, a "CHANGE IN CONTROL" shall be deemed to have occurred when any of the following events occur:

           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as in effect on the date hereof, (a "PERSON")) acquiring "beneficial ownership" (as defined in Rule 13D-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

           (ii) a change in the Board that is the result of a proxy solicitation(s) or other action(s) to influence voting at a shareholders' meeting of the Company (other than by voting one's own stock) by a Person or group of Persons who has Beneficial Ownership of 5% or more of the combined voting power of the securities of the Company and which causes the Continuing Directors (as defined below) to cease to constitute a majority of the Board; provided, however, that neither of the events described in (i) or (ii) of this Section 8.2(d) shall be deemed to be a Change in Control if the event(s) or election(s) causing such change shall have been approved specifically for purposes of this Agreement by the affirmative vote of at least a majority of the members of the Continuing Directors. For these purposes, a "CONTINUING DIRECTOR" shall mean a member of the Board (i) who is a member of the Board on the date of this Agreement, or (ii) who subsequently becomes a member of the Board and who either (x) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are Directors on the date hereof, or (y) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are described in clauses (i) and (ii) (including clause
       (ii)(y)), as applicable.

        (e) Notwithstanding anything to the contrary in this Section 9.2, if any of the payments or other compensation to be made to Executive pursuant to this Section 9.2 are determined to be "parachute payments" as defined in
    Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then the amount of such payments or other compensation shall be reduced to the largest amount which would not constitute "parachute payments" as so defined.

    10.  CONFIDENTIALITY AND RESTRICTIVE COVENANT.

    (a) It is specifically understood and agreed that some of the Company's business activities are secret in nature and constitute trade secrets, including but not limited to the Company's "know-how," methods of business and operations, and property and financial analyses and reports (all such information, "PROPRIETARY INFORMATION"). All of the Company's Proprietary Information is and shall be the property of the Company for its own exclusive use and benefit, and Executive agrees that he will hold all of the Company's Proprietary Information in strictest confidence and will not at any time, either during or after his employment by the Company, use or permit the use of the same for his own benefit or for the benefit of others unless authorized to do so by the Company's written consent or by a contract or agreement to which the Company is a party or by which it is bound. The provisions of this Section 10 shall perpetually survive the termination of the Agreement.

    (b) For a period of two (2) years following any termination of this Agreement, the Executive shall not recruit, attempt to hire, direct, assist others in recruiting or hiring, or encourage any employee of the Company to terminate his employment with the Company or to accept employment with any subsequent employer or business with whom the Executive is affiliated or receiving compensation in any way.

    11. ARBITRATION. Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance, or breach of this Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this Agreement through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or a comparable organization agreeable to the parties if JAMS is not then in existence, involving first mediation before a retired judge or justice from the JAMS panel followed, if necessary, by final and binding arbitration conducted at a location determined by the arbitrator in San Francisco, California, administered by and in accordance with the then-existing Rules of Practice and Procedure of JAMS, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

    12. TAXES; WITHHOLDINGS. All compensation payable by the Company to the Executive under this Agreement which is or may become subject to withholding under the Code or other pertinent provisions of laws or regulation shall be reduced for all applicable income and/or employment taxes required to be withheld.

    13. ADMINISTRATION BY THE BOARD. The Board, or its Compensation Committee as determined by the Board, shall be (i) solely responsible for the interpretation and administration of the Stock Loan Agreement, and (ii) entitled to modify the Stock Loan Agreement (including, without limitation, performance criteria and targets) as necessary or appropriate to achieve the purposes and intents of the same in light of changing or extenuating circumstances. All such actions, decisions, and modifications regarding the Stock Loan Agreement made in good faith by the Board, or by its Compensation Committee, shall be final and binding on Executive.

    14. OFFSET. The Company shall have the right, without any notice to the Executive, to offset any amounts payable to the Company under the One Hundred Thousand Dollar Note or the Stock Loan Agreement against any amount payable to the Executive pursuant to this Agreement.

    15.  MISCELLANEOUS.

    15.1 All notices and any other communications permitted or required under this Agreement must be in writing and shall be effective (a) on the first business day after delivery in person, or (b) on the first business day after deposit with a commercial courier or delivery service for overnight delivery. All notices must be properly addressed and delivered to the parties at the addresses set forth below:

    If to Company:

       BRE Properties, Inc.
       One Montgomery Street, Suite 2500
       Telesis Tower
       San Francisco, CA 94104
       Attn: Frank McDowell

    with copy to:

       Farella, Braun & Martel
       235 Montgomery Street, Suite 3000
       San Francisco, CA 94104
       Attn: Morgan P. Guenther, Esq.

    If to Executive:

       Leroy E. Carlson
       BRE Properties, Inc.
       One Montgomery Street, Suite 2500
       Telesis Tower
       San Francisco, CA 94104

    with copy to:

       Ervin, Cohen & Jessup
       9401 Wilshire Boulevard, 9th Floor
       Beverly Hills, CA 90212-2974
       Attn: Gary Freedman, Esq.

or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this section.

    15.2 This Agreement, the One Hundred Thousand Dollar Note, and the Stock Loan Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

    15.3 This Agreement shall be governed by and interpreted according to the laws of the State of California.

    15.4 With respect to the Company, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

    15.5 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

    15.6 This Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

    15.7 If any provision of this Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect, and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality, or unenforceability in accordance with the applicable law at that time.

    15.8 No remedy made available to Company by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

    15.9 This Agreement may be executed in one or more counterparts. Any copy of this Agreement with the original signatures of all parties approved shall constitute an original.

    15.10 Without limiting the provisions of Section 11, if either party institutes arbitration proceedings pursuant to Section 11 or an action to enforce the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

    IN WITNESS WHEREOF, this Agreement has been executed as of the date specified in the first paragraph.

                                          COMPANY:  BRE PROPERTIES, INC.
                                          By: __________________________________

                                          Its: _________________________________

                                          EXECUTIVE:  Leroy E. Carlson

                                          ______________________________________

                                                                       EXHIBIT A

                CHIEF FINANCIAL OFFICER/EXECUTIVE VICE PRESIDENT

    Responsible for the financial activities of the Company, including financial plans, policies and practices, including treasury, budgeting, forecasting, share transfer supervision, accounting, tax planning, financial reporting and REIT compliance; developing and maintaining relationships with financing sources and investment community, including shareholders and investors; for SEC filings, annual audit, property taxes and property insurance and supervision of necessary staff to support financial activities of the Company. The Chief Financial Officer/Executive Vice President shall report to the Chief Executive Officer.

                                                                       EXHIBIT B

                                      NOTE

$100,000                                               San Francisco, California
                                                                          , 1996

    FOR VALUE RECEIVED, Leroy E. Carlson ("Borrower"), hereby promises to pay to the order of BRE Properties, Inc. ("Company"), in lawful money of the United States of America in immediately available funds, the principal sum of One Hundred Thousand United States dollars.

    This  Note  is the  One  Hundred Thousand  Dollar  Note referred  to  in the
Employment Agreement dated as of            , 1995 between the Borrower and  the
Company (the "Agreement"), and is payable in accordance with and subject to the terms thereof.

    The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

    This Note shall be construed in accordance with and be governed by the law of the State of California.

    IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.
                                          By: __________________________________
                                                      Leroy E. Carlson

                                                                       EXHIBIT C

                                 LOAN AGREEMENT

    This Loan and Stock Pledge Agreement (the "LOAN AGREEMENT") is made as of , 1996, by and between BRE PROPERTIES, INC. (the "COMPANY") and Leroy
E. Carlson (the "EXECUTIVE").

                                   BACKGROUND

    WHEREAS, Company and Executive have entered into an employment agreement of even date as this Loan Agreement (the "EMPLOYMENT AGREEMENT"); and

    WHEREAS, in connection with the Employment Agreement, Company and Executive desire Company to make a personal loan to Executive subject to the terms and conditions of this Loan Agreement.

    NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Loan Agreement, the parties agree as follows:

    1. CAPITALIZED TERMS. Capitalized terms used but not defined in this Loan Agreement shall have the meanings given them in the Employment Agreement

    2. LOAN. Subject to the terms and conditions stated in this Loan Agreement, Company hereby makes a Loan to Executive in an amount equal to the Market Value (as hereinafter defined) of 5,000 shares of the Company's common stock on the date of this Loan Agreement. As used herein "MARKET VALUE" means the closing price per share of the Company's common stock on the New York Stock Exchange.

    3. USE OF PROCEEDS. Executive agrees to use all of the proceeds from the Loan to exercise his option to purchase, from the Company, 5,000 shares of Common Stock granted pursuant to Section 6.1(a) of the Employment Agreement (the "SHARES").

    4.   INTEREST.   The  outstanding principal  amount of  the Loan  shall bear interest at a rate of [7.8]% per annum from the date hereof to the date of payment, compounded annually.

    5. PAYMENT. The outstanding principal balance of the Loan, and any interest accrued thereon (such principal and interest, the "PAYMENT AMOUNT"),
shall  be due and payable  in full on              , 2000 (the "MATURITY DATE").
Interest shall  be payable  quarterly on  the      day following  each  calendar
quarter commencing on           , 1996 ("INTEREST PAYMENTS"). The Payment Amount
and Interest Payments are subject to (i) acceleration of payment under the circumstances described in the Employment Agreement, (ii) the reductions provided under Section 6 of this Loan Agreement and, as applicable, the Employment Agreement, and (iii) the time periods required for calculating the performance-based provisions of this Loan Agreement and the Employment Agreement (in the case of such time periods, interest shall continue to accrue).

    6. REDUCTION OF LOAN. Effective on the Maturity Date, the Payment Amount shall be reduced to the extent provided by the following formulae:

        6.1 ASSET GROWTH. Up to 20% of the Payment Amount may be reduced based on the gross book value of the Company's equity investments in real estate, investments in limited partnerships, and mortgages (the "ASSETS") as follows: At the Maturity Date, the Payment Amount shall be reduced by 20% if the Assets as of December 31, 2000 have a gross book value of $1 billion or more. If the Assets on such date have a gross book value of $800 million or less, there will be no reduction of Payment Amount under this Subsection
    6.1. If the Assets on such date have a gross book value of between $800 million and $1 billion, the reduction shall be prorated on a scale between 0% and 20%. For example, if the Assets are $900 million at the Maturity Date, the reduction shall be 10% of the Payment Amount.

        6.2. FUNDS FROM OPERATIONS. Up to 50% of the Payment Amount may be reduced based on an increase in FFO per share of Common Stock. On the second anniversary date of the Loan (although such reduction is only effective at the Maturity Date), the growth in FFO per share of Common Stock between the twelve-month period ending December 31, 1995 and the twelve-month period ending December 31, 1997 shall be compared against the growth in FFO per share of common stock of the ten largest publicly-traded multi-family REITs as designated by the Company based on total assets (the "Indexed REITs"). Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. If the increase in FFO per share of Common Stock is equal to or less than the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount (together with a proportionate amount of accrued interest); if the increase is at or above the 80th percentile of the Indexed REITs, there will be a 20% reduction in Payment Amount on the Maturity Date; if the increase is between 50% and 80%, the reduction in Payment Amount shall be computed on a pro-rated basis between 0% and 20%. For example, if the increase is 62%, the reduction shall be 8% of the Payment Amount.

        On the Maturity Date, the growth in FFO per share of Common Stock over the three-year period ending December 31, 2000 shall be compared against the growth in FFO per share of common stock of the ten Indexed REITs designated by the Company for the most reasonably comparable three-year period (ending no later than December 31, 2000), respectively, of such Indexed REITs. Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. In this case, however, up to 30% of Payment Amount may be reduced on the Maturity Date if the 80th percentile performance is met, with the reduction to be pro-rated down to 0% if the performance is at or below the 50th percentile.

        6.3 CALENDAR YEAR-END SHARE PRICE MULTIPLE. Up to 30% of the Payment Amount may be reduced based on the FFO Multiple (as used herein, "FFO MULTIPLE" shall mean Market Value as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period). Following the Maturity Date, the Company shall compute the simple numerical average of the FFO Multiples as of December 31 of each of the preceding five years (each such multiple being based on the preceding twelve months' FFO) (the "AVERAGE MULTIPLE"). The Average Multiple will then be compared against the Average Multiple of the ten Indexed REITs designated by the Company for such five-year period. If the Average Multiple for the Company is at or below the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount; if the Average Multiple is at or above the 80th percentile, there will be a 30% reduction in Payment Amount; if the increase is between 50th and 80th percentile, the reduction in Payment Amount will be computed on a pro-rated basis between 0% and 30%. For example, if the increase is at the 72nd percentile, the reduction shall be 22% of the Payment Amount.

    7.  PLEDGE OF STOCK.

    7.1 PLEDGED SHARES. Executive's obligations under this Loan Agreement are secured by the Shares, and Executive hereby grants the Company a security interest in the Shares, and in any other shares of Company's Common Stock (or any warrants, rights, options or other securities) to which Executive may hereafter be or become entitled as a result of his ownership of the Shares (together with the Shares, the "PLEDGED SHARES"). The foregoing security interest shall constitute a first priority interest to secure the payment of the Payment Amount as such amount is reduced by Section 6 hereof and, as applicable, the Employment Agreement. Upon issuance of the Shares, all certificates representing the Shares shall be fully endorsed in blank by the Executive and delivered by the Executive to the Company.

    7.2 RIGHTS OF COMPANY AS SECURED PARTY. Company shall have all rights and remedies set forth in this Loan Agreement and all other rights of a secured party at law or in equity.

    7.3 RIGHTS REGARDING PLEDGED SHARES. Company has the right to deliver any or all of the Pledged Shares to any person, to have any or all of the Pledged Shares registered in its name or in the name of any other person, and Executive irrevocably appoints the Company its attorney-in-fact authorized at any time during the term of this Loan Agreement to take any actions or exercise any rights available to the Company under this Loan Agreement.

    7.4 DIVIDENDS. Unless there is a default under this Loan Agreement, the Executive shall be entitled to receive and retain dividends and other amounts payable to the Executive as a result of his record ownership of the Pledged Shares. Upon a default, the Company is entitled to all dividends and other amounts that are paid after the default (whether or not declared prior to the default), which Company shall apply towards the payment of principal and interest on the Loan.

    7.5  VOTING RIGHTS.   Unless there is a  default under this Loan  Agreement,
Executive shall have the right to vote the Pledged Shares.

    7.6 EXECUTIVE'S REPRESENTATIONS REGARDING SHARES. The Executive represents that, as of the date of this Loan Agreement, the Pledged Shares are owned by the Executive, and Executive has not taken any action that would result in the Pledged Shares being subject to any adverse claims, liens, or encumbrances (other than the pledge under this Loan Agreement), and, to his knowledge, there are no adverse claims, liens, or encumbrances on the Pledged Shares as of the date of this Loan Agreement.

    7.7   RELEASE OF  SECURITY.  Upon full  payment of the  Loan pursuant to the
terms  of  this   Loan  Agreement,  Company   shall  deliver  the   certificates
representing the Pledged Shares to Executive.

    7.8 REMEDIES RELATED TO COLLATERAL. Upon an Event of Default, Company may, in its sole discretion and with or without further notice to Executive (in addition to all rights or remedies available at law or equity or otherwise): (i) register the Pledged Shares in the name of the Company or in any such name as the Company may decide, (ii) exercise the Company's proxy or other voting rights with respect to the Pledged Shares (and Executive agrees to deliver promptly further evidence of the grant of such proxy in any form requested), and (iii) exercise any rights provided to a secured party under the applicable Commercial Code.

    8. RECOURSE LOAN. The parties agree that the Loan is a recourse loan, and Executive shall be personally liable for all amounts payable to the Company under this Loan Agreement notwithstanding the Company's security interest in the Pledged Shares.

    9.   EVENT OF  DEFAULT.   It shall  be an  event of  default (an  "EVENT  OF
DEFAULT") if Executive fails to pay the Company pursuant to Section 5.

    10. CERTAIN ACCOUNTING PRINCIPLES. All computations under this Loan Agreement shall be made in accordance with generally accepted accounting principles as such principles are applied in the Company's financial statements. With respect to all computations hereunder based on FFO, the parties acknowledge that the REIT industry, from time to time, adopts alternative measures designed to reflect operating performance. The parties agree that, if such measures are adopted by the Board for the Company's reporting purposes, such new measures shall be substituted for FFO in this Loan Agreement to the extent practicable.

    11.  MISCELLANEOUS.

    11.1 Any notice or other communication required or permitted hereunder shall be in writing and be governed by the notice provisions of the Employment Agreement.

    11.2 This Loan Agreement and the Employment Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

    11.3 This Loan Agreement shall be governed by and interpreted according to the laws of the State of California.

    11.4 With respect to Company, this Loan Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Loan Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

    11.5 The captions of the various sections of this Loan Agreement are inserted only for convenience and shall not be considered in construing this Loan Agreement.

    11.6 This Loan Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

    11.7 If any provision of this Loan Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Loan Agreement shall remain in full force and effect and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time.

    11.8 This Loan Agreement shall be governed by the arbitration provisions of the Employment Agreement, including the provision relating to recovery of reasonable attorneys' fees, costs, and expenses.

    11.9 No remedy made available to Company by any of the provisions of this Loan Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

    IN WITNESS WHEREOF, this Loan Agreement has been executed as of the date specified in the first paragraph.

                                          COMPANY:  BRE PROPERTIES, INC.
                                          By: __________________________________
                                          Its: _________________________________

                                          EXECUTIVE:  LEROY E. CARLSON
                                          ______________________________________
                                                     Leroy E. Carlson

                              EMPLOYMENT AGREEMENT

    THIS  EMPLOYMENT AGREEMENT (the "AGREEMENT") is  made and entered into as of
         , 1995 by and between BRE PROPERTIES, INC., a Delaware corporation (the "COMPANY"), and JOHN H. NUNN (the "EXECUTIVE").

                                   BACKGROUND

    WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions of this Agreement.

    NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Agreement, the parties agree as follows:

    1. TERM. Executive shall commence the rendering of personal services under this Agreement on the date of the closing of the merger between the Company and REIT of California ("RCT") (the "START DATE"). The term of this Agreement is for three years from the Start Date unless earlier terminated pursuant to Section 7 (the "TERM"). This Agreement shall automatically renew for one year terms thereafter, provided it has not been terminated pursuant to Sections 8.1, 8.2 or 8.3, or modified or extended, or the parties have not entered into a new agreement with respect to the subject matter hereof.

    2. DUTIES. Executive shall be employed by the Company as its Senior Vice-President, Property Management. Executive shall report to the Company's Chief Operating Officer and perform the duties specified in the job description attached hereto as EXHIBIT A and such other duties, consistent with duties customarily accorded a Senior Vice President, Property Management, that Chief Operating Officer or the Company's Board of Directors (the "BOARD") may from time to time direct. Executive shall devote his full business time and best efforts to the Company. Executive shall not, except for incidental management of his personal financial affairs, engage in any other business, nor shall he serve in any position with any other corporation or entity, without the prior written consent of the Board.

    3. COMPENSATION. During the Term, Executive shall be entitled to receive compensation in accordance with this Section 3.

    3.1 BASE SALARY. Commencing on the Start Date, Executive shall receive an annual base salary ("BASE SALARY") of $145,000. The Base Salary shall be payable by the Company to the Executive in equal installments on the dates payments of salary are regularly made by the Company to its executive employees. As part of the review of all Company executives, such base salary will be reviewed based on Executive's performance, on or about March 31, 1996, and on or about each subsequent March 31 by the Chief Operating Officer, with adjustments, if any, approved by the Board or the Compensation Committee of the Board.

        It is the parties' expectation that the Base Salary will increase as a result of the March 31, 1996 review of all Company executives in an amount at least equal to any increase in the Consumer Price Index for the Bay Area over the immediately prior 12 months.

    3.2 ANNUAL INCENTIVE BONUS. Executive shall be eligible to receive an annual incentive bonus (the "ANNUAL BONUS") targeted at 30% of Base Salary for each fiscal year of the Company during the Term. The amount of the Annual Bonus shall be based on the achievement of predefined operating or performance and other criteria established by the Chief Operating Officer or the Compensation Committee of the Board (the "ANNUAL CRITERIA"). The Annual Bonus with respect to any fiscal year for which the Executive is not employed for the entire year will be prorated. Except as otherwise specified in this Agreement, Executive shall earn the Annual Bonus only at the end of each of the Company's fiscal years during the Term. The Annual Bonus, if earned, shall be paid within 90 days after the end of each fiscal year.

    3.3 LONG-TERM INCENTIVE AWARDS. The Executive shall be eligible to receive long-term incentive awards issued by the Company and approved by the Board in accordance with the provisions of Section 6.

    3.4 LOAN. On the date of this Agreement, the Company shall make a full recourse, five-year interest-free loan to Executive in an amount equal to $50,000 (the "FIFTY THOUSAND DOLLAR LOAN"). The Fifty Thousand Dollar Loan shall be made evidenced by a promissory note in the form of EXHIBIT B to this Agreement (the "FIFTY THOUSAND DOLLAR NOTE").

    4. BENEFITS. During the Term, Executive shall be entitled to receive such other benefits and to participate in such benefit plans as are generally provided by the Company to its executive employees, including 401(k) and health and life insurance plans. Executive shall be entitled to four weeks vacation for each full twelve months of employment hereunder.

    5.   EXPENSES.    The Company  shall  pay  or reimburse  Executive  for  all reasonable travel and other expenses incurred by Executive in performing his duties under this Agreement in accordance with Company policy.

    6.  LONG-TERM INCENTIVE AWARDS.

    6.1  INITIAL LONG-TERM INCENTIVE AWARDS.

        (a) On the date of this Agreement, pursuant to the 1992 Plan, the Company shall (i) grant Executive an immediately exercisable non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value (as hereinafter defined) on the date of this Agreement and (ii) make a full recourse, five-year loan to Executive in an amount equal to the aggregate exercise price for such stock option (the "STOCK LOAN"). The Stock Loan shall be made pursuant to a loan agreement between Company and Executive in the form of EXHIBIT C to this Agreement (the "STOCK LOAN AGREEMENT"), under which the shares so acquired (and any securities resulting from ownership of such shares) shall be pledged by Executive to the Company as collateral for amounts payable under the Stock Loan Agreement. As used herein, the term "MARKET VALUE" means the closing price per share of the Common Stock on the New York Stock Exchange.

        (b) Executive shall also receive non-qualified stock options to purchase 5,000 shares of Common Stock (the "OPTIONS") at an exercise price equal to the Market Value on the Start Date which will vest twenty percent (20%) per year at the end of each year of employment served pursuant to a stock option agreement in accordance with the BRE Properties, Inc. Amended and Restated 1992 Employee Stock Plan (the "1992 PLAN").

        (c) Executive shall also receive Options under the 1992 Plan to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value on the [Start Date]. The Options will vest twenty percent (20%) per year at the end of each year of employment served, if, and only if during the twelve month period beginning with the Start Date (i) management of all Company and RCT apartment properties is consolidated into Company's San Francisco, California office without adversely impacting revenues from such apartment properties; and (ii) the Company achieves a savings in operating costs of at least One Million Dollars as compared to operating costs for the Company and RCT in calendar year 1995.

    7. HOUSING ALLOWANCE/RELOCATION EXPENSE. Executive shall be reimbursed by the Company (upon presentation of appropriate documentation) for the following reasonable out-of-pocket expenses related to relocating to the San Francisco Bay
Area: moving expenses for household goods, travel for Executive and family to the San Francisco Bay Area, trips for locating housing, and temporary housing for a period of up to one year. Executive's temporary housing allowance shall be "grossed up" by 40% to compensate Executive for federal and state taxes attributable to the receipt of such allowance by Executive. In addition, Executive shall be reimbursed (upon presentation of appropriate documentation) upon sale of his existing residence for any loss incurred on the sale of the residence (not to exceed $40,000), any customary commissions on the sale and Executive's share of any reasonable title, closing, attorneys' fees and other transactional costs customarily paid by a seller in the jurisdiction in which the residence is located as set forth on Executive's closing escrow statement. Executive shall also be reimbursed for the after-tax cost of loan and closing costs incurred in financing the purchase of a new residence. The total amount payable to Executive pursuant to this Section 7 shall not exceed $140,000.

    8.  TERMINATION OF EMPLOYMENT.

    8.1 TERMINATION DUE TO DEATH OR DISABILITY; VOLUNTARY TERMINATION. If at any time during the Term, Executive shall die, suffer any Disability which is deemed to be permanent (as defined below), or voluntarily terminate his employment by the Company, then, in any such event, his employment under this Agreement shall automatically terminate on the date of death, upon any Disability, or the date of voluntary termination, as the case may be. As used herein, the term "DISABILITY" shall mean the inability of Executive to perform his normal duties for Company for a period of ninety (90) calendar days, or for one hundred twenty (120) days during any period of one hundred eighty (180) calendar days, whether or not consecutive. An additional determination of permanent disability may be made at any time by a physician chosen by a majority of the independent members of the Board, which physician shall opine as to the physical condition of Executive.

    8.2 TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company may terminate this Agreement and Executive's employment at any time for Good Cause. In such event, this Agreement shall terminate on such date as shall be specified in writing by the Company. As used herein, the term "GOOD CAUSE" shall mean (i) any act or omission of gross negligence, willful misconduct, dishonesty, or fraud by Executive in the performance of his duties hereunder, (ii) the failure or refusal of Executive after the receipt of written notice by the Executive to perform the duties or to render the services assigned to him from time to time by the Chief Operating Officer or the Board, (iii) the charging or indictment of Executive in connection with a felony or any misdemeanor involving dishonesty or moral turpitude, (iv) the material breach by Executive of this Agreement or the breach of Executive's fiduciary duty or duty of trust to the Company, provided that, if such breach is curable, Executive first receives notice of the breach and seven (7) days to cure such breach; or (v) any other act or omission by Executive either in disregard of the Company's policies or conduct which may cause material loss, damage or injury to the Company, its property, reputation or employees.

    8.3 TERMINATION BY THE COMPANY OTHER THAN FOR GOOD CAUSE. During the Term, the Company may terminate this Agreement and Executive's employment for any reason other than for Good Cause. In such event, this Agreement shall terminate on the 30th day following written notice of such termination by the Company.

    9.  COMPENSATION UPON TERMINATION.

    9.1  TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

        (a)  In the event  of termination of  Executive's employment pursuant to
    Section 8.1 due to death or Disability, Executive or his estate shall receive, within 30 days of such death or Disability, a lump-sum payment equal to the Annual Bonus that the Executive would have earned for the fiscal year in question (based on (i) 30% of then current Base Salary if the death or Disability occurs within one year from the date of this Agreement, or (ii) based on the average of his Annual Bonuses for the most recent two years in the event the death or Disability occurs after one year from the date of this Agreement, or (iii) the previous Annual Bonus if only one Annual Bonus period has passed), reduced on a pro-rated basis to the date of termination. Further, the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced by the Pro Rata Calculation. For the purpose of this Agreement, "PRO RATA CALCULATION" shall mean a pro rata application of Sections 6.1, 6.2 and 6.3 of the Stock Loan Agreement as described in EXHIBIT C to this Agreement, taking into consideration the number of full months worked and the Company's performance data through the last quarter having ended 45 days or more prior to the termination date, notwithstanding the fact that such sections of the Stock Loan Agreement do not provide for such pro rata application.

        (b) In the event  of termination of  Executive's employment pursuant  to
    Section  8.1 based on voluntary termination  by the Executive or pursuant to
    Section 8.2 (Termination by the Company for Good Cause), the Company shall not be obligated, from and after the date of termination, to provide to Executive, and Executive shall not be entitled to receive from the Company, any compensation (including any payments of Base Salary, Annual Bonus, or other awards or other benefits. Further, the outstanding balance of the Fifty Thousand Dollar Note and the Stock Loan, and all accrued interest shall be due and payable in full 15 days following the termination date.

        (c) In the event of termination of Executive's employment without cause pursuant to Section 8.3 within one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary multiplied by a fraction the numerator of which is the number of full months remaining during the initial 24 months of the initial three-year Term of this Agreement and the denominator of which is 24. For example, if the Executive's then current Base Salary is $145,000 and Executive were terminated in his 6th month of employment with the Company, Executive would be entitled to a lump sum payment of $290,000 x 18/24 or $217,500. In addition, the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced to an amount equal to the product of 5,000 (or such number that reflects stock splits or dividends) times the Market Value on the date of termination if such amount is less than the outstanding principal balance on the Stock Loan, with the balance of the Stock Loan, and all accrued interest, due and payable immediately.

        (d) In the event  of termination of  Executive's employment pursuant  to
    Section 8.3 after one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to the average of his Annual Bonus, if any, over the most recent two years (or the previous Annual Bonus if only one Annual Bonus period has passed), and (ii) the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero, and the outstanding principal balance on the Stock Loan shall be reduced by the Pro Rata Calculation with the balance of the Stock Loan, and all interest due and payable immediately.

    9.2 TERMINATION FOLLOWING A CHANGE IN CONTROL. The following provisions shall apply in lieu of Section 9.1 if, and only if, the termination of Executive's employment occurs within 12 months following a Change in Control (as defined in Section 9.2(d)):

        (a)  In the event  of termination of  Executive's employment pursuant to
    Section 8.1 due to death or Disability, the provisions of Section 9.1(a) apply. In the event of termination of Executive's employment pursuant to
    Section 8.2 (Termination by the Company with Good Cause), the provisions  of
    Section 9.1(b) apply.

        (b) In the event of termination of Executive's employment due to voluntary termination by Executive without Good Reason (as defined below), Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to: (i) the average of his Annual Bonus, if any, over the most recent two years; or (ii) or previous Annual Bonus if only one Annual Bonus period has passed; or (iii) his then Base Salary multiplied by .3 in the event the termination occurs within the Executive's first year of employment. As used herein, the term "GOOD REASON" means (i) a material change in Executive's duties, responsibilities, or authority, or (ii) the Company's relocation of the Executive, without the Executive's consent, to a location outside of the San Francisco metropolitan area. The outstanding balance of the Fifty Thousand Dollar Loan and the outstanding balance of the Stock Loan shall be due and payable in full on termination.

        (c) In the event of termination of Executive's employment due to voluntary termination by Executive with Good Reason, or pursuant to Section
    8.3 (Termination by the Company other than for Good Cause), the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary plus an amount equal to: (x) two times the average of his Annual Bonus, if any, over the most recent two years; or (y) previous Annual Bonus if only one Annual Bonus period has passed; or (z) his then Base Salary multiplied by .6 in the event the termination occurs within the Executive's first year of employment; (ii) all unvested stock options held by Executive at the date of termination, if any, would vest and become fully exercisable for a period of three months from the date of termination; and
    (iii) the amount payable under the Fifty Thousand Dollar Note shall be reduced to zero and the amount payable under the Stock Loan Agreement shall be reduced by the Pro Rata Calculation, and the balance of the Stock Loan and all accrued interest, shall be due and payable immediately.

        (d) As used herein, a "CHANGE IN CONTROL" shall be deemed to have occurred when any of the following events occur:

           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as in effect on the date hereof, (a "PERSON")) acquiring "beneficial ownership" (as defined in Rule 13D-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

           (ii) a change in the Board that is the result of a proxy solicitation(s) or other action(s) to influence voting at a shareholders' meeting of the Company (other than by voting one's own stock) by a Person or group of Persons who has Beneficial Ownership of 5% or more of the combined voting power of the securities of the Company and which causes the Continuing Directors (as defined below) to cease to constitute a majority of the Board; provided, however, that neither of the events described in (i) or (ii) of this Section 9.2(d) shall be deemed to be a Change in Control if the event(s) or election(s) causing such change shall have been approved specifically for purposes of this Agreement by the affirmative vote of at least a majority of the members of the Continuing Directors. For these purposes, a "CONTINUING DIRECTOR" shall mean a member of the Board (i) who is a member of the Board on the date of this Agreement, or (ii) who subsequently becomes a member of the Board and who either (x) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are Directors on the date hereof, or (y) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are described in clauses (i) and (ii) (including clause
       (ii)(y)), as applicable.

        (e) Notwithstanding anything to the contrary in this Section 9.2, if any of the payments or other compensation to be made to Executive pursuant to this Section 9.2 are determined to be "parachute payments" as defined in
    Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then the amount of such payments or other compensation shall be reduced to the largest amount which would not constitute "parachute payments" as so defined.

    10.  CONFIDENTIALITY AND RESTRICTIVE COVENANT.

    (a) It is specifically understood and agreed that some of the Company's business activities are secret in nature and constitute trade secrets, including but not limited to the Company's "know-how," methods of business and operations, and property and financial analyses and reports (all such information, "PROPRIETRARY INFORMATION"). All of the Company's Proprietary Information is and shall be the property of the Company for its own exclusive use and benefit, and Executive agrees that he will hold all of the Company's Proprietary Information in strictest confidence and will not at any time, either during or after his employment by the Company, use or permit the use of the same for his own benefit or for the benefit of others unless authorized to do so by the Company's written consent or by a contract or agreement to which the Company is a party or by which it is bound. The provisions of this Section 10 shall perpetually survive the termination of the Agreement.

    (b) For a period of two (2) years following any termination of this Agreement, the Executive shall not recruit, attempt to hire, direct, assist others in recruiting or hiring, or encourage any employee of the Company to terminate his employment with the Company or to accept employment with any subsequent employer or business with whom the Executive is affiliated or receiving compensation in any way.

    11. ARBITRATION. Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance, or breach of this Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this Agreement through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or a comparable organization agreeable to the parties if JAMS is not then in existence, involving first mediation before a retired judge or justice from the JAMS panel followed, if necessary, by final and binding arbitration conducted at a location determined by the arbitrator in San Francisco, California, administered by and in accordance with the then-existing Rules of Practice and Procedure of JAMS, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

    12. TAXES; WITHHOLDINGS. All compensation payable by the Company to the Executive under this Agreement which is or may become subject to withholding under the Code or other pertinent provisions of laws or regulation shall be reduced for all applicable income and/or employment taxes required to be withheld.

    13. ADMINISTRATION BY THE BOARD. The Board, or its Compensation Committee as determined by the Board, shall be (i) solely responsible for the interpretation and administration of the Stock Loan Agreement, and (ii) entitled to modify the Stock Loan Agreement (including, without limitation, performance criteria and targets) as necessary or appropriate to achieve the purposes and intents of the same in light of changing or extenuating circumstances. All such actions, decisions, and modifications regarding the Stock Loan Agreement made in good faith by the Board, or by its Compensation Committee, shall be final and binding on Executive.

    14. OFFSET. The Company shall have the right, without any notice to the Executive, to offset any amounts payable to the Company under the Fifty Thousand Dollar Note or the Stock Loan Agreement against any amount payable to the Executive pursuant to this Agreement.

    15.  MISCELLANEOUS.

    15.1 All notices and any other communications permitted or required under this Agreement must be in writing and shall be effective (a) on the first business day after delivery in person, or (b) on the first business day after deposit with a commercial courier or delivery service for overnight delivery. All notices must be properly addressed and delivered to the parties at the addresses set forth below:

    If to Company:

       BRE Properties, Inc.
       One Montgomery Street, Suite 2500
       Telesis Tower
       San Francisco, CA 94104
       Attn:  Frank McDowell

    with copy to:

       Farella, Braun & Martel
       235 Montgomery Street, Suite 3000
       San Francisco, CA 94104
       Attn:  Morgan P. Guenther, Esq.

    If to Executive:

       John H. Nunn
       BRE Properties, Inc.
       One Montgomery Street, Suite 2500
       Telesis Tower
       San Francisco, CA 94104

    with copy to:

       Ervin, Cohen & Jessup
       9401 Wilshire Boulevard, 9th Floor
       Beverly Hills, CA 90212-2974
       Attn:  Gary Freedman, Esq.

or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this section.

    15.2 This Agreement, the Fifty Thousand Dollar Note, and the Stock Loan Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

    15.3 This Agreement shall be governed by and interpreted according to the laws of the State of California.

    15.4 With respect to the Company, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

    15.5 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

    15.6 This Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

    15.7 If any provision of this Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect, and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality, or unenforceability in accordance with the applicable law at that time.

    15.8 No remedy made available to Company by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

    15.9 This Agreement may be executed in one or more counterparts. Any copy of this Agreement with the original signatures of all parties approved shall constitute an original.

    15.10 Without limiting the provisions of Section 11, if either party institutes arbitration proceedings pursuant to Section 11 or an action to enforce the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

    IN WITNESS WHEREOF, this Agreement has been executed as of the date specified in the first paragraph.

                                          COMPANY:  BRE PROPERTIES, INC.
                                          By:
                                             -----------------------------------

                                          Its:
                                             -----------------------------------

                                          EXECUTIVE:  John H. Nunn
                                          --------------------------------------

                                                                       EXHIBIT A

                  SENIOR VICE PRESIDENT -- PROPERTY MANAGEMENT

    Responsible for maximizing the return on the Company's multi-family real estate assets; developing and implementing long-range management plans to improve specific real estate assets, including directing development, rehabilitation and leasing; directing budgeting and lease administration, supervising the activities of outside property managers and hiring and training of regional managers; design and implementation of Company's multi-family residential management systems and policies; monitoring necessary legal actions; and assisting in due diligence on property acquisitions.

                                                                       EXHIBIT B

                                      NOTE
$50,000                                                San Francisco, California
                                                                          , 1996

    FOR VALUE RECEIVED, John H. Nunn ("Borrower"), hereby promises to pay to the order of BRE Properties, Inc. ("Company"), in lawful money of the United States of America in immediately available funds, the principal sum of Fifty Thousand United States dollars.

    This Note is the  Fifty Thousand Dollar Note  referred to in the  Employment
Agreement  dated as of          , 1995 between the Borrower and the Company (the
"Agreement"), and is payable in accordance with and subject to the terms thereof.

    The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

    This Note shall be construed in accordance with and be governed by the law of the State of California.

    IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

                                          By:
                                             -----------------------------------
                                                        John H. Nunn

                                                                       EXHIBIT C

                                 LOAN AGREEMENT

    This Loan and Stock  Pledge Agreement (the "LOAN  AGREEMENT") is made as  of
            , 1996, by and between BRE PROPERTIES, INC. (the "COMPANY") and John
H. Nunn (the "EXECUTIVE").

                                   BACKGROUND

    WHEREAS, Company and Executive have entered into an employment agreement of even date as this Loan Agreement (the "EMPLOYMENT AGREEMENT"); and

    WHEREAS, in connection with the Employment Agreement, Company and Executive desire Company to make a personal loan to Executive subject to the terms and conditions of this Loan Agreement.

    NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Loan Agreement, the parties agree as follows:

    1. CAPITALIZED TERMS. Capitalized terms used but not defined in this Loan Agreement shall have the meanings given them in the Employment Agreement

    2. LOAN. Subject to the terms and conditions stated in this Loan Agreement, Company hereby makes a Loan to Executive in an amount equal to the Market Value (as hereinafter defined) of 5,000 shares of the Company's common stock on the date of this Loan Agreement. As used herein "MARKET VALUE" means the closing price per share of the Company's common stock on the New York Stock Exchange.

    3. USE OF PROCEEDS. Executive agrees to use all of the proceeds from the Loan to exercise his option to purchase, from the Company, 5,000 shares of Common Stock granted pursuant to Section 6.1(a) of the Employment Agreement (the "SHARES").

    4.   INTEREST.   The  outstanding principal  amount of  the Loan  shall bear interest at a rate of [7.8]% per annum from the date hereof to the date of payment, compounded annually.

    5. PAYMENT. The outstanding principal balance of the Loan, and any interest accrued thereon (such principal and interest, the "PAYMENT AMOUNT"),
shall  be due and payable in full on               , 2000 (the "MATURITY DATE").
Interest shall be  payable quarterly  on the       day  following each  calendar
quarter  commencing on                , 1996  ("INTEREST PAYMENTS"). The Payment
Amount and Interest Payments are subject to (i) acceleration of payment under the circumstances described in the Employment Agreement, (ii) the reductions provided under Section 6 of this Loan Agreement and, as applicable, the Employment Agreement, and (iii) the time periods required for calculating the performance-based provisions of this Loan Agreement and the Employment Agreement (in the case of such time periods, interest shall continue to accrue).

    6. REDUCTION OF LOAN. Effective on the Maturity Date, the Payment Amount shall be reduced to the extent provided by the following formulae:

        6.1 ASSET GROWTH. Up to 20% of the Payment Amount may be reduced based on the gross book value of the Company's equity investments in real estate, investments in limited partnerships, and mortgages (the "ASSETS") as follows: At the Maturity Date, the Payment Amount shall be reduced by 20% if the Assets as of December 31, 2000 have a gross book value of $1 billion or more. If the Assets on such date have a gross book value of $800 million or less, there will be no reduction of Payment Amount under this Subsection
    6.1. If the Assets on such date have a gross book value of between $800 million and $1 billion, the reduction shall be prorated on a scale between 0% and 20%. For example, if the Assets are $900 million at the Maturity Date, the reduction shall be 10% of the Payment Amount.

        6.2. FUNDS FROM OPERATIONS. Up to 50% of the Payment Amount may be reduced based on an increase in FFO per share of Common Stock. On the second anniversary date of the Loan (although such reduction is only effective at the Maturity Date), the growth in FFO per share of

    Common Stock between the twelve-month period ending December 31, 1995 and the twelve-month period ending December 31, 1997 shall be compared against the growth in FFO per share of common stock of the ten largest publicly-traded multi-family REITs as designated by the Company based on total assets (the "INDEXED REITS"). Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. If the increase in FFO per share of Common Stock is equal to or less than the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount (together with a proportionate amount of accrued interest); if the increase is at or above the 80th percentile of the Indexed REITs, there will be a 20% reduction in Payment Amount on the Maturity Date; if the increase is between 50% and 80%, the reduction in Payment Amount shall be computed on a pro-rated basis between 0% and 20%. For example, if the increase is 62%, the reduction shall be 8% of the Payment Amount.

         On the Maturity Date, the growth in FFO per share of Common Stock over the three-year period ending December 31, 2000 shall be compared against the growth in FFO per share of common stock of the ten Indexed REITs designated by the Company for the most reasonably comparable three-year period (ending no later than December 31, 2000), respectively, of such Indexed REITs. Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. In this case, however, up to 30% of Payment Amount may be reduced on the Maturity Date if the 80th percentile performance is met, with the reduction to be pro-rated down to 0% if the performance is at or below the 50th percentile.

        6.3 CALENDAR YEAR-END SHARE PRICE MULTIPLE. Up to 30% of the Payment Amount may be reduced based on the FFO Multiple (as used herein, "FFO MULTIPLE" shall mean Market Value as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period). Following the Maturity Date, the Company shall compute the simple numerical average of the FFO Multiples as of December 31 of each of the preceding five years (each such multiple being based on the preceding twelve months' FFO) (the "AVERAGE MULTIPLE"). The Average Multiple will then be compared against the Average Multiple of the ten Indexed REITs designated by the Company for such five-year period. If the Average Multiple for the Company is at or below the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount; if the Average Multiple is at or above the 80th percentile, there will be a 30% reduction in Payment Amount; if the increase is between 50th and 80th percentile, the reduction in Payment Amount will be computed on a pro-rated basis between 0% and 30%. For example, if the increase is at the 72nd percentile, the reduction shall be 22% of the Payment Amount.

    7.  PLEDGE OF STOCK.

    7.1 PLEDGED SHARES. Executive's obligations under this Loan Agreement are secured by the Shares, and Executive hereby grants the Company a security interest in the Shares, and in any other shares of Company's Common Stock (or any warrants, rights, options or other securities) to which Executive may hereafter be or become entitled as a result of his ownership of the Shares (together with the Shares, the "PLEDGED SHARES"). The foregoing security interest shall constitute a first priority interest to secure the payment of the Payment Amount as such amount is reduced by Section 6 hereof and, as applicable, the Employment Agreement. Upon issuance of the Shares, all certificates representing the Shares shall be fully endorsed in blank by the Executive and delivered by the Executive to the Company.

    7.2 RIGHTS OF COMPANY AS SECURED PARTY. Company shall have all rights and remedies set forth in this Loan Agreement and all other rights of a secured party at law or in equity.

    7.3 RIGHTS REGARDING PLEDGED SHARES. Company has the right to deliver any or all of the Pledged Shares to any person, to have any or all of the Pledged Shares registered in its name or in the name of any other person, and Executive irrevocably appoints the Company its attorney-in-fact authorized at any time during the term of this Loan Agreement to take any actions or exercise any rights available to the Company under this Loan Agreement.

    7.4 DIVIDENDS. Unless there is a default under this Loan Agreement, the Executive shall be entitled to receive and retain dividends and other amounts payable to the Executive as a result of his record ownership of the Pledged Shares. Upon a default, the Company is entitled to all dividends and other amounts that are paid after the default (whether or not declared prior to the default), which Company shall apply towards the payment of principal and interest on the Loan.

    7.5   VOTING RIGHTS.   Unless there is a  default under this Loan Agreement,
Executive shall have the right to vote the Pledged Shares.

    7.6 EXECUTIVE'S REPRESENTATIONS REGARDING SHARES. The Executive represents that, as of the date of this Loan Agreement, the Pledged Shares are owned by the Executive, and Executive has not taken any action that would result in the Pledged Shares being subject to any adverse claims, liens, or encumbrances (other than the pledge under this Loan Agreement), and, to his knowledge, there are no adverse claims, liens, or encumbrances on the Pledged Shares as of the date of this Loan Agreement.

    7.7  RELEASE OF  SECURITY.  Upon  full payment of the  Loan pursuant to  the
terms   of  this  Loan   Agreement,  Company  shall   deliver  the  certificates
representing the Pledged Shares to Executive.

    7.8 REMEDIES RELATED TO COLLATERAL. Upon an Event of Default, Company may, in its sole discretion and with or without further notice to Executive (in addition to all rights or remedies available at law or equity or otherwise): (i) register the Pledged Shares in the name of the Company or in any such name as the Company may decide, (ii) exercise the Company's proxy or other voting rights with respect to the Pledged Shares (and Executive agrees to deliver promptly further evidence of the grant of such proxy in any form requested), and (iii) exercise any rights provided to a secured party under the applicable Commercial Code.

    8. RECOURSE LOAN. The parties agree that the Loan is a recourse loan, and Executive shall be personally liable for all amounts payable to the Company under this Loan Agreement notwithstanding the Company's security interest in the Pledged Shares.

    9.    EVENT OF  DEFAULT.   It shall  be an  event of  default (an  "EVENT OF
DEFAULT") if Executive fails to pay the Company pursuant to Section 5.

    10. CERTAIN ACCOUNTING PRINCIPLES. All computations under this Loan Agreement shall be made in accordance with generally accepted accounting principles as such principles are applied in the Company's financial statements. With respect to all computations hereunder based on FFO, the parties acknowledge that the REIT industry, from time to time, adopts alternative measures designed to reflect operating performance. The parties agree that, if such measures are adopted by the Board for the Company's reporting purposes, such new measures shall be substituted for FFO in this Loan Agreement to the extent practicable.

    11.  MISCELLANEOUS.

    11.1 Any notice or other communication required or permitted hereunder shall be in writing and be governed by the notice provisions of the Employment Agreement.

    11.2 This Loan Agreement and the Employment Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

    11.3 This Loan Agreement shall be governed by and interpreted according to the laws of the State of California.

    11.4 With respect to Company, this Loan Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Loan Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

    11.5 The captions of the various sections of this Loan Agreement are inserted only for convenience and shall not be considered in construing this Loan Agreement.

    11.6 This Loan Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

    11.7 If any provision of this Loan Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Loan Agreement shall remain in full force and effect and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time.

    11.8 This Loan Agreement shall be governed by the arbitration provisions of the Employment Agreement, including the provision relating to recovery of reasonable attorneys' fees, costs, and expenses.

    11.9 No remedy made available to Company by any of the provisions of this Loan Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

    IN WITNESS WHEREOF, this Loan Agreement has been executed as of the date specified in the first paragraph.

                                          COMPANY:  BRE PROPERTIES, INC.

                                          By: __________________________________

                                          Its: _________________________________

                                          EXECUTIVE:  JOHN NUNN

                                          ______________________________________
                                                       John H. Nunn

                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

    This First Amendment (the "First Amendment") to Agreement and Plan of Merger, dated as of October 11, 1995 among BRE Properties, Inc., a Delaware corporation ("Parent"), for itself and on behalf of a Maryland corporation to be formed as a wholly-owned subsidiary of Parent ("Merger Sub"), Real Estate Investment Trust of California, a California real estate investment trust ("Company"), and Real Estate Investment Trust of Maryland, a Maryland business trust and a wholly owned subsidiary of Company ("REIT Sub") is entered into by Parent, Merger Sub, Company and REIT Sub on December 21, 1995. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

    WHEREAS, the parties desire to amend the Merger Agreement in accordance with
Section 8.6 of the Merger Agreement and the terms of this First Amendment.

    NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

    1. The below referenced Sections and Subsections of the Merger Agreement are hereby amended as follows:

        (a) Subparagraph (b) of Section 1.5 ("Directors and Officers") is hereby amended by designating William Borsari as a Class III director and Gregory Simon as a Class II director.

        (b) Section 1.7 ("Exchange of Certificates") is hereby amended by adding a new subparagraph (j) which shall read in its entirety as follows:

                "(j) NO EXCHANGE OF PARENT COMMON STOCK
                   CERTIFICATES. Notwithstanding anything to the contrary set forth in this Section 1.7, (i) holders of shares of Parent Common Stock issued and outstanding immediately prior to the Parent Merger shall not be required to surrender or exchange their Parent Certificates in connection with the Parent Merger, (ii) holders of shares of Parent Common Stock issued and outstanding immediately after the Parent Merger and immediately prior to the Reincorporation Merger shall not be required to exchange their Parent Certificates in connection with the Reincorporation Merger and (iii) the effects of the Merger on such holders of shares of Parent Common Stock shall remain otherwise governed by the terms and conditions of this Agreement, including Section 1.6 ("Effect on Capital Stock") hereof, and by applicable law."

        (c) A new Section 5.21 shall be added to the Merger Agreement immediately following Section 5.20 ("Transaction Restructure") and shall read in its entirety as follows:

               "5.21  DIRECTOR NOMINATION.

               At the first meeting of shareholders at which directors are elected held after the Effective Time, the Surviving Corporation shall use its best efforts to cause William Borsari to be nominated and recommended for re-election as a director at such meeting."

        (d) The last 16 words of clause (i) of subparagraph (h) of Section 6.1 ("Conditions to Each Party's Obligation to Effect the Merger") shall be deleted and replaced with the words "each Company Property and each Company Mortgage, and".

        (e) The Employment Agreement of Leroy E. Carlson attached as Exhibit A to the Merger Agreement (the "Carlson Agreement") shall be amended as follows:

               (i) The number "$100,000" set forth in the first sentence of Subsection 3.4 shall be replaced with the number "$50,000"; the defined term "One Hundred Thousand Dollar Loan" set forth in the first sentence of Subsection 3.4 shall be replaced with the new defined term "Fifty Thousand Dollar Loan"; and the defined term "One Hundred Thousand Dollar Note" set forth in the second sentence of Subsection 3.4 shall be replaced with the new defined term "Fifty Thousand Dollar Note".


               (ii) The first two sentences of Section 7 shall be deleted and replaced in their entirety with the following sentence: "The Company will, upon Executive's furnishing of documentation, reimburse Executive for up to $100,000 in housing and relocation expenses."

               (iii) The words "Fifty Thousand Dollar Note and the" shall be inserted immediately prior to the words "Stock Loan" in the second sentence of paragraph (b) of Subsection 9.1, and the last sentence of paragraph (b) of Subsection 9.1 shall be deleted in its entirety.

               (iv) The words "Fifty Thousand Dollar Loan and the outstanding balance of the" shall be inserted immediately prior to the words "Stock Loan" in the third sentence of paragraph (b) of Subsection 9.2, and the last sentence of paragraph (b) of Subsection 9.2 shall be deleted in its entirety.

               (v) The principal amount of the promissory note attached to the Carlson Agreement as Exhibit B thereto shall be amended to reflect the amount of $50,000 in lieu of the amount of $100,000.

    2. The Merger Agreement, except as amended and modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this First Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          BRE Properties, Inc.

                                          By: __________________________________
                                             Frank C. McDowell, President

                                          Real Estate Investment Trust of
                                          California

                                          By: __________________________________
                                             Jay W. Pauly, President

                                          Real Estate Investment Trust of
                                          Maryland

                                          By: __________________________________
                                             Jay W. Pauly, President

                                SECOND AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

    This Second Amendment (the "Second Amendment") to the Agreement and Plan of Merger, dated as of October 11, 1995 among BRE Properties, Inc., a Delaware corporation ("Parent"), for itself and on behalf of BRE Maryland, Inc., a wholly-owned subsidiary of Parent ("Merger Sub"), Real Estate Investment Trust of California, a California real estate investment trust ("Company"), and Real Estate Investment Trust of Maryland, a Maryland business trust and a wholly-owned subsidiary of Company ("REIT Sub"), as amended by the First Amendment to Agreement and Plan of Reorganization dated December 21, 1995, is entered into by Parent, Merger Sub, Company and REIT Sub as of January 30, 1996. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

    WHEREAS, the parties desire to amend the Merger Agreement in accordance with
Section 8.6 of the Merger Agreement and the terms of this Second Amendment.

    NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:


        1. Section 7.1 ("Termination") of the Merger Agreement is hereby amended (i) by replacing the date "February 28, 1996" in Subparagraph (b) with the date "March 29, 1996"; and (ii) by replacing the date "January 31, 1996" in subparagraphs (f) and (g) with the date "February 29, 1996."


        2. The Merger Agreement, except as amended and modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Second Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

BRE Properties, Inc.                           Real Estate Investment Trust of California

By:         /s/ FRANK C. MCDOWELL              By:            /s/ JAY W. PAULY
    ----------------------------------------   --------------------------------------------
        Frank C. McDowell, President           Jay W. Pauly, President

BRE Maryland, Inc.                             Real Estate Investment Trust of Maryland

By:         /s/ FRANK C. MCDOWELL              By:            /s/ JAY W. PAULY
    ----------------------------------------   --------------------------------------------
        Frank C. McDowell, President           Jay W. Pauly, President

                                                                      APPENDIX B

                           DEAN WITTER REYNOLDS INC.
                             TWO WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 392-2222

October 11, 1995

Board of Directors
BRE Properties, Inc.
One Montgomery Street, Suite 2500
Telesis Tower
San Francisco, CA 94104

Gentlemen:

    BRE Properties, Inc., a Delaware Corporation (the "Company"), Real Estate Investment Trust of California, a California real estate investment trust (the "Trust"), and Real Estate Investment Trust of Maryland, a Maryland business trust and a wholly-owned subsidiary of the Trust ("REIT Sub") have entered into an Agreement and Plan of Merger dated October 11, 1995 (the "Agreement") providing sequentially for (i) the merger of the Trust with and into the REIT Sub, (ii) the merger of the REIT Sub with and into the Company and (iii) the merger of the Company with and into a wholly-owned subsidiary of the Company (the "Merger Sub") to be formed as a Maryland corporation (the "Merger"). The Agreement provides that each issued and outstanding share of the Class A Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock") shall be converted into the right to receive one share of the Class A Common Stock, par value $0.01 per share, of the Merger Sub (the "Merger Sub Common Stock") and each issued and outstanding share of beneficial interest, without par value, of the Trust (the "Trust Common Stock"), shall be converted ultimately into the right to receive 0.57 (the "Exchange Ratio") of a share of the Merger Sub Common Stock. In the event that either (i) (a) the average closing price per share of the Company Common Stock as reported by the New York Stock Exchange (the "NYSE") for the ten consecutive trading days ending on (and including) the trading day immediately preceding the date of the Trust's stockholders meeting to consider the Merger (the "Company Average Price") is less than $28.575, and (b) the difference between the Company Average Price and the closing price of the Company Common Stock on the NYSE on September 11, 1995, expressed as a percent of the closing price of the Company Common Stock on the NYSE on September 11, 1995, is at least 10% greater than the percentage decline in the value of the NAREIT Equity REIT Index over the period from September 11, 1995 to the trading day immediately preceding the date of the Trust's stockholders meeting to consider the Merger, or (ii) the Company Average Price is less than $28.07, the Agreement may be terminated by the Trust unless the Company adjusts the Exchange Ratio so that the Exchange Ratio as adjusted shall equal a fraction the numerator of which is the product of 0.57 times (x) $28.575 in the case of a proposed termination under clause (i) above, or (y) $28.07 in the case of a proposed termination under clause (ii) above, and the denominator of which is the Company Average Price.

    You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company pursuant to the Merger.

    In arriving at the opinion set forth below, we have, among other things:

    (1) reviewed the Agreement;

    (2) reviewed the Annual Reports on Form 10-K and related publicly available financial information of the Company for the fiscal years ended July 31, 1993 and July 31, 1994, and the Quarterly Reports on Form 10-Q for the periods ended October 31, 1994, January 31, 1995 and April 30, 1995;

    (3) reviewed the Annual Reports on Form 10-K and related publicly available financial information of the Trust for the fiscal years ended December 31, 1993 and December 31, 1994, and the Quarterly Reports on Form 10-Q for the periods ended March 31, 1995 and June 30, 1995;

    (4) reviewed certain other information, including publicly available information, relating to the business, earnings, cash flow, assets and prospects of the Company and the Trust, respectively, as well as the Company's audited financial statements for the fiscal year ended July 31, 1995;

    (5) reviewed income statement and balance sheet forecasts of the Company for the fiscal year 1996 as prepared, and furnished to us, by the Company;

    (6) reviewed cash flow forecasts of the Trust for the 1995 and 1996 fiscal years, as prepared, and furnished to us, by the Trust;

    (7) conducted discussions with members of senior management of the Company and the Trust concerning the past and current business, operations, assets, present financial condition and future prospects of the Company and the Trust, respectively;

    (8) reviewed the historical reported market prices and trading activity for the Company Common Stock and the Trust Common Stock;

    (9) compared certain financial information, operating statistics and market trading information relating to the Company and the Trust with published financial information, operating statistics and market trading information relating to selected public companies that we deemed to be reasonably similar to the Company and the Trust, respectively;

    (10) compared the proposed financial terms of the Merger with certain terms, to the extent publicly available, of selected other recent mergers that we deemed to be relevant; and

    (11) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deeemed necessary.

    In preparing our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by the
Company and  the  Trust,  or  that  is  publicly  available,  and  we  have  not independently verified such information. We also have relied upon the managements of the Company and the Trust, respectively, as to the reasonableness and achievability of the financial forecasts of the Company and the Trust (and the assumptions and bases thereof) provided to us or prepared on the basis of information and assumptions furnished to us, and with your consent we have assumed that such forecasts have been reasonably prepared reflecting the best currently available estimates and judgments of such respective managements as to the future operating performance of the Company and the Trust, respectively.
Furthermore, we have assumed the Merger would qualify (i) for purchase accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have not been requested to make, and we have not made, an independent appraisal or evaluation of the assets, properties, facilities or liabilities of the Company or the Trust.

    It should be noted that this opinion necessarily is based upon prevailing market conditions (including current market prices for the Company Common Stock and the Trust Common Stock) and other circumstances and conditions as they exist and can be evaluated at this time, and does not represent our opinion as to what the actual value of the Company Common Stock or the Trust Common Stock will be after the date hereof.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. We have acted as lead manager for the Company's March 22, 1993 offering of Class A
Common Stock and as lead manager for the Trust's June 21, 1991 offering of Common Shares of Beneficial Interest, and in each case have received customary fees for our services. In addition, in the ordinary course of our business, we actively trade the securities of the Company and the Trust for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    On the basis of, and subject to the foregoing and other matters that we consider pertinent, we are of the opinion that, as of the date hereof, the consideration to be paid by the Company pursuant to the Merger is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          signature

                                          DEAN WITTER REYNOLDS INC.

                                                    PRUDENTIAL SECURITIES [LOGO]
--------------------------------------------------------------------------------


                                                                    APPENDIX C-1


PRIVATE AND CONFIDENTIAL
-----------------------------

                                          October 11, 1995

The Boards of Trustees
Real Estate Investment Trust of California
Real Estate Investment Trust of Maryland
12011 San Vicente Boulevard, Suite 707
Los Angeles, California 90049
Members of the Board:

    We understand that Real Estate Investment Trust of California (the "Company") its subsidiary, Real Estate Investment Trust of Maryland ("Reit Sub"), and BRE Properties, Inc. ("BRE") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company (immediately following its merger with Reit Sub) will be merged with and into BRE, or a subsidiary of BRE, in a transaction (the "Merger") in which each outstanding share of beneficial interest of the Company will be converted into the right to receive 0.57 of a share of the Class A Common Stock, $0.01 par value per share, of the Surviving Corporation (as defined in the Agreement).

    You have asked us whether, in our opinion, the Merger Consideration (as defined in the Agreement) to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.

    In conducting our analysis and arriving at the opinion set forth below, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including:

    (i) a draft of the Agreement, dated October 6, 1995;

    (ii) certain historical financial, operating and other data that are publicly available regarding the Company including, but not limited to, the Annual Report to Shareholders and Form 10-K of the Company for the fiscal year ended December 31, 1994 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;

   (iii) certain historical financial, operating and other data that are publicly available regarding BRE including, but not limited to, the Annual Report to Shareholders and Form 10-K of BRE for the fiscal year ended July 31, 1994 and the Quarterly Reports on Form 10-Q for the quarters ended October 31, 1994, January 31, 1995 and April 30, 1995;

   (iv) certain information, including projected income statement data (inclusive of funds from operations estimates) for the calendar years 1995 and 1996, a recent management estimate of the underlying value of the Company's real estate assets and certain operating profiles of the Company's properties, furnished to us by management of the Company;

    (v) certain information, including a draft of BRE's audited financial statements for the fiscal year ended July 31, 1995 and projected income statement data (inclusive of funds from operations estimates) and balance sheet data for the twelve months ended or at July 31, 1996, a recent management estimate of the underlying value of BRE's real estate assets, certain property operating statements and other property data furnished to us by management of BRE;

   (vi) publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed comparable to the Company and BRE or otherwise relevant to our inquiry;

                                                    PRUDENTIAL SECURITIES [LOGO]
--------------------------------------------------------------------------------

The Boards of Trustees
Real Estate Investment Trust of California
Real Estate Investment Trust of Maryland
October 11, 1995

   (vii) the financial terms of certain recent transactions we deemed relevant;

  (viii) the historical stock prices and trading volumes of the shares of beneficial interest of the Company and the Class A Common Stock of BRE; and

   (ix) such other financial studies, analyses and investigations as we deemed appropriate.

    We have met with senior management of the Company and BRE to discuss (i) the prospects for their respective businesses, (ii) their estimates of such businesses' future financial performance, (iii) the financial impact of the Merger on the respective companies, including potential cost savings, and (iv) such other matters as we deemed relevant. We have also visited selected BRE properties.

    In connection with our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information provided to us by the Company and BRE and have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets of the Company or of BRE. With respect to certain financial forecasts provided to us by the Company for the Company, and by BRE for BRE, we have assumed that the information has been reasonably prepared and that the forecasts represent each respective management's best currently available estimates as to the future financial performance of the Company and of BRE. Further, our opinion is based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

    As you know, we have been retained by the Company to render this opinion and other financial advisory services in connection with the Merger and will receive a fee for such services, which fee is contingent upon the consummation of the Merger. In the past, we have provided financing services to the Company and have received fees for such services. In addition, in the ordinary course of business, we may actively trade the shares of beneficial interest of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We also provide equity research coverage of the Company.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.

    This letter and the opinion expressed herein may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner, without our prior written consent; provided, the Company may set forth in full this letter in any proxy statement relating to the Merger and, provided it shall do so, may quote from or refer to this letter in any such proxy statement.

    Our advisory services and the opinion expressed herein is solely for the benefit of the Boards of Trustees of the Company and of Reit Sub in their evaluation of the Merger, and our opinion is not intended to be, and does not, constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the shareholders' meeting held in connection with the Merger.

                                          Very truly yours,

                                          signature

                                          PRUDENTIAL SECURITIES INCORPORATED

                                                                      APPENDIX D


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              BRE PROPERTIES, INC.


                                       I.

    The name of the Corporation is BRE Properties, Inc.

                                      II.

    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      III.

    The nature of the Corporation's business or purposes to be conducted or promoted is:

           To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

                                      IV.

    The Corporation shall have the authority to issue common stock in the following classes:

    (a) Fifty Million (50,000,000) shares of Class A Common Stock, with par value of $0.01 for each share of such stock. In the event of a liquidation of the Corporation, Class A Common Stock shall be entitled to all assets allocated to holders of Common Stock. Class A Common Stock shall be subject to redemption by the Corporation in accordance with Article IX of this Certificate.

    (b) One Hundred Thousand (100,000) shares of Class B Common Stock with par value of $0.01 for each share of such stock. In the event of the liquidation of the Corporation, the Class B Common Stock shall be entitled to receive no portion of the Corporation's assets that shall be allocated to the holders of Common Stock.

Except as set forth herein, the rights, preferences, terms and conditions of Class A and Class B Common Stock shall be identical in all respects.

                                       V.

    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors nor more than 15 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. In the election of directors at the 1987 annual meeting of stockholders, the directors shall be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1987 annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring on the date of the 1988 annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring on the date of the 1989 annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring on the date of the 1990 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned by the directors then in office among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                                      VI.

    Any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors.

                                      VII.

    Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders notwithstanding authorization to do so in the General Corporation Law of the State of Delaware.

                                     VIII.

    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or the President (if the President is a member of the Board of Directors), by a majority of the total number of directors constituting the entire Board of Directors or by the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                      IX.

    For  purposes  of  this   Article  IX  of   this  Restated  Certificate   of
Incorporation the following terms shall have the meanings set forth below:

    1. "REIT Provisions of the Internal Revenue Code" shall mean Part II Subchapter M of Chapter 1 of the Internal Revenue Code 1986, as now enacted or hereafter amended, or successor statutes and regulations and rulings promulgated thereunder.

    2. "REIT" shall mean a real estate investment trust as described in the REIT Provisions of the Internal Revenue Code.

    Any stockholder shall, upon demand, disclose to the Board of Directors in writing such information with respect to such stockholder's direct and indirect ownership of the shares of the Corporation as the Board deems necessary to enable the Corporation to comply with, or to determine whether it will be in compliance with, the REIT Provisions of the Internal Revenue Code or the requirements of any other taxing authority. If the Board shall determine, in good faith, that direct or indirect ownership of the Corporation's stock has or may become concentrated to an extent that would prevent the Corporation from qualifying as a REIT, the Board is authorized to prevent the transfer of stock or call for redemption (by lot or by other means affecting one or more stockholders selected in the sole discretion of the Board) of a number of shares of Class A Common Stock sufficient in the opinion of the Board to maintain or bring the direct or indirect ownership of the stock of the Corporation into conformity with the REIT Provisions of the Internal Revenue Code.

    The redemption price for Class A Common Stock shall be (i) the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading, (ii) if the shares are not so listed or admitted to trading, but are reported in the NASDAQ system, the last sale price on the last business day prior to the redemption date or in the absence of a sale on such day, the last bid price on such day as reported in the NASDAQ National Market System, (iii) if the shares are not so reported or listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by the Board of Directors for such purpose, or (iv) if not determined as aforesaid, as determined in good faith by the Board of Directors. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Class A Common Stock so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only to the right to payment of the redemption price herein fixed, without interest.

                                       X.

    To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article X shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Title 8, Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. Failure of the Corporation to qualify as an REIT under the REIT Provisions of the Internal Revenue Code shall not render the directors liable to any stockholder or any other person. Any repeal or modification of this Article X by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                      XI.

    1. For purposes of this Article XI and Articles XII and XIV of this Restated Certificate of Incorporation, the following terms shall have the meanings set forth below:

        (a) The term "Business Combination" shall mean (i) any merger or consolidation of the Corporation or any Subsidiary with a Related Person or with any other corporation or entity which after such merger or consolidation would be an Affiliate or Associate of a Related Person, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person of all or any Substantial Part of the assets of the Corporation or any Subsidiary or of a Related Person, (iii) any adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person, (iv) any issuance of securities of the Corporation or any Subsidiary (other than pursuant to an underwritten public offering of securities approved by the Continuing Directors and registered under the Securities Act of 1933), or any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary, or any other transaction (whether or not with or into or otherwise involving a Related Person) if any of the foregoing transactions in this clause (iv) would result, either directly or indirectly, in an increase in the proportionate amount of shares of outstanding securities of the Corporation or any Subsidiary which is Beneficially Owned by any Related Person, and (v) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

        (b) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 1, 1987.

        (c) A Person shall "Beneficially Own," or shall be the "Beneficial Owner" or shall have "Beneficial Ownership" of, any Voting Stock:

           (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

           (ii) which such Person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exerciseable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
       (b) the right to vote pursuant to any agreement, arrangement or understanding.

        (d) The term "Person" shall mean any individual, firm, corporation or other entity and any members of any group comprised of any of the foregoing which has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

        (e) The term "Related Person" shall mean any Person (other than the Corporation or any Subsidiary, and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

           (i) Beneficially Owns ten percent (10%) or more of the outstanding Voting Stock;

           (ii) is an Affiliate or Associate of any Person who or which Beneficially Owns ten percent (10%) or more of the outstanding Voting Stock;

          (iii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of ten percent (10%) or more of the then-outstanding Voting Stock; or

          (iv) is at any time an assignee of or has otherwise succeeded to the Beneficial Ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        (f) For the purpose of determining whether a Person is a Related Person pursuant to subparagraph (e) of this Section 1, the number of shares of Voting Stock outstanding shall be deemed to include any unissued shares of Voting Stock Beneficially Owned by such Person by virtue of subparagraph (c) of this Section 1 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        (g) The term "Subsidiary" means any  corporation of which a majority  of
    each   class  of  outstanding  equity   securities  is  owned,  directly  or
    indirectly, by the Corporation.

        (h) The  term  "Continuing Director"  means  (i) for  purposes  of  this
    Article XI, any member of the Board of Directors who is not an Interested Director as to the Related Person involved in a proposed Business Combination and (ii) for purposes of Article XIV, any member of the Board of Directors who is not an Interested Director as to any Person who is a Related Person at the time in question. An "Interested Director" is a member of the Board of Directors who is an Affiliate, Associate or representative of a Related Person or who became a member of the Board of Directors after the time that the Related Person became a Related Person and was not nominated, recommended or elected by a majority of the Continuing Directors then on the Board of Directors.

        (i) The term "Substantial Part" shall mean more than ten percent (10%) of the Fair Market Value, as determined by a majority of the Continuing Directors, of the total consolidated assets of the Corporation and its Subsidiaries, or of a Related Person, as the case may be, taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

        (j) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        (k) The term "Fair Market Value" shall mean (i) in the case of stock or other securities, the fair market value of such stock or other securities on the last business day prior to the date in question as determined in accordance with the method for determining the redemption price for Class A Common Stock under Article IX of this Restated Certificate of Incorporation; and (ii) in the case of property other than stock or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

        (l) The term "Supermajority" shall mean seventy percent (70%) of the then outstanding shares of Voting Stock.

    2. The affirmative vote of a Supermajority shall be required for the approval or authorization of any Business Combination, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the affirmative vote of a Supermajority shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, in any agreement with any national securities exchange or otherwise if:

        (a) such Business Combination is expressly approved by both (i) the Board of Directors and (ii) a majority of all Continuing Directors, such express approval being given either in advance of or subsequent to any Related Person becoming a Related Person; or

        (b) in the case of a Business Combination that involves cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, both of the following conditions are met:

           (i) the cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any securities, property or other consideration to be received per share by holders of the common stock of the Corporation in the Business Combination is not less than the highest of: (A) the Fair Market Value per share of common stock on the date of the first public announcement of the proposed Business Combination (the "Announcement Date"); (B) the price per share equal to the Fair Market Value per share of common stock on the Announcement Date, plus the average per share "Premium" paid by the Related Person in acquiring Beneficial Ownership of all shares of common stock acquired by the Related Person during the two-year period prior to the Announcement Date, such "Premium" consisting of the difference between the price per share paid by the Related Person for such shares and the Fair Market Value per share of such shares on the date or dates they were acquired by the Related Person; or (C) the net book value per share of the Corporation's common stock based on the estimated current fair value of its properties as reported in the Corporation's most recent annual report to its stockholders; and

           (ii) the consideration to be received by holders of the Corporation's common stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of Beneficial Ownership of shares of common stock within the one-year period immediately prior to the Announcement Date. If the consideration so paid for any such shares is varied as to form, the form of consideration to be received by holders of common stock shall be either cash or the same ratio of the varying forms of consideration used to acquire Beneficial Ownership of all shares of common stock acquired by the Related Person in the one-year period preceding the Announcement Date.

       The price determined in accordance with paragraph (b)(i) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

    3. A majority of the Continuing Directors shall have the power to determine, on the basis of information known to them, (A) whether a Person is a Related Person, (B) the number of shares of Voting Stock Beneficially Owned by any Person, (C) whether a Person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination constitute a Substantial Part of such assets, (E) whether two or more transactions constitute a "series of transactions," and (F) such other matters with respect to which a determination is permitted or required under this Article XI. Any such determination shall be final and binding for all purposes hereunder.

    4. Nothing contained in this Article XI shall be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve a proposed Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall anything contained in this Article XI limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination. Nothing contained in this Article XI shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                      XII.

    In   addition  to   the  requirements   of  this   Restated  Certificate  of
Incorporation and of law, the affirmative vote of the holders of a majority of the outstanding Voting Stock shall be required for any purchase, redemption or other acquisition by the Corporation or a Subsidiary of any shares of common stock or other securities of the Corporation Beneficially Owned by a Person which, together with its Affiliates and Associates, Beneficially Owns in the aggregate five percent (5%) or more of the outstanding Voting Stock the Corporation (a "Selling Stockholder"), unless either: (i) the aggregate amount of cash and the Fair Market Value of other consideration per share to be paid to the Selling Stockholder is no greater than the average Fair Market Value of the common stock or other securities during the 30 trading days preceding the acquisition; (ii) the Corporation offers to purchase from all stockholders (including the Selling Stockholder) shares of common stock or the other securities proposed to be purchased from the Selling Stockholder, in a aggregate amount at least equal to the number of shares of common stock or other securities proposed to be purchased from the Selling Stockholder, on the same terms as those offered to the Selling Stockholder, and in proportion to the number of shares of common stock or other securities owned by all stockholders (including the Selling Stockholder); or (iii) the transaction involves a redemption of Class A Common Stock pursuant to, and on the terms and conditions of, Article IX of this Restated Certificate of Incorporation.

                                     XIII.

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation.

                                      XIV.

    The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Restated Certificate or Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

    Any amendment, repeal or other modification of the provisions of Articles V, VI, VII, VIII, XI, XII and this Article XIV of this Restated Certificate of Incorporation, shall require, in addition to the other applicable requirements of this Restated Certificate of Incorporation and of law, the approval of a Supermajority; provided, however, that the foregoing shall not apply to any such amendment, repeal or other modification that is approved by the Board of Directors and by a majority of all Continuing Directors.

    IN   WITNESS  WHEREOF,  BRE  Properties,   Inc.  has  caused  this  Restated
Certificate of Incorporation to be executed by its officers thereunto duly authorized as of this twenty-fifth day of January, 1994.


                                          BRE Properties, Inc.


                                          By    /S/    ARTHUR G. VON THADEN

                                          --------------------------------------
                                                    Arthur G. von Thaden
                                                         PRESIDENT


Attest:          /S/    ELLEN G. BRESLAUER
-------------------------------------------------------------

                      Ellen G. Breslauer
                           SECRETARY

                                                                      APPENDIX E

                           ARTICLES OF INCORPORATION
                                       OF
                               BRE MARYLAND, INC.
                              I. SOLE INCORPORATOR


    The undersigned, Elaine Dugger Shaw, whose post-office address is 235 Montgomery Street, San Francisco, California 94104, being at least eighteen years of age and acting as sole incorporator, does hereby form a corporation under the General Corporation Law of the State of Maryland.


                                    II. NAME

    The name of the Corporation is BRE Maryland, Inc.

                             III. PRINCIPAL OFFICE


    The address of the Corporation's principal office in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name and address of its registered agent is The Corporation Trust Incorporated, a Maryland corporation, 32 South Street, Baltimore, Maryland 21202.


                             IV. NATURE OF BUSINESS

    The nature of the Corporation's business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Maryland.

                                V. CAPITAL STOCK

    (a) CAPITAL STOCK. The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is fifty million (50,000,000) shares of common stock, par value $0.01 per share ("Common Stock"). The aggregate par value of all authorized shares having a par value is $500,000.

    (b) COMMON SHARES. Each share of Common Stock shall entitle the holder of record thereof to one vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. The holders of Common Stock shall be entitled to receive, as and when declared by the Board, dividends that may be paid in money, property or by the issuance of fully paid capital stock of the Corporation. In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary, the Common Stock shall entitle the holders thereof to receive the Corporation's remaining property.

    (c) ISSUANCE OF AUTHORIZED SHARES. The Board of Directors of the Corporation is hereby empowered to authorize from time to time the issuance or sale of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

    (d) NO PREEMPTIVE RIGHTS. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                             VI. BOARD OF DIRECTORS

    (a) NUMBER AND CLASSIFICATION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors nor more than 15 directors, the exact number of directors to be determined from time to time in the manner specified in the Bylaws. The directors shall be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial directors of the Corporation who will serve until the annual meeting set forth opposite the respective class designations below and until their successors are elected and qualified as set forth below, are as follows:


   CLASS I - TERM EXPIRES AT FISCAL 1997 ANNUAL MEETING:
    Arthur G. von Thaden
    Malcolm R. Riley



   CLASS II - TERM EXPIRES AT FISCAL 1998 ANNUAL MEETING:
    Michael Foley
    John McMahan



   CLASS III - TERM EXPIRES AT FISCAL 1996 ANNUAL MEETING:
    Preston Butcher
    Frank C. McDowell


As used herein, the term "annual meeting following the end of a certain fiscal year" shall mean the annual meeting following the end of that accounting year, whether the accounting year is a calendar year or a fiscal year. In the event of any change in the accounting year, the term shall refer to the next annual meeting following the completion of a full accounting year. At each annual meeting of stockholders beginning with the annual meeting following the end of fiscal year 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term consisting of at least three full accounting years. If the number of directors is changed, any increase or decrease shall be apportioned by the directors then in office among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the fiscal year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the remaining directors then in office though less than a quorum, and directors so chosen shall hold office for a term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

    (b) REMOVAL OF DIRECTOR. Subject to the rights of the holders of any series of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors.

    (c) GENERAL POWERS. The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserves in such amounts and for such proper purposes as it shall determine and to abolish any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

                VII. LIMITATION OF LIABILITY AND INDEMNIFICATION

    To the fullest extent permitted by Maryland statutory or decisional law, as the same may from time to time be amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation, any subsidiary thereof or any of its stockholders for money damages. The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the foregoing limitation of liability or right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                       VIII. REAL ESTATE INVESTMENT TRUST

    For purposes of this Article VIII the following terms shall have the meanings set forth below:

        1. "REIT Provisions of the Internal Revenue Code" shall mean Part II Subchapter M of Chapter 1 of the Internal Revenue Code 1986, as now enacted or hereafter amended, or successor statutes and regulations and rulings promulgated thereunder.

        2. "REIT" shall mean a real estate investment trust as described in the REIT Provisions of the Internal Revenue Code.

    Any stockholder shall, upon demand, disclose to the Board of Directors in writing such information with respect to such stockholder's direct and indirect ownership of the shares of the Corporation as the Board deems necessary to enable the Corporation to comply with, or to determine whether it will be in compliance with, the REIT Provisions of the Internal Revenue Code or the requirements of any other taxing authority. If the Board shall determine, in good faith, that direct or indirect ownership of the Corporation's stock has or may become concentrated to an extent that would prevent the Corporation from qualifying as a REIT, the Board is authorized to prevent the transfer of stock or call for redemption (by lot or by other means affecting one or more stockholders selected in the sole discretion of the Board) of a number of shares of stock sufficient in the opinion of the Board to maintain or bring the direct or indirect ownership of the stock of the Corporation into conformity with the REIT Provisions of the Internal Revenue Code.

    The redemption price for Common Stock shall be (i) the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading, (ii) if the shares are not so listed or admitted to trading, but are reported in the NASDAQ system, the last sale price on the last business day prior to the redemption date or in the absence of a sale on such day, the last bid price on such day as reported in the NASDAQ National Market System, (iii) if the shares are not so reported or listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by the Board of Directors for such purpose, or
(iv) if not determined as aforesaid, as determined in good faith by the Board of Directors. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of stock so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only to the right to payment of the redemption price herein fixed, without interest.

                           IX. BUSINESS COMBINATIONS

    1. For purposes of this Article IX (Purchase, Redemption, Etc. of Certain Shares) and Articles XII and XIV (Shareholder Approval and Amendment of Articles) of these Articles of Incorporation, the following terms shall have the meanings set forth below:

        (a) The term "Business Combination" shall mean (i) any merger or consolidation of the Corporation or any Subsidiary with a Related Person or with any other corporation or entity which after such merger or consolidation would be an Affiliate or Associate of a Related Person, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person of all or any Substantial Part of the assets of the Corporation or any Subsidiary or of a Related Person, (iii) any adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person, (iv) any issuance of securities of the Corporation or any Subsidiary (other than pursuant to an underwritten public offering of securities approved by the Continuing Directors and registered under the Securities Act of 1933), or any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary, or any other transaction (whether or not with or into or otherwise involving a Related Person) if any of the foregoing transactions in this clause (iv) would result, either directly or indirectly, in an increase in the proportionate amount of shares of outstanding securities of the Corporation or any Subsidiary which is Beneficially Owned by any Related Person, and (v) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

        (b) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 1, 1987.

        (c) A Person shall "Beneficially Own," or shall be the "Beneficial Owner" or shall have "Beneficial Ownership" of, any Voting Stock:

           (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

           (ii) which such Person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exerciseable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
       (b) the right to vote pursuant to any agreement, arrangement or understanding.

        (d) The term "Person" shall mean any individual, firm, corporation or other entity and any members of any group comprised of any of the foregoing which has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

        (e) The term "Related Person" shall mean any Person (other than the Corporation or any Subsidiary, and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

           (i) Beneficially Owns ten percent (10%) or more of the outstanding Voting Stock;

           (ii) is an Affiliate or Associate of any Person who or which Beneficially Owns ten percent (10%) or more of the outstanding Voting Stock;

          (iii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of ten percent (10%) or more of the then-outstanding Voting Stock; or

          (iv) is at any time an assignee of or has otherwise succeeded to the Beneficial Ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        (f) For the purpose of determining whether a Person is a Related Person pursuant to subparagraph (e) of this Section 1, the number of shares of Voting Stock outstanding shall be deemed to include any unissued shares of Voting Stock Beneficially Owned by such Person by virtue of subparagraph (c) of this Section 1 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        (g) The term "Subsidiary" means any  corporation of which a majority  of
    each   class  of  outstanding  equity   securities  is  owned,  directly  or
    indirectly, by the Corporation.

        (h) The  term  "Continuing Director"  means  (i) for  purposes  of  this
    Article XI, any member of the Board of Directors who is not an Interested Director as to the Related Person involved in a proposed Business Combination and (ii) for purposes of Article XIV, any member of the Board of Directors who is not an Interested Director as to any Person who is a Related Person at the time in question. An "Interested Director" is a member of the Board of Directors who is an Affiliate, Associate or representative of a Related Person or who became a member of the Board of Directors after the time that the Related Person became a Related Person and was not nominated, recommended or elected by a majority of the Continuing Directors then on the Board of Directors.

        (i) The term "Substantial Part" shall mean more than ten percent (10%) of the Fair Market Value, as determined by a majority of the Continuing Directors, of the total consolidated assets of the Corporation and its Subsidiaries, or of a Related Person, as the case may be, taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

        (j) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        (k) The term "Fair Market Value" shall mean (i) in the case of stock or other securities, the fair market value of such stock or other securities on the last business day prior to the date in question as determined in accordance with the method for determining the redemption price for Common Stock under Article IX of these Articles of Incorporation; and (ii) in the case of property other than stock or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

        (l) The term "Supermajority" shall mean seventy percent (70%) of the then outstanding shares of Voting Stock.

    2. The affirmative vote of a Supermajority shall be required for the approval or authorization of any Business Combination, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the affirmative vote of a Supermajority shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, in any agreement with any national securities exchange or otherwise if:

        (a) such Business Combination is expressly approved by both (i) the Board of Directors and (ii) a majority of all Continuing Directors, such express approval being given either in advance of or subsequent to any Related Person becoming a Related Person; or

        (b) in the case of a Business Combination that involves cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, both of the following conditions are met:

           (i) the cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any securities, property or other consideration to be received per share by holders of the common stock of the Corporation in the Business Combination is not less than the highest of: (A) the Fair Market Value per share of common stock on the date of the first public announcement of the proposed Business Combination (the "Announcement Date"); (B) the price per share equal to the Fair Market Value per share of common stock on the Announcement Date, plus the average per share "Premium" paid by the Related Person in acquiring Beneficial Ownership of all shares of common stock acquired by the Related Person during the two-year period prior to the Announcement Date, such "Premium" consisting of the difference between the price per share paid by the Related Person for such shares and the Fair Market Value per share of such shares on the date or dates they were acquired by the Related Person; or (C) the net book value per share of the Corporation's common stock based on the estimated current fair value of its properties as reported in the Corporation's most recent annual report to its stockholders; and

           (ii) the consideration to be received by holders of the Corporation's common stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of Beneficial Ownership of shares of common stock within the one-year period immediately prior to the Announcement Date. If the consideration so paid for any such shares is varied as to form, the form of consideration to be received by holders of common stock shall be either cash or the same ratio of the varying forms of consideration used to acquire Beneficial Ownership of all shares of common stock acquired by the Related Person in the one-year period preceding the Announcement Date. The price determined in accordance with paragraph (b)(i) of this
       Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

    3. A majority of the Continuing Directors shall have the power to determine, on the basis of information known to them, (A) whether a Person is a Related Person, (B) the number of shares of Voting Stock Beneficially Owned by any Person, (C) whether a Person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination constitute a Substantial Part of such assets, (E) whether two or more transactions constitute a "series of transactions," and (F) such other matters with respect to which a determination is permitted or required under this Article XI. Any such determination shall be final and binding for all purposes hereunder.

    4. Nothing contained in this Article XI shall be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve a proposed Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall anything contained in this Article XI limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination. Nothing contained in this Article XI shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                X. PURCHASE, REDEMPTION, ETC. OF CERTAIN SHARES

    In addition to the requirements of these Articles of Incorporation and of law, the affirmative vote of the holders of a majority of the outstanding Voting Stock shall be required for any purchase, redemption or other acquisition by the Corporation or a Subsidiary of any shares of common stock or other securities of the Corporation Beneficially Owned by a Person which, together with its Affiliates and Associates, Beneficially Owns in the aggregate five percent (5%) or more of the outstanding Voting Stock the Corporation (a "Selling Stockholder"), unless either: (i) the aggregate amount of cash and the Fair Market Value of other consideration per share to be paid to the Selling Stockholder is no greater than the average Fair Market Value of the common stock or other securities during the 30 trading days preceding the acquisition; (ii) the Corporation offers to purchase from all stockholders (including the Selling Stockholder) shares of common stock or the other securities proposed to be purchased from the Selling Stockholder, in an aggregate amount at least equal to the number of shares of common stock or other securities proposed to be purchased from the Selling Stockholder, on the same terms as those offered to the Selling Stockholder, and in proportion to the number of shares of common stock or other securities owned by all stockholders (including the Selling Stockholder); or (iii) the transaction involves a redemption pursuant to, and on the terms and conditions of, Article VIII of these Articles of Incorporation.

                            XI. STATUTORY EXEMPTIONS

    Notwithstanding anything to the contrary contained herein, the corporation elects not to be governed by (i) the provisions of Section 3-701 et seq. of the Maryland General Corporation Law commonly known as the Maryland Control Share Acquisition Act; or (ii) the provisions of Section 3-601 et seq. of the Maryland General Corporation Law Commonly known as the Maryland Business Combination Act, in each case as the same may be amended from time to time.

                           XII. SHAREHOLDER APPROVAL

    Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the Voting Stock, except as otherwise expressly provided in these Articles of Incorporation.

                           XIII. AMENDMENT OF BYLAWS

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

                           XIV. AMENDMENT OF ARTICLES


    The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in these Articles of Incorporation, including without limitation any amendment to change the terms or contract rights, as expressly set forth in these Articles, of any of its outstanding stock by classification, reclassification or otherwise, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, any amendment, repeal or other modification of the provisions of Articles V (Capital Stock), VI (Board of Directors), VII (Limitation of Liability and Indemnification), VIII (Real Estate Investment Trust), IX (Business Combinations), X (Purchase, Redemption, Etc. of Certain Shares), XI (Statutory

Exemptions) and this Article XIV of these Articles of Incorporation shall require, in addition to the other applicable requirements of these Articles of Incorporation and of law, Supermajority approval; provided, however, that the foregoing Supermajority approval requirement shall not apply to any such amendment, repeal or other modification that is found advisable (i) by the Board of Directors, and (ii) if at the time of such approval any Person is a Related Person as defined in Article IX above, by a majority of all Continuing Directors.



    IN WITNESS WHEREOF, I have executed these Articles of Incorporation and acknowledge the same to be my act on this twenty-second day of January, 1996.



                                                 /s/  ELAINE DUGGER SHAW

                                          --------------------------------------
                                                    SOLE INCORPORATOR

                                                                      APPENDIX F

                              BRE PROPERTIES, INC.
                              AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                          AS AMENDED DECEMBER 18, 1995

    1. PURPOSE OF THE PLAN. The purpose of the Non-Employee Director Stock Option Plan (the "Plan") is to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage them to devote their utmost effort and skill to the advancement and betterment of the company, and to permit them to participate in the ownership of the company through stock compensation in lieu of cash compensation. This plan, upon approval by the shareholders of the company as provided in Section 10, supersedes the Company's 1994 Non-Employee Director Stock Plan.

    2. DEFINITIONS. As used in the Plan and the related Option agreements, the following terms will have the meanings stated below:

        (a) "Board" means the Board of Directors of the company.

        (b) "company" means BRE Properties, Inc., a Delaware corporation.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Committee" means the Board or its Compensation Committee appointed by the Board to administer the Plan.

        (e) "Exchange Act" means the Securities Exchange Act of 1934.

        (f) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

        (g) "Non-Employee Director" means a present or future member of the Board who is not otherwise an employee of the Company.

        (h) "Option" means an option to purchase Shares.

        (i) "Optionee" means the holder of an Option.

         (j) "Option Price" means the price to be paid for Shares upon exercise of an Option.

        (k) "Shares" means shares of Class A common stock, $.01 par value, of the company.

        (l) "Subsidiary" means any corporation in which the company owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the power to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it.

    4. PARTICIPATION IN THE PLAN.

    (a) ANNUAL STOCK OPTIONS FOR 12,500 SHARES IN LIEU OF DIRECTOR FEES. Non-Employee Directors shall receive the following Options in lieu of fees for serving on the Board or attending meetings of the Board or its committees.

        (i) INITIAL GRANTS. Effective October 16, 1995, an initial grant of Options for 12,500 Shares shall be made to (i) each person who on that date is a Non-Employee Director and (ii) William E. Borsari, Roger P. Kuppinger and Gregory M. Simon, who are proposed to become Non-Employee Directors upon consummation of the proposed merger of the company with the Real Estate Investment Trust of California.

        (ii) GRANTS TO FUTURE NON-EMPLOYEE DIRECTORS. Any other person who hereafter becomes a Non-Employee Director shall automatically receive an Option for 12,500 shares effective as of the date of their appointment or election to the Board.

        (iii) SUBSEQUENT ANNUAL GRANTS. In addition to the option grants provided for in subparagraphs (i) and (ii) above, each Non-Employee Director shall automatically receive an additional Option for 12,500 shares on each anniversary date of the date of grant of the Option received pursuant to subparagraphs (i) or (ii) above.

    (b) CHAIRMAN OF THE BOARD RETAINER. Options granted hereunder to the Chairman of the Board shall be in addition to, and not in lieu of, any separate cash retainer otherwise payable to the Chairman for serving in his capacity as such.

    (c) ANNUAL INCENTIVE GRANTS. In addition to the Options granted pursuant to paragraph (a) above, each Non-Employee Director shall receive an additional Option for 2,500 shares following any fiscal year of the company beginning on or after January 1, 1996 that the growth in the company's funds from operations per share from the prior year, as determined by reference to the company's annual financial statements, is at or above the 80th percentile of the ten largest publicly-traded multi-family Real Estate Investment Trusts based on total assets. The grant date for Options granted pursuant to this paragraph (c) shall be the date, following publication of the company's annual financial statement, that the reference information for the comparison REITs first becomes available.

    5. SHARES SUBJECT TO PLAN. The maximum number of Shares which may be issued pursuant to Options under the Plan shall be 400,000, subject to adjustment in accordance with Section 8. In the event that any outstanding Option shall expire or terminate for any reason, the Shares allocable to the unused portion of that Option may again be available for additional Options under the Plan.

    6. TRANSFERABILITY. Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short-swing profit provisions of Section 16(b) of that Act, Options granted under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

    7. TERMS AND CONDITIONS OF OPTIONS. The Options granted hereunder will not be "incentive stock options" under Section 422 of the Code. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the Option period, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan and the following:

    (a) OPTION PRICE. The price to be paid for Shares upon the exercise of an Option shall be 100% of the Fair Market Value of the Shares on the date the Option is granted.

    (b)   EXPIRATION  OF OPTION.    No Option  shall  be exercisable  after  the
expiration of ten years from the date of grant.

    (c) PAYMENT OF OPTION PRICE. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash.

    (d) VESTING OF OPTIONS. Each Option granted hereunder shall vest and become exercisable as to 1/12 of the shares subject to the Option on each monthly anniversary date beginning on the grant date of the Option, so that an Option shall have become fully vested one year after the grant date.

    (e) TERMINATION OF DIRECTOR STATUS. Termination of an Optionee's status as a director of the company shall not affect the ability of the Optionee or the Optionee's estate to exercise until the expiration date thereof any Options which have vested prior to the termination date.

    (f) RIGHTS AS SHAREHOLDER. No Optionee shall have rights as a shareholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

    8. CAPITAL ADJUSTMENTS. The aggregate number of Shares with respect to which Options may be granted hereunder, the number of Shares thereof covered by each outstanding Option and the purchase price per Share shall be proportionately adjusted for changes in the capitalization of the company resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares or the like. No fractional shares shall be issued, and any fractional shares resulting from the adjustments contemplated by this subparagraph shall be eliminated from the respective Option.

    9. EXCHANGE ACT SECTION 16. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    10. DURATION OF THE PLAN. This Amended and Restated Plan shall be deemed effective on October 2, 1995, if no later than October 1, 1996 the Plan has been approved by the affirmative vote of a majority of the outstanding shares of voting stock of the company present and voting in person or by proxy at a duly held shareholder meeting. The Plan shall terminate on October 1, 2005, but may be sooner terminated by the Board at any time. Expiration or termination of the Plan will not affect any Options then outstanding.

    11. AMENDMENT OF THE PLAN. The Board may amend or terminate the Plan at any time; PROVIDED, HOWEVER, that the Plan may not be amended more than once every six months, except to the extent permitted by Rule 16b-3 or to comply with changes in the Code, or the rules and regulations thereunder, and provided further that no such amendment shall, without the approval of the holders of a majority of the outstanding shares of voting stock of the company present and voting at a duly held shareholder meeting, (i) increase the maximum number of Shares which may be purchased pursuant to the Plan, (ii) change the purchase price, (iii) change the Option period or increase the time limitation on the grant of Options under the Plan, or (iv) materially modify the Plan in any manner which requires shareholder approval under Rule 16b-3 or its successor under the Exchange Act.

                              BRE PROPERTIES, INC.
                       ANNUAL MEETING - FEBRUARY 27, 1996

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRE

     FRANK C. MCDOWELL or HOWARD E. MASON, JR. and each of them, are hereby appointed proxies, with power of substitution, to vote all shares of Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of BRE Properties, Inc. to be held at Wells Fargo Bank, Board Room, Penthouse Level, 420 Montgomery Street, San Francisco, California, on February 27, 1996, and at any continuation thereof, in the manner indicated below, and in their discretion on any other matter which may properly come before the Meeting.

     This Proxy will be voted in accordance with instructions given. In the absence of instructions, the Proxy will be voted "FOR" Items 1 through 6.



        (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

/ / I plan to attend the meeting.




This Proxy will be voted in accordance with instructions given. In the absence of instructions, the Proxy will be voted "FOR" Items 1 through 6.

THE DIRECTORS RECOMMEND A VOTE "FOR" EACH OF THE FOLLOWING SIX ITEMS:

Item No. 1 - Merger with Real Estate Investment Trust of California

      / / FOR                 / / AGAINST                 / / ABSTAIN

Item No. 2 - Reincorporation In Maryland

      / / FOR                 / / AGAINST                 / / ABSTAIN

Item No. 3 - Election of Class II Directors.

      Nominees are: L. Michael Foley and John McMahan

/ / FOR all nominees listed above
    (except as marked to the contrary at right)

/ / WITHHOLD AUTHORITY to vote for all
    nominees listed above

INSTRUCTIONS: To withhold authority to vote for a nominee, write that nominee's name below.

--------------------------------------------------------------------------------

Item No. 4 - Amendment of the Certificate of Incorporation to Authorize
             Preferred Stock

      / / FOR                 / / AGAINST                 / / ABSTAIN

Item No. 5 - Amended and Restated Non-Employee Director Stock Option Plan

      / / FOR                 / / AGAINST                 / / ABSTAIN

Item No. 6 - Ratification of the selection of Ernst & Young LLP to serve as independent auditors for the ensuing fiscal year

      / / FOR                 / / AGAINST                 / / ABSTAIN


--------------------------------------------------------------------------------


     The undersigned hereby revokes any proxy heretofore given to vote at the meeting and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Joint Proxy Statement and Prospectus dated _________________, 1996 and BRE's 1995 Annual Report to Shareholders.

DATE:
      -------------------------------------------

-------------------------------------------------
Signature of Shareholder

-------------------------------------------------
Signature of Shareholder, if held jointly

-------------------------------------------------
Title of authority, if applicable


                               PROXY INSTRUCTIONS

     Please sign exactly as the name or names appear hereon. If shares are registered in more than one name, the signatures of all such persons are required. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators and trustees should so indicate when signing. If a partnership, please sign in the partnership name by authorized persons. SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
                       SPECIAL MEETING -- MARCH 12, 1996
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF RCT

    William E. Borsari or R. Randall Woods, and each of them, are hereby appointed proxies, with power of substitution, to vote all shares of beneficial interest of the undersigned at the Special Meeting of Shareholders of Real Estate Investment Trust of California to be held at the Financial Plaza Hilton, 600 Esplanade Drive, Oxnard, California 93030 on March 12, 1996, and at any continuation thereof, in the manner indicated below, and in their discretion on any other matter which may properly come before the Meeting.

    This Proxy will be voted in accordance with instructions given. In the absence of instructions, the Proxy will be voted "FOR" Item 1.

THE TRUSTEES RECOMMEND A VOTE "FOR" ITEM 1.

Item No. 1 -- Merger with BRE Properties, Inc. (includes merger of Real Estate Investment Trust of California with and into Real Estate Investment Trust of Maryland)

            / /  FOR            / /  AGAINST            / /  ABSTAIN

         The undersigned hereby revokes any proxy heretofore given to vote at the meeting and acknowledges receipt of the Notice of Special Meeting of
     Shareholders and Joint Proxy Statement  and Prospectus dated              ,
     1996.

                                                   DATE: _______________________
                                                   _____________________________
                                                     Signature of Shareholder
                                                   _____________________________
                                                   Signature of Shareholder, if
                                                           held jointly

                                                   _____________________________
                                                      Title or authority, if
                                                            applicable

                                                        PROXY INSTRUCTIONS

                                                   Please  sign  exactly  as the
                                                   name or names appear  hereon.
                                                   If  shares are  registered in
                                                   more  than   one  name,   the
                                                   signatures    of   all   such
                                                   persons are required. A proxy
                                                   executed  by  a   corporation
                                                   should  be signed in its name
                                                   by its  authorized  officers.
                                                   Executors, administrators and
                                                   trustees  should  so indicate
                                                   when signing. If a
                                                   partnership, please  sign  in
                                                   the   partnership   name   by
                                                   authorized persons.

     SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


    (a)  Exhibits


 EXHIBIT
   NO.                                                 DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------
    2.2    Second  Amendment to Agreement and Plan of Merger dated  January 30, 1996 (included in Appendix A to the Joint Proxy Statement and Prospectus which is a part of this Registration Statement)
    5.1    Opinion of Farella Braun & Martel regarding legality
    8.1    Opinion of Farella Braun & Martel regarding certain tax consequences
    8.2    Opinion of Troop Meisinger Steuber & Pasich, LLP regarding certain tax consequences
   10.5    Form of Indemnification Agreement (5)
   23.4    Consent of Ernst & Young LLP regarding financial statements and schedules of the Registrant and RCT


------------------------

    (5) Incorporated by reference to S-4 Registration Statement (No. 33-9014) filed with the Securities and Exchange Commission on August 10, 1987.



    (b)  Not applicable.



    (c) The restated opinion of Dean Witter Reynolds Inc. and the opinion and restated opinion of Prudential Securities Incorporated are furnished as Appendix B and Appendices C-1 and C-2, respectively, to the Joint Proxy Statement and Prospectus.

                                    PART II
                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of February, 1996.


                                          BRE PROPERTIES, INC.

                                          By        /s/ FRANK C. MCDOWELL

                                             -----------------------------------
                                                      Frank C. McDowell
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of February, 1996.


             SIGNATURE                              TITLE
-----------------------------------  -----------------------------------

     /s/ ARTHUR G. VON THADEN*
-----------------------------------  Director, Chairman of the Board
       Arthur G. von Thaden

       /s/ FRANK C. MCDOWELL         President, Chief Executive Officer
-----------------------------------   and Director (Principal Executive
         Frank C. McDowell            Officer)

     /s/ HOWARD E. MASON, JR.*       Senior Vice President, Finance
-----------------------------------   (Principal Financial Officer and
       Howard E. Mason, Jr.           Principal Accounting Officer)

      /s/ C. PRESTON BUTCHER*
-----------------------------------  Director
        C. Preston Butcher

       /s/ L. MICHAEL FOLEY*
-----------------------------------  Director
         L. Michael Foley

         /s/ JOHN MCMAHAN*
-----------------------------------  Director
           John McMahan

       /s/ MALCOLM R. RILEY*
-----------------------------------  Director
         Malcolm R. Riley

*By        /s/ FRANK C. MCDOWELL
-----------------------------------
        Frank C. McDowell,
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


                                                                                                        SEQUENTIALLY
EXHIBIT NO.                                   DESCRIPTION OF EXHIBITS                                   NUMBERED PAGE
-----------  -----------------------------------------------------------------------------------------  -------------
     2.2     Second Amendment to Agreement and Plan of Merger dated January 30, 1996 (included in
             Appendix A to the Joint Proxy Statement and Prospectus which is a part of this
             Registration Statement)..................................................................
     5.1     Opinion of Farella Braun & Martel regarding legality.....................................
     8.1     Opinion of Farella Braun & Martel regarding certain tax consequences.....................
     8.2     Opinion of Troop Meisinger Steuber & Pasich, LLP regarding certain tax consequences......
    10.5     Form of Indemnification Agreement (5)....................................................
    23.4     Consent of Ernst & Young LLP regarding financial statements and schedules of the
             Registrant and RCT.......................................................................


------------------------

    (5) Incorporated by reference to S-4 Registration Statement (No. 33-9014) filed with the Securities and Exchange Commission on August 10, 1987.